                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             BAYCORP HOLDINGS, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A
        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          N/A
        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        Pursuant to Section 14(g)(1)(ii) of the Exchange Act, $92 per $1,000,000
          of the proposed cash
        ------------------------------------------------------------------------
        payment to be received by the Company that is estimated to be approximately $117 million(1)
        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

                                                   approximately $117 million(1)

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        $10,764
        ------------------------------------------------------------------------


[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

---------------

(1) Approximation based upon assumptions as to the date of closing and purchase price adjustments.

                             BAYCORP HOLDINGS, LTD.
                            51 Dow Highway, Suite 7
                            Eliot, Maine 03903-2037

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of
BayCorp Holdings, Ltd.:


A SPECIAL MEETING OF THE SHAREHOLDERS OF BAYCORP HOLDINGS, LTD., A DELAWARE CORPORATION, WILL BE HELD AT
[                                                            ] ON TUESDAY,
OCTOBER 29, 2002 AT 10:00 A.M. (LOCAL TIME) FOR THE FOLLOWING PURPOSES:


          1. To consider and vote upon a proposal to approve the sale of substantially all of the assets and the assignment of certain liabilities of Great Bay Power Corporation and Little Bay Power Corporation, wholly-owned subsidiaries of BayCorp Holdings, Ltd., to FPL Energy Seabrook, LLC, pursuant to a Purchase and Sale Agreement dated as of April 13, 2002.

          2. To transact any other business properly brought before the shareholders at the special meeting.

GENERAL INFORMATION ABOUT SHAREHOLDERS ENTITLED TO VOTE


     BayCorp's Board of Directors has fixed the close of business on September 20, 2002 as the record date for the special meeting. Accordingly, only shareholders of record on that date will be entitled to notice of and to vote at the special meeting and any adjournment or postponement of that meeting. On the record date, BayCorp had outstanding 8,471,569 shares of its common stock. A form of proxy and proxy statement containing more detailed information with respect to matters to be considered at the special meeting accompany and form a part of this notice.


     All shareholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, however, you are urged to complete, date, sign, and return the enclosed proxy as promptly as possible. The Company has enclosed a postage-prepaid envelope for that purpose for mailing within the United States. If you mail your proxy from outside of the United States, please include proper postage. If you attend the special meeting, you may vote in person even if you have already returned a proxy. YOUR VOTE IS IMPORTANT. IF YOU COMPLETE, SIGN, AND MAIL YOUR PROXY WITHOUT INDICATING HOW YOU WANT TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE SALE OF ASSETS. IF YOU ABSTAIN OR DO NOT VOTE, IT WILL HAVE THE SAME EFFECT AS IF YOU VOTED AGAINST THE SALE.


     The accompanying proxy statement is dated [            ] and first being
mailed to shareholders of record on or about             .


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ FRANK W. GETMAN JR.
                                          --------------------------------------

                                          FRANK W. GETMAN JR.
                                          President and Chief Executive Officer

Eliot, Maine

[            ], 2002

                             BAYCORP HOLDINGS, LTD.
                            51 Dow Highway, Suite 7
                            Eliot, Maine 03903-2037

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON OCTOBER 29, 2002


                                  INTRODUCTION


     This Proxy Statement is being furnished to the shareholders of BayCorp Holdings, Ltd., a Delaware corporation ("BayCorp" or the "Company") in connection with the solicitation of proxies by the Company's Board of Directors from the holders (the "Shareholders") of shares of the common stock, par value $.01 per share (the "Shares" or "Common Stock"), of the Company, for use in voting at a special meeting of the Shareholders of the Company to be held on
Tuesday, October 29, 2002 at 10:00 a.m., local time, at [               ] and
any adjournments or postponements thereof. At the special meeting, you will be asked to consider and vote upon a proposal to approve the sale of substantially all of the assets and the assignment of certain liabilities of Great Bay Power Corporation ("Great Bay") and Little Bay Power Corporation ("Little Bay"), wholly-owned subsidiaries of the Company, to FPL Energy Seabrook, LLC ("FPL Energy Seabrook" or "Buyer"), pursuant to a purchase and sale agreement (the "Purchase and Sale Agreement") dated as of April 13, 2002 (the "Asset Sale").


     Shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the special meeting. You may revoke your proxy and change your vote at any time prior to the commencement of voting at the special meeting by delivering to the Company a written notice of revocation or by attending the special meeting and voting in person.

     Completion of the Asset Sale is conditioned upon, among other things, approval by the affirmative vote of the holders of a majority of the issued and outstanding Shares entitled to vote thereon and the receipt of certain other approvals and consents. The special meeting may be postponed or adjourned from time to time until such conditions are satisfied. There can be no assurance that the conditions to the Asset Sale will be satisfied or, where permissible, waived, or that the Asset Sale will be completed. See "THE PURCHASE AND SALE AGREEMENT -- Conditions to the Asset Purchase" and "THE SPECIAL MEETING -- Record Date, Voting Rights and Vote Required."

     If the Asset Sale is completed, Great Bay and Little Bay will sell substantially all of their respective non-cash assets to FPL Energy Seabrook for their respective proportionate shares of the Purchase Price (as defined in Purchase and Sale Agreement). Because the Company is a holding company having Great Bay and Little Bay as its primary operating subsidiaries, the sale of substantially all of the assets of Great Bay and Little Bay may constitute, in effect, a sale of substantially all of the assets of the Company.

     THE ASSET SALE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


     This Proxy Statement is first being sent to BayCorp's Shareholders on or
about [            ], 2002. BayCorp's principal executive office is located at
51 Dow Highway, Suite 7, Eliot, Maine 03903-2037, and its telephone number at that address is (207) 451-9573.

                                    SUMMARY

     The following is a summary of the material terms of the Asset Sale transaction and the Purchase and Sale Agreement dated April 13, 2002 (which is attached to this proxy statement as Appendix A), that are described in more detail elsewhere in this proxy statement, and it does not contain all the information that is important to you. To understand the transactions fully, you should read this document in its entirety, as well as the other documents that are attached to, and incorporated by reference in, this proxy statement. The Company has included page references in parentheses in this Summary Term Sheet to direct you to a more complete description of the Asset Sale and the Purchase and Sale Agreement elsewhere in this proxy statement.

     - PARTIES. (See page 1.) The parties to the Asset Sale and the Purchase and Sale Agreement are Great Bay Power Corporation and Little Bay Power Corporation (wholly-owned subsidiaries of BayCorp), North Atlantic Energy Corporation, The United Illuminating Company, The Connecticut Light and Power Company, New England Power Company, Canal Electric Company, New Hampshire Electric Cooperative, Inc., FPL Energy Seabrook, LLC, and North Atlantic Energy Service Corporation.


     - THE SPECIAL MEETING. (See page 2.) At the October 29, 2002 special meeting, you are being asked to approve the sale of substantially all of the assets and the assignment of certain liabilities of Great Bay and Little Bay to FPL Energy Seabrook, LLC pursuant to the Purchase and Sale Agreement. Because Great Bay and Little Bay are BayCorp's primary operating subsidiaries, the Asset Sale could be considered the sale of substantially all of BayCorp's assets. As the sole stockholder of Great Bay and Little Bay, BayCorp has approved the Purchase and Sale Agreement.


       Although BayCorp is not a party to the Asset Sale, BayCorp's Shareholders are being asked to vote on the transaction because the approval of BayCorp's Shareholders is a condition to the closing of the transactions contemplated by the Purchase and Sale Agreement. BayCorp is seeking Shareholder approval in order to satisfy this closing condition.


     - THE ASSET SALE. (See page 4.) The Purchase and Sale Agreement provides for FPL Energy Seabrook to purchase approximately 88.2% of the joint ownership interests in Seabrook from those joint owners of Seabrook who have agreed to participate in the Asset Sale. The Company has agreed to sell Great Bay's and Little Bay's aggregate 15% ownership in Seabrook pursuant to the Purchase and Sale Agreement. The purchase price for the entire 88.2% interest is $836.6 million, subject to certain adjustments at closing. The purchase price will be paid in cash at closing. The estimated closing proceeds for Great Bay's and Little Bay's interests in Seabrook is approximately $117 million after making the one-time payment to the decommissioning fund and sharing a portion of the proceeds with Northeast Utilities pursuant to Great Bay's and Little Bay's agreement with Northeast Utilities to participate in the Seabrook auction.



     - RECOMMENDATION OF BAYCORP'S BOARD OF DIRECTORS. (See page 11.) BayCorp's Board recommends that you vote "For" the approval of the Asset Sale pursuant to the terms and conditions of the Purchase and Sale Agreement.



     - REASONS FOR THE ASSET SALE. (See page 11.) In reaching its determination that the sale of Great Bay's and Little Bay's interests in Seabrook is fair to and in the best interests of BayCorp and its Shareholders, and in recommending that BayCorp's Shareholders vote to approve the Purchase and Sale Agreement, the Board consulted with its management and financial and legal advisors and considered factors including:


     - The substantial risk of diminution in the value of Great Bay's and Little Bay's interests if they were to become minority interests in a plant under the control of a single owner having a substantial majority interest;

     - The current market for nuclear plants and nuclear plant interests;

     - The auction process by which the purchase price was determined was designed to obtain the highest and best price for the Seabrook assets;

     - The opinion of BayCorp's financial advisor that the transaction is financially fair to BayCorp's Shareholders;

     - The possibility that the market price of BayCorp's Common Stock would have dropped if the Board rejected participation in the auction with the majority of Seabrook's interests;

     - The limitation of the decommissioning top-off funding for which Great Bay and Little Bay are responsible;

     - The obligation to share sales proceeds with Northeast Utilities;

     - Northeast Utilities' guarantee of minimum proceeds to Great Bay and Little Bay;

     - The limitation of certain expenses of sale; and

     - The conditions to FPL Energy Seabrook's obligation to consummate the asset purchase are reasonably limited and thus the risk that the transaction will not be consummated is reasonably small.


     - OPINION OF BAYCORP'S FINANCIAL ADVISOR. (See page 13.) BayCorp retained Jefferies & Company, Inc. to determine whether, in its opinion, the consideration to be received by BayCorp, after applying the proceeds sharing agreement between BayCorp and Northeast Utilities, is fair from a financial point of view to the public stockholders of the Company. Jefferies delivered an opinion to the Board to the effect that, as of July 26, 2002, and based upon and subject to stated assumptions, the consideration to be received by the Company is fair to the public stockholders from a financial point of view.

     - REGULATORY AND OTHER APPROVALS. (See page 16.) The following regulatory approvals must be obtained before the Asset Sale can close:


     - New Hampshire Public Utilities Commission

     - New Hampshire Energy Facility Site Evaluation Committee

     - New Hampshire Nuclear Decommissioning Financing Committee

     - Connecticut Department of Public Utility Control

     - Massachusetts Department of Telecommunications and Energy

     - Nuclear Regulatory Commission

     - Federal Energy Regulatory Commission

     - Federal Trade Commission/Department of Justice

     - United States Environmental Protection Agency

     - Federal Communications Commission

     - New Hampshire Department of Environmental Services

     - Town of Seabrook


     Most of the required approvals have been received.

     - SOME EFFECTS OF THE ASSET SALE.  (See page 18.)

     - Unitil Contract Amendment -- A long-term electric power supply agreement for sale of a portion of Great Bay's Seabrook power to Unitil Power Corporation has been amended. The amendment slightly reduces the price Unitil Power Corporation pays for power, provides that Great Bay will supply the power regardless of whether Seabrook is generating power or not, and provides for alternative security for Unitil's benefit. The amendment was required so that the agreement to supply and purchase power is no longer conditional upon the operation of Seabrook and so that Great

       Bay could discharge Unitil's mortgage on Great Bay's interest in Seabrook. The amendment received Federal Energy Regulatory Commission approval on August 30, 2002.


     - HoustonStreet Exchange, Inc. -- BayCorp owns approximately 46% of HoustonStreet Exchange which is an internet-based independent crude oil and refined products trading exchange. The Asset Sale will have no effect on HoustonStreet's operations and ownership.

     - Proceeds -- The total proceeds to be distributed to BayCorp from the Asset Sale are estimated to be approximately $117 million after payment of the one-time decommissioning fund top off payment and the sharing of a portion of the proceeds with Northeast Utilities. The sharing is pursuant to Great Bay's and Little Bay's agreement with Northeast Utilities to participate in the Auction. That estimate is based on an assumed December 31, 2002 closing date, and the actual proceeds will vary from the estimate. BayCorp expects to incur expenses in connection with the Asset Sale of approximately $800,000. These expenses include legal, accounting, and financial advisor's fees and a $200,000 portion of JPMorgan's managing agent's fee. After deducting these expenses from the proceeds to be distributed to BayCorp, the net proceeds to the Company from the Asset Sale is estimated to be approximately $116.2 million.


     - BayCorp's Business After the Closing -- The Board of Directors has not yet determined what BayCorp's strategic direction will be following the consummation of the Asset Sale and is considering at least three possible general alternatives. Immediately after the Asset Sale Closing, on a consolidated basis, BayCorp's material assets will consist of cash, its interest in HoustonStreet, the Unitil contract, and expected net operating loss carryforwards of approximately $70 million. It will have no material liabilities other than ordinary course payables and an obligation to sell power to Unitil under the amended Unitil agreement. Currently, the Company anticipates pursuing one of the following three directions: liquidation and dissolution, retention of the proceeds and acquisition, investment in, or development of new lines of business, or a partial distribution of cash and acquisition, investment in, or development of new lines of business. The Company has not determined which option it will pursue. Furthermore, the Company may not choose any of the options described above and instead may pursue one or more other options the Company has not yet considered. Although the Board may explore opportunities to acquire, invest in, or develop new lines of business, to date the Board has not adopted a new strategic direction for the company and cannot predict what, if any, businesses it may enter or strategies it may adopt. Therefore, the Board can offer no indication of what risks and opportunities might arise in the context of such a new direction or directions.


     - No Direct Payments to BayCorp's Shareholders -- You will not receive any direct payment as a result of the transactions contemplated by the Purchase and Sale Agreement. Any distribution or return of capital to Shareholders from the proceeds of the Asset Sale would occur subsequent to the closing of the Asset Sale.


     - AMEX Listing -- Once the Company's Seabrook assets are sold, the
       American Stock Exchange ("AMEX") could determine that the Company no longer meets the requirements for continued listing of the Company's stock on the exchange. If AMEX does find that the Company no longer complies with the requirements, the Company may file a plan to return to compliance and may have as long as 18 months to carry out that plan. Should the Company either retain the proceeds and develop new business opportunities or make a partial distribution and develop new business opportunities as described in "BayCorp's Business After the Closing" on page 19, it will inform AMEX of its plans and will work with AMEX to ensure that the requirements for continued listing are met. The Company believes that the criteria it will use in deciding whether to acquire or develop a new business are such that there would be a likelihood that the Company will continue to meet AMEX's listing requirements.



     - INTERESTS OF CERTAIN PERSONS IN THE ASSET SALE. (See page 20.) A total of 230,000 nonqualified stock options previously granted to BayCorp's officers, directors, and key employees will become fully exercisable upon completion of the Asset Sale at an exercise price of $9.05. Additionally, cash payments may be made to certain executive officers and key employees upon the achievement of certain objectives under Retention and Incentive Agreements. The stock options and payments were intended to create incentives for directors, executive officers, and key employees to consummate and maximize the proceeds to the Company from the Asset Sale and mitigate the risk of the Company not retaining its key employees through the successful completion of the Asset Sale and longer if desired by the Board.


     - ACCOUNTING TREATMENT OF THE TRANSACTION. (See page 22.) Upon completion of the transaction, substantially all of the assets and liabilities of Great Bay and Little Bay which are recorded on BayCorp's balance sheet at the date of the transaction will be removed from the balance sheet. Great Bay and Little Bay will receive cash for their interests in the Seabrook assets. The net cash proceeds will be recognized on BayCorp's balance sheet on the date of the Asset Sale. The difference between the cash proceeds and the net book value of Great Bay's and Little Bay's Seabrook assets, net of transaction costs, will be recognized as a gain on the date of the Asset Sale. BayCorp will also recognize a tax expense on the gain. BayCorp will utilize some of its net operating loss carryforwards to offset the gain for tax purposes. Because these loss carryforwards have historically not been recorded for book purposes, the utilization of loss carryforwards will not impact the recorded net gain on the transaction. A limitation under New Hampshire tax law on the use of loss carryforwards for purposes of New Hampshire state taxes may result in tax on the gain recognized.

     - FEDERAL INCOME TAX CONSEQUENCES. (See page 22.) The following summary of some United States federal income tax consequences applicable to the Asset Sale does not reflect income tax laws of any state or local jurisdiction and does not address BayCorp's business after the closing. See the discussion of "BayCorp's Business After the Closing" on page 18. This summary is based on the current United States federal income tax laws, Treasury regulations, legislative history, and administrative and judicial interpretations of those laws, regulations and legislative history, all of which may change. The Company cannot assure Shareholders that the Internal Revenue Service will agree with its conclusions about the federal income tax consequences of the Asset Sale.


     - Consequences to BayCorp Shareholders -- No gain or loss will be recognized by Shareholders as a result of the Asset Sale. Shareholders will not receive any payment as a result of the transactions contemplated by the Purchase and Sale Agreement.

     - Consequences to BayCorp, Great Bay and Little Bay -- Great Bay and Little Bay generally will recognize income or loss in an amount equal to the difference between the amount of cash received from the Asset Sale and their adjusted tax basis in their Seabrook assets to be sold and the liabilities FPL Energy Seabrook will assume. Taxable income from the Asset Sale will be reduced on the consolidated federal income tax return of BayCorp Holdings, Ltd. and its subsidiaries to the extent of federal Net Operating Losses incurred by BayCorp, Great Bay and Little Bay in prior tax years.


     - PURCHASE AND SALE AGREEMENT. (See page 22.) The Purchase and Sale Agreement provides for the transfer by Great Bay, Little Bay, and the other sellers of their ownership shares of substantially all assets comprising Seabrook Station.

     - ASSETS TO BE SOLD. (See page 23.) Great Bay, Little Bay and the other sellers will sell to FPL Energy Seabrook substantially all of their non-cash assets which comprise approximately 88.2% of the ownership interests of Seabrook Station except for certain assets specifically retained by the sellers.

     - LIABILITIES TO BE ASSUMED BY FPL ENERGY SEABROOK. (See page 24.) Upon completion of the Asset Sale, FPL Energy Seabrook will assume and be liable for all liabilities relating to the ownership and/or operation of the Seabrook facility existing on the closing date except those liabilities the sellers have expressly agreed to retain which cannot be quantified or estimated with any reasonable certainty.

     - LIABILITIES TO BE RETAINED BY GREAT BAY, LITTLE BAY AND THE OTHER SELLERS. (See page 24.) Following the completion of the Asset Sale, Great Bay, Little Bay and the other sellers will retain certain unknown or contingent liabilities which cannot be quantified or estimated with any reasonable certainty. The Company believes that the retained liabilities will not be significant.

     - PURCHASE PRICE. (See page 25.) The total purchase price payable to all sellers is $836.6 million dollars which is payable in cash at closing. Except for the price for certain real property owned by North Atlantic Energy Corporation, the separate purchase price for each of these components is allocated among the sellers in accordance with their respective ownership interests in the different components. BayCorp's share of the sale proceeds are expected to be approximately $117 million after payment of the one-time decommissioning payment and the sharing of a portion of the proceeds with Northeast Utilities pursuant to Great Bay's and Little Bay's agreement with Northeast Utilities to participate in the Auction. BayCorp Shareholders will not receive any direct distributions as a result of this transaction.



     - PURCHASE PRICE ADJUSTMENTS. (See page 25.) The purchase price will be adjusted at the time of closing for such things as some capital expenditures the sellers make prior to the closing, casualty and other losses to the plant, and the inventory of nuclear fuel on hand at the time of closing.



     - CLOSING DATE. (See page 26.) The current target date for the initial closing is November 15, 2002.



     - COVENANTS AND AGREEMENTS. (See page 28.) During the period between signing and closing, the sellers will continue to operate the facility and will provide reasonable access to FPL Energy Seabrook to assist in the transition of ownership and operating responsibility. After closing, FPL Energy Seabrook is required, under certain conditions, to offer employment to employees of North Atlantic Energy Service Corporation employed at Seabrook. The sellers are required to make payment of their respective required top-off amounts to their decommissioning trust funds by the closing and then transfer their entire decommissioning trust funds to FPL Energy Seabrook at closing. FPL Energy Seabrook will assume its ownership share of all future decommissioning responsibility for the facility.



     - CONDITIONS TO THE ASSET PURCHASE. (See page 28.) There are numerous conditions to closing in Section 6 of the Purchase and Sale Agreement which include conditions relating to regulatory approval, accuracy of representations and warranties, the absence of material adverse effects, and performance of all required obligations by the parties pursuant to the Purchase and Sale Agreement.



     - TERMINATION OF THE PURCHASE AND SALE AGREEMENT. (See page 29.) FPL Energy Seabrook and sellers holding fifty-one percent or more of the aggregate ownership of Seabrook may mutually decide to terminate the Purchase and Sale Agreement. FPL Energy Seabrook may terminate the agreement if there is a material breach of the sellers' representations and warranties or covenants after the sellers have an opportunity to cure the breach or if all closing conditions for the initial closing are not satisfied within eight months from the date of signing of the Purchase and Sale Agreement. Sellers holding at least eighty percent of the aggregate ownership shares can terminate the Purchase and Sale Agreement in the event the Buyer fails to satisfy similar conditions to those described above applicable to the Buyer under the Purchase and Sale Agreement.



     - NO APPRAISAL OR DISSENTERS RIGHTS. (See page 30.) Shareholders are not entitled to any rights of appraisal or similar rights of dissenters under the Delaware General Corporation Law in connection with the approval or the consummation of the Asset Sale.

                               TABLE OF CONTENTS


INTRODUCTION................................................    i
SUMMARY.....................................................   ii
     Parties................................................   ii
     The Special Meeting....................................   ii
     The Asset Sale.........................................   ii
     Recommendation of BayCorp's Board of Directors.........   ii
     Reasons for the Asset Sale.............................   ii
     Opinion of BayCorp's Financial Advisor.................  iii
     Regulatory and Other Approvals.........................  iii
     Some Effects of the Asset Sale.........................  iii
     Interests of Certain Persons in the Asset Sale.........   iv
     Accounting Treatment of the Transaction................    v
     Federal Income Tax Consequences........................    v
     Purchase and Sale Agreement............................    v
     Assets to be Sold......................................    v
     Liabilities to be Assumed by FPL Energy Seabrook.......    v
     Liabilities to be Retained by Great Bay, Little Bay and
      the other Sellers.....................................    v
     Purchase Price.........................................   vi
     Purchase Price Adjustments.............................   vi
     Closing Date...........................................   vi
     Covenants and Agreements...............................   vi
     Conditions to the Asset Purchase.......................   vi
     Termination of the Purchase and Sale Agreement.........   vi
     No Appraisal or Dissenters Rights......................   vi
THE PROPOSAL: APPROVAL OF THE ASSET SALE....................    1
THE PARTIES TO THE ASSET SALE...............................    1
     BayCorp Holdings, Ltd..................................    1
     Great Bay Power Corporation............................    1
     Little Bay Power Corporation...........................    1
     Other Sellers..........................................    1
     FPL Energy Seabrook, LLC...............................    2
     FPL Group, Inc.........................................    2
     FPL Group Capital, Inc.................................    2
     North Atlantic Energy Service Corporation..............    2
THE SPECIAL MEETING.........................................    2
     Date, Time, and Place of the Special Meeting...........    2
     Purpose of the Special Meeting.........................    2
     Record Date and Voting Power...........................    3
     Quorum.................................................    3
     Vote Required..........................................    3
     Proxies, Voting, and Revocation........................    3
     Solicitation of Proxies and Expenses...................    4

THE ASSET SALE..............................................    4
     General................................................    4
     Background.............................................    4
RECOMMENDATION OF BAYCORP'S BOARD OF DIRECTORS..............   11
REASONS FOR THE ASSET SALE..................................   11
OPINION OF BAYCORP'S FINANCIAL ADVISOR......................   13
     The Selection Process..................................   13
     The Financial Advisor..................................   13
     The Fairness Opinion...................................   13
     Jefferies' Procedures..................................   14
     The Bases for and Methods of Jefferies' Opinion........   15
     Fees and Expenses Paid to Jefferies....................   16
     Conflict of Interest...................................   16
REGULATORY AND OTHER APPROVALS..............................   16
     Federal Trade Commission/Department of Justice.........   17
     New Hampshire Public Utilities Commission..............   17
     New Hampshire Energy Facility Site Evaluation
      Committee.............................................   17
     New Hampshire Nuclear Decommissioning Financing
      Committee.............................................   17
     Connecticut Department of Public Utility Control.......   17
     Massachusetts Department of Telecommunications and
      Energy................................................   17
     Nuclear Regulatory Commission..........................   17
     Federal Energy Regulatory Commission...................   18
     United States Environmental Protection Agency..........   18
     Federal Communications Commission......................   18
     New Hampshire Department of Environmental Services.....   18
     Town of Seabrook.......................................   18
SOME EFFECTS OF THE ASSET SALE..............................   18
     Unitil Contract Agreement Amendment....................   18
     HoustonStreet Exchange, Inc............................   19
     Proceeds...............................................   19
     BayCorp's Business After the Closing...................   19
     No Direct Payments to BayCorp's Shareholders...........   19
     AMEX Listing...........................................   19
INTERESTS OF CERTAIN PERSONS IN THE ASSET SALE..............   20
     Conflicts of Interest..................................   20
     Key Employee Retention and Incentive Plan..............   20
METHOD OF ACCOUNTING........................................   22
FEDERAL INCOME TAX CONSEQUENCES.............................   22
PURCHASE AND SALE AGREEMENT.................................   22
     Definitions and Section References.....................   23
     Purchase and Sale of Assets............................   23
     Excluded Assets........................................   23
     Assumption of Liabilities..............................   24
     Liabilities Not Assumed................................   24
     Purchase Price.........................................   25

     Purchase Price Adjustments.............................   25
     Decommissioning Top Off................................   26
     Effective Date of the Asset Sale.......................   26
     Representations and Warranties.........................   27
     Covenants and Agreements...............................   28
     Conditions to the Asset Purchase.......................   28
     Termination of the Purchase and Sale Agreement.........   29
     Other Provisions of the Purchase and Sale Agreement....   29
NO APPRAISAL OR DISSENTERS' RIGHTS..........................   30
SELECTED FINANCIAL DATA.....................................   30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   31
OTHER MATTERS...............................................   33
SHAREHOLDER PROPOSALS.......................................   33
WHERE YOU CAN FIND MORE INFORMATION.........................   33
FORWARD LOOKING STATEMENTS..................................   34
APPENDIX LIST...............................................   35

                    THE PROPOSAL: APPROVAL OF THE ASSET SALE

                         THE PARTIES TO THE ASSET SALE

BAYCORP HOLDINGS, LTD.

     BayCorp Holdings, Ltd. is a holding company incorporated in Delaware in 1996. BayCorp owns two subsidiaries that generate and sell wholesale electricity, Great Bay and Little Bay, each of which is wholly-owned as of the date of this proxy statement. In addition, BayCorp owns approximately 46% of HoustonStreet Exchange, Inc. ("HoustonStreet"), an Internet-based independent crude oil and refined products trading exchange. The mailing address for BayCorp's principal executive offices is 51 Dow Highway, Suite 7, Eliot, Maine 03903. BayCorp is traded on the American Stock Exchange under the ticker symbol "MWH."

     Great Bay and Little Bay are electric generating companies that sell wholesale electricity. Their principal asset is a combined 15% joint ownership interest in the Seabrook Nuclear Power Project ("Seabrook" or "Seabrook Station") in Seabrook, New Hampshire. This ownership interest entitles the companies to approximately 174 megawatts ("MWs") of Seabrook's power output. Great Bay and Little Bay are exempt wholesale generators under the Public Utility Holding Company Act of 1935 ("PUHCA"). Unlike regulated public utilities, Great Bay and Little Bay have no franchise area or captive customers. The companies sell their power in the competitive wholesale power markets. Neither BayCorp nor its subsidiaries have operational responsibilities for Seabrook Station.

     HoustonStreet was incorporated in Delaware in 1999. HoustonStreet is an equity investment of BayCorp. HoustonStreet developed and operates HoustonStreet.com, an Internet-based independent crude oil and refined products trading exchange in the United States.

GREAT BAY POWER CORPORATION

     Great Bay is a wholly-owned subsidiary of BayCorp. Great Bay was incorporated in New Hampshire in 1986 and was formerly known as EUA Power Corporation. Great Bay is an exempt wholesale generator and sells power, including its 12.13% share and Little Bay's 2.9% share of the electricity output of Seabrook Station, in the wholesale electricity market, primarily in the Northeast United States. Great Bay currently sells all but approximately 10 MWs of its share of its Seabrook Station capacity in the wholesale short-term market. In addition to selling its power generated by Seabrook, Great Bay may purchase power on the open market for resale to third parties. Aside from contracts for the sale of power, Great Bay's only material asset is its 12.13% ownership interest in Seabrook Station.

LITTLE BAY POWER CORPORATION

     Little Bay was incorporated in New Hampshire in 1998 as an exempt wholesale generator. Little Bay is a wholly-owned subsidiary of BayCorp. Little Bay purchased a 2.9% interest in Seabrook Station in November 1999 from Montaup Electric Company ("Montaup"), a subsidiary of Eastern Utilities Associates ("Eastern Utilities"), for a purchase price of $3.2 million, plus approximately $1.7 million for certain prepaid items, primarily nuclear fuel and capital expenditures. In addition, Montaup prefunded the decommissioning liability associated with Little Bay's 2.9% share of Seabrook by transferring approximately $12.4 million into Little Bay's decommissioning account, an irrevocable trust earmarked for Little Bay's share of Seabrook Station decommissioning expenses. Little Bay sells its power solely to Great Bay under an intercompany agreement. Little Bay's only material asset is its 2.9% ownership interest in Seabrook Station.

OTHER SELLERS

     Other parties to the Purchase and Sale Agreement propose to sell their respective interests in Seabrook Station. The other selling parties along with Great Bay and Little Bay (with all selling parties being collectively referred to as the "Sellers" or "Selling Owners") propose to sell a total of 88.2% of the ownership interests of Seabrook Station. The names and respective ownership interests of the Sellers, other than Great Bay and Little Bay, in Seabrook follow:

North Atlantic Energy Corporation...........................   35.98%
The United Illuminating Company.............................   17.50%
The Connecticut Light and Power Company.....................    4.06%
New England Power Company...................................    9.96%
Canal Electric Company......................................    3.52%
New Hampshire Electric Cooperative, Inc.....................    2.17%

     Each of the Sellers other than Great Bay and Little Bay is an electric utility or an affiliate of an electric utility that distributes power to consumers in New England.

     The three joint owners of Seabrook not participating in the Asset Sale are Massachusetts Municipal Wholesale Electric Company, Taunton Municipal Lighting Plant, and Hudson Light & Power Department.

FPL ENERGY SEABROOK, LLC

     FPL Energy Seabrook is a Delaware limited liability company located at 700 Universe Boulevard, Juno Beach, Florida 33408, that has agreed to purchase 88.2% of the ownership interest in Seabrook from the Sellers pursuant to the Purchase and Sale Agreement. FPL Energy Seabrook is an indirect, wholly-owned subsidiary of FPL Energy, LLC, the independent power producer subsidiary of FPL Group, Inc. FPL Energy, LLC formed FPL Energy Seabrook for the sole purpose of acquiring the Seabrook assets.

FPL GROUP, INC.


     FPL Group has annual revenues of more than $8 billion. Its regulated utility subsidiary, Florida Power & Light Company, serves approximately four million customer accounts and operates two nuclear plants in Florida. FPL Group, Inc. has raised equity capital in recent months for the purpose, among others, of financing the Asset Sale transaction.


FPL GROUP CAPITAL, INC.


     FPL Group Capital, Inc., a direct subsidiary of FPL Energy Seabrook, has guarantied the purchase price. FPL Group Capital, Inc. has an S&P Issuer rating of A, Senior Unsecured Debt ratings of A- and A2 (S&P, Moody's), $113 million in 2001 net income on nearly $1 billion in revenue, and over $6 billion in assets.


NORTH ATLANTIC ENERGY SERVICE CORPORATION

     North Atlantic Energy Service Corporation, a New Hampshire corporation, is a wholly-owned subsidiary of Northeast Utilities. North Atlantic Energy Service Corporation is the facility manager for Seabrook Station pursuant to a Managing Agent Operating Agreement and, as such, has joined the Purchase and Sale Agreement for the limited purpose of providing certain representations and warranties to FPL Energy Seabrook.

                              THE SPECIAL MEETING

DATE, TIME, AND PLACE OF THE SPECIAL MEETING


     BayCorp Holdings, Ltd. will hold a special meeting of Shareholders at
[                 ] on Tuesday, October 29, 2002, at 10:00 a.m., local time.


PURPOSE OF THE SPECIAL MEETING

     At the special meeting, you will be asked to consider and vote upon a proposal to approve the sale of substantially all of the assets and the assignment of certain liabilities of Great Bay and Little Bay to

FPL Energy Seabrook pursuant to a Purchase and Sale Agreement dated as of April 13, 2002 in exchange for estimated closing proceeds of approximately $117 million. (The closing proceeds can only be estimated at this time for reasons including that certain calculations affecting the proceeds will be made as of the closing date, which date cannot presently be determined, and the purchase price is subject to certain adjustments as provided in the Purchase and Sale Agreement.) Shareholders will also consider and vote upon any other matters that are properly brought before the meeting. As of the date of this proxy statement, BayCorp knows of no business that will be presented for consideration at the meeting other than matters described in this proxy statement.

RECORD DATE AND VOTING POWER


     BayCorp's Board of Directors has fixed the close of business on September 20, 2002 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the special meeting. As of the record date, there were outstanding and entitled to vote an aggregate of 8,471,569 shares of BayCorp's Common Stock held by approximately 23 holders of record. There are no shares of any class of capital stock of BayCorp issued or outstanding other than the Common Stock. Shareholders of record on the record date will be entitled to one vote per share of Common Stock on any matter that properly comes before the special meeting and any adjournment or postponement of that meeting.


QUORUM

     BayCorp's bylaws require the presence, in person or by duly executed proxy, of the holders of shares of Common Stock representing a majority of all of the shares of the stock entitled to vote at the special meeting in order to constitute a quorum. For purposes of determining the presence or absence of a quorum for the transaction of business, the Company intends to count abstentions and broker non-votes as present at the special meeting. Abstentions and broker non-votes are not, however, counted as favorable votes and, therefore, have the same effect as a vote against the Asset Sale. Broker non-votes are proxies from brokers or other nominees indicating that they have not received instructions from the beneficial owner or other person entitled to vote the shares, which are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

VOTE REQUIRED

     Under Delaware law and BayCorp's organizational documents, approval of the sale of substantially all of the assets of the Company requires the affirmative vote of the holders of a majority of the votes eligible to be cast by holders of BayCorp's Common Stock. The sale by Great Bay and Little Bay of substantially all of their assets could be considered, in effect, a sale of substantially all of BayCorp's assets.

     BAYCORP'S BOARD OF DIRECTORS ENCOURAGES YOU TO VOTE "FOR" THE APPROVAL OF THE ASSET SALE PROPOSAL TO BE VOTED UPON AT THE SPECIAL MEETING BY SIGNING AND RETURNING THE ENCLOSED PROXY OR BY ATTENDING THE SPECIAL MEETING.

PROXIES, VOTING, AND REVOCATION

     Shares of BayCorp's Common Stock represented at the special meeting by properly executed proxies received prior to, or at, the special meeting, and not revoked, will be voted at the special meeting, and at any adjournment or postponement of that meeting, in accordance with the instructions on those proxies. If a proxy is duly executed and submitted without instructions, the shares of BayCorp's Common Stock represented by that proxy will be voted "For" the approval of the Purchase and Sale Agreement. Proxies are being solicited on behalf of BayCorp's Board.

     In the event that a quorum is not present at the special meeting, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the special meeting with or without a vote of the Shareholders.

     A proxy may be revoked at any time before it is voted at the special meeting by the person who executed it, at or before the special meeting, by:

     - Delivering to BayCorp's secretary a written notice of revocation of a previously-delivered proxy bearing a later date than the proxy;

     - Duly executing, dating and delivering to BayCorp's secretary a subsequent proxy; or

     - Attending the special meeting and voting in person.

     Attendance at the special meeting will not, in and of itself, constitute revocation of a previously delivered proxy. Any written notice revoking a proxy should be delivered to BayCorp's principal executive offices at BayCorp Holdings, Ltd., 51 Dow Highway, Suite 7, Eliot, Maine 03903, Attention: Anthony
M. Callendrello, Secretary.

SOLICITATION OF PROXIES AND EXPENSES

     The enclosed proxy is being solicited by the BayCorp Board of Directors. The Company will bear the entire cost of solicitation of proxies from its Shareholders, including preparation, assembly, printing and mailing of this proxy statement, the proxy, and any additional information furnished to Shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of BayCorp's Common Stock beneficially owned by others to forward to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by BayCorp's directors, officers, or other regular employees. No additional compensation will be paid to BayCorp's directors, officers, or other regular employees for these services, but these individuals may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Upon request, the Company will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of Common Stock they hold of record.

                                 THE ASSET SALE

GENERAL


     The Purchase and Sale Agreement provides for FPL Energy Seabrook to purchase approximately 88.2% of the joint ownership interests in Seabrook from the Sellers, which includes Great Bay's and Little Bay's aggregate 15% ownership, for a purchase price for the entire 88.2% interest of $836.6 million, subject to certain adjustments at closing. The purchase price will be paid in cash at closing. The estimated closing proceeds that will be realized for Great Bay's and Little Bay's interests are approximately $117 million. That estimate is based on an assumed December 31, 2002 closing date, and the actual proceeds will vary from the estimate.


BACKGROUND

     Seabrook Station. Seabrook Station is located on an 896-acre site in Seabrook, New Hampshire. It is owned by Great Bay, Little Bay and nine other utility companies, consisting of North Atlantic Energy Corporation, The Connecticut Light and Power Company, The United Illuminating Company ("United Illuminating"), Canal Electric, Massachusetts Municipal Wholesale Electric Company, New England Power Company, New Hampshire Electric Cooperative, Inc., Taunton Municipal Lighting Plant, and Hudson Light & Power Department (together with Great Bay and Little Bay, the "Participants").

     Seabrook Unit 1 is a 1,161-MW nuclear-fueled steam electricity generating station. It employs a four loop, pressurized water reactor and support auxiliary systems designed by the Westinghouse Electric Company. The reactor is housed in a steel-lined reinforced concrete containment structure and a concrete containment enclosure structure. Reactor cooling water is obtained from the Atlantic Ocean through a 17,000-foot-long intake tunnel and returned through a 16,500-foot-long discharge tunnel. Seabrook Station has a remaining expected license life of 24 years. Seabrook Unit 1 transmits its generated power to the New

England 345 kilovolt transmission grid, a major network of interconnecting lines covering New England, through three separate transmission lines emanating from the station. On March 15, 1990, the Participants received a full power operating license from the Nuclear Regulatory Commission that authorizes operation of Seabrook Unit 1 until October 2026. Commercial operation of Seabrook Unit 1 commenced on August 19, 1990.

     Since Seabrook Station was originally designed to consist of two generating units, Great Bay and Little Bay also own a combined 15% joint ownership interest in Seabrook Unit 2. Great Bay and Little Bay assigned no value to Seabrook Unit 2 because in 1986 the joint owners of Seabrook voted to dispose of Unit 2. Thereafter, Great Bay wrote off its investment in Unit 2. Little Bay has no investment in Unit 2. Certain assets of Seabrook Unit 2 have been sold from time to time to third parties. However, there have been no material sales of Unit 2 assets since July 1996.

     Because Seabrook Unit 2 was never completed or operated, costs associated with its disposition are not included in the amounts collected for the decommissioning of Unit 1 and the common facilities. Great Bay and Little Bay currently pay their share of monthly expenses required to preserve and protect the value of the Seabrook Unit 2 components. The Participants in Seabrook Unit 1 and Unit 2 have agreed to contribute their pro-rata share of $2 million to an escrow account for the development and performance of a plan to mitigate the visual impact of Unit 2. The contribution to the escrow account is scheduled to occur within 60 days after the closing of the Asset Sale.

     Joint Ownership Agreement. Great Bay, Little Bay and the other Participants are parties to the Agreement for Joint Ownership, Construction and Operation of New Hampshire Nuclear Units (the "Joint Ownership Agreement"), which establishes the respective ownership interests of the Participants in Seabrook Station and defines their responsibilities with respect to the ongoing operation, maintenance, and decommissioning of Seabrook. In general, all ongoing costs of Seabrook are divided proportionately among the Participants in accordance with their ownership interests in Seabrook. Ownership interests in Seabrook are several and not joint, and each Participant is only liable for its share of Seabrook's costs and not liable for any other Participant's share. Great Bay's and Little Bay's combined joint ownership interest of 15% is the third largest interest among the Participants, exceeded only by the approximately 40% interest held by affiliates of Northeast Utilities and the 17.5% interest held by The United Illuminating Company.

     A Participant may sell any portion of its ownership interest to any entity that is engaged in the electric utility business in New England. Before such sale, however, such selling Participant must give certain other Participants the right of first refusal to purchase the interest on the same terms. Any Participant may transfer, free from the foregoing right of first refusal, any portion of its interest (a) to a wholly-owned subsidiary, (b) to another company in the same holding company system or a construction trust for the benefit of the transferor or another company in the same holding company system, or (c) in connection with a merger, consolidation, or acquisition of substantially all of the properties or all of the generating facilities of a Participant.

     The Joint Ownership Agreement provides for a managing agent to carry out the daily operational and management responsibilities of Seabrook. The current managing agent, appointed by certain of the Participants on June 29, 1992, is North Atlantic Energy Service Corporation. Northeast Utilities, through certain of its subsidiaries, holds the largest joint ownership interest in Seabrook Station, as described above. Certain material decisions regarding the Seabrook Station are made by an Executive Committee consisting of the chief executive officers of certain of the Participants or their designees. There are currently five members of the Executive Committee. The Executive Committee acts by a majority vote of its members, although any action of the Executive Committee may be modified by a vote of 51% of the ownership interests. Frank W. Getman Jr., BayCorp's President and Chief Executive Officer, is currently a member of the Executive Committee. Anthony M. Callendrello, BayCorp's Chief Operating Officer, is a member of the Audit Committee and Budget Subcommittee and Vice Chairperson of the Non-Operating Participants Committee. Under the Joint Ownership Agreement, the managing agent of Seabrook may be removed and a new managing agent appointed by the vote of a 51% interest of the Participants.

     In the autumn of 2000, Northeast Utilities began discussions with BayCorp regarding BayCorp's participation in the auction of the Seabrook interests owned by Northeast Utilities' subsidiaries that was to be managed by the New Hampshire Public Utilities Commission as required by Northeast Utilities' settlement of deregulation issues in New Hampshire.

     Agreement of Certain Joint Owners to Sell Seabrook. On October 10, 2000, BayCorp's Board of Directors met to consider whether Great Bay and Little Bay would participate with certain subsidiaries of Northeast Utilities in the auction process described below. The Board considered an agreement with Northeast Utilities and certain of its subsidiaries under which Great Bay and Little Bay would include their aggregate 15% ownership share of Seabrook Station in the current auction of certain Northeast Utilities' subsidiaries' ownership shares in Seabrook and in so doing would assure that a majority of the Seabrook ownership interests would be included in the auction. Under the terms of the agreement, BayCorp would receive the sales price established by the auction process, subject to certain adjustments if the proceeds fell below or exceed $87.2 million. If the sales proceeds for Great Bay's and Little Bay's Seabrook interests exceed $87.2 million, then either BayCorp or Northeast Utilities would use the excess proceeds to pay any top-off into Great Bay's and/or Little Bay's decommissioning trust funds required as part of the sale process. Any remaining excess sale proceeds would be shared by BayCorp and Northeast Utilities. If the sales proceeds for Great Bay's and Little Bay's Seabrook interests were less than $87.2 million, then Northeast Utilities would make up the difference below that amount on a dollar-for-dollar basis up to a maximum of $17.4 million.


     Under the Northeast Utilities participation agreement, BayCorp would be paid separately for nuclear fuel and inventory. The agreement also limited the top-off required to be paid by Great Bay and Little Bay into their decommissioning trust funds as part of the sale process to that amount required to fund those trust funds to the level required by the Nuclear Regulatory Commission regulations. The agreement also limited certain expenses of the Asset Sale that BayCorp would be required to bear.



     At the October 10, 2000 meeting the Board considered the reasons for participating in the auction process. The analysis addressed pricing, price certainty, closing certainty, and decommissioning liability. The Board then considered the terms of the proposed participation agreement with Northeast Utilities and certain of its subsidiaries. The Board discussed the price structure, Northeast Utilities' guaranty of minimum proceeds from the sale, and the limitation of the top-off that Great Bay and Little Bay would be required to pay into their decommissioning trust funds as part of the sale process. The Board considered that the $87.2 million represented a sales price, excluding fuel and inventory and any liability for decommissioning top-off, of $500 per kilowatt, which was only slightly below the approximate $550 per kilowatt purchase price (calculated on a comparable basis) in the then-pending sale of the Millstone 3 nuclear unit. The Millstone 3 unit is considered to be a similar plant to Seabrook, and its sale price was the only sale of nuclear interests in the United States that had exceeded $500 per kilowatt. The Millstone 2 unit, sold in the same transaction, achieved a sales price significantly lower than $500 per kilowatt.



     The Board was also cognizant that the purchase price paid for Little Bay's interest in Seabrook in 1999 was approximately $100 per kilowatt (calculated on a comparable basis). The Board also considered that BayCorp would end its appeal and intervention in legal proceedings involving Northeast Utilities and the substantial risk of diminution of the value of Great Bay's and Little Bay's interests if they were to become minority interests in a plant under the control of a single owner having a substantial majority interest. Additionally, the Board considered that the auction process was very likely to be conducted in a thorough, fair, and independent manner pursuant to the requirements of New Hampshire and Connecticut statutes and under the direction of the NHPUC and the CDPUC. The auction process was likely to achieve the best price for the sale of a controlling interest in Seabrook, and it presented the opportunity for BayCorp, a minority owner, to benefit from any control premium. Following its discussion and analysis, and after consultation with legal counsel and considering its available strategic alternatives, BayCorp's Board voted unanimously to approve the participation agreement with Northeast Utilities and certain of its subsidiaries.



     On October 12, 2000, BayCorp announced that it reached an agreement with Northeast Utilities and certain of its subsidiaries to participate in the auction to sell Great Bay's and Little Bay's interests in Seabrook. [BayCorp's Board received reports and discussed the status of the Seabrook auction process at its regular meetings held on June 8, 2001 and October 22, 2001. At the June 8 and October 22, 2001 meetings, management of the company reported to the Board on the progress of the Auction process. In the October 22 meeting, management reported to the Board on the retention by NHPUC of JPMorgan and the anticipated schedule of auction sale activities.]



     The Auction. In September 2001, the State of New Hampshire Public Utilities Commission (the "Commission" or "NHPUC") in coordination with the State of Connecticut Department of Public Utility Control (the "Department" or "CDPUC") (and together with the NHPUC, the "Commissions") retained JPMorgan to act as its exclusive asset sale manager, financial advisor and auction advisor pursuant to an Engagement Agreement dated September 27, 2001 between JPMorgan and the NHPUC (the "Engagement Agreement"), which sets forth the terms by which the sale would be conducted in one or a series of transactions (each, a "Transaction"). Neither BayCorp, Great Bay, nor Little Bay are parties to or participated in the negotiation of the Engagement Agreement. In it, the NHPUC appoints and retains JPMorgan as the Asset Sale manager and financial advisor to the NHPUC. The Engagement Agreement sets forth the terms of JPMorgan's compensation for its services in the auction.


     The sale was conducted in accordance with New Hampshire Revised Statutes (Annotated) ("RSA") Chapter 369-B and Chapter 29:15, N.H. Laws 2001 (the "NH Acts"), the "Agreement to Settle PSNH Restructuring," executed on September 22, 2000, as approved in NHPUC Docket No. DE 99-099 (the "Settlement Agreement"), and Connecticut General Statutes sec. 16-244g (the "CT Act") on behalf of North Atlantic Energy Corporation, The Connecticut Light and Power Company and United Illuminating. In addition to the ownership interests in Seabrook of North Atlantic Energy Corporation, Connecticut Light and Power and United Illuminating, the Commissions authorized JPMorgan to include other minority co-owner interests in the auction process (the "Auction"), and, as indicated below, five additional co-owners, including Great Bay and Little Bay agreed to participate in the auction sale process. Great Bay and Little Bay were the only Sellers that were not public utilities and the only Sellers that had a price support and sharing agreement with another of the Sellers.

     As provided in the NH Acts and in the CT Act, both the NHPUC and the CDPUC have responsibility for the conduct of the Asset Sale process on behalf of North Atlantic Energy Corporation, Connecticut Light and Power and United Illuminating. The NHPUC and the CDPUC entered into a Memorandum of Understanding dated July 10, 2001 which requires the Commissions to coordinate their official duties and activities with respect to the Asset Sale. Pursuant to the Memorandum of Understanding, the NHPUC designated certain NHPUC representatives (the "Commission Staff") and the CDPUC designated a staff team, the Utility Operations and Management Analysis Unit, to specifically monitor the Asset Sale process on behalf of their respective agencies.

     The principal objectives of the Asset Sale were to ensure that the requirements set forth in the NH Acts, the Settlement Agreement and the CT Act have been satisfied. These requirements include: (i) that the Commission administer a public auction conducted in New Hampshire maximizing the net proceeds realized from the Asset Sale in order to mitigate stranded costs and benefit all New Hampshire customers with stranded costs recovery obligations associated with the Seabrook assets (the "Assets"); (ii) that the sale price for Seabrook Station equals or exceeds the minimum bid prices separately established by the NHPUC and the CDPUC; (iii) that the Asset Sale is conducted in accordance with certain divestiture plans (the "Divestiture Plans") filed with the Commissions and in a manner consistent with the public good; (iv) that the Buyer is qualified to own and operate the Assets, preserve existing labor agreements and provide certain employee protections; and (v) that the Asset Sale results in a net benefit to ratepayers and customers.

     As a result of the Auction conducted by JPMorgan on behalf of the Sellers, the Sellers have entered into a Purchase and Sale Agreement, dated April 13, 2002, attached as Appendix A, for the sale of approximately 88.2% of the controlling interests in Seabrook Station to FPL Energy Seabrook, an indirect, wholly-owned subsidiary of FPL Energy, LLC, the independent power producer subsidiary of FPL Group, Inc., for $836.6 million subject to certain adjustments at closing. FPL Energy Seabrook's affiliate, FPL Group Capital, Inc., has guarantied payment of the purchase price. In addition, FPL Energy Seabrook has provided a parent company guaranty that it will fully fund its ownership share of the projected cost of decommissioning in a manner consistent with New Hampshire statutory requirements.

     Auction Process. Under the supervision of the Commission Staff and Utility Operations and Management Analysis Unit, JPMorgan entered into a Participation, Compensation and Indemnity Agreement, dated November 16, 2001, ("Auction Participation Agreement") with each of the Sellers pursuant to which the Auction was conducted. The Auction Participation Agreement established the protocols that governed the Auction with respect to JPMorgan and each of the Selling Owners. Each Seller agreed to transfer and sell, pursuant to the Transaction, any tangible and intangible property and rights that it owned, as agent or otherwise, with respect to the Assets. The Sellers further agreed not to initiate or participate in discussions regarding a Transaction except through JPMorgan. Additionally, the Sellers acknowledged that JPMorgan was to receive bids submitted by prospective buyers and perform bid analyses along with Commission Staff and Utility Operations and Management Analysis Unit in order to determine the leading bid or bids. In addition, pursuant to the Auction Participation Agreement, JPMorgan agreed to use its best efforts to: (i) keep the Sellers reasonably informed regarding the sale process; (ii) provide to representatives of each of the Sellers draft documents for review as well as a reasonable opportunity to comment; and (iii) value said ownership interests in the Assets, to the extent possible, on a fair, equitable and pro rata basis. The agreement also contains mutual waivers of rights of first refusal under the Joint Ownership Agreement to purchase the joint ownership interests of the Sellers and provides that each Seller will pay the fees of JPMorgan to which the NHPUC agreed in the Engagement Agreement, in proportion to their interests. The Sellers also agree to indemnify the States of Connecticut and New Hampshire and JPMorgan, in connection with the auction, in proportion to the Seller's ownership interests.



     Each Seller was required by the NHPUC and JPMorgan to enter the Auction Participation Agreement in order to participate in the auction. However, because Great Bay and Little Bay had agreed, a year earlier in the October 10, 2000 agreement with Northeast Utilities, to participate in the auction, to waive any right of first refusal, and to have Northeast Utilities bear all but a small amount of Great Bay's and Little Bay's costs of a sale transaction (including auction agent fees), Great Bay and Little Bay entering the Auction Participation Agreement had relatively little effect on the obligations of Great Bay and Little Bay.



     The Auction began with an information-gathering stage, during which period JPMorgan solicited interest from entities known or believed to be potential bidders based upon their previous public statements, their position in the industry, or their participation in recent sales of nuclear assets. JPMorgan prepared a "teaser" letter and a press release to notify all potential bidders of the Auction. JPMorgan identified potential bidders based upon their previous public statements, their position in the industry, or their participation in recent sales of nuclear assets. This initial solicitation encompassed a broad array of companies in the energy industry, including existing nuclear plant operators and generating companies.


     The next step in the Auction, which proceeded concurrently with the solicitation efforts described above, involved the preparation of a confidential offering memorandum (the "Offering Memorandum") that described the Assets and the Auction in detail. Following a period during which the Sellers provided comments and suggestions on the draft Offering Memorandum, JPMorgan provided the Offering Memorandum to potential bidders who met the requirements established by JPMorgan for eligibility to participate in the Auction.

     In order to receive the Offering Memorandum and participate in the Auction, JPMorgan required potential bidders to sign a confidentiality agreement and to submit technical and financial qualifications that demonstrated their ability to purchase and operate Seabrook Station. JPMorgan made it clear that all contacts would be handled by JPMorgan to preserve confidentiality of the bidder identities and the integrity of the Auction. Any potential bidder who failed to observe this protocol could be disqualified from the Auction. JPMorgan did not disclose the identity of any potential bidder to any of the Sellers or to any other potential bidder. Only after final negotiations were underway did JPMorgan necessarily reveal the identity of the leading bidder to the Sellers.

     Once the Auction was underway, JPMorgan coordinated management presentations, site visits, and responses to bidders' due diligence requests and questions. JPMorgan invited bidders to submit confidential questions regarding the Assets to JPMorgan during the period leading up to the date designated for bid submittal (the "Due Diligence Phase"). Generally, JPMorgan provided answers to each question only to the bidder who submitted a specific question. In some instances, where multiple bidders asked similar questions,

JPMorgan prepared and made available to all bidders a "Frequently Asked Questions" response. During the Due Diligence Phase, bidders also participated in individual pre-bid meetings during which JPMorgan and Seabrook management representatives presented major topics and addressed additional questions, and bidders visited the Seabrook site.

     In addition, JPMorgan provided drafts to the bidders of the prototype Purchase and Sale Agreement and other related agreements intended to constitute the prototype transaction documents for the ultimate binding bids (such prototype transaction documents included an optional power purchase agreement for Great Bay, New England Power Company, and Canal Electric Company and a prototype Interconnection Agreement). These prototype documents were developed by JPMorgan in consultation with the Commissions and in a close working relationship with the Selling Owners. Under the terms of the original Offering Memorandum, bids with an optional power purchase agreement were required to be independent in value from the offer submitted for the Assets. The draft Purchase and Sale Agreement and related agreements were prepared in accordance with the objectives of the Auction specified in the Offering Memorandum.

     Bidders had an opportunity to submit comments on such prototype transaction documents at two points during the auction process. The first opportunity for comments took place prior to the time binding bids were submitted and was intended to obtain market input to determine if certain changes in prototype documents or auction protocol were advisable to achieve the sale objectives. The comments were evaluated by Brown Rudnick Berlack Israels, LLP, ("Brown Rudnick") the law firm JPMorgan retained as counsel for purposes of the Auction. After careful review and analysis of these bidder comments, JPMorgan recommended several changes to the Sellers. The suggested changes included several changes to the prototype documents and a change in the auction protocol in response to strong market feedback. The auction protocol change would allow bidders to submit a bid which included a power purchase agreement for the current energy and capacity of Seabrook on a pro rata basis among the Sellers based on their ownership shares pursuant to bilateral contracts which could be linked to their bids for the Assets. JPMorgan, with the concurrence of the Commission Staff, Utility Operations and Management Analysis Unit and the Selling Owners incorporated the recommended changes to the prototype documents and also issued an addendum to the Offering Memorandum to reflect the changed protocol. Bid instructions and revised prototype transaction documents were provided to bidders. The second opportunity for bidder comments occurred at the time binding bids were submitted. Bidders were required to provide their requests for changes to the transaction documents as part of their bid packages.

     During its January 29, 2002 regular meeting, BayCorp's Board received a detailed report and discussed activities related to the Seabrook sale.

     Following the Due Diligence phase, qualified bidders submitted binding bids that were subject only to on-site verification due diligence. JPMorgan reviewed and evaluated the bids according to criteria that were specified in the Offering Memorandum and bid instructions. JPMorgan evaluated bids to determine which potential buyers were most likely to enable JPMorgan and the Seabrook owners to achieve their objectives. JPMorgan evaluated the bids based on an assessment of each bidder's financial, operations, safety and other qualifications, the present value of its binding bid and its willingness to accept the material terms of the transaction as reflected in the Purchase and Sale Agreement and related agreements. Brown Rudnick evaluated all requested changes to the Purchase and Sale Agreement and related agreements as contained in the final bid submittals to assess the legal issues raised by such requested changes.

     Based on its assessment of the binding bids, JPMorgan, along with the Commission Staff and Utility Operations and Management Analysis Unit, identified the leading bidders whose bids were deemed the most attractive in light of the criteria established in the Offering Memorandum and bid instructions. In accordance with the Auction Participation Agreement, each Seller was given an opportunity to review the bid analyses performed by JPMorgan, the bids (with the names of and all references to the potential buyers redacted out of such bids), and the changes to the transaction documents requested by each bidder. Each Seller subsequently advised JPMorgan within the timeframe provided for in the Auction Participation Agreement of its acceptance of the leading bids. Following the consultation with the Sellers, post-bid negotiations began.

     JPMorgan disclosed the identity of the leading bidder to the Sellers only after negotiations were underway to finalize the terms and conditions of the Purchase and Sale Agreement and related agreements.

     On April 1, 2002, BayCorp's Board held a special meeting to discuss the results of the bidding process. The Board considered a comparative analysis of the bids JPMorgan received. The Board discussed and considered the probable financial ramifications of each of the bids to the Company and JPMorgan's recommendation of the leading bidder. The Board discussed the key terms of all bids, discussing in detail the bid submitted by JPMorgan's recommended leading bidder, FPL Energy Seabrook.

     The Board also discussed at this meeting the draft purchase and sale agreement and the extent of each bidder's comments about the draft agreement. The Company's legal counsel reviewed the material terms of the draft agreement with the Board and indicated those areas where the leading bidder proposed material changes to the draft agreement prepared by the Sellers. BayCorp's legal counsel described and the Board discussed, among other things, the parties to the transaction, the assets being conveyed, the liabilities retained and assumed by the Buyer, the purchase price and adjustments, the representations and warranty provisions, the covenants and agreements, the provisions for decommissioning funding, closing conditions survival of representations, and termination provisions.

     The Board discussed the value of the transaction proposed by the leading bidder in the context of the Company's agreement with Northeast Utilities. (See "Agreement of Certain Joint Owners to Sell Seabrook" on page 6.) The Board discussed the potential value of the Company after a transaction with the terms proposed by the leading bidder and considering other potential adjustments in value, assuming the transactions were to close at year-end 2002.

     After reviewing the next steps to be taken if the Board were to approve JPMorgan's recommendation of the leading bidder, the Board voted to authorize the Company's officers to accept JPMorgan's recommendation to negotiate with the party it identified as the leading bidder.

     Auction Results. As a result of the Auction, FPL Energy Seabrook will purchase 88.2% of the 1,161 MW Unit 1 and 88.2% of the partially constructed Unit 2, for $836.6 million subject to certain adjustments, with payment deliverable fully in cash at closing. The purchase price includes the projected fuel and non-fuel inventories at closing and Unit 2 components. The Sellers will be responsible for making their currently required decommissioning fund top off payments on or before the date of sale closing and will transfer their respective decommissioning trust funds to FPL Energy Seabrook. FPL Energy Seabrook will assume all decommissioning liability for the acquired portion of Seabrook including the requirement that it provide an appropriate future funding assurance subject to the approval of the NDFC. FPL Energy Seabrook has provided a parent company guaranty that it will fully fund its ownership share of the projected cost of decommissioning in a manner consistent with New Hampshire statutory requirements. The Sellers will not be required to enter into a power purchase agreement as part of the Transaction. FPL Energy Seabrook will also comply with all employee protections required by New Hampshire law and the Settlement Agreement.

     While the principal New Hampshire objectives in the Asset Sale are to ensure that the requirements set forth in the NH Acts, the Settlement Agreement and the Divestiture Plans are satisfied, a central objective, critical to BayCorp's participation, is that net proceeds realized from the Asset Sale be maximized.

     The Auction was a formal, competitive process that was open to all qualified bidders. Bidders in the Auction were given complete and non-discriminatory access to data and information. The Auction was structured with the intention to obtain the best possible result by identifying a willing buyer who offered the highest price for the Assets and the best overall terms and conditions of the Asset Sale. JPMorgan has stated in proceedings before both the NHPUC and the CDPUC that it maximized the value of the net proceeds realized from the Asset Sale.

     On April 12, 2002, BayCorp's Board met to discuss the results of the auction process, the negotiation process with the leading bidder (then identified as FPL Energy Seabrook), and the final transaction documents. Board members received the Purchase and Sale Agreement, analyses, and summaries of the transaction in advance of the meeting. The Board reviewed the key elements of the transaction as negotiated, including the purchase price for plant and inventory, fuel, Unit 2, and adjustments to the purchase price. The

Board discussed the terms of the decommissioning funding, the treatment of the Company's decommissioning fund balances under the transaction, and the provisions in the agreement regarding purchase price adjustments and liquidated damages should a non-selling owner exercise a right of first refusal to purchase New England Power's ownership interests.

     The Company's legal counsel presented and the Board discussed the key terms of the Purchase and Sale Agreement, highlighting those areas in which the agreement changed in a material way from the terms that had been proposed by FPL Group or the Selling Owners and that were discussed at the Board's April 1, 2002 special meeting. After additional discussion, the Board voted unanimously to approve the Purchase and Sale Agreement, authorize the Company's officers to execute the agreement, and take all further actions necessary and desirable to effect the transactions contemplated by the agreement.


     The Sellers and FPL Energy Seabrook executed the final Purchase and Sale Agreement on April 13, 2002 for a purchase price of $836.6 million, subject to certain adjustments at closing and deliverable fully in cash at closing. On April 15, 2002, BayCorp announced to the public that it had entered into the Purchase and Sale Agreement to sell Great Bay's and Little Bay's interests in Seabrook. The other parties to the transaction announced the Auction results to the public the same day.


                 RECOMMENDATION OF BAYCORP'S BOARD OF DIRECTORS

     On April 12, 2002, BayCorp's Board unanimously adopted and approved the Purchase and Sale Agreement. At a regular meeting on July 26, 2002, after receiving the opinion of the financial advisor discussed below, BayCorp's Board unanimously determined that because the Purchase and Sale Agreement is in the best interests of the Company and its Shareholders, the Board would recommend to BayCorp's Shareholders that they vote to approve the sale of Great Bay's and Little Bay's interests in Seabrook Station pursuant to the Purchase and Sale Agreement.

     ACCORDINGLY, BAYCORP'S BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ASSET SALE PURSUANT TO THE TERMS AND CONDITIONS OF THE PURCHASE AND SALE AGREEMENT.

                           REASONS FOR THE ASSET SALE

     In reaching its determination that the sale of Great Bay's and Little Bay's interests in Seabrook is fair to and in the best interests of BayCorp and its Shareholders, and in recommending that BayCorp's Shareholders vote to approve the Purchase and Sale Agreement, the Board consulted with BayCorp's management and financial and legal advisors and considered, among others, the following factors:

     - The substantial risk of diminution of the value of Great Bay's and Little Bay's interests if they were to become minority interests in a plant under the control of an institutional owner having a substantial majority interest.

     - The current market for nuclear plants and nuclear plant interests.

     - The auction process by which the purchase price was determined was designed to obtain the highest and best price for Great Bay's and Little Bay's ownership interest in Seabrook maximizing that value for their parent, BayCorp, and its Shareholders.


     - The opinion of Jefferies and Company, Inc. described below that, as of the date of such opinion and subject to the limitations and assumptions set forth in the opinion, the consideration to be received by BayCorp for Great Bay's and Little Bay's interests in Seabrook was fair from a financial point of view to BayCorp's Public Shareholders. See "OPINION OF BAYCORP'S FINANCIAL ADVISOR" on page 13.


     - The possibility that the market price of BayCorp's Common Stock would have declined if the Company had not participated in the auction and the Company announced a decision not to participate.

     - The judgment, advice and analysis of BayCorp's management, including management's analysis of the underlying value of Great Bay's and Little Bay's net assets and the strategic alternatives available to those subsidiaries, including the risks and challenges associated with BayCorp's continued pursuit of the business of Great Bay and Little Bay.

     - The conditions to FPL Energy Seabrook's obligation to consummate the asset purchase are reasonably limited and thus the risk that the transaction will not be consummated is reasonably small.

     - The fact that FPL Energy Seabrook has sufficient funds to consummate the asset purchase.

     - The prospect for receipt of all necessary regulatory approvals.

     - Transfer of the significant liabilities associated with the ownership of a nuclear power plant.

     - Management of BayCorp recommended to the Board that the Asset Sale was the best alternative available for maximization of shareholder value.

     - The discussions with BayCorp's legal counsel regarding the terms of the Purchase and Sale Agreement.

     - Northeast Utilities' guarantee of minimum proceeds to Great Bay and Little Bay from participation in the auction process and the sales proceeds, in excess of the minimum, that would have to be shared with Northeast Utilities.

     - The limitation of the decommissioning top-off funding for which Great Bay and Little Bay are responsible and the portion which will be paid by Northeast Utilities.

     - The limitation of certain expenses of the sale and the portion which will be paid by Northeast Utilities.

     In reaching its decision to approve the Purchase and Sale Agreement and transactions described in the agreement and to recommend approval of the Asset Sale by BayCorp Shareholders, BayCorp's Board did not view any single factor as determinative and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given differing weights to different factors. BayCorp's Board believes that each of the factors listed above supports the decision to approve the Asset Sale. BayCorp's Board did not specifically adopt Jefferies' opinion, but did rely on it in reaching its conclusion that the Asset Sale is advisable and fair and in the best interest of BayCorp and its Shareholders. The Board also considered it an important factor in determining whether to recommend that the Shareholders approve the Asset Sale.

                     OPINION OF BAYCORP'S FINANCIAL ADVISOR

THE SELECTION PROCESS

     In considering whether to recommend the approval of the Asset Sale to the Shareholders, on July 10, 2002 BayCorp's Board of Directors discussed the selection of an investment bank to provide an opinion, from a financial point of view, as to the fairness of the Asset Sale. The Company received proposals from three firms and considered the qualifications of each of the firms based upon criteria that included an evaluation of each firm's capabilities, experience and approach, reputation, cost, and other considerations. Although all three firms appeared to be qualified to prepare the fairness opinion, based on the evaluation criteria, management recommended that the firm of Jefferies & Company, Inc. ("Jefferies") be engaged. Based upon Jefferies' qualifications and expertise, including that Jefferies is regularly engaged in the valuation of businesses in connection with mergers and acquisitions, asset dispositions, and other purposes, the Board approved the engagement of Jefferies to prepare an opinion as to the fairness, from a financial point of view, of the Asset Sale.

THE FINANCIAL ADVISOR

     Founded in 1962, Jefferies is an independent investment bank and institutional securities firm with over 1,200 employees in more than 20 offices worldwide. Jefferies provides comprehensive brokerage services, fundamental research, and asset management capabilities to institutional investors and investment banking services to small and mid-cap companies through capital raising, merger and acquisition advisory and corporate restructuring work.

     Jefferies provides advisory services and represents companies of all sizes across a broad range of industries throughout the merger, divestiture, sale or acquisition process, and the recapitalization and restructuring process. As part of its investment banking services, Jefferies is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. Jefferies has a dedicated group of experienced bankers with industry knowledge necessary to understand and articulate a company's inherent value. Jefferies has 70 equity research professionals covering over 500 companies.

THE FAIRNESS OPINION

     BayCorp retained Jefferies to determine whether, in its opinion, the consideration to be received by BayCorp is fair from a financial point of view to the public Shareholders of the Company (the "Public Shareholders"). Jefferies delivered an opinion to the Board to the effect that, as of July 25, 2002, and based upon and subject to stated assumptions, the consideration to be received by the Company is fair to the Public Shareholders from a financial point of view. A copy of the Jefferies opinion, which sets forth the assumptions, factors and considerations, matters considered, procedures followed and limitations on, the review undertaken by Jefferies, is included in this Proxy Statement as Appendix B. The summary of the Jefferies opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. BAYCORP'S SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE JEFFERIES OPINION IN ITS ENTIRETY.


     In connection with rendering its opinion to the Company's Board of Directors, Jefferies performed three financial analyses, each of which is summarized below (see "The Bases for and Methods of Jefferies' Opinion"). The following summary is not a complete description of all of the factors Jefferies considered in connection with its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the analysis of selected publicly traded companies and the analysis of selected transactions summarized below, no company or transaction used as a comparison is either identical or directly comparable to the Company or the Asset Sale. These analyses necessarily involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or acquisition values of the companies concerned.


     Jefferies believes that its analyses and the summary below must be considered as a whole and that selecting portions of its analyses and factors or focusing on certain financial information, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies' analyses and opinion.


     Jefferies arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole and believed that the totality of the factors it considered and analyses it performed in connection with its opinion operated collectively to support its determination as to the fairness of the consideration from a financial point of view. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis.


     The estimates of the future performance of the Company's business and Seabrook provided by the Company's management and Seabrook in or underlying Jefferies' analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control. Estimates of the financial value of companies do not necessarily purport to be appraisals or reflect the prices at which companies actually may be sold.

JEFFERIES' PROCEDURES

     In arriving at its opinion, Jefferies (i) reviewed financial or other information that was publicly available or furnished to it by BayCorp and Seabrook; (ii) reviewed financial forecasts furnished by BayCorp and Seabrook;
(iii) prepared a discounted cash flow analysis of Seabrook based upon information provided to it by BayCorp and Seabrook; (iv) conducted discussions with members of BayCorp's management concerning the foregoing matters; (v) reviewed the agreement between BayCorp and Northeast Utilities relative to BayCorp's participation in the Auction, the Purchase and Sale Agreement, and other legal documents in connection with the Asset Sale; (vi) reviewed and compared certain financial data of Seabrook with various other companies whose securities are traded in public markets; (vii) reviewed and compared the market prices and valuation multiples paid in comparable merger and acquisition transactions that it deemed appropriate for purposes of its opinion; and (viii) performed and reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary or appropriate, including its assessment of general economic and market conditions.

     In rendering its opinion, Jefferies relied upon and assumed the accuracy and completeness of all of the financial and other information that was publicly available, was supplied or otherwise made available to it, and discussed with or reviewed by it. Jefferies did not assume any responsibility for independently verifying, and has not independently verified, such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of BayCorp or Seabrook. Jefferies has made no independent investigation of any legal or accounting matters affecting BayCorp or Seabrook, and has assumed the correctness of all legal and accounting advice given to BayCorp and its Board of Directors or committees thereof.

     Jefferies has relied on representations that the financial forecasts it reviewed relative to the Asset Sale have been reasonably prepared and reflect the best currently available estimates and judgments of BayCorp's management as to BayCorp's and Seabrook's future operating financial performance. Although the financial forecasts did not form the principal basis for Jefferies' opinion, but rather constituted one of many items that Jefferies employed, changes to such forecasts could affect Jefferies opinion.

     Jefferies has also assumed that, in all respects material to its analysis, the information provided to Jefferies about the Sellers, their assets, and the auction process is true and correct and that the sale will be consummated per the terms of the Purchase and Sale Agreement. To the extent the information provided to Jefferies was inaccurate or incomplete it could materially impact its opinion.

     Jefferies opinion is rendered as of July 25, 2002 and Jefferies expressly disclaims any undertaking or obligation to advise any person of any change in fact or matter affecting its opinion of which the Company becomes aware after July 25, 2002. Jefferies' opinion does not constitute a recommendation to BayCorp, its Board of Directors or any committee thereof, any of its Shareholders, or any other person as to any specific action that should be taken in connection with the Asset Sale. Jefferies has not stated an opinion as to the market value or the prices at which any of BayCorp's securities may trade at any time.

THE BASES FOR AND METHODS OF JEFFERIES' OPINION

     Jefferies based its valuation of Seabrook on the results of three valuation methodologies: comparable trading analysis, comparable transactions, and discounted cash flow.


     Comparable Trading Analysis. Jefferies' comparable trading analysis applies comparable company trading multiples to estimates of Seabrook's earnings, cash flow and earnings before interest, taxes, and depreciation and amortization ("EBITDA") for 2002 and 2003. In this analysis, Jefferies used the average Price/Earnings ("P/E"), Price/Cash Flow ("P/CF"), and Total Enterprise Value/EBITDA ("TEV/ EBITDA") trading multiples of six selected energy trading and generation companies to determine the fairness of the price offered by FPL Energy Seabrook for Seabrook Station. The six comparable public companies Jefferies used are The Williams Companies, El Paso Corporation, Dynegy, Inc., Calpine Corporation, Mirant Corporation, and Reliant Resources, Inc.



     BayCorp's generating subsidiaries are EWGs (Exempt Wholesale Generators), enabling them to charge market rates for electricity as opposed to being restricted to FERC mandated rates as are the regulated utilities. These EWGs are regularly in the energy trading market to sell their share of the generated electricity, as well as to fulfill contracts to supply electricity to their customers. The six companies selected are the best examples of public companies with a large portion of their electricity generation sold at market rates. Jefferies is not aware of any small, publicly traded, pure play EWG companies that capture as accurately the business model risk of BayCorp as the selected companies. Although the six comparable companies operate on a larger scale, their significant trading operations give them the same business risks and competitive profile as BayCorp. As a result, Jefferies believes the six comparable companies selected represent a fair approximation of BayCorp's exposures.



     Jefferies believes that an important component of an effective comparable companies analysis in this case is a thorough analysis of the trading characteristics of the comparable companies. Trading data necessary for this analysis is only readily available for public companies, which limited the number of companies that could be properly evaluated as comparable companies. The presence of a large group of professional analysts covering the selected peer group helped in gathering data regarding future earnings and growth estimates to calculate trading multiples. Normally, the larger companies in this industry, all else being equal, tend to trade at higher multiples than smaller ones. Using larger companies for comparison purposes would therefor create a more conservative fairness analysis. Recent market events such as problems in accounting of other energy generating and trading companies skewed the results of the comparable company analysis. As a result, a lower weighting was applied to this analysis than it would have been given otherwise.



     Because Jefferies provided an opinion on the fairness of the transaction from only BayCorp's perspective, Jefferies selected the comparable companies to represent a fair approximation of BayCorp's peer group, as opposed to a peer group for Seabrook, the nuclear generating facility. While the companies selected are larger than BayCorp by an order of magnitude, they represented the most approximate choices available to Jefferies that best approximated BayCorp's business model.


     Using the comparable company analysis and applying the proceeds sharing agreement between BayCorp and Northeast Utilities, Jefferies derived relative values to be received by BayCorp for Seabrook ranging from a low of $32.9 million to $110 million ($211/kW -- $631/kW) compared to total estimated proceeds to BayCorp of $117.3 million ($672/kW). Jefferies noted that the valuations obtained by this method are somewhat skewed towards the lower end of the range due to recent declines of these stocks in the equity markets because of the Enron bankruptcy and questions about their accounting practices. By way of comparison, as indicated below, Jefferies obtained an average TEV/EBITDA multiple for companies with operations comparable to BayCorp of 5.4x for 2002 and 5.0x for 2003. An estimated 2002 TEV/EBITDA multiple of 5.9x for BayCorp compares favorable with the average TEV/EBITDA multiples derived by Jefferies.

COMPARABLE TRADING ANALYSIS -- IMPLIED VALUATION

                                         P/E              P/CF           TEV/EBITDA
                                   ---------------   ---------------   ---------------
IMPLIED VALUATION                  2002E    2003E    2002E    2003E    2002E    2003E    ACTUAL
-----------------                  ------   ------   ------   ------   ------   ------   ------
                                                      (DOLLARS IN MILLIONS)
Peer Median Multiple.............     4.4x     4.1x     2.5x     2.0x     5.4x     5.0x
Implied Proceeds to BayCorp......  $ 51.1   $ 36.8   $ 44.7   $ 32.9   $110.0   $ 88.4   $117.3
Output (MW)(1)...................   174.4    174.4    174.4    174.4    174.4    174.4    174.4
Implied $/kW.....................  $293.1   $211.0   $256.4   $188.8   $630.6   $507.1   $672.4

---------------

(1) Output based on BayCorp's 15.0% joint ownership interest in Seabrook.

     Comparable Transaction Analysis. Jefferies reviewed sales and acquisitions of power generation plants since January 1996. Based on this analysis, Jefferies derived an approximate range of dollars per kW paid in those comparable transactions of $250/kW to $450/kW. To calculate Seabrook's implied asset value, Jefferies applied the range of dollar per kilowatts paid in the comparable transactions to 1024 megawatts, which reflects the total megawatt generating capacity of Seabrook being sold. Jefferies then applied the proceeds sharing agreement between BayCorp and Northeast Utilities to derive a range of values from $53.8 million to $88.7 million compared to estimated proceeds payable to BayCorp in the Asset Sale of $117.3 million.

     Discounted Cash Flow Analysis. In addition to the comparable trading analysis and comparable transactions analyses, Jefferies calculated the Net Present Value of Seabrook, discounting its projected free cash flows back to December 31, 2001. In order to calculate Seabrook's free cash flows, Jefferies used Seabrook management's projection of generation output and operating expenses through December 31, 2006, and applied the price curve supplied by BayCorp management to derive revenues. Jefferies then subtracted projected cash taxes, based on estimates provided by BayCorp management, and Seabrook's management's estimates of capital expenditures and increases in working capital needs to obtain the free cash flow figure. Jefferies also calculated the forecasted terminal enterprise value of the enterprise at December 31, 2006 by multiplying the forecasted EBITDA in the fiscal year ending December 31, 2006 by the estimated 2003 TEV/ EBITDA multiple of 5.0x for companies with operations comparable to BayCorp's operations. To calculate the enterprise value and equity value of Seabrook, Jefferies discounted the five-year projected free cash flows and the terminal value back to their present values using an estimated weighted average cost of capital ("WACC") of 6.7%. Jeffries arrived at 6.7% as the weighted average cost of capital ("WACC") for BayCorp by deriving the median cost of capital for each of the six companies in the comparison group (see Comparable Trading Analysis, page 15). The median cost of capital for the comparable companies was established by calculating a normalized beta from the relative stock prices of the comparable companies over the past three years, and then accounting for the impact of leverage at each of those companies. The adjusted beta was then applied to BayCorp, resulting in the 6.7% WACC. Jefferies derived a range of values from $106.3 million to $118.8 million from its discounted cash flow analysis.


     JEFFERIES' OPINION IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE COMPANY'S PUBLIC SHAREHOLDERS OF THE CONSIDERATION TO BE RECEIVED BY THE COMPANY FROM THE ASSET SALE, TAKING THE AGREEMENT WITH NORTHEAST UTILITIES INTO ACCOUNT, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE ASSET SALE OR ANY RELATED TRANSACTION. THE OPINION DOES NOT ADDRESS THE COMPANY'S UNDERLYING BUSINESS DECISION TO EFFECT THE ASSET SALE OR CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW TO VOTE WITH RESPECT TO ANY MATTERS RELATING TO THE PROPOSED ASSET SALE. HOLDERS OF SHARES ARE ENCOURAGED TO READ THIS OPINION, WHICH IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT, CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY JEFFERIES.

FEES AND EXPENSES PAID TO JEFFERIES

     For its financial advisory services in connection with the Asset Sale, BayCorp agreed to pay Jefferies a fee of $225,000. BayCorp also agreed to reimburse Jefferies for its out-of-pocket expenses up to $25,000, and to indemnify Jefferies and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement.

CONFLICT OF INTEREST

     Jefferies, for the purpose of rendering its opinion, is an independent third party investment banking firm. No part of the compensation paid by BayCorp to Jefferies is contingent upon Jefferies' conclusion regarding valuation or financial fairness. The Company has not previously engaged Jefferies to act as BayCorp's financial advisor and, to management's knowledge, have had no prior transactions in which Jefferies was involved except for the broker transactions described below. In the ordinary course of its business, Jefferies may actively trade in BayCorp's securities for its own account and the accounts of its customers and, accordingly, may at any time hold a long or short-term position in such securities. Additionally, Jefferies has acted as broker acquiring shares of the Company's Common Stock for the account of the Company in connection with the Company's stock repurchase program. In the last two years, the Company paid broker commissions to Jefferies totaling approximately $1,240.

                         REGULATORY AND OTHER APPROVALS


     The parties to the Asset Sale are required to obtain numerous regulatory and other governmental approvals of the Asset Sale all of which have been applied for and are expected to be obtained. Most of the approvals have already been obtained. The more significant approvals that the parties to the Asset Sale are required to obtain and a summary of the status of those approvals include the following.


FEDERAL TRADE COMMISSION/DEPARTMENT OF JUSTICE

     Several parties to the Purchase and Sale Agreement, including BayCorp, each filed a Premerger Notification and Report Form for review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice. On July 15, 2002, the Federal Trade Commission granted early termination of the waiting period before which the Asset Sale could not have been consummated.

NEW HAMPSHIRE PUBLIC UTILITIES COMMISSION


     All Sellers except Great Bay and Little Bay, which are not regulated as New Hampshire public utilities, are required to obtain and have applied for approval of the Asset Sale by the New Hampshire Public Utilities Commission ("NHPUC"). NHPUC must determine that the Asset Sale is in the public good. NHPUC issued a written order approving the Asset Sale on September 12, 2002.


NEW HAMPSHIRE ENERGY FACILITY SITE EVALUATION COMMITTEE

     FPL Energy Seabrook has applied to the New Hampshire Energy Facility Site Evaluation Committee ("NHSEC") for approval of its acquisition of the Seabrook assets. NHSEC approves and monitors the siting, construction, and operation of New Hampshire energy facilities. FPL Energy Seabrook has received a letter from NHSEC stating that FPL Energy Seabrook's acquisition of the Seabrook Assets is not subject to NHSEC's approval.

NEW HAMPSHIRE NUCLEAR DECOMMISSIONING FINANCING COMMITTEE


     All parties to the Purchase and Sale Agreement applied to the New Hampshire Nuclear Decommissioning Financing Committee ("NDFC") for approval of the Asset Sale. NDFC has authority to determine the projected cost of decommissioning Seabrook and the schedule of decommissioning funding payments for each owner. The law requires that prior to the transfer to FPL Energy Seabrook it must demonstrate adequacy of funding assurance to NDFC. On September 4, 2002, NDFC issued an order approving the funding assurance provided by FPL Energy Seabrook.


CONNECTICUT DEPARTMENT OF PUBLIC UTILITY CONTROL


     The Connecticut Light & Power Company and the United Illuminating Company applied for the Connecticut Department of Public Utility Control's ("CDPUC") approval of the Asset Sale. CDPUC's approval is conditioned upon a determination that the sale exceeds the minimum required bid, complies with federal rules related to the sale of interests in nuclear plants, followed the approved plan of sale, preserves any related labor agreements, and benefits ratepayers. CDPUC approved the Asset Sale in a written decision that became final on September 11, 2002.


MASSACHUSETTS DEPARTMENT OF TELECOMMUNICATIONS AND ENERGY


     New England Power Company, Canal Electric Company, and The Connecticut Light & Power Company are required to obtain various approvals of the sale of their Seabrook Plant interests from the Massachusetts Department of Telecommunications and Energy("MDTE"). MDTE issued written orders granting its approvals on September 6, 2002.

NUCLEAR REGULATORY COMMISSION

     The parties to the Purchase and Sale Agreement are required to obtain and have applied for approval of the Asset Sale from the Nuclear Regulatory Commission ("NRC"). NRC must make findings relative to the Buyer's financial and technical qualifications, safety and decommissioning issues, and that the Asset Sale is in the public interest. NRC approval has not yet been received.

FEDERAL ENERGY REGULATORY COMMISSION


     The Sellers and the Buyer and certain of their affiliates are required to obtain and have applied for approvals that include the sale of a jurisdictional facility, an interconnection agreement, and termination of certain power contracts from the Federal Energy Regulatory Commission ("FERC"). FERC has issued a number of such approvals, including approval of the sale of the facilities over which it has jurisdiction under the Federal Power Act and approval of the amended purchased power agreement between Great Bay and Unitil Power Corporation.


UNITED STATES ENVIRONMENTAL PROTECTION AGENCY

     FPL Energy Seabrook and North Atlantic Energy Service Corporation applied for and have received from the United States Environmental Protection Agency ("EPA") approval of the transfer and reissuance of a discharge permit that is necessary for the operation of Seabrook. Approval for transfer of a storm water permit is expected to be filed in late August 2002.

FEDERAL COMMUNICATIONS COMMISSION

     North Atlantic Energy Service Corporation as agent for Sellers and Buyer applied for and obtained approval from the Federal Communications Commission of the assignment to the Buyer of private radio licenses held in connection with operation of Seabrook.

NEW HAMPSHIRE DEPARTMENT OF ENVIRONMENTAL SERVICES

     North Atlantic Energy Service Corporation and FPL Energy Seabrook applied for, but have not yet obtained, various permits from the New Hampshire Department of Environmental Services relative to a hazardous waste permit, operating permit, and surface water discharge permit.

TOWN OF SEABROOK

     FPL Energy Seabrook applied for and received approval for an industrial wastewater permit from the Town of Seabrook. FPL Energy Seabrook must also obtain a Town of Seabrook Business License.

                         SOME EFFECTS OF THE ASSET SALE

UNITIL CONTRACT AGREEMENT AMENDMENT


     A long-term electric power supply agreement for the sale of 10 megawatts of Great Bay's Seabrook power entitlement to Unitil Power Corporation ("Unitil") has been amended. Prior to its amendment, the agreement provided for Great Bay's sale and Unitil's purchase of Seabrook unit-contingent power, limiting the power sold to that generated by Seabrook in proportion to the plant's operating level. Because Great Bay will no longer own any interest in Seabrook after the Asset Sale closing, it will not be able to directly supply Seabrook power to Unitil under the agreement. The amendment to which the parties have agreed modifies that agreement to slightly reduce the price that Unitil pays for power, but it also provides that Great Bay will supply, and Unitil will buy, power on a firm basis regardless of Seabrook's operating level and without reference to the source of generation. The amendment also provides alternative security for Unitil's benefit, to replace and discharge the mortgage that currently secures Great Bay's performance of the agreement. The discharge of the mortgage was necessary in order to complete the sale of Great Bay's interest in Seabrook to FPL Energy Seabrook and convey unencumbered title to Great Bay's interest in the real estate to FPL Energy Seabrook.

     The amendment received FERC approval on August 30, 2002. The amended agreement will be effective on December 1, 2002 or earlier at Great Bay's option. The amended Unitil Contract will not be sold in the Asset Sale, and following the closing will constitute the only significant non-liquid asset retained by either Great Bay or Little Bay.


HOUSTONSTREET EXCHANGE, INC.

     BayCorp owns approximately 46% of HoustonStreet Exchange, Inc. ("HoustonStreet") which is an internet-based independent crude oil and refined products trading exchange. HoustonStreet was incorporated in 1999 and was a wholly-owned subsidiary until it was deconsolidated in December 2000. BayCorp's investment in HoustonStreet has been written off and its operations are not currently material to BayCorp's financial results. The Asset Sale will have no effect on HoustonStreet's operations and ownership.

PROCEEDS

     The total proceeds to be distributed to BayCorp from the Asset Sale are estimated to be approximately $117 million after payment of the one-time decommissioning fund top off payment and the sharing of a portion of the proceeds with Northeast Utilities pursuant to Great Bay's and Little Bay's agreement with Northeast Utilities and certain of its subsidiaries to participate in the Auction. That estimate is based on an assumed December 31, 2002 closing date, and the actual proceeds will vary from the estimate. BayCorp incurred or expects to incur expenses in connection with the Asset Sale of approximately $800,000. These expenses include legal, accounting, and financial advisor's fees and a $200,000 portion of JPMorgan's managing agent's fee. After deducting these expenses from the proceeds to be distributed to BayCorp, the net proceeds to the Company from the Asset Sale are estimated to be approximately $116.2 million.

BAYCORP'S BUSINESS AFTER THE CLOSING


     The Board of Directors has not yet determined what its strategic direction will be following the consummation of the Asset Sale and is considering at least three possible general alternatives. Immediately after the Asset Sale Closing, on a consolidated basis, BayCorp's material assets will consist of cash, its interest in HoustonStreet, the Unitil contract, and expected net operating loss carryforwards of approximately $70 million. It will have no material liabilities other than ordinary course payables and an obligation to sell power to Unitil under the amended Unitil agreement. Currently, the Company anticipates pursuing one of the following three directions: liquidation and dissolution, retention of the proceeds and acquisition, investment in, or development of new lines of business, or a partial distribution of cash and acquisition, investment in, or development of new lines of business. The Company has not determined which option it will pursue. Furthermore, the Company may not choose any of the options described above and instead may pursue one or more other options the Company has not yet considered. Although the Board may explore opportunities to acquire, invest in, or develop new lines of business, to date the Board has not adopted a new strategic direction for the company and cannot predict what, if any, businesses it may enter or strategies it may adopt. Therefore, the Board can offer no indication of what risks and opportunities might arise in the context of such a new direction or directions.


NO DIRECT PAYMENTS TO BAYCORP'S SHAREHOLDERS


     BayCorp Shareholders will not receive any direct payment as a result of the transactions contemplated by the Purchase and Sale Agreement. The proceeds of the Asset Sale will be paid to Great Bay and Little Bay. BayCorp has no present plan to distribute those proceeds to Shareholders. See "BayCorp's Business After Closing" above. Any distribution or return of capital to Shareholders from the proceeds of the Asset Sale would occur subsequent to the closing of the Asset Sale.


AMEX LISTING

     The American Stock Exchange ("AMEX") has established rules and policies with respect to the continued listing of securities on AMEX. In executing these policies, AMEX has established standards and identified events under which it will normally consider suspending dealings in or removing a security from listing on AMEX.

     One of the events identified that could lead to delisting is a company selling or otherwise disposing of its principal operating assets. Since BayCorp will be selling its principal operating asset, there is the possibility that AMEX could take action to determine whether BayCorp's stock should continue to be listed. AMEX will notify a listed company within 10 days of a determination that the company no longer meets the requirements for continued listing. A company then has 30 days from the receipt of the notice to submit a plan to bring the company into compliance with the continued listing requirements. Such a plan must identify how the company will return to compliance within 18 months of the receipt of the notice. Should AMEX not accept the plan, or if the Company does not meet the continued listing requirements at the end of the 18-month period, then AMEX will promptly initiate delisting procedures.

     Should the Company either retain the proceeds and develop new business opportunities or make a partial distribution and develop new business opportunities as described in "BayCorp's Business After the Closing" above, it will inform AMEX of its plans and will work with AMEX to ensure that the requirements for continued listing are met. The Company believes that the criteria it will use in deciding whether to acquire or develop a new business are such that there would be a likelihood that the Company will continue to meet AMEX's listing requirements. There is no guarantee, however, that the Company will meet the requirements for continued listing on AMEX.

                 INTERESTS OF CERTAIN PERSONS IN THE ASSET SALE

CONFLICTS OF INTEREST

     The directors and certain officers of the Company and its subsidiaries may be deemed to have interests in the Asset Sale that are in addition to their interests as holders of Common Stock and the interests of the Shareholders generally. Such additional interests may have presented the directors and certain officers with conflicts of interest in connection with the negotiation of the Asset Sale and are described as follows.

KEY EMPLOYEE RETENTION AND INCENTIVE PLAN

     In October 2001, the Board approved its Compensation Committee's recommendation that the Board adopt a Key Employee Retention and Incentive Plan (the "Retention and Incentive Plan"). The purpose of the Retention and Incentive Plan is to accomplish the Asset Sale, maximize the results to the Company of the Asset Sale, and retain key employees through the successful completion of the Asset Sale and thereafter if desired by the Board. Under the Retention and Incentive Plan, the officers, directors, and key employees received stock options and officers and key employees received other incentives under Retention and Incentive Agreements. Pursuant to such Retention and Incentive Agreements officers and key employees may receive cash payments based upon the achievement of particular objectives.


     A Retention and Incentive Agreement with Patrycia T. Barnard, the Company's Vice President of Finance and Treasurer, provides for a one year severance payment (approximately $ 145,000) to Ms. Barnard that is payable upon and only upon a liquidation (as defined below) of the Company, provided Ms. Barnard is employed by the Company at that time. For purposes of the agreement, liquidation means "final liquidation of substantially all of the assets of the Company and the approval of a plan of distribution of the Company's assets net liabilities to its stockholders."



     A Retention and Incentive Agreement with Anthony M. Callendrello, the Company's Chief Operating Officer, provides for a $100,000 bonus to Mr. Callendrello upon the closing of the Asset Sale. The agreement also provides a six month severance payment (approximately $ 73,000) to Mr. Callendrello that is payable upon and only upon the liquidation (as defined above) of the Company, provided Mr. Callendrello is employed by the Company at that time. In addition, the agreement establishes goals and financial incentives for achieving certain pre-closing objectives. The Board based the financial incentives on a concept of sharing incremental value created by employees above certain benchmarks set by the Board. The potential incentive payment will be calculated as a percentage, ranging from one to ten percent, of
(i) the savings from the reduction of certain identified liabilities, and (ii) the incremental value realized from identified assets, such that Mr. Callendrello will benefit only in the event of demonstrable financial benefit to the Company. None of the incentive payments will be made unless and until the closing of the Asset Sale and unless Mr. Callendrello has continued as an employee through that date, and, while the amount of such incentive payments cannot be determined until after the Asset Sale closing and after the occurrence of other future events, the Company estimates the aggregate potential range of incentive payments to be between $300,000 and $600,000. If the incentive payments fall within that range, the Company will have realized between $7.6 million and $12.8 million in increased value.



     A similar Retention and Incentive Agreement with Frank W. Getman Jr., the Company's President and Chief Executive Officer, establishes goals and financial incentives for achieving certain pre-closing objectives. Mr. Getman's agreement does not contain a retention bonus component. The Board based the financial incentives on a concept of sharing incremental value created by employees above certain benchmarks set by the Board. The potential incentive payment will be calculated as a percentage, ranging from one to ten percent, of (i) the savings from the reduction of certain identified liabilities, and (ii) the incremental value realized from identified assets, such that Mr. Getman will benefit only in the event of demonstrable financial benefit to the Company. None of the incentive payments will be made unless and until the closing of the Asset Sale and unless Mr. Getman has continued as an employee through that date, and, while the amount of such incentive payments cannot be determined after the Asset Sale closing and after the occurrence of other future events, the Company estimates the aggregate potential range of incentive payments to be between $600,000 and $1.2 million. If the incentive payments fall within that range, the Company will have realized between $7.6 million and $12.8 million in increased value.


     In addition to the potential payments available under the Retention and Incentive Agreements, officers, directors, and key employees received grants of stock options exercisable upon consummation of the Asset Sale. Pursuant to the terms of stock option agreements evidencing the grant of options to employees and directors under the Company's 2001 Non-Statutory Stock Option Plan (the "2001 Plan"), certain stock options become fully exercisable only upon completion of the Asset Sale. The following table sets forth for each director and executive officer the number of shares subject to options which will become exercisable only upon consummation of the Asset Sale and the per share exercise price of each stock option which will become immediately exercisable.

                                                                                   NUMBER OF
                                                                                SHARES SUBJECT
                                                                               TO EXERCISE UPON    PER SHARE
                                                                                 CONSUMMATION      EXERCISE
NAME                                                 POSITION                  OF THE ASSET SALE   PRICE(S)
----                                                 --------                  -----------------   ---------
Patrycia T. Barnard..................  Vice President of Finance & Treasurer         20,000          $9.05
Anthony M. Callendrello..............  Chief Operating Officer & Secretary           40,000          $9.05
Alexander Ellis III..................  Director                                      20,000          $9.05
Stanley I. Garnett II................  Director                                      20,000          $9.05
Frank W. Getman Jr...................  Chairman, President & Chief Executive         50,000          $9.05
                                         Officer
James S. Gordon......................  Director                                      20,000          $9.05
Michael R. Latina....................  Director                                      20,000          $9.05
Lawrence M. Robbins..................  Director                                      20,000          $9.05
John A. Tillinghast..................  Director                                      20,000          $9.05

          TOTAL                                                                     230,000

     The exercise price of the options described above was the closing price on the American Stock Exchange on October 22, 2001, the date the options were granted. The closing price of the Common Stock on the American Stock Exchange on: (i) April 11, 2002, the trading day prior to the Board's approval of the Asset

Sale, was $10.67; and (ii) on           the date prior to the date on which this
Proxy Statement was printed was $          .

     In addition to options described in the table above, currently outstanding options held by William Rodgers, a non-executive employee of the Company and its subsidiaries, for 10,000 shares will become immediately exercisable at an exercise price of $9.05 per share upon consummation of the Asset Sale.

     For information relating to ownership of the Company's Common Stock and total options held by the Company's directors and executive officers, See "Stock Ownership of Certain Beneficial Owners".

                              METHOD OF ACCOUNTING

     Upon completion of the transaction, substantially all of the assets and liabilities of Great Bay and Little Bay which are recorded on BayCorp's balance sheet at the date of the transaction will be removed from the balance sheet. Great Bay and Little Bay will receive cash for their interests in the Seabrook assets. The net cash proceeds will be recognized on BayCorp's balance sheet on the date of the Asset Sale. The difference between the cash proceeds and the net book value of Great Bay's and Little Bay's Seabrook assets, net of transaction costs, will be recognized as a gain on the date of the Asset Sale. BayCorp will also recognize a tax expense on the gain. BayCorp will utilize some of its net operating loss carryforwards to offset the gain for tax purposes. Because these loss carryforwards have historically not been recorded for book purposes, the utilization of loss carryforwards will not impact the recorded net gain on the transaction. A limitation under New Hampshire tax law on the use of loss carryforwards for purposes of New Hampshire state taxes may result in tax on the gain recognized.

                        FEDERAL INCOME TAX CONSEQUENCES


     The following is a brief and general summary of some United States federal income tax consequences applicable to the Asset Sale. This summary does not reflect any provisions of the income tax laws of any state or local jurisdiction and does not address BayCorp's business after the closing. See the discussion of "BayCorp's Business After the Closing" on page 19. This summary is based on the current United States federal income tax laws (including the Internal Revenue Code of 1986, as amended (the "Code"); its legislative history; final, temporary and proposed Treasury regulations thereunder; and administrative and judicial interpretations thereof), all of which are subject to change, possibly with retrospective effect.


     Great Bay, Little Bay, and the other Sellers have requested a private letter ruling from the United States Internal Revenue Service ("IRS") with respect to the characterization of and absence of income, gain, or loss recognized upon the transfer of decommissioning funds to the decommissioning trust established by the Buyer; and income, gain, or loss recognized from the Asset Sale and as a result of the assumption of decommissioning liability by the Buyer. None of BayCorp, Great Bay, or Little Bay has requested a ruling from the IRS with respect to any other U.S. federal income tax consequence of the Asset Sale. As a result, there can be no assurance that the Internal Revenue Service will agree with certain of the conclusions described below as to which the Company has not requested a private letter ruling.

 CONSEQUENCES TO BAYCORP SHAREHOLDERS

     No gain or loss will be recognized by Shareholders as a result of the Asset Sale. Shareholders will not receive any payment as a result of the transactions contemplated by the Purchase and Sale Agreement.

 CONSEQUENCES TO BAYCORP, GREAT BAY AND LITTLE BAY

     Great Bay and Little Bay generally will recognize income or loss in an amount equal to the difference between the amount of cash received from the Asset Sale and their adjusted tax basis in the assets to be sold and the liabilities to be assumed by FPL Energy Seabrook. Taxable income from the Asset Sale will be reduced on the consolidated federal income tax return of BayCorp Holdings, Ltd. and its subsidiaries to the extent of federal Net Operating Losses incurred by BayCorp, Great Bay and Little Bay in prior tax years.

                          PURCHASE AND SALE AGREEMENT

     The discussion of the Asset Sale in this proxy statement is qualified by reference to the Purchase and Sale Agreement which is attached to this proxy statement as Appendix A. You should carefully read the entire Purchase and Sale Agreement.

DEFINITIONS AND SECTION REFERENCES

     Capitalized terms referenced in this discussion of the Purchase and Sale Agreement have the definitions assigned to them in the Purchase and Sale Agreement unless the context clearly indicates that a different definition should be used. Similarly, section references refer to sections of the Purchase and Sale Agreement.

PURCHASE AND SALE OF ASSETS

     The Purchase and Sale Agreement provides for the transfer by the Sellers of their respective ownership shares of substantially all assets comprising Seabrook Station Unit 1 and Unit 2 and including applicable contracts, leases and permits relating to the operation of Seabrook Station. The assets to be transferred to FPL Energy Seabrook specifically include:

     - Real property owned by certain of the Sellers, both individually and jointly, and all rights arising out of the ownership of the real property;

     - Nuclear Materials, Spent Nuclear Fuel and other High Level Waste, and all Low Level Waste;

     - Machinery, equipment, computer hardware and software, communications equipment, tools, spare parts, fixtures, furniture, furnishings, and other personal property principally used in the operation or maintenance of Seabrook, and the Inventories owned by the Sellers;

     - Assets associated with Seabrook Unit 2, including the structures, equipment, components and parts, that were purchased for Unit 2 and not sold or transferred;

     - Leasehold interests and subleases relating to the real property transferred to the Seller;

     - Permits that are transferable by the Sellers to the Buyer;

     - "Material Contracts" that are part of the business of the plant;

     - Documents, books, and records;

     - All assignable interest of the Sellers to the NRC Licenses;

     - All right, title and interest of the Sellers in Nuclear Fuel;

     - All of the Sellers' right, title and interest in the assets comprising the Decommissioning Funds;

     - Property and assets used or usable in providing emergency warning or associated with emergency preparedness;

     - The Sellers' interests in the escrow account established in accordance with the Memorandum of Understanding with the Town of Seabrook;

     - All emission reduction credits owned by the Sellers that relate to the operation of the Facility; and

     - The property comprising or constituting the 345 kV Substation located at the Site, as well as all Permits and contracts that relate to the 345 kV Substation.

EXCLUDED ASSETS

     Certain specifically designated assets of the Sellers are excluded from the sale and will not be transferred to FPL Energy Seabrook. The list of excluded assets includes:

     - All Cash, accounts and notes receivable, bank deposits and property or income tax receivables or any other Tax refunds to the extent allocable to a period ending prior to the relevant Closing, except the assets comprising the Decommissioning Funds; and

     - All rights of the Sellers under any Material Contract, Lease, Intellectual Property License or Other Assigned Contract to the extent expressly providing the Sellers with indemnity, defense or exculpation rights for any claims for which the Sellers remain liable.

ASSUMPTION OF LIABILITIES

     The Purchase and Sale Agreement provides that the purchaser is to assume a comprehensive list of so-called Assumed Liabilities relating to the ownership and/or operation of the facility including:

     - All Environmental Liabilities, other than Excluded Liabilities which include so-called offsite environmental liabilities, nuclear, and decommissioning liabilities;

     - Subject to certain exceptions, Liabilities under the Material Contracts, Leases, Other Assigned Contracts, Emergency Preparedness Agreements, Intellectual Property Licenses, the Transferable Permits and any employment contracts with North Atlantic Energy Service Corporation employees, except to the extent such Liabilities arose prior to the closing;

     - All Liabilities in respect of the Decommissioning of the Facility; the management, storage, transportation and disposal of Spent Nuclear Fuel (including, without limitation, all fees payable to Department of Energy ("DOE") under the DOE Standard Contracts accrued after the relevant Closing Date) and Low Level Waste; and any other decommissioning or post-operative disposition of the Facility or any other Acquired Assets;

     - All Liabilities arising under or relating to Nuclear Laws or relating to any claim in respect of Nuclear Material arising out of the ownership or operation of the Acquired Assets whether occurring prior to, on or after the closing;

     - Except as otherwise specifically agreed, all Liabilities accruing after the closing arising under NRC Regulations or the NRC Licenses including fees or charges; and

     - All Liabilities under incentive compensation programs to the extent applicable to employees of North Atlantic Energy Service Corporation or any Affiliate who are employed at Seabrook.

LIABILITIES NOT ASSUMED

     The Purchase and Sale Agreement contains a specific listing of liabilities that will not be assumed by the Buyer, including:

     - Liability arising from the operation or use of the Excluded Assets and Seller Easements;

     - Liabilities relating to the off-Site disposal, storage, transportation, discharge, release or recycling of Hazardous Substances that were generated at the Site, at any Offsite Hazardous Substance Facility or at a location other than the Site (other than as a result of subsurface migration from the Site), prior to the Initial Closing Date;

     - Any Liability in respect of Taxes to the extent attributable to the Acquired Assets accrued prior to the closing, except those Taxes expressly allocated to the Buyer;

     - Any Liabilities of any Seller or any of its Affiliates for any compensation or any benefits whether in relation to any of the Plant Employees, independent contractors or any other individuals who are later determined by a court or governmental agency to have been employees of a Seller or its Affiliates;

     - All Liabilities for assessments for decommissioning and decontamination fund fees accrued and payable prior to the Initial Closing Date;

     - Any Liabilities, including any Environmental Liabilities, resulting from any illegal acts or willful misconduct of the Sellers or North Atlantic Energy Service Corporation or their employees, agents or contractors, occurring prior to the Initial Closing Date;

     - Except as expressly provided to the contrary, any other Liability, obligation, claim, action, complaint, debt, suit, cause of action, investigation, or proceeding of any kind whatsoever asserted by any Third Party, against or relating to any of the Buyer, the Sellers or the Acquired Assets, for damages suffered by such Third Party arising from or relating to the use, ownership or lease of the Acquired Assets or operation of the Facility prior to the Initial Closing Date;

     - The escrow account contribution obligation of each Seller under the Unit 2 Memorandum of Understanding with the Town of Seabrook; and

     - Any Liability which is required to be accrued in accordance with GAAP by any Seller on the balance sheet of such Seller as of the Initial Closing Date or a Subsequent Closing Date, other than those Liabilities which are specifically identified as Assumed Liabilities.

     The Company believes that the liabilities that it will retain pursuant to the Purchase and Sale Agreement will not be significant.

PURCHASE PRICE

     The total purchase price payable to all Sellers is $836.6 million dollars which is payable in cash at closing and is allocated under the Purchase and Sale Agreement as follows:

     - $746,710,000 to the so-called Facility Purchase Price that includes all of the acquired assets other than Nuclear Fuel, Seabrook Unit 2 and the North Atlantic Energy Corporation Real Property;

     - $61,900,000 to Nuclear Fuel;

     - $25,600,000 to Seabrook Unit 2; and

     - $2,400,000 to the North Atlantic Energy Corporation Real Property which is owned solely by North Atlantic Energy Corporation and is not a jointly-owned asset.

     Except for the price for North Atlantic Energy Corporation Real Property which is allocated to North Atlantic Energy Corporation, the separate purchase price for each of these components is allocated among the Sellers in accordance with their respective ownership interests in the different components.

     The total proceeds to be distributed to BayCorp representing Great Bay's and Little Bay's share of the Purchase Price are estimated to be approximately $117 million after payment of the one-time decommissioning payment and the sharing of a portion of the proceeds with Northeast Utilities pursuant to Great Bay's and Little Bay's agreement with Northeast Utilities to participate in the Auction. That estimate is based on an assumed December 31, 2002 closing date, and the actual proceeds will vary from the estimate. BayCorp Shareholders will not receive any direct distributions as a result of this transaction.

PURCHASE PRICE ADJUSTMENTS

     The Purchase and Sale Agreement contains certain provisions under which the purchase price will be adjusted at the time of closing.

 FACILITY PAYMENT ADJUSTMENTS

     The Purchase Price increases to reflect:


     - The costs of any capital expenditures including expenditures made to satisfy orders of the Nuclear Regulatory Commission or otherwise comply with Nuclear Regulatory Commission regulations or reasonably required in the normal course of business in accordance with Good Utilities Practice (no particular capital expenditures of these descriptions were identified at the time of execution of the Purchase and Sale Agreement);


     - The book value as maintained by North Atlantic Energy Service Corporation of all Inventories in excess of $35,800,000; and

     - An amount equal to the aggregate operation and maintenance expenses related to a refueling outage scheduled for autumn of 2003 that are incurred consistent with good utility practices.

     The Purchase Price decreases to reflect:


     - The costs of certain capital expenditures that the parties have specifically identified and agreed that Sellers will make prior to closing, to the extent that the Sellers have not made the expenditures prior to closing. The more than twenty capital projects specifically identified total approximately $15.5 million, which North Atlantic Energy Service Corporation, the managing agent for the Seabrook Plant, anticipated fully spending by year-ended 2002;


     - Loss or damage to the property acquired by the Buyer reasonably estimated to be in excess of $10,000,000;

     - Termination of the Purchase and Sale Agreement as to any Seller resulting from transfer of that Seller's interest in Seabrook to one of the joint owners of Seabrook that is not a party to the Purchase and Sale Agreement as a result of the exercise of a right of first refusal;

     - Loss or expenditure reasonably anticipated by the Buyer to be incurred to remedy loss or damage that has a material adverse effect on the property or operations of the plant;

     - Each Seller's Proportionate Ownership of the $5 million Transmission Credit;

     - The costs of disposing of Low Level Waste whether at the Site or at an Offsite Hazardous Substance Facility in excess of $500,000.

 FUEL PURCHASE PRICE ADJUSTMENTS

     - The Purchase Price will increase or decrease to reflect the book value (as maintained by North Atlantic Energy Service Corporation) of the Nuclear Fuel compared to $61.9 million.

 UNIT 2 PURCHASE PRICE ADJUSTMENTS

     - The Purchase Price will decrease to reflect the sale price of each Unit 2 component, part or piece of equipment sold to a Third Party in an arm's length transaction during the Interim Period.

DECOMMISSIONING TOP OFF

     Pursuant to New Hampshire law and the Purchase and Sale Agreement, Great Bay and Little Bay are required to "top off" their decommissioning trust funds so that the fund balance meets the funding requirements established by the New Hampshire Nuclear Decommissioning Financing Committee in Docket No. 2001-01. The balance of the Great Bay and Little Bay decommissioning trusts, which are aggregated for this purpose, is approximately $32.3 million as of June 30, 2002 and as of that date was projected to be approximately $33 million at November 15, 2002, the currently anticipated closing date of the Asset Sale, based upon the anticipated required contributions to the fund between July 1, 2002 and November 15, 2002. The fund balance will fluctuate due to the market performance of the fund, and the decommissioning top off and net proceeds will accordingly increase or decrease. Based on that estimate, the Company estimates that its top off payment will be approximately $7 million assuming a closing date of November 15, 2002.

EFFECTIVE DATE OF THE ASSET SALE

     While it is the stated desire of all parties to conduct a single closing, the Purchase and Sale Agreement provides that multiple closings may occur on a coordinated basis under stated terms and conditions so long as at least fifty-one percent or more of the ownership shares (which must include North Atlantic Energy Corporation's ownership share) participate in the initial closing. Among other things, this staged closing protocol is intended to accommodate, in an orderly manner, certain unique timing issues related to the redemption of bonds by United Illuminating and secured by United Illuminating's Seabrook interests. Each Closing is scheduled to take place 10 days following the date on which all applicable conditions to the Closing have either been satisfied or waived by the party for whose benefit the condition exists. The current target date for the initial closing is November 15, 2002, although it is not certain that the initial closing will occur on that date.

REPRESENTATIONS AND WARRANTIES

     Section 3 of the Purchase and Sale Agreement provides for a series of representations and warranties to be made by the Sellers and North Atlantic Energy Service Corporation in favor of the Buyer including representations and warranties relating to, among other things:

     - BayCorp's organization, good standing and corporate power;

     - BayCorp's corporate authorization to enter and perform the Purchase and Sale Agreement;

     - The absence of violations of or defaults under BayCorp's certificate of incorporation and bylaws, BayCorp's material contracts, and other legal requirements applicable to it, arising as a result of the execution and performance of the Purchase and Sale Agreement;

     - Governmental filings, consents, and approvals required in connection with the Purchase and Sale Agreement;

     - Matters pertaining to BayCorp's regulation as a utility;

     - Title to and condition of the Acquired Assets;

     - The Qualified and NonQualified Decommissioning Funds;

     - The absence of material changes or events;

     - Legal and Other Compliance;

     - Taxes;

     - Contracts and Leases;

     - Insurance;

     - Environmental Matters;

     - Condemnation; and

     - Intellectual Property.

     Section 4 of the Purchase and Sale Agreement provides for a series of representations and warranties to be made by the Buyer in favor of the Sellers including representations and warranties relating to:

     - Organization, good standing and corporate power of the Buyer;

     - The Buyer's corporate authorization to enter and perform the Purchase and Sale Agreement;

     - The absence of violations of or defaults under Buyer's certificate of formation and operating agreement, its material contracts, and other legal requirements applicable to Buyer, arising as a result of the execution and performance of the Purchase and Sale Agreement;

     - Governmental filings, consents, and approvals required in connection with the Purchase and Sale Agreement;

     - Absence of material events; and

     - Availability of funds necessary for the purchase.

     The representations and warranties by the Sellers are made by each Seller on a several basis in accordance with its proportionate ownership and not jointly. Purchase and Sale Agreement Section 9 addresses liability and indemnification in relation to representations and warranties and provides, with certain exceptions addressed below, that the representations and warranties will survive for a period of twelve months following the closing. With the exceptions noted below, claims for breach of representations and warranties may only be asserted in the event, and only to the extent, that any loss exceeds $1,000,000, and the maximum aggregate liability for claims for breach of representations and warranties is limited to $20,000,000. The above limitations will not apply to any intentional or fraudulent misrepresentation, any breach of the warranty relating to title to the assets, or any breach of the representation that there are no restrictions on the Sellers' ability to transfer their ownership interest in the facility.

     As stated above, the liability of each of the Sellers in relation to the representations and warranties is several, and each of the Sellers also has several liability, based on its proportionate ownership, for representations and warranties made by North Atlantic Energy Service Corporation. The Purchase and Sale Agreement provides that there will be no recourse by any party as against North Atlantic Energy Service Corporation in connection with its representations and warranties.

     With regard to claims for breach, by either the Sellers or the Buyer, of provisions of the Purchase and Sale Agreement other than representations and warranties, the parties have reserved otherwise applicable rights and remedies during the governing statute of limitations period.

COVENANTS AND AGREEMENTS

     The covenants and undertakings in the Purchase and Sale Agreement can be divided into two general areas. First, the Purchase and Sale Agreement defines a period between signing and closing during which the parties will proceed in a diligent and cooperative manner to obtain all regulatory approvals necessary to conclude the transaction; will continue to operate the facility under appropriate and good utility practices; and will provide reasonable access to the Buyer during the interim period to assist in an orderly transition of ownership and operating responsibility at the time of closing. Secondly, the Purchase and Sale Agreement provides for a series of covenants and obligations to be performed by the parties at or subsequent to the time of closing. Most significantly, the Purchase and Sale Agreement requires that the Buyer offer employment to employees of North Atlantic Energy Service Corporation employed to manage and operate Seabrook in accordance with the required employee protection provision of the NH Acts and the Settlement Agreement. With regard to the decommissioning of the facility, the Purchase and Sale Agreement requires that the Sellers contribute their respective required top-off amounts to their decommissioning trust funds at or before the time of closing and then transfer their entire decommissioning trust funds to the Buyer at closing. The Buyer undertakes to provide an appropriate future funding assurance subject to the approval of the NDFC at or before the time of closing, and the Buyer also undertakes to be responsible for contribution of its ownership share of all future decommissioning responsibility for the facility.

CONDITIONS TO THE ASSET PURCHASE

     There are numerous conditions to closing in Section 6 of the Purchase and Sale Agreement. Some, but not all, of the material conditions follow:


     Regulatory Approval. The receipt by the Sellers and the Buyer of all necessary regulatory approvals. The parties have advised the Company that they anticipate receiving all of those approvals on or before November 15, 2002. See "REGULATORY AND OTHER APPROVALS" on page 16 for a detailed discussion of the regulatory approvals required.

     Accuracy of Representations and Warranties on Closing Date. The Purchase and Sale Agreement also requires as a closing condition that all representations and warranties of the parties contained in the Purchase and Sale Agreement be true in all material respects at the time of closing and that all of the material covenants and undertakings to be performed at or before the time of closing are performed by the parties.

     Absence of a Plant Material Adverse Effect. In the event that a so-called Plant Material Adverse Effect exists at closing date of a type which could reasonably be expected to cause a loss requiring an expenditure in excess of $50,000,000 within one year of the closing, the Buyer is given the option not to close.

     Performance. Each party must perform and comply, in all material respects, with all covenants, agreements, and obligations of the Purchase and Sale Agreement through the relevant closing date.

     Anti-trust Matters. All applicable waiting periods (including any extensions) under the Hart-Scott-Rodino Act will have expired or otherwise been terminated or it will have been determined to the Parties' mutual satisfaction that all transactions between the Parties are exempt from the Hart-Scott-Rodino Act.

     Title Insurance. A title insurance policy must be available and offered to the Buyer with respect to the assets constituting an interest in real estate.

     Absence of Litigation. The absence of any litigation described in the Purchase and Sale Agreement that would prevent the consummation of the transactions contemplated by the Purchase and Sale Agreement.

TERMINATION OF THE PURCHASE AND SALE AGREEMENT

     The Buyer and Sellers' holding fifty-one percent or more of the aggregate ownership shares may mutually decide to terminate the Purchase and Sale Agreement by mutual consent. The Buyer may terminate the Purchase and Sale Agreement if there is a material breach by the Sellers of their representations and warranties or covenants. The Sellers will have an opportunity to cure any such breach following notice from the Buyer for up to a period of twelve months from the date of the Purchase and Sale Agreement in relation to an initial closing and for up to fifteen months from the date of the Purchase and Sale Agreement with respect to a subsequent closing. In addition, the Buyer will have the right to terminate the Purchase and Sale Agreement if all closing conditions (including the obtaining of necessary regulatory approvals) for the initial closing are not satisfied within eight months from the date of the Purchase and Sale Agreement. The initial closing date may be extended for up to twelve months from the date of the Purchase and Sale Agreement if the closing conditions can reasonably be satisfied within that additional period. With respect to any subsequent closing after the initial closing occurs, the Purchase and Sale Agreement provides that all necessary closing conditions be satisfied within nine months from the date of signing of the Purchase and Sale Agreement. A subsequent closing date may be extended for up to fifteen months from the date of the Purchase and Sale Agreement if the closing conditions can reasonably be satisfied within that additional period. Sellers holding at least eighty percent of the aggregate ownership shares can terminate the Purchase and Sale Agreement in the event the Buyer fails to satisfy similar conditions to those described above applicable to the Buyer under the Purchase and Sale Agreement.

OTHER PROVISIONS OF THE PURCHASE AND SALE AGREEMENT

     The Purchase and Sale Agreement contains exhibits and detailed disclosure schedules. The disclosure schedules are subject to amendment during the interim period as contemplated by the parties in the Purchase and Sale Agreement. Among the exhibits is the Interconnection and Operating Agreement by and between Public Service Company of New Hampshire and the Buyer. This Agreement will become effective upon the closing and sets forth the terms for providing interconnection service to the Buyer, for the maintenance and operation of the interconnection facilities, and for the demarcation and use of the property, assets, and facilities of the parties to that agreement. Also included as an exhibit is the Guaranty of FPL Group Capital Inc., the indirect parent company of the Buyer. Under the terms of the Purchase and Sale Agreement the Buyer is required to provide evidence of the availability of funds with which to pay the purchase price provided for in the Purchase and Sale Agreement and to provide a guaranty of that purchase price. The Buyer did provide such evidence to JPMorgan, and Exhibit H to the Purchase and Sale Agreement constitutes the required guaranty. The Buyer provided to JPMorgan as part of its bid response financial information pertaining to FPL Group Capital Inc. demonstrating its financial capability and creditworthiness. FPL Group Capital Inc. has senior unsecured debt ratings of A- and A2 by Standard and Poor's and Moody's, respectively. The Buyer has provided a parent company guaranty that it will fully fund its ownership share of the projected cost of decommissioning in a manner consistent with New Hampshire statutory requirements.

     The sale of the joint ownership interests of one of the Sellers, New England Power, is subject to a right of first refusal under the Joint Ownership Agreement, and the Purchase and Sale Agreement recognizes this circumstance. Specifically, the Purchase and Sale Agreement contemplates that New England Power will comply with the right of first refusal provisions of the Joint Ownership Agreement, and if one or more of the non-selling owners of Seabrook purchase New England Power's ownership share, that ownership share will then be excluded from the Purchase and Sale Agreement, and the Purchase and Sale Agreement purchase price will be subject to adjustment, but the Buyer will thereafter conclude the Purchase and Sale Agreement with the other Sellers. In the event the non-selling owners do not purchase the New England Power ownership share under the terms and within the time provided by the Joint Ownership Agreement, the sale of New England Power's ownership share will remain included within the terms of the Purchase and Sale Agreement. As of the deadline set for the exercise of the right of first refusal consistent with the Joint Operating Agreement, none of the non-selling owners notified New England Power of its intention to exercise its right of first refusal.

                       NO APPRAISAL OR DISSENTERS' RIGHTS

     The Company is a Delaware corporation. Shareholders are not entitled to any rights of appraisal or similar rights of dissenters under the Delaware General Corporation Law in connection with the approval or the consummation of the Asset Sale.

                            SELECTED FINANCIAL DATA

     The following table presents selected financial data of the Company as of and for the years ended December 31, 2001, 2000, 1999, 1998 and 1997.

                            SELECTED FINANCIAL DATA

                                                    FOR THE YEARS ENDED DECEMBER 31,
                                          ----------------------------------------------------
                                            2001       2000       1999       1998       1997
                                          --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Operating Revenues......................  $ 79,480   $ 56,347   $ 45,731   $ 32,034   $ 26,642
Operating Expenses......................    56,021     67,060     45,626     37,310     36,880
Net Income (Loss).......................    21,688    (15,669)    (4,740)    (6,769)   (11,215)
BALANCE SHEET DATA:
Cash, Cash Equivalents & Short Term
  Investments...........................    17,181     14,109      5,930     12,055     19,092
Working Capital.........................    22,636        283     17,707     17,761     23,079
Total Assets............................   174,272    153,594    157,110    140,358    140,158
Decommissioning Liability...............    85,523     71,618     79,443     60,274     55,846
Capitalization:
  Common Equity.........................    73,555     51,539     66,246     71,359     78,139
Total Capitalization....................    73,555     51,539     66,246     71,359     78,139

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the ownership of the Company's Common Stock as of July 1, 2002 by (i) the only persons known by the Company to own more than five percent of the Company's outstanding shares, (ii) all directors of the Company, (iii) each of the executive officers of the Company (the "Named Executive Officers"), and (iv) all directors and executive officers of the Company as a group.

                                                              SHARES OF
                                                             COMMON STOCK         PERCENTAGE OF
                                                             BENEFICIALLY          COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER                           OWNED(1)           OUTSTANDING(2)
------------------------------------                         ------------         --------------
5% Shareholders
Group consisting of:
  Leon G. Cooperman
  Omega Capital Partners, L.P.
  Omega Institutional Partners, L.P., and
  Omega Advisors, Inc.
  (the "Omega Group")......................................   2,736,500(3)             29.7%
  c/o Omega Advisors, Inc.
  Wall Street Plaza
  88 Pine Street
  New York, NY 10005
Group consisting of:
  Elliott Associates, L.P.
  Elliott International, L.P.
  Elliott International Capital Investors, Inc.
  (the "Elliott Group")....................................   1,940,808(4)             21.0%
  712 Fifth Avenue, 36th floor
  New York, NY 10019
Directors and Executive Officers
Patrycia T. Barnard........................................      57,200(5)                *
Anthony M. Callendrello....................................      36,666(6)                *
Alexander Ellis III........................................      60,750(7)                *
Stanley I. Garnett II......................................      46,667(8)                *
Frank W. Getman Jr. .......................................     302,000(9)              3.3%
James S. Gordon............................................      90,000(10)               *
Michael R. Latina..........................................      60,000(11)               *
Lawrence M. Robbins........................................      60,000(12)               *
John A. Tillinghast........................................     191,304(13)             2.1%
All directors and executive officers as a group (9
  individuals).............................................     904,587(11)(13)(14)       9.8%

---------------

  *  Less than 1% of the total number of shares outstanding.

 (1) The number of shares of Common Stock beneficially owned by each person or entity is determined under rules promulgated by the Commission. Under such rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power, and also includes any shares of the Company that the person or entity has the right to acquire within 60 days after July 1, 2002. Unless otherwise indicated, each person or entity referred to above has sole voting and investment power with respect to the shares listed. The inclusion of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

 (2) Number of shares deemed outstanding includes 8,540,869 shares outstanding as of July 1, 2002, plus any shares subject to options held by the person or entity in question that are currently exercisable or exercisable within 60 days after July 1, 2002.

 (3) The information presented is based upon written information provided by the indicated shareholders to the Company as of July 1, 2002 and a Schedule 13D/A filed with the Commission on October 4, 2001 by the indicated shareholders. Leon G. Cooperman reported beneficial ownership of 2,736,500 shares, with sole voting and dispositive power with respect to 2,133,920 of such shares and shared voting and dispositive power with respect to 602,580 of such shares. Mr. Cooperman's 2,736,500 beneficially owned shares represent 32% of BayCorp's shares outstanding as of July 1, 2002 not including shares subject to options that are currently exercisable or exercisable within 60 days after July 1, 2002. Omega Capital Partners, L.P. ("Omega Capital") reported beneficial ownership of 1,030,860 shares, with sole voting and dispositive power as to all such shares. Omega Institutional Partners, L.P. ("Omega Institutional") reported beneficial ownership of 47,920 shares, with sole voting and dispositive power as to such shares. Omega Equity Investors, L.P. ("Omega Equity") reported beneficial ownership of 116,200 shares, with sole voting and dispositive power as to such shares. Omega Advisors, Inc. ("Omega Advisors") reported beneficial ownership of 1,563,820 shares, with sole voting and dispositive power with respect to 961,240 of such shares and shared voting and dispositive power with respect to 602,580 of such shares. Mr. Cooperman is the managing partner of each of Omega Capital, Omega Institutional Partners and Omega Equity and is the President of Omega Advisors. These shareholders may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). Collectively, these shareholders and other affiliates of Mr. Cooperman and Omega Advisors, Inc. are referred to as the "Omega Group" or "Omega Group entities."

 (4) The information presented is based upon written information provided by the indicated shareholders to the Company as of July 1, 2002 and a Schedule 13D/A filed with the Commission on January 19, 2001 by Elliott Associates, L.P., a Delaware limited partnership ("Elliott"), Elliott International, L.P., a Cayman Islands limited partnership ("Elliott International"), and Elliott International Capital Advisors, Inc., a Delaware corporation and investment manager to Elliott International ("EICA"). Elliott reported beneficial ownership of 946,059 shares and Elliott International reported beneficial ownership of 994,749 shares. EICA and Elliott International reported shared voting and dispositive power with respect to all shares reported as beneficially owned by Elliott International. Mr. Paul E. Singer ("Singer") and Elliott Capital Advisors, L.P., a Delaware limited partnership, which is controlled by Singer, are the general partners of Elliott. Hambledon, Inc., a Cayman Islands corporation, is the sole general partner of Elliot International. EICA expressly disclaimed equitable ownership of and pecuniary interest in any Common Stock. The shareholders identified in this note may be deemed to be a group for purposes of Rule 13d-3 promulgated under the Exchange Act. Collectively, these shareholders and other affiliates of Elliott Associates, L.P. are referred to as the "Elliott Group." The Elliot Group's beneficially owned 1,940,808 shares represent 22.7% of BayCorp's shares outstanding as of July 1, 2002 not including shares subject to options that are currently exercisable or exercisable within 60 days after July 1, 2002.

 (5) Includes 40,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"). Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the closing of the Asset Sale.

 (6) Consists of 36,666 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 Plan. Excludes 40,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the closing of the Asset Sale.

 (7) Includes 60,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the closing of the Asset Sale.

 (8) Consists of 46,667 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the closing of the Asset Sale.

 (9) Includes 299,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes 50,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the closing of the Asset Sale and 18,750 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 Plan that are first exercisable only upon a change-in-control of the Company.

(10) Includes 40,000 shares of Common Stock issuable upon the exercise of outstanding stock options granted under the 2001 Plan. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the closing of the Asset Sale.

(11) Consists of 60,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes the 1,940,808 shares deemed beneficially owned by the Elliott Group. See footnote (4) above. From January 1998 to July 2001, Mr. Latina was a portfolio manager for Elliott Associates, L.P. Mr. Latina disclaims beneficial ownership of all shares deemed beneficially owned by the Elliott Group. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the closing of the Asset Sale.

(12) Consists of 60,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the closing of the Asset Sale.

(13) Includes 40,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 1996 Plan as of July 1, 2002. Excludes 20,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the closing of the Asset Sale.

(14) Includes 682,333 shares of Common Stock issuable as of July 1, 2002, or which will become issuable within 60 days after July 1, 2002, upon exercise of outstanding stock options granted under the 1996 and 2001 Plans. Excludes 230,000 shares of Common Stock issuable upon exercise of outstanding stock options granted under the 2001 Plan that are first exercisable only upon the closing of the Asset Sale.

                                 OTHER MATTERS

     BayCorp's management knows of no other business to be presented at the special meeting. If other matters do properly come before the special meeting, it is the intention of the persons named in the proxy to vote on these matters according to their best judgment unless the authority to do so is withheld in the proxy.

                             SHAREHOLDER PROPOSALS

     Proposals of Shareholders intended to be presented at the 2003 annual meeting of Shareholders must be received by the Company at its principal office in Eliot, Maine no later than November 30, 2002 for inclusion in the proxy statement for that meeting. Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies the Company after November 30, 2002 of an intent to present a proposal at the Company's 2003 annual meeting (and for any reason the proposal is voted upon at that annual meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in the Company's proxy materials.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at The Woolworth Building, 233 Broadway, New York, New York 10279. Any interested party may obtain copies of such material at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Company files information electronically with the Commission, and the Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO BAYCORP, GREAT BAY, LITTLE BAY, AND HOUSTONSTREET HAS BEEN SUPPLIED BY BAYCORP. ALL INFORMATION CONTAINED IN THIS PROXY STATEMENT RELATING TO BUYER AND ITS AFFILIATES HAS BEEN SUPPLIED BY THE BUYER. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BAYCORP, ITS SUBSIDIARIES, BUYER, OR ITS AFFILIATES SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           FORWARD LOOKING STATEMENTS

     Any information contained in the enclosed Proxy Statement not concerning historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. These statements include, but are not limited to, those relating to the completion of the Asset Sale, regulatory approvals, the total consideration to be received by BayCorp from the Asset Sale, estimates of retained and assumed liabilities, amendment of the Unitil Power Corporation power agreement, and the plans and prospects for BayCorp following completion of the Asset Sale. The cautionary statements set forth in this Proxy Statement identify important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Certain statements under the captions "SUMMARY TERM SHEET" and "SUMMARY OF ASSET SALE," "SUMMARY OF PURCHASE AND SALE AGREEMENT," and elsewhere in this Proxy Statement constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks and uncertainties which may cause the actual results, performance and achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

     Information on the potential factors that could affect BayCorp's actual results of operations are included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2001.


     MANAGEMENT HOPES THAT SHAREHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. SHAREHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.


APPENDIX A -- Purchase and Sale Agreement

APPENDIX B -- Fairness Opinion of Jefferies & Company, Inc.

APPENDIX C -- Form of Proxy

                                                                      APPENDIX A

                          PURCHASE AND SALE AGREEMENT
                                    FOR THE
                         SEABROOK NUCLEAR POWER STATION
                                  BY AND AMONG
                       NORTH ATLANTIC ENERGY CORPORATION,
                        THE UNITED ILLUMINATING COMPANY,
                          GREAT BAY POWER CORPORATION,
                           NEW ENGLAND POWER COMPANY,
                    THE CONNECTICUT LIGHT AND POWER COMPANY,
                            CANAL ELECTRIC COMPANY,
                         LITTLE BAY POWER CORPORATION,
                                      AND
                    NEW HAMPSHIRE ELECTRIC COOPERATIVE, INC.
                                   AS SELLERS
                                      AND
                   NORTH ATLANTIC ENERGY SERVICE CORPORATION
                                      AND
                            FPL ENERGY SEABROOK, LLC
                                    AS BUYER
                                     DATED
                                 APRIL 13, 2002

                               TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
1.   Preamble............................................................    1
2.   Acquisition of Assets by Buyer......................................    1
     2.1.    Purchase and Sale of Assets.................................    1
     2.2.    Excluded Assets.............................................    4
     2.3.    Assumption of Liabilities...................................    5
     2.4.    Liabilities Not Assumed.....................................    6
     2.5.    Consideration for Acquired Assets...........................    8
     2.6.    Adjustment to Facility Purchase Price and Fuel Purchase
             Price.......................................................    8
     2.7.    Payment of Purchase Price Adjustments.......................   11
     2.8.    Allocation of Consideration.................................   11
     2.9.    Proration...................................................   12
     2.10.   The Closings................................................   13
     2.11.   Deliveries by the Sellers at the Closings...................   13
     2.12.   Deliveries by the Buyer at the Closing Date.................   16
3.   Representations, Warranties and Disclaimers of Each Seller..........   17
     3.1.    Organization................................................   17
     3.2.    Authorization, Execution and Enforceability of
             Transactions................................................   18
     3.3.    Noncontravention............................................   18
     3.4.    Consents and Approvals......................................   18
     3.5.    Regulation as a Utility.....................................   18
     3.6.    Brokers' Fees...............................................   19
     3.7.    Title to Acquired Assets....................................   19
     3.8.    Qualified Decommissioning Funds.............................   19
     3.9.    Nonqualified Decommissioning Funds..........................   21
     3.10.   Absence of Certain Changes or Events........................   21
     3.11.   Legal and Other Compliance..................................   21
     3.12.   Taxes.......................................................   22
     3.13.   Contracts and Leases........................................   22
     3.14.   Insurance...................................................   23
     3.15.   Litigation..................................................   23
     3.16.   Employees...................................................   23
     3.17.   Environmental Matters.......................................   24
     3.18.   Condemnation................................................   24
     3.19.   Intellectual Property.......................................   24
     3.20.   Accounting Methods..........................................   24
     3.21.   Complete Copies.............................................   25
     3.22.   Operability.................................................   25
     3.23.   Employee Benefit Programs...................................   25
     3.24.   Zoning......................................................   25
     3.25.   Real Property; Plant and Equipment..........................   25
     3.26.   Disclaimers Regarding Acquired Assets.......................   25
4.   Representations and Warranties of the Buyer.........................   26
     4.1.    Organization of the Buyer...................................   26
     4.2.    Authority, Execution and Enforceability of Transactions.....   26
     4.3.    Noncontravention............................................   27
     4.4.    Consents and Approvals......................................   27

                                                                           PAGE
                                                                           ----
     4.5.    Brokers' Fees...............................................   27
     4.6.    Litigation..................................................   27
     4.7.    No Knowledge of Seller's Breach.............................   27
     4.8.    Qualified Buyer.............................................   27
     4.9.    WARN Act....................................................   27
     4.10.   No Implied Warranties.......................................   27
     4.11.   Absence of Certain Events...................................   28
     4.12.   Availability of Funds.......................................   28
5.   Covenants...........................................................   28
     5.1.    General.....................................................   28
     5.2.    Notices, Consents and Approvals.............................   28
     5.3.    Operation of Business During Interim Period.................   31
     5.4.    Access and Investigations During Interim Period.............   33
     5.5.    Certain Notices.............................................   34
     5.6.    Further Assurances..........................................   35
     5.7.    Employee Matters............................................   36
     5.8.    Cooperation after Initial Closing Date......................   39
     5.9.    NEPOOL......................................................   41
     5.10.   Funding of the Decommissioning Trusts.......................   41
     5.11.   Risk of Loss................................................   43
     5.12.   Discharge of Environmental Liabilities......................   45
     5.13.   Nuclear Insurance...........................................   45
     5.14.   Nonwaiver of Third Party Environmental Liabilities..........   45
     5.15.   Control of Litigation.......................................   46
     5.16.   Availability of Funds.......................................   46
     5.17.   Department of Energy Decontamination and Decommissioning
             Fees........................................................   46
     5.18.   Cooperation Relating to Insurance and Price-Anderson Act....   46
     5.19.   Acceptable Credit Support...................................   46
     5.20.   Private Letter Ruling Requests..............................   47
     5.21.   Credit Rating of Acceptable Guarantor and Issuing Bank......   47
     5.22.   NRC Commitments.............................................   47
     5.23.   Decommissioning and Funding Assurance.......................   47
     5.24.   Joint Ownership Agreement, Managing Agent Operating
             Agreement and Disbursing Agent Agreement....................   47
     5.25.   Memorandum of Understanding with the Town of Seabrook.......   47
6.   Conditions Precedent to Obligation to Close.........................   48
     6.1.    Conditions Precedent to Obligation of the Buyer to Close....   48
     6.2.    Conditions Precedent to Obligation of the Sellers to
             Close.......................................................   50
     6.3.    Initial and Subsequent Closings.............................   51
7.   Confidentiality.....................................................   52
8.   Taxes...............................................................   53
9.   Non-Survival; Effect of Closing and Indemnification.................   54
     9.1.    Survival of Representation and Warranties; Survival of
             Covenants and Agreements....................................   54
     9.2.    Effect of Closing...........................................   54
     9.3.    Indemnity by Sellers........................................   55
     9.4.    Indemnity by Buyer..........................................   55
     9.5.    Exclusive and Limited Remedies..............................   56
     9.6.    Notice; Defense of Claims...................................   56

                                                                           PAGE
                                                                           ----
     9.7.    Net of Taxes and Insurance..................................   58
     9.8.    Release.....................................................   58
     9.9.    No Recourse.................................................   58
10.  Termination.........................................................   58
     10.1.   Termination of Agreement....................................   58
     10.2.   Effect of Termination.......................................   61
11.  Miscellaneous.......................................................   62
     11.1.   Press Releases and Public Announcements.....................   62
     11.2.   No Third Party Beneficiaries................................   62
     11.3.   Appointment of Seller Representatives as Agent for
             Sellers.....................................................   62
     11.4.   No Joint Venture............................................   62
     11.5.   Time of the Essence.........................................   63
     11.6.   Entire Agreement............................................   63
     11.7.   Succession and Assignment...................................   63
     11.8.   Counterparts................................................   63
     11.9.   Headings 89.................................................   63
     11.10.  Notices 89..................................................   63
     11.11.  Governing Law...............................................   65
     11.12.  Change in Law...............................................   65
     11.13.  Consent to Jurisdiction and Venue...........................   66
     11.14.  Amendments and Waivers......................................   66
     11.15.  Severability................................................   66
     11.16.  Expenses 93.................................................   66
     11.17.  Construction................................................   66
     11.18.  Incorporation of Exhibits and Schedules.....................   66
     11.19.  Specific Performance........................................   66
     11.20.  Dispute Negotiation.........................................   66
     11.21.  Good Faith Covenant.........................................   66
     11.22.  Set-Off. 94.................................................   66
     11.23.  Bulk Transfer Act...........................................   67
12.  Dispute Resolution..................................................   67
13.  Definitions.........................................................   67

EXHIBITS
--------
A(i)      --   Form of Quitclaim Deed for NAEC Real Property
A(ii)     --   Form of Quitclaim Deed for Jointly Owned Real Property
B         --   Form of Bill of Sale
C         --   Form of Asset Demarcation Agreement
D         --   Form of Assignment and Assumption Agreement
E         --   Form of Interconnection Agreement
F         --   Form of Release of Mortgage Indenture
G         --   Form of FIRPTA Affidavit
H         --   Form of Acceptable Guaranty**
I         --   Reserved
J         --   Form of Interim Services Agreement
K         --   Form of Owner Trustee Deed and Bill of Sale
L         --   Reserved
M         --   Form of Easement Agreement
N         --   Form of Agreement to Amend Transmission Support Agreement

SCHEDULES
---------
Schedule 1(a)              --   Sellers' Ownership Shares
Schedule 2.1(a)(i)         --   NAEC Real Property
Schedule 2.1(a)(ii)        --   Jointly Owned Real Property
Schedule 2.1(a)(iii)(A),
2.1(a)(iii)(B)             --   Permitted Encumbrances
Schedule 2.1(b)            --   Nuclear Materials, Spent Nuclear Fuel and Other High Level
                                and Low Level Waste
Schedule 2.1(c)            --   Personal Property
Schedule 2.1(d)            --   Unit 2
Schedule 2.1(e)            --   Leases
Schedule 2.1(f)            --   Transferable Permits
Schedule 2.1(g)            --   Material Contracts
Schedule 2.1(l)            --   Nuclear Fuel
Schedule 2.1(m)            --   Decommissioning Funds
Schedule 2.1(n)(i)         --   Emergency Preparedness Assets
Schedule 2.1(n)(ii)        --   Emergency Preparedness Agreements
Schedule 2.1(o)            --   Vehicles
Schedule 2.1(q)            --   Owned Intellectual Property
Schedule 2.1(r)            --   Nuclear Insurance Policies
Schedule 2.1(s)            --   Agreements for the Sale of Capacity or Energy
Schedule 2.1(v)            --   Other Related Assets
Schedule 2.1(w)            --   Emission Reduction Credits
Schedule 2.1(x)            --   Licensed Intellectual Property
Schedule 2.1(y)            --   345 kV Substation
Schedule 2.2(c)            --   Rights to Sellers' Names
Schedule 2.4(m)            --   Pollution Control Bonds
Schedule 2.5(b)(i)         --   Facility Purchase Price Allocation
Schedule 2.5(b)(ii)        --   Fuel Purchase Price Allocation

SCHEDULES
---------
Schedule 2.5(b)(iii)       --   Unit 2 Purchase Price Allocation
Schedule 2.6(a)(x)         --   Transmission Credit
Schedule 2.11(a)(viii)     --   Interim Services
Schedule 2.11(a)(xvi)      --   Matters for Opinion from Counsel to Required Sellers on
                                Initial Closing Date
Schedule 2.11(b)(x)        --   Matters for Opinion from Counsel to Remaining Seller(s) on
                                Subsequent Closing Date(s)
Schedule 2.12              --   Matters for Opinion from Counsel to Buyer
Schedule 3.1(i)            --   Proportionate Ownership
Schedule 3.1(ii)           --   Organization Under Order of Governmental Authority
Schedule 3.2               --   Authorization, Execution and Enforceability of Transactions
Schedule 3.3               --   Matters of Contravention
Schedule 3.5(i)            --   Regulation as a Utility
Schedule 3.5(ii)           --   Regulation Under PUHCA
Schedule 3.5(iii)          --   Regulation by FERC; NRC
Schedule 3.5(iv)           --   Qualification for First Refusal Rights Exemption Under Joint
                                Ownership Agreement
Schedule 3.7(i)            --   Title Commitments
Schedule 3.8               --   Qualified Decommissioning Funds
Schedule 3.9               --   Nonqualified Decommissioning Funds
Schedule 3.10              --   Certain Changes or Events
Schedule 3.11(i)           --   Compliance with Laws
Schedule 3.11(ii)          --   Other Permits
Schedule 3.11(iii)         --   Reporting Compliance
Schedule 3.11(iv)          --   NRC Commitments
Schedule 3.13(d)           --   Capacity or Energy Non-Assigned Contracts
Schedule 3.13(e)           --   Restrictions on Transfer, Options and Other Rights
Schedule 3.14              --   Insurance
Schedule 3.15              --   Litigation
Schedule 3.16              --   Labor Matters
Schedule 3.17              --   Environmental
Schedule 3.18              --   Condemnation
Schedule 3.19              --   Intellectual Property
Schedule 3.21              --   Complete Copies
Schedule 3.22              --   Operability
Schedule 3.25              --   Conformance with Technical Specifications
Schedule 4.3               --   Matters of Contravention
Schedule 5.3               --   Pre-Approved Capital Expenditures
Schedule 5.3(a)(iv)        --   Nuclear Fuel Expenditures
Schedule 5.7(a)            --   Represented Plant Employees
Schedule 5.7(b)(i)         --   Non-Represented Plant Employees
Schedule 5.7(b)(ii)        --   Severance Benefits
Schedule 5.7(b)(iii)       --   Certain Acquired Assets Employee Benefits and Severance
Schedule 5.7(c)(iv)        --   Pension Benefits
Schedule 5.7(d)            --   Employee Benefits Packages
Schedule 5.8(d)            --   Pollution Control Facilities

SCHEDULES
---------
Schedule 5.18              --   Insurance and Price-Anderson Act
Schedule 6.1(c)            --   Buyer Regulatory Approvals
Schedule 6.2(c)            --   Seller Regulatory Approvals
Schedule 6.2(n)            --   Seller Shareholder Approval

                          PURCHASE AND SALE AGREEMENT

1.  PREAMBLE

     This Purchase and Sale Agreement (the "Agreement") is entered into on April 13, 2002, by and among FPL Energy Seabrook, LLC, a Delaware limited liability company (the "Buyer"), North Atlantic Energy Corporation, a New Hampshire corporation ("NAEC"), The United Illuminating Company, a Connecticut corporation ("UI"), Great Bay Power Corporation, a New Hampshire corporation ("GBP"), New England Power Company, a Massachusetts corporation ("NEP"), The Connecticut Light and Power Company, a Connecticut corporation ("CL&P"), Canal Electric Company, a Massachusetts corporation ("Canal"), Little Bay Power Corporation, a New Hampshire corporation ("LBP") and New Hampshire Electric Cooperative, Inc., a New Hampshire electric cooperative ("NHEC") (NAEC, UI, GBP, NEP, CL&P, Canal, LBP and NHEC are each individually referred to herein as a "Seller" and are referred to collectively herein as "Sellers") and North Atlantic Energy Service Corporation ("NAESCO"). Each of the Sellers and the Buyer are referred to herein as a "Party" or, collectively, as the "Parties." Terms used herein in capitalized form shall have the meanings ascribed to them in Section 13 hereof or as otherwise set forth in this Agreement.

     WHEREAS, each Seller owns, as a tenant-in-common, and, in the case of the Undivided Interest (as hereinafter defined), UI leases, in the percentage set forth on SCHEDULE 1(A) hereto, an undivided ownership interest in the Facility (as hereinafter defined) located at Seabrook Station ("Seabrook"), in Seabrook, New Hampshire, and certain other facilities and assets associated therewith and ancillary thereto, excepting the portion thereof consisting of the real property that is owned solely by NAEC (as described in Section 2.1(a)(i) below);

     WHEREAS, the Sellers (other than the Seller Representatives) have appointed the Seller Representatives (as hereinafter defined) to act as their agents under this Agreement for purposes of certain of the covenants and agreements contained herein;

     WHEREAS, NAESCO manages the Facility for the Participants in accordance with the Managing Agent Operating Agreement, and, for that reason, the Sellers have requested and NAESCO has agreed to join in this Agreement solely for the purpose of providing certain representations and warranties to the Buyer as described in Sections 3 and 11.24 hereof, subject in all respects to the terms and conditions herein, and NAESCO shall not be deemed a Party to this Agreement for any other purpose; and

     WHEREAS, the Buyer desires to purchase and assume, and the Sellers desire to sell and assign, or cause to be sold or assigned, the Acquired Assets (as defined in Section 2.1 below) and certain associated liabilities upon the Initial Closing and each Subsequent Closing as more fully described herein, upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

2.  ACQUISITION OF ASSETS BY BUYER

     2.1. PURCHASE AND SALE OF ASSETS. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement at the Initial Closing and each Subsequent Closing, each of the Required Sellers or the Remaining Sellers, as the case may be, shall sell, assign, convey, transfer and deliver or cause to be sold, assigned, conveyed, transferred and delivered to the Buyer, and the Buyer shall purchase, assume and acquire, free and clear of any Lien (except for Permitted Encumbrances), Sellers' Ownership Shares in the properties and assets to the extent constituting, or to the extent used in the operation of, the Facility, including but not limited to the following (the "Acquired Assets"):

          (a)(i) the real property which is owned solely by NAEC, easements and other rights in real property as described in SCHEDULE 2.1(A)(I) and all rights arising out of the ownership thereof or appurtenant thereto, including, without limitation, all related rights of ingress and egress (the "NAEC Real Property"), subject to the Permitted Encumbrances, including the matters set forth in SCHEDULE 2.1(A)(III)(A), and (ii) the real property (other than the NAEC Real Property), Improvements thereon and Improvements on the NAEC Real Property, easements and other rights in real property described in SCHEDULE 2.1(A)(II), and all rights arising out of the ownership thereof or appurtenant thereto, including, without limitation, all related rights of ingress and egress (the "Jointly Owned Real Property"), subject to the Permitted Encumbrances, including the matters set forth in SCHEDULE 2.1(A)(III)(B) (the NAEC Real Property and the Jointly Owned Real Property are referred to together as the "Real Property");

          (b) all Nuclear Materials, Spent Nuclear Fuel and other High Level Waste to which the Sellers have title on the Initial Closing Date, all of which are identified on SCHEDULE 2.1(B) (which shall be updated as of the Initial Closing Date and each Subsequent Closing Date) and all Low Level Waste, including without limitation, those items which are identified by type and amount on SCHEDULE 2.1(B) (which shall be updated as of the Initial Closing Date and each Subsequent Closing Date);

          (c) all machinery, mobile or otherwise, equipment, computer hardware and software, communications equipment, tools, spare parts, fixtures, furniture, furnishings, and other personal property owned by the Sellers and which is principally used in or principally relates to the operation or maintenance of the Facility, and the Inventories owned by the Sellers which are held at or are in transit from or to the Site, including, without limitation, the items of personal property set forth in SCHEDULE 2.1(C), as well as all applicable warranties and guaranties existing as of such Closing Date from Third Parties relating thereto to the extent such warranties and guaranties are transferable to the Buyer, or to the extent any such items are leased, an assignment of the applicable leases for such items (as well as all applicable warranties and guaranties existing as of such Closing Date from Third Parties relating thereto to the extent transferable to the Buyer);

          (d) all assets associated with Seabrook Unit 2, including without limitation, the structures, equipment, components and parts, wherever located, that were purchased for Unit 2 and not sold, transferred or disposed of prior to the Initial Closing, to the extent owned by the Sellers as set forth in SCHEDULE 2.1(D) ("Unit 2");

          (e) all of the Sellers' rights with respect to leasehold interests and subleases and rights thereunder to the extent relating to the Real Property, including, without limitation, with respect to the leases or Leased Property, those items which are set forth in SCHEDULE 2.1(E) (the "Leases");

          (f) all Permits, which, as of such Closing Date, are transferable by the Sellers to the Buyer by assignment or otherwise (including, without limitation, upon request or application to a Governmental Authority, or which will pass to the Buyer as successor in title to the Acquired Assets by operation of Law), including, without limitation, those Permits set forth in SCHEDULE 2.1(F) (the "Transferable Permits");

          (g) except as specifically provided in Section 2.2(h), all rights of the Sellers under the contracts, agreements, purchase orders, the Joint Ownership Agreement, the Disbursing Agent Agreement, the DOE Standard Contract (including all rights to any claims of Sellers related to DOE defaults thereunder), the Nuclear Fuel Contracts, the Transmission Support Agreement, the Memorandum of Understanding with the Town of Seabrook, and personal property leases to the extent relating to the operation of the Facility set forth in SCHEDULE 2.1(G) and, to the extent transferable to the Buyer, all warranties and guaranties existing as of such Closing Date from Third Parties relating to the Acquired Assets (the "Material Contracts");

          (h) to the extent permitted by applicable Law, and as promptly as practicable after such Closing and at such locations and in such form (hard copy, magnetic or electronic) as shall be agreed upon, all documents, correspondence, books, records, medical records, operating, safety and maintenance manuals, inspection reports, drawings, models, engineering designs, blueprints, as-built plans, specifications, procedures, studies, reports, quality assurance records, purchasing records and equipment repair data, safety, maintenance or service records relating to the design, construction, licensing, regulation, operation or Decommissioning of the Facility and the other Acquired Assets, wherever located, including, without limitation, all drawings, designs, specifications and other documents owned by a Third Party and licensed to Sellers which are used in or necessary to the licensing, operation or Decommissioning of the Facility;

          (i) to the extent permitted by applicable Law, all Acquired Assets Employee Records;

          (j) all rights of the Sellers in and to the words "Seabrook Station" and any related or similar trade name, trademark, service mark, copyright, corporate name, logo or any part, derivative or combination;

          (k) all assignable right, title and interest of the Sellers to the NRC Licenses;

          (l) all right, title and interest of the Sellers on the Initial Closing Date and each Subsequent Closing Date in Nuclear Fuel wherever located, as described on Schedule 2.1(l) (which shall be updated as of the Initial Closing Date and each Subsequent Closing Date);

          (m) all of the Sellers' right, title and interest in the assets comprising the Decommissioning Funds as of such Closing Date, including, without limitation, those items identified on Schedule 2.1(m), including all income, interest and earnings accrued thereon, together with all related tax accounting and other records;

          (n) without limiting the generality of Sections 2.1(a) and 2.1(c), all rights of the Sellers in the property and assets used or usable in providing emergency warning or associated with emergency preparedness as set forth in SCHEDULE 2.1(N)(I) (the "Emergency Preparedness Assets") and all rights of the Sellers under the contracts and agreements associated with such emergency preparedness as set forth in SCHEDULE 2.1(N)(II) (the "Emergency Preparedness Agreements");

          (o) all right, title and interest of the Sellers in the vehicles set forth in SCHEDULE 2.1(O) (the "Vehicles");

          (p) all assignable rights, benefits and interest of the Sellers as of such Closing Date under purchase orders, licenses or contracts that are not Emergency Preparedness Agreements, Material Contracts, Intellectual Property Licenses or Leases but that (i) relate to the operation of the Facility, (ii) are identified in writing by the Parties between the Effective Date and such Closing Date, and (iii) are set forth in a schedule to be attached to the Assignment and Assumption Agreement at such Closing (the "Other Assigned Contracts");

          (q) all Owned Intellectual Property; PROVIDED that the Buyer shall grant to the Sellers an irrevocable, perpetual and fully paid-up license for the Sellers and their agents to use, copy, modify and create derivative works based upon and grant sublicenses to their Affiliates to such Owned Intellectual Property in connection with the operation of Sellers' and their Affiliates' business and the electric power generation stations or plants operated by the Sellers and their Affiliates; PROVIDED, FURTHER, that each Party shall have no obligation after the relevant Closing Date to provide the other Parties with any updates, maintenance or technical support with respect to such Intellectual Property;

          (r) to the extent transferable, all Nuclear Insurance Policies set forth in SCHEDULE 2.1(R) and the rights to proceeds from insurance policies for coverage of Acquired Assets and Assumed Liabilities, including all rights to collect premium refunds made on or after the relevant Closing Date pursuant to the ANI nuclear industry credit rating plan (other than refunds that relate to premiums paid prior to such Closing Date);

          (s) all contracts, instruments or other agreements set forth in
     SCHEDULE 2.1(S) relating to the sale by the Sellers of electric capacity, energy or ancillary products or services from the Facility under wholesale rates or otherwise subject to regulation by the FERC;

          (t) the Sellers' claims, rights or causes of action against any Third Parties to the extent arising out of or relating to Sellers' right, title and interest in and to any of the Acquired Assets or the Assumed Liabilities or any portion thereof, whether received as a payment or credit against future liabilities, including, without limitation, insurance proceeds, condemnation awards and cash payments under warranties covering the Acquired Assets to the extent such payments relate to Assumed Liabilities or the Acquired Assets;

          (u) the Sellers' interests in the escrow account established in accordance with the Memorandum of Understanding with the Town of Seabrook;

          (v) all other assets of the Sellers to the extent constituting, or used or held for use in the operation of, the Facility, as set forth on
     SCHEDULE 2.1(V), as amended by the Parties pursuant to Section 5.6 (the "Other Related Assets");

          (w) all emission reduction credits owned by the Sellers that relate to the operation of the Facility, as set forth in SCHEDULE 2.1(W);

          (x) an assignment of all Intellectual Property Licenses, as set forth in SCHEDULE 2.1(X), including any related maintenance agreements for Licensed Intellectual Property, to the extent assignable to the Buyer on commercially reasonable terms, as described in Section 5.2(b)(iv);

          (y) the property comprising or constituting the 345 kV Substation located at the Site (notwithstanding how such properties are treated for regulatory or accounting purposes and whether such assets are real or personal property) as set forth in SCHEDULE 2.1(Y) and as shown in the drawing referenced therein, as well as all Permits and contracts that relate to the 345 kV Substation;

          (z) with respect to the portion of UI's Ownership Share which consists of a leasehold interest in the Undivided Interest, UI agrees to exercise its rights under Section 14(a) and (b) of the Facility Lease and the Termination Agreement to cause the Facility Lease to be terminated and to cause the Owner Trustee to sell, assign, convey, transfer and deliver the Undivided Interest to the Buyer; and

          (aa) any other properties or assets constituting or used in the operation of the Facility that are not specifically identified in Section
     2.2 hereof.

     2.2. EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, there shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed or delivered to the Buyer hereunder, and there shall be retained by the Sellers, any and all right, title and interest to the following assets, properties and rights (collectively, the "Excluded Assets"):

          (a) all Cash, accounts and notes receivable, checkbooks and canceled checks, bank deposits and property or income tax receivables or any other Tax refunds to the extent allocable to a period ending prior to the relevant Closing Date (including, without limitation, the Sellers' account balances with NEIL and any future annual distributions from NEIL that relate to premiums paid by the Sellers prior to such Closing Date), except the assets comprising the Decommissioning Funds;

          (b) all rights of the Sellers in and to any causes of action, claims and defenses against Third Parties to the extent arising out of or relating to any of the Excluded Assets or Excluded Liabilities, whether payable in Cash or as a credit against future liabilities, including, without limitation, insurance proceeds and condemnation awards, claims for contribution or indemnity, tort claims, causes of action, contract rights and refunds accrued and owing as of the relevant Closing Date;

          (c) all rights of the Sellers to the words set forth in SCHEDULE 2.2(C) and any related or similar trade name, trademark, service mark, copyright, corporate name, logo or any part, derivative or combination;

          (d) all rights of the Sellers under any Material Contract, Lease, Intellectual Property License or Other Assigned Contract to the extent expressly providing the Sellers with indemnity, defense or exculpation rights for any claims for which the Sellers remain liable under Section 9;

          (e) any and all of the Sellers' rights in any contract representing an intercompany transaction between a Seller and an Affiliate of such Seller, whether or not such transaction relates to the provision of goods and services, payment arrangements, intercompany charges or balances, or the like;

          (f) any Seller Easements to the extent granted to PSNH prior to the Initial Closing Date pursuant to an Easement Agreement;

          (g) all rights, benefits and interest in all purchase orders, licenses or contracts not included in Acquired Assets and not assigned to the Buyer (the "Non-Assigned Contracts");

          (h) all rights of NEP and PSNH to receive payments under the Transmission Support Agreement.

     2.3. ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth herein, on and after the Initial Closing Date and each Subsequent Closing Date, the Buyer shall assume, satisfy or perform the Liabilities attributable to the respective Ownership Shares of the Required Sellers or the Remaining Sellers participating in such Closing, in each case, in respect of, or otherwise arising from the operation or use of the Acquired Assets, other than the Excluded Liabilities (as set forth in Section 2.4 below) (the "Assumed Liabilities"):

          (a) all Environmental Liabilities, other than those included in the Excluded Liabilities (as set forth in Section 2.4);

          (b) except as specifically provided in Sections 2.4(p) and 2.4(q), all Liabilities under (i) the Material Contracts, Leases, Other Assigned Contracts, Emergency Preparedness Agreements, Intellectual Property Licenses, the Transferable Permits and any employment contracts with NAESCO employees, all in accordance with the terms thereof, except in each case, to the extent such Liabilities, but for a breach or default by any Seller, would have been paid, performed or otherwise discharged prior to such Closing Date, or to the extent the same arise out of any such breach or default and (ii) the contracts, leases, commitments and other agreements entered into by the Sellers with respect to the Acquired Assets prior to the final Subsequent Closing pursuant to the terms of this Agreement;

          (c) all Liabilities in respect of or otherwise arising from the Permitted Encumbrances which do not result from a default or failure to act under the Permitted Encumbrances by the Sellers prior to the Initial Closing Date; PROVIDED, HOWEVER, Permitted Encumbrances as to which a Seller's liability terminates as a matter of law upon such Seller's sale of its interest in the Real Property shall not be Assumed Liabilities;

          (d) with respect to the Acquired Assets, any Tax that may be imposed by any federal, state or local government on the ownership, sale, operation or use of the Acquired Assets on or after such Closing Date, and any Liability to make payments in addition to or in lieu of property taxes, but not any Income Taxes attributable to income received by the Sellers or any New Hampshire Business Enterprise Taxes to which any of the Sellers may be subject prior to such Closing Date;

          (e) all Liabilities in respect of (i) the Decommissioning of the Facility, (ii) the management, storage, transportation and disposal of Spent Nuclear Fuel (including, without limitation, all fees payable to DOE under the DOE Standard Contracts accrued after the relevant Closing Date) and Low Level Waste, and (iii) any other decommissioning or post-operative disposition of the Facility or any other Acquired Assets;

          (f) any Liability for any Price-Anderson secondary financial protection retrospective premium obligations for (i) the Sellers' nuclear worker Liability attributable to employment prior to such Closing Date or
     (ii) any third-party Nuclear Liability arising out of any nuclear incident prior to such Closing Date (it being agreed that if the Sellers are unable to cause the assignment of all or any part of such retrospective premium obligations, the Sellers shall remain primarily liable for such indemnification obligations and the Buyer shall indemnify the Sellers therefor pursuant to Section 9.4);

          (g) all Liabilities of the Sellers for retrospective premium obligations under the Sellers' NEIL accounts arising out of any occurrence prior to such Closing Date;

          (h) all Liabilities arising under or relating to Nuclear Laws or relating to any claim in respect of Nuclear Material arising out of the ownership or operation of the Acquired Assets whether occurring prior to, on or after such Closing Date, including liabilities or obligations arising out of or resulting from exposure to radiation, an "extraordinary nuclear occurrence," "nuclear incident" or "precautionary evacuation" (as such terms are defined in the Atomic Energy Act) at the Site, or any other licensed nuclear reactor site in the United States, including, without limitation, liability for any deferred premiums assessed in connection with such an extraordinary nuclear occurrence, a nuclear incident or precautionary evacuation under any applicable NRC or industry retrospective rating plan or insurance policy, including any mutual insurance pools established in compliance with the requirements imposed under Section 170 of the Atomic Energy Act, 10 C.F.R. Part 140, and 10 C.F.R. ss. 50.54(w);

          (i) except as otherwise specifically addressed in this SECTION 2.3, all Liabilities accruing after such Closing Date arising under NRC Regulations or the NRC Licenses including fees or charges;

          (j) all other Liabilities expressly allocated to or assumed by the Buyer in this Agreement or in any of the Related Agreements;

          (k) all Liabilities under incentive compensation programs to the extent applicable to employees of NAESCO or any Affiliate who are employed at Seabrook; and

          (l) all other Liabilities of any nature whatsoever to the extent arising from the ownership or operation of the Facility, Acquired Assets and Assumed Liabilities, unless expressly excluded pursuant to Section 2.4.

     2.4. LIABILITIES NOT ASSUMED. Notwithstanding any provision hereof to the contrary, the Buyer shall not assume, satisfy or perform any of the following Liabilities (the "Excluded Liabilities"):

          (a) any Liability to the extent such Liability is in respect of, in connection with, or otherwise arising from the operation or use of the Excluded Assets or any other assets of the Sellers that are not Acquired Assets;

          (b) any Liability including, without limitation, any Environmental Liability, to the extent such Liability is in respect of, in connection with, or arising from the Seller Easements;

          (c) any Liabilities, including, without limitation, any Environmental Liabilities, to the extent relating to the off-Site disposal, storage, transportation, discharge, Release, recycling, or the arrangement for such activities of Hazardous Substances that were generated at the Site, at any Offsite Hazardous Substance Facility or at a location other than the Site (other than as a result of subsurface migration from the Site), where the initial disposal, storage, transportation, discharge, Release or recycling of such Hazardous Substances at such Offsite Hazardous Substance Facility occurred on or prior to the Initial Closing Date;

          (d) any Liability of the Sellers to the extent arising from the execution, delivery or performance of this Agreement or a Related Agreement or the transactions contemplated hereby or thereby;

          (e) any Liability in respect of Taxes to the extent attributable to the Acquired Assets accrued prior to the relevant Closing Date, except those Taxes expressly allocated to the Buyer pursuant to Section 8;

          (f) subject to the provisions of Section 5.7, any Liability, whether funded or unfunded, to the extent arising out of any Employee Benefit Plan established or maintained in whole or in part by any Seller (or its Affiliate) or to which any Seller (or its Affiliate) contributes or contributed, or is or was required to contribute, at any time prior to the Initial Closing Date and any Liability for the termination or discontinuance of, or any Seller's or its Affiliates' withdrawal from, any such Employee Benefit Plan;

          (g) any Liabilities of any Seller or any of its Affiliates for any compensation or any benefits whether in relation to any of the Plant Employees, independent contractors or any other individuals who are later determined by a court or governmental agency to have been employees of a Seller or its Affiliates, including, without limitation, (i) wages, bonuses, incentive compensation, shift or work schedule adders, on-call pay, call-out pay, vacation pay, sick pay, paid time off, workers compensation, unemployment compensation, withholding obligations, unemployment taxes or similar obligations accruing or related to work performed prior to the Initial Closing Date; (ii) severance pay, other termination pay, post-retirement benefits and COBRA coverage, accruing or related to work performed prior to the Initial Closing Date; or (iii) any other form of compensation or benefits accruing or related to work performed prior to the Initial Closing Date under the terms or provisions of any Employee Benefit Plan of any Seller or such Affiliate, or any other agreement, plan, practice, policy, instrument or document relating to any of the Acquired Assets Employees, other than the Liabilities expressly assumed by the Buyer under Section 5.7;

          (h) with respect to the Acquired Assets Employees or any independent contractors, or other individuals subject to Section 5.7, except for liabilities under any employment contracts with NAESCO employees relating to periods on and after the Closing Date, which Liabilities are assumed only to the extent set forth in Section 2.3(b), any Liabilities or obligations relating to the employment or termination of employment, including personal injury, tort, discrimination (including claims for whistleblowing under the Atomic Energy Act and the Energy Reorganization Act of 1974 as amended, as well as claims under Title VII of the Civil Rights Act of 1964, as amended, Executive Order 11246, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, and/or any other federal, state or local statute, ordinance, regulation or order prohibiting discrimination or requiring affirmative action), wrongful discharge, breach of implied or express contract, unfair labor practices or any claim asserted in an individual employee grievance procedure, or constructive termination by any Seller or its Affiliate of any individual, or similar claim or cause of action attributable to any action or inaction by any Seller or any of its Affiliates that arise out of wrongful acts or omissions, occurring prior to the Initial Closing Date or such later date as the individual may have commenced employment with Buyer pursuant to Section 5.7(a) or (b); PROVIDED that the Sellers shall not have any liability for similar actions or inactions by any other Person on or after the Initial Closing Date or such later date as the individual shall have commenced employment with the Buyer;

          (i) any Liabilities of Sellers to the extent accrued or related to or attributable to the period prior to the Initial Closing Date under any contract, license, Permit or other instrument relating to the Acquired Assets (including, without limitation, the Leases, Emergency Preparedness Agreements and Other Assigned Contracts, the Material Contracts and the NRC Licenses);

          (j) all Liabilities for assessments for decommissioning and decontamination fund fees accrued and payable under 42 U.S.C. Section 2297g-1 prior to the Initial Closing Date;

          (k) any Liabilities, including, without limitation, any Environmental Liabilities, resulting from any illegal acts or willful misconduct of the Sellers or NAESCO or their employees, agents or contractors, occurring prior to the Initial Closing Date;

          (l) all Liabilities for fees payable to DOE under the DOE Standard Contracts accrued or related to electricity generated and sold prior to the Initial Closing Date, and interest accrued thereon as set forth in Article VIII of the DOE Standard Contracts;

          (m) any Liabilities to the extent relating to the Business Finance Authority of the State of New Hampshire Pollution Control Revenue Bonds (as set forth in SCHEDULE 2.4(M), the "Pollution Control Bonds") and any agreements relating thereto, other than those arising out of the breach by the Buyer of the covenants contained in Section 5.8(d);

          (n) any Liens on the Acquired Assets, except for Permitted
     Encumbrances;

          (o) except as otherwise expressly set forth in this Agreement, any other Liability, obligation, claim, action, complaint, debt, suit, cause of action, investigation, or proceeding of any kind whatsoever asserted by any Third Party, against or relating to any of the Buyer, the Sellers or the Acquired Assets, for damages suffered by such Third Party arising from or relating to the use, ownership or lease of the Acquired Assets or operation of the Facility prior to the Initial Closing Date;

          (p) all Liabilities of NEP and PSNH under the Transmission Support Agreement, except for NEP's transmission support payment obligations; and

          (q) the escrow account contribution obligation of each Seller under the Unit 2 Memorandum of Understanding with the Town of Seabrook; and

          (r) any Liability which is required to be accrued in accordance with GAAP by any Seller on the balance sheet of such Seller as of the Initial Closing Date or a Subsequent Closing Date, as the case may be, , other than those Liabilities which are specifically identified as Assumed Liabilities in Section 2.3.

     2.5.  CONSIDERATION FOR ACQUIRED ASSETS.

     (a) FACILITY PURCHASE PRICE; FUEL PURCHASE PRICE; UNIT 2 PURCHASE PRICE; NAEC REAL PROPERTY PURCHASE PRICE. Subject to the satisfaction or waiver of all conditions contained herein, the Buyer shall pay to each Seller based on its Proportionate Ownership (i) for the Sellers' Ownership Shares in the Acquired Assets (other than Nuclear Fuel, Unit 2 and the NAEC Real Property), an aggregate of $746,710,000 (the "Facility Purchase Price"), (ii) for the Sellers' Ownership Shares in Nuclear Fuel, an aggregate of $61,900,000 (the "Fuel Purchase Price"), and (iii) for the Sellers' Ownership Shares in Unit 2, an aggregate of $25,600,000 (the "Unit 2 Purchase Price"). The Buyer shall pay to NAEC for the NAEC Real Property the amount of $2,400,000 (the "NAEC Real Property Purchase Price").

     (b) PAYMENT OF PURCHASE PRICE. At each Closing the Buyer shall pay to or at the direction of each of the Required Sellers or the Remaining Sellers, as the case may be, (i) for the Acquired Assets other than Nuclear Fuel, Unit 2 and the NAEC Real Property, a payment in immediately available funds equal to the Proportionate Ownership of the Facility Purchase Price for such Sellers participating in such Closing (the "Relevant Facility Purchase Price") allocated among the Required Sellers or the Remaining Sellers, as the case may be, as set forth in SCHEDULE 2.5(B)(I), (ii) for the Nuclear Fuel, a payment in immediately available funds equal to the Proportionate Ownership of the Fuel Purchase Price for such Sellers participating in such Closing (the "Relevant Fuel Purchase Price") allocated among the Required Sellers or the Remaining Sellers, as the case may be, as set forth in SCHEDULE 2.5(B)(II), and (iii) for Unit 2, a payment in immediately available funds equal to the Proportionate Ownership of the Unit 2 Purchase Price for such Sellers participating in such Closing (the "Relevant Unit 2 Purchase Price") allocated among the Required Sellers or the Remaining Sellers, as the case may be, as set forth in SCHEDULE 2.5(B)(III). At the Closing at which NAEC transfers its Ownership Share to the Buyer, the Buyer shall pay to NAEC for the NAEC Real Property, a payment in immediately available funds equal to the NAEC Real Property Purchase Price.

     (c) ACCEPTABLE GUARANTY. On the Effective Date, the Buyer shall deliver to the Seller Representatives, on behalf of and for the benefit of the Sellers, an Acceptable Guaranty and shall, pursuant to Section 5.19, maintain such Acceptable Guaranty to secure the payments of the Facility Purchase Price, the Fuel Purchase Price, the Unit 2 Purchase Price and the NAEC Real Property Purchase Price through the last Subsequent Closing.

     2.6. ADJUSTMENT TO FACILITY PURCHASE PRICE, FUEL PURCHASE PRICE AND UNIT 2 PURCHASE PRICE. The Facility Purchase Price, Fuel Purchase Price and Unit 2 Purchase Price shall be increased or decreased as follows:

          (a) FACILITY PAYMENT ADJUSTMENTS.  With respect to the Buyer,

             (i) at each Closing, the Relevant Facility Purchase Price shall be increased by an amount equal to the costs of Required Nuclear Expenditures and Required Expenditures actually paid by such Sellers participating in such Closing through the relevant Closing Date;

             (ii) at the Initial Closing, the Facility Purchase Price shall be decreased by an amount equal to the positive difference between the aggregate amount of Pre-Approved Capital Expenditures scheduled to be expended prior to the Initial Closing Date (as set forth in SCHEDULE 5.3) and the aggregate amount of the Pre-Approved Capital Expenditures actually incurred by Sellers prior to the Initial Closing Date;

             (iii) at each Subsequent Closing, the Relevant Facility Purchase Price shall be increased by an amount equal to the aggregate amount of the Pre-Approved Capital Expenditures (as set forth in SCHEDULE 5.3) incurred after the Initial Closing Date, prior to the relevant Subsequent Closing

        Date and actually paid by such Sellers participating in such Subsequent Closing through such Subsequent Closing Date;

             (iv) at the Initial Closing, the Facility Purchase Price and the Fuel Purchase Price shall be adjusted as provided in Section 5.11(c) in the event of any Major Loss (it being understood that such adjustment shall be made as of the Initial Closing Date but shall be reflected in the Relevant Facility Purchase Price paid at each Closing);

             (v) at the Initial Closing Date, the Facility Purchase Price shall be adjusted downward by (x) $10,000,000 in the event this Agreement is terminated as to any Seller pursuant to the last paragraph of Section
        10.1 and (y) $10,000,000 in the event the Buyer would have been permitted to terminate this Agreement pursuant to Section 10.1(c)(ii) due to the failure of the condition precedent specified in SECTION 6.1(E)(II) AND THE BUYER PROCEEDS TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY NOTWITHSTANDING SUCH FAILURE (it being understood that each such adjustment shall be made as of the Initial Closing Date but shall be reflected in the Relevant Facility Purchase Price paid at each Closing);

             (vi) at an Initial Closing that occurs after a Plant Material Adverse Effect, the Facility Purchase Price shall be adjusted downward by an amount equal to the amount of the loss and/or expenditure reasonably anticipated by the Buyer to be incurred within one year following the Initial Closing Date to remedy such Plant Material Adverse Effect (it being understood that such adjustment shall be made as of the Initial Closing Date but shall be reflected in the Relevant Facility Purchase Price paid at each Closing); provided, however, that if a Plant Material Adverse Effect of the type specified in Section 6.1(i) exists at the Initial Closing Date and the Buyer elects to waive the related closing condition, the Buyer shall be entitled to an adjustment of no more than $50,000,000 unless all of the Sellers agree to a higher amount;

             (vii) at each such Subsequent Closing, the Relevant Facility Purchase Price shall be increased by an amount equal to the amount actually paid by such Remaining Seller after the Initial Closing Date and through the relevant Subsequent Closing Date to remedy the Plant Material Adverse Effect for which an adjustment has been made pursuant to Section 2.6(a)(vi);

             (viii) at each Closing, the Relevant Facility Purchase Price shall be (A) increased if the book value as maintained by NAESCO of all Inventories on the relevant Closing Date is greater than $35,800,000 (such difference is referred to as the "Inventory Excess Amount"), in which case the increase in the Relevant Facility Purchase Price shall equal the Inventory Excess Amount multiplied by the Proportionate Ownership of such Sellers participating in such Closing, and (B) decreased if the book value as maintained by NAESCO of such Inventories on the relevant Closing Date is less than $35,800,000 (such difference is referred to as the "Inventory Deficit Amount"), in which case the decrease in the Relevant Facility Purchase Price shall equal the Inventory Deficit Amount multiplied by the Proportionate Ownership of such Sellers participating in such Closing (for purposes hereof, such adjustments shall be determined in accordance with GAAP, consistent with NAESCO's past practices);

             (ix) at each Closing, the Relevant Facility Purchase Price shall be increased by an amount equal to the aggregate cost of Proposed Improvements, to the extent implemented and actually paid by such Sellers participating in such Closing through the relevant Closing Date;

             (x) at each Closing, the Relevant Facility Purchase Price shall be adjusted downward by an amount equal to such Seller's Proportionate Ownership of the Transmission Credit;

             (xi) at each Closing, the Relevant Facility Purchase Price shall be increased by an amount equal to the aggregate operation and maintenance expenses related to a Refueling Outage that are incurred consistently with Good Utility Practices and actually paid by such Sellers participating in such Closing through the relevant Closing Date; and

             (xii) to the extent the Seller Representatives or NAESCO have not disposed prior to the Initial Closing Date of all of the Low Level Waste whether at the Site or at an Offsite Hazardous Substance Facility and the cost of such disposal is in excess of $500,000, the Facility Purchase Price shall be decreased by the excess over such amount (the cost of such disposal to be determined based on the prevailing industry costs as close to the Initial Closing Date as practicable).

          (b) FUEL PURCHASE PRICE ADJUSTMENTS. With respect to the Buyer, at each Closing, the Relevant Fuel Purchase Price shall be (A) increased if and to the extent the book value as maintained by NAESCO of the Nuclear Fuel of such Sellers participating in such Closing on the relevant Closing Date is greater than the product of $61,900,000 multiplied by the Proportionate Ownership of such Sellers participating in such Closing, and
     (B) decreased if and to the extent the book value as maintained by NAESCO of the Nuclear Fuel of such Sellers participating in such Closing on the relevant Closing Date is less than the product of $61,900,000 multiplied by the Proportionate Ownership of such Sellers participating in such Closing (for purposes hereof, such adjustment shall be determined in accordance with GAAP, consistent with NAESCO's past practices).

          (c) UNIT 2 PURCHASE PRICE ADJUSTMENTS. With respect to the Buyer, at the Initial Closing, the Unit 2 Purchase Price shall be decreased by an amount equal to the sale price of each Unit 2 component, part or piece of equipment sold to a Third Party in an arm's length transaction during the Interim Period (it being understood that such adjustment shall be made as of the Initial Closing Date but shall be reflected in the Relevant Unit 2 Purchase Price paid at each Closing).

          (d) DETERMINATION OF PURCHASE PRICE ADJUSTMENTS.

             (i) At least thirty (30) days prior to the Initial Closing Date and at least twenty (20) days prior to each Subsequent Closing Date, the Seller Representatives, after consultation with the Required Sellers or the Remaining Sellers, as the case may be, shall deliver to the Buyer an estimated closing statement (the "Estimated Closing Statement") prepared by the Sellers that shall set forth the best estimate of the Sellers of any adjustments to the Facility Purchase Price required by Section 2.6(a) (the "Estimated Facility Purchase Price Adjustment"), any adjustments to the Fuel Purchase Price required by Section 2.6(b) (the "Estimated Fuel Purchase Price Adjustment") and any adjustments to the Unit 2 Purchase Price required by Section 2.6(c) (the "Estimated Unit 2 Purchase Price Adjustment," together with the Estimated Facility Purchase Price Adjustment and the Estimated Fuel Purchase Price Adjustment, the "Estimated Adjustments") as of the Initial Closing Date or the Subsequent Closing Date, as the case may be. Within fifteen (15) days following the delivery of the Estimated Closing Statement by the Seller Representatives to the Buyer (ten (10) days in the case of a Subsequent Closing), the Buyer may object in good faith to any or all of the Estimated Adjustments in writing. If the Buyer objects to any or all of the Estimated Adjustments, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute before five (5) Business Days prior to the relevant Closing Date or if no objection is made by the Buyer with respect to any or all of the Estimated Adjustments, the Facility Purchase Price, the Fuel Purchase Price and/or the Unit 2 Purchase Price shall each be adjusted for the relevant Closing Date by the net amount of the Estimated Facility Purchase Price Adjustment, the Estimated Fuel Purchase Price Adjustment and the Estimated Unit 2 Purchase Price Adjustment respectively, not in dispute, and the amount in dispute shall be withheld for resolution in accordance with Section 2.6(d)(ii); and

             (ii) Within sixty (60) days following the Initial Closing Date and each Subsequent Closing Date, the Seller Representatives after consultation with the Required Sellers or the Remaining Sellers, as the case may be, shall deliver to the Buyer a closing statement (the "Post-Closing Statement") prepared by the Sellers that shall set forth the computation by the Sellers of the Facility Purchase Price adjustment in accordance with Section 2.6(a) as of such Closing Date (the "Facility Purchase Price Adjustment") and the components thereof and the Fuel Purchase Price adjustment in accordance with Section 2.6(b) as of such Closing Date (the "Fuel Purchase Price Adjustment") and the components thereof and the Unit 2 Purchase Price adjustment in accordance with Section 2.6(c) as of such Closing Date (the "Unit 2 Purchase Price Adjustment") and the components thereof. Within twenty (20) days following the delivery of the Post-Closing Statement by the Seller Representatives to the Buyer, the Buyer may object to the Post-Closing Statement in writing. The Sellers agree to cooperate with the Buyer to provide to the Buyer or its Representatives information used to prepare the Post-Closing Statement. If the Buyer objects to the Post-Closing Statement, the Parties shall attempt to resolve such dispute by negotiation pursuant to Section 11.20. If the Parties are unable to resolve such dispute within twenty (20) days of any objection by the Buyer, the Parties shall appoint an Independent Accounting Firm, who shall review the Post-Closing Statement and determine within thirty (30) days after its appointment the appropriate Facility Purchase Price Adjustment, Fuel Purchase Price Adjustment and Unit 2 Purchase Price Adjustment under this Section 2.6(d) as of such Closing Date. The fees, costs and expenses of the Independent Accounting Firm shall be borne by the Party which in the conclusive judgment of the Independent Accounting Firm is not the prevailing party, or if such Independent Accounting Firm determines that neither Party could be fairly found to be the prevailing party, then such fees, costs and expenses shall be borne equally by the Buyer and the Sellers. The agreed upon Post-Closing Statement or the finding of such Independent Accounting Firm, as the case may be, shall be the Facility Purchase Price Adjustment as to Section 2.6(a), the Fuel Purchase Price Adjustment as to Section 2.6(b) and the Unit 2 Purchase Price Adjustment as to Section 2.6(c), and shall be binding on the Parties. The acceptance by the Buyer and the Sellers of such Facility Purchase Price Adjustment, Fuel Purchase Price Adjustment and Unit 2 Purchase Price Adjustment shall not constitute or be deemed to constitute a waiver of the rights of such Party in respect of any other provision of this Agreement.

          (e) Notwithstanding the foregoing, no increase or decrease shall be made in the Facility Purchase Price, Fuel Purchase Price or Unit 2 Purchase Price to the extent such increase or decrease is related to or results from changes made by the Buyer in accounting, billing, budgeted spending, bookkeeping, inventory, recognition or other similar policies or practices from those used by NAESCO prior to the Initial Closing Date.

     2.7. PAYMENT OF PURCHASE PRICE ADJUSTMENTS. The Estimated Adjustments, to the extent not in dispute, shall be aggregated at the Initial Closing Date and each Subsequent Closing Date and the Party or Parties which owe(s) the other(s) an adjustment to the Facility Purchase Price, the Fuel Purchase Price and/or the Unit 2 Purchase Price shall make a cash payment of such adjustment in immediately available funds by wire transfer to an account designated by the Buyer or Seller Representatives after consultation with the other Sellers, as the case may be. Following each Closing Date, if necessary, the Parties shall aggregate the Facility Purchase Price Adjustment, the Fuel Purchase Price Adjustment and the Unit 2 Purchase Price Adjustment and if, after taking into account the payment, if any, made at such Closing Date pursuant to the preceding sentence, the Party or Parties which owe(s) the other(s) an adjustment to the Facility Purchase Price, the Fuel Purchase Price and/or the Unit 2 Purchase Price shall make a cash payment of such adjustment in immediately available funds by wire transfer to an account designated by the Buyer or the Seller Representatives after consultation with the other Sellers, as the case may be.

     2.8. ALLOCATION OF CONSIDERATION. The Buyer and the Sellers shall use Commercially Reasonable Efforts to agree upon an allocation among the Acquired Assets (other than Nuclear Fuel) of the sum of the Facility Purchase Price and the Assumed Liabilities consistent with Section 1060 of the Code and the Treasury Regulations thereunder within one hundred and twenty (120) days of the Effective Date (or such later date as the Parties may mutually agree) but in no event fewer than thirty (30) days prior to the Initial Closing Date. The Buyer and the Sellers may obtain the services of an independent engineer or appraiser (the "Independent Appraiser") to assist in determining the fair value of the Acquired Assets solely for purposes of such allocation under this Section 2.8. If such an appraisal is made, the Buyer and the Sellers agree to accept the Independent Appraiser's determination of the fair value of the Acquired Assets. The cost of the appraisal shall be borne equally by the Buyer and the Sellers. To the extent such filings are required, the Buyer and the Sellers agree to file IRS Form 8594 and all federal, state, local and foreign Tax Returns in accordance with such agreed allocation. Except to the extent required to comply with audit determinations by any Governmen-tal Authority with jurisdiction over a Party, the Buyer and the Sellers shall report the transactions contemplated by this Agreement and the Related Agreements for all required federal Income Tax and all other Tax purposes in a manner consistent with the allocation determined pursuant to this Section 2.8. The Buyer and the Sellers agree to provide each other promptly with any other information required to complete IRS Form 8594. The Buyer and the Sellers shall notify and provide each other with reasonable assistance in the event of an examination, audit or other proceeding regarding the agreed upon allocation of the Facility Purchase Price. The Buyer and the Sellers shall treat the transaction contemplated by this Agreement as the acquisition by the Buyer of a trade or business for United States federal income tax purposes and agree that no portion of the consideration therefor shall be treated in whole or in part as the payment for services or future services.

     2.9.  PRORATION.

     (a) The Buyer and the Sellers agree that all of the items normally prorated in a sale of assets of the type contemplated by this Agreement and the Related Agreements, relating to the business and operations of the Acquired Assets, will be prorated as of the Initial Closing Date and each Subsequent Closing Date, with Sellers party to the relevant Closing liable to the extent such items relate to any period prior to the relevant Closing Date on which such Seller transfers its Ownership Share, and the Buyer liable to the extent such items relate to periods after such relevant Closing Date, which items shall include:
(i) any personal property, real property, occupancy and water Taxes, assessments and other charges of the type that could give rise to a Permitted Encumbrance, if any, on or associated with the Acquired Assets; (ii) any rent, Taxes and other items payable by or to the Sellers under any of the Material Contracts, Emergency Preparedness Agreements, Leases or Other Assigned Contracts assigned to and assumed by the Buyer hereunder (except for prepayments for Nuclear Fuel or Inventories); (iii) any Permit, license, registration or fees with respect to any Transferable Permit assigned to the Buyer associated with the Acquired Assets; (iv) sewer rents and charges for water, telephone, electricity and other utilities and insurance; (v) any amounts scheduled to be paid into the Decommissioning Fund by a Seller relating to the time period that includes the Initial Closing Date or a Subsequent Closing Date, as the case may be; (vi) any fees or charges imposed by INPO, NEI, the NRC or any other Governmental Authority or any association that the Buyer chooses to join; (vii) ISO-NE VAR capability credits; (viii) credits associated with installed capability requirements; and (ix) the Utility Property Tax associated with the Acquired Assets (determined without giving effect to the sale of the Acquired Assets to the Buyer).

     (b) In connection with the prorations referred to in Section 2.9(a), if the actual figures are not available on the Initial Closing Date and each Subsequent Closing Date, the proration shall be based upon the actual payments for the preceding year (or appropriate period) for which actual payments are available and such payments shall be re-prorated upon request of any Seller or the Buyer made within sixty (60) days of the date the actual amounts become available. If the Taxes which are apportioned are thereafter reduced by abatement or award, the amount of such abatement or award, less the reasonable cost of obtaining the same and any amounts due to tenants under leases due to such abatement or award, shall be apportioned between the applicable Parties; provided that no Party shall be obligated to institute or prosecute an abatement or appellate proceeding unless otherwise agreed in writing. Notwithstanding the foregoing, with respect to the Utility Property Tax associated with the Acquired Assets, the initial proration shall be based on the estimated tax payments made by the Sellers in respect thereof, but if it is later determined that the actual amount of the Utility Property Tax (determined without giving effect to the sale of the Acquired Assets to the Buyer) is less than such estimated payments made by the Sellers, the Buyer shall pay promptly to each Seller such Seller's Proportionate Ownership of such excess and the Buyer and Sellers shall take reasonable steps such that the Buyer will succeed to the Sellers' excess tax payments in respect of the Utility Property Tax. If it is later determined that the actual amount of the Utility Property Tax (determined without giving effect to the sale of the Acquired Assets to the Buyer) is greater than such estimated payments made by the Sellers, each Seller shall promptly pay to the Buyer its Proportionate Ownership of the amount of such deficit. The Sellers and the Buyer agree to furnish each other with such documents and other records that may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section 2.9.

     2.10. THE CLOSINGS. Unless otherwise agreed to by the Parties participating in the applicable Closing, and except for the Closing at which UI transfers the Undivided Interest to the Buyer which will proceed in accordance with Section 6.3(a), the Initial Closing and each Subsequent Closing of the transactions contemplated by this Agreement (collectively, the "Closing") shall take place at the offices of Brown Rudnick Berlack Israels LLP, at Boston, Massachusetts, commencing at 9:00 a.m. eastern time on the date that is ten (10) days (or, if the tenth day is not a Business Day, then the next Business Day following such tenth day) following the date on which all of the applicable conditions set forth in Sections 6.1 and 6.2 (excluding deliveries contemplated by Sections 2.11 and 2.12) have either been satisfied or waived by the Party for whose benefit such condition exists, such satisfaction or waiver to conform to
Section 11.14; PROVIDED that such date shall not be earlier than the Coordination Date. The date of the Initial Closing (the "Initial Closing Date") and the date of each Subsequent Closing (the "Subsequent Closing Date") is each herein called a "Closing Date" and shall be effective for all purposes herein as of 12:01 a.m. on the Closing Date. The conditions set forth in Sections 6.1 and
6.2 shall be deemed to have been satisfied or waived in writing by a Party upon a Closing; provided such satisfaction or waiver shall not be deemed to limit a Party's right to indemnification pursuant to Section 9.

     2.11.  DELIVERIES BY THE SELLERS AT THE CLOSINGS.

     (a) INITIAL CLOSING. At the Initial Closing (unless otherwise indicated), if appropriate, each Required Seller shall deliver, or cause to be delivered, the following to the Buyer, duly executed and properly acknowledged, relating to the Ownership Shares being sold, assigned or transferred at such Initial
Closing:

          (i) a Deed for the NAEC Real Property, substantially in the form of EXHIBIT A(I) hereto and any owner's affidavits or similar documents reasonably required by the Title Company;

          (ii) Deeds for the Ownership Shares of the interests of each Required Seller in the Jointly Owned Real Property being transferred at the Initial Closing substantially in the form of EXHIBIT A(II) hereto, and any owner's affidavits or similar documents required by the Title Company;

          (iii) a Bill of Sale, substantially in the form of EXHIBIT B hereto;

          (iv) an Asset Demarcation Agreement, substantially in the form of EXHIBIT C hereto;

          (v) if the Undivided Interest is transferred to the Buyer on the Initial Closing Date, in the case of UI, the Owner Trustee Deed and Bill of Sale, substantially in the form of EXHIBIT K hereto;

          (vi) an Assignment and Assumption Agreement, substantially in the form of EXHIBIT D hereto, in recordable form if necessary;

          (vii) an Interconnection Agreement, substantially in the form of EXHIBIT E hereto, duly executed by PSNH;

          (viii) an Interim Services Agreement, if requested in writing by the Buyer and if agreed to by a Seller or its Affiliate who will provide the services, substantially in the form of EXHIBIT J hereto, which shall cover those services set forth in SCHEDULE 2.11(A)(VIII);

          (ix) the Release of Mortgage Indenture, in the case of CL&P and NAEC, if applicable, substantially in the form of EXHIBIT F hereto, and in the case of any other Required Seller, if applicable, in such other form as meets the requirements of such Seller's mortgage indenture, if any;

          (x) an Easement Agreement, if the same has been executed by PSNH, NAEC and the other Participants;

          (xi) originals, or copies certified to the Buyer's satisfaction, of the Transferable Permits, Material Contracts, Emergency Preparedness Agreements, Intellectual Property Licenses, Other Assigned Contracts and Leases, which shall be delivered to the Buyer at the Facility;

          (xii) all consents, waivers or approvals necessary for the transfer at such Closing of the Ownership Shares of such Required Sellers or the consummation of the transactions contemplated by this Agreement and the Related Agreements;

          (xiii) a certificate from an authorized officer of such Required Seller, dated the Initial Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(i) and 6.1(j) have been satisfied and a certificate from an authorized officer of NAESCO, dated the Initial Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 6.1(a), 6.1(b), 6.1(e) and 6.1(i) have been satisfied;

          (xiv) a copy, certified by an authorized officer of such Required Seller, of resolutions authorizing the execution and delivery of this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

          (xv) a certificate of an authorized officer of such Required Seller which shall identify by name and title and bear the signature of the officers of such Seller authorized to execute and deliver this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto;

          (xvi) an opinion or opinions from one or more internal or outside counsel to such Required Seller (who shall be reasonably satisfactory to the Buyer), dated the Initial Closing Date and reasonably satisfactory in form to the Buyer and its counsel, covering substantially the matters set forth on SCHEDULE 2.11(A)(XVI);

          (xvii) the items and documents listed in Sections 2.1(h) and 2.1(i); PROVIDED, in the case of documents located at the Facility, the Required Sellers may furnish a certificate authorizing the Buyer to take possession thereof in lieu of physical delivery at the Initial Closing Date, and provided further that in the event that applicable Law prohibits transfer of the original documents on the Initial Closing Date, the Required Sellers shall provide certified copies of the items and documents, and provide the original documents at such time allowable under applicable Law;

          (xviii) the Title Commitments to be delivered by such Required Seller pursuant to Section 3.7;

     (xix) such Required Seller's FIRPTA Affidavit;

          (xx) certificates of title for all vehicles listed on SCHEDULE 2.1(O) acquired by the Buyer;

          (xxi) amounts due from each such Required Seller, if any, for the Estimated Adjustment pursuant to Section 2.6(d);

          (xxii) a certificate of good standing with respect to each such Required Seller, to the extent applicable (dated as of a recent date prior to the Initial Closing Date), issued by the appropriate Secretary of State for each such Required Seller;

          (xxiii) the assets of each such Required Seller's Decommissioning Fund in accordance with Section 5.10;

          (xxiv) an Agreement to Amend the Transmission Support Agreement, substantially in the form of EXHIBIT N hereto, duly executed by PSNH and NEP;

          (xxv) an amendment to the Joint Ownership Agreement signed by each Seller substituting the Buyer for each of the Sellers, to be effective with respect to each such Seller as of the Initial Closing Date or the Subsequent Closing Date in which such Seller participates in form and substance satisfactory to the Buyer;

          (xxvi) evidence of substitution of the Buyer or its designee for NAESCO under each of the Managing Agent Operating Agreement and the Disbursing Agent Agreement; and

          (xxvii) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by each such Required Seller at or prior to the Initial Closing Date pursuant to this Agreement or the Related Agreements or otherwise reasonably required in connection herewith or therewith, including all such other instruments of sale, transfer, conveyance, assignment or assumption as the Buyer or its counsel may reasonably request in connection with the sale and transfer of the Acquired Assets or the transactions contemplated hereby; PROVIDED, HOWEVER, that this subsection

     (xxvii) shall not require such Required Seller to prepare or obtain any surveys relating to the Real Property.

     (b) SUBSEQUENT CLOSING. At each Subsequent Closing (unless otherwise indicated), if appropriate, the Remaining Sellers participating in such Closing shall deliver the following to the Buyer, duly executed and properly acknowledged, relating to the Ownership Shares being sold, assigned or transferred at such Subsequent Closing:

          (i) with respect to the Remaining Sellers participating in a particular Subsequent Closing, Deeds for the Ownership Shares of the interests of each such Remaining Seller in the Jointly Owned Real Property being transferred at the Subsequent Closing substantially in the form of EXHIBIT A(II) hereto, and any owner's affidavits or similar documents required by the Title Company;

          (ii) a Bill of Sale;

          (iii) if the Undivided Interest is transferred to the Buyer on the Subsequent Closing Date, in the case of UI, the Owner Trustee Deed and Bill of Sale, substantially in the form of EXHIBIT K hereto;

          (iv) an Assignment and Assumption Agreement, if appropriate;

          (v) a Release of Mortgage Indenture, in such form and with such modifications as may be necessary to meet the requirements of such Remaining Seller's mortgage, if any;

          (vi) the consents, waivers or approvals and all other consents, waivers and approvals necessary for the transfer at such Closing of the Ownership Shares of each such Remaining Seller or the consummation of the transactions contemplated by this Agreement and the Related Agreements;

          (vii) a certificate from an authorized officer of each such Remaining Seller, dated the relevant Closing Date, to the effect that the conditions with respect to such Seller in its individual capacity set forth in Sections 6.1(a), 6.1(b), 6.1(d), 6.1(e), 6.1(f), 6.1(g), 6.1(i) and 6.1(j)
     have been satisfied;

          (viii) a copy, certified by an authorized officer of each such Remaining Seller, of resolutions authorizing the execution and delivery of this Agreement and Related Agreements and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

          (ix) a certificate of an authorized officer of each such Remaining Seller which shall identify by name and title and bear the signature of the officers of such Remaining Seller authorized to execute and deliver this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto;

          (x) an opinion or opinions from one or more internal or outside counsel to each such Remaining Seller (who shall be reasonably satisfactory to the Buyer), dated the relevant Closing Date and reasonably satisfactory in form to the Buyer and its counsel, covering matters relating to such Subsequent Closing substantially as set forth in SCHEDULE 2.11(B)(X);

          (xi) the Title Commitments to be delivered by such Remaining Sellers pursuant to Section 3.7;

          (xii) such Remaining Seller's FIRPTA Affidavit;

          (xiii) a certificate of good standing with respect to each such Remaining Seller, to the extent applicable (dated as of a recent date prior to such Closing Date), issued by the appropriate Secretary of State for each such Remaining Seller;

          (xiv) the assets of each such Remaining Seller's Decommissioning Funds in accordance with Section 5.10; and

          (xv) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by each such Remaining Seller at or prior to such Closing Date pursuant to this Agreement or Related Agreements or otherwise reasonably required in connection herewith or therewith, including all such other instruments of sale, transfer, conveyance, assignment or assumption as the Buyer or its counsel may reasonably request in connection with the sale and transfer of the Acquired Assets or the transactions contemplated hereby; provided, however, that this subsection (xv) shall not require such Seller to prepare or obtain any surveys relating to the Real Property.

     2.12.  DELIVERIES BY THE BUYER AT THE CLOSING DATE.

     (a) INITIAL CLOSING. At the Initial Closing, if appropriate, the Buyer shall deliver to or at the direction of the Required Sellers duly executed and properly acknowledged, relating to the Ownership Shares being sold, assigned or transferred at such Closing:

          (i) the Relevant Facility Purchase Price, the Relevant Fuel Purchase Price, the Relevant Unit 2 Purchase Price, the NAEC Real Property Purchase Price and amounts due from the Buyer, if any, for the Estimated Adjustment pursuant to Section 2.6(d);

          (ii) an Assignment and Assumption Agreement;

          (iii) the Asset Demarcation Agreement;

          (iv) the Interconnection Agreement;

          (v) an Interim Services Agreement;

          (vi) the Acceptable Guaranty;

          (vii) the Agreement to Amend Transmission Support Agreement;

          (viii) evidence of the Buyer's membership in NEPOOL;

          (ix) a certificate from an authorized officer of the Buyer, dated the Initial Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Sections 6.2(a), 6.2(b), 6.2(d), 6.2(e), 6.2(f), 6.2(g), 6.2(h), 6.2(i) and 6.2(l) have been satisfied;

          (x) a copy, certified by an authorized officer of the Buyer, of resolutions authorizing the execution and delivery of this Agreement and the Related Agreements to which the Buyer is a party and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

          (xi) a certificate of an authorized officer of the Buyer which shall identify by name and title and bear the signature of the officers of the Buyer authorized to execute and deliver this Agreement and the Related Agreements to which the Buyer is a party and instruments attached as exhibits hereto and thereto;

          (xii) a certificate of good standing with respect to the Buyer (dated as of a recent date prior to the Initial Closing Date) issued by the Secretary of State of the State of Delaware;

          (xiii) a certificate of good standing with respect to the Buyer (dated as of a recent date prior to the Initial Closing Date) issued by the Secretary of State of the State of New Hampshire;

          (xiv) an opinion or opinions from one or more counsel to the Buyer (who shall be reasonably satisfactory to the Required Sellers), dated the Initial Closing Date and reasonably satisfactory in form to the Sellers and their counsel, covering substantially the matters set forth in SCHEDULE 2.12;

          (xv) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Buyer at or prior to such Closing Date pursuant to this Agreement or the Related Agreements or otherwise reasonably required in connection herewith or therewith, including all such other instruments of assumption as the Seller Representatives or their counsel may reasonably request in connection with the purchase of the Acquired Assets or the transactions contemplated hereby; and

          (xvi) to the extent no Seller Easements exist at the Initial Closing Date, an Easement Agreement executed by the Buyer with respect to the Ownership Shares it acquires at the Initial Closing.

     (b) SUBSEQUENT CLOSING. At each Subsequent Closing, if appropriate, the Buyer shall deliver to or at the direction of each of the Remaining Sellers participating at such Closing, duly executed and properly acknowledged, relating to the Ownership Shares being sold, assigned or transferred at such Closing:

          (i) the Relevant Facility Purchase Price, the Relevant Fuel Purchase Price, the Relevant Unit 2 Purchase Price and amounts due from the Buyer, if any for the Estimated Adjustment pursuant to Section 2.6(d);

          (ii) an Assignment and Assumption Agreement;

          (iii) a certificate from an authorized officer of the Buyer, dated such Closing Date, to the effect that the conditions set forth in Sections 6.2(a), 6.2(b), 6.2(d), 6.2(e), 6.2(f), 6.2(g), 6.2(h), 6.2(i) and 6.2(l)
     have been satisfied;

          (iv) a copy, certified by an authorized officer of the Buyer, of resolutions authorizing the execution and delivery of this Agreement and Related Agreements to which the Buyer is a party and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

          (v) a certificate of an authorized officer of the Buyer which shall identify by name and title and bear the signature of the officers of the Buyer authorized to execute and deliver this Agreement and the Related Agreements to which the Buyer is a party and instruments attached as exhibits hereto and thereto;

          (vi) an opinion or opinions from one or more counsel to the Buyer (who shall be reasonably satisfactory to the Remaining Sellers), dated such Closing Date and reasonably satisfactory in form to the Remaining Sellers and their counsel, covering substantially the matters set forth in SCHEDULE 2.12;

          (vii) a certificate of good standing with respect to the Buyer (dated as of a recent date prior to such Closing Date) issued by the Secretary of State of Delaware;

          (viii) a certificate of good standing with respect to the Buyer (dated as of a recent date prior to such Closing Date) issued by the Secretary of State of New Hampshire;

          (ix) such other agreements, consents, documents, instruments and writings as are reasonably required to be delivered by the Buyer at or prior to such Closing Date pursuant to this Agreement or the Related Agreements or otherwise reasonably required in connection herewith or therewith, including all such other instruments of assumption as the Remaining Sellers or their counsel may reasonably request in connection with the purchase of the Acquired Assets or the transactions contemplated hereby; and

          (x) to the extent the Buyer delivered the item specified in Section 2.12(a)(xvi) at the Initial Closing Date, an Easement Agreement executed by the Buyer with respect to the Ownership Shares it acquires at such Closing.

     3. REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF EACH SELLER. Except as specifically provided in Section 3.7(a) with respect to the NAEC Real Property, each of the Sellers, severally as to those representations and warranties involving such Seller only and severally in accordance with its Proportionate Ownership set forth in SCHEDULE 3.1(I), which, in the case of UI, shall include the Undivided Interest, as to all other representations and warranties, hereby represents and warrants to the Buyer (all such representations and warranties other than those in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(c), 3.8,
3.9, 3.10, 3.17 and 3.23, are being made to the Knowledge of such Seller) and, in addition thereto, NAESCO, hereby represents and warrants to the Buyer (such representations and warranties other than those in Sections 3.7(b), 3.7(c), 3.10, 3.17 and 3.23 are being made to the Knowledge of NAESCO and shall exclude Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6 and 3.7(a)) as follows:

          3.1. ORGANIZATION. Such Seller is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. Copies of the charter and by-laws of such Seller, each as amended to date, have been heretofore made available to the Buyer and are accurate and complete. To the extent such Seller is not a New Hampshire entity, such Seller is qualified to do business in New Hampshire. If such Seller is listed on SCHEDULE 3.1(II), such Seller is organized by or under the Order of a Governmental Authority.

          3.2.  AUTHORIZATION, EXECUTION AND ENFORCEABILITY OF
     TRANSACTIONS. Such Seller has the full power and authority to execute and deliver this Agreement and the Related Agreements and, subject to receipt of its Seller Regulatory Approvals, to perform its obligations hereunder and thereunder. Except as described in SCHEDULE 3.2, all necessary actions or proceedings to be taken by or on the part of such Seller to authorize and permit the due execution and valid delivery by such Seller of this Agreement and the Related Agreements and the instruments required to be duly executed and validly delivered by such Seller pursuant hereto and thereto, the performance by such Seller of its obligations hereunder and thereunder, and the consummation by such Seller of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement has been duly executed and validly delivered by such Seller, and assuming due execution and delivery by the Buyer and the other Sellers and receipt of all Seller Regulatory Approvals, constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium and other Laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether such enforceability is sought in equity or at law). When each Related Agreement has been executed and validly delivered by the Buyer and such Seller and each other party thereto, and assuming due execution and delivery by the Buyer and the other Sellers and each other party thereto and receipt of all Seller Regulatory Approvals, such Related Agreement constitutes a valid and legally binding obligation of such Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other Laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether such enforceability is sought in equity or at law). Such Seller acknowledges the receipt and sufficiency of consideration with respect to this Agreement and each of the Related Agreements.

          3.3. NONCONTRAVENTION. Subject to such Seller obtaining its Seller Regulatory Approvals, neither the execution and delivery by such Seller of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby will (i) violate any Law to which such Seller or any of its property is subject or any provision of the charter or by-laws of such Seller, or (ii) conflict with, result in a breach or forfeiture of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, revoke, suspend or cancel, or require any notice under any agreement, contract, lease, Permit, license, instrument, or other arrangement to which such Seller is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of the Acquired Assets), except for matters that, (x) in the aggregate, would not be likely to have a Material Adverse Effect on such Seller or its ability to perform its obligations under this Agreement and the Related Agreements or for which a consent or waiver shall have been obtained, (y) are disclosed on
     SCHEDULE 3.3, or (z) arise in relation to any non-assigned rights under Permits, Material Contracts, Leases or Other Assigned Contracts or other agreements or matters which have been expressly disclosed to the Buyer.

          3.4. CONSENTS AND APPROVALS. Except for Seller Regulatory Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or the Related Agreements by such Seller, or the consummation of the transactions contemplated hereby or thereby.

          3.5. REGULATION AS A UTILITY. To the extent described in SCHEDULE 3.5(I), such Seller is a public service company or an electric company or other similar entity subject to regulation by a Governmental Authority, as specified in SCHEDULE 3.5(I). To the extent described in SCHEDULE 3.5(II), such Seller is an "electric utility company" and a "subsidiary company" of a "holding company" which is registered or exempt from registration under the Public Utility Holding Company Act of 1935, as amended. To the extent described in SCHEDULE 3.5(III) such Seller is an "electric utility" subject to regulation by FERC under the Federal Power Act, as amended, and is a power reactor licensee and materials licensee subject to regulation by the NRC under the Atomic Energy Act (as such terms are defined therein). The 345 kV Substation conveyed with the Facility is an interconnecting transmission facility, necessary to effect wholesale sales of electricity from the Facility, and any other use of the 345 kV Substation is incidental thereto. Except as otherwise provided in SCHEDULE 3.5(IV), the sale of the Ownership Shares to the Buyer pursuant to this Agreement shall constitute a transfer of substantially all of the properties or all of the generating facilities of such Seller within the meaning of Paragraph 23.1 of the Joint Ownership Agreement.

          3.6. BROKERS' FEES. Such Seller has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          3.7.  TITLE TO ACQUIRED ASSETS.

          (a) NAEC hereby represents and warrants to Buyer that, except for Permitted Encumbrances, NAEC holds good and marketable title to its interest in the NAEC Real Property to the extent, and only to the extent, specified in the title insurance commitments attached hereto as in SCHEDULE 3.7(I) (the "Title Commitments").

          (b) Except for Permitted Encumbrances, such Seller holds good and marketable title to its tenant-in-common interest (as set forth on SCHEDULE 1(A) hereto) in the Jointly Owned Real Property to the extent, and only to the extent, specified in the Title Commitments.

          (c) Except as set forth in SCHEDULE 3.7(I) and except for Permitted Encumbrances, such Seller has good and valid title to, or a valid leasehold interest in, or license for its tenant-in-common interest in the Acquired Assets other than the Jointly Owned Real Property free and clear of all Liens. Such Seller owns a tenant-in-common interest in the Acquired Assets, other than the NAEC Real Property, in a percentage equal to its Ownership Share as set forth in SCHEDULE 1(A), or, in the case of the Undivided Interest, UI holds a leasehold interest. There are no Permitted Encumbrances arising out of any Tax or other charges due from such Seller or NAESCO as assessed by any Governmental Authority past due on the date the representation is given, except for those items, if any, as to which such Seller will indemnify the Buyer pursuant to Section 9.3.

          3.8. QUALIFIED DECOMMISSIONING FUNDS. With respect to each Seller other than a Seller organized by or under the Order of a Governmental
     Authority:

             (a) (i) The Qualified Decommissioning Fund of such Seller is a trust, validly existing under the Laws of the State of New Hampshire with all requisite authority to conduct its affairs as it now does; (ii) the Qualified Decommissioning Fund of such Seller satisfies the requirements necessary for each such Qualified Decommissioning Fund to be treated as a "Nuclear Decommissioning Reserve Fund" within the meaning of Section 468A(a) of the Code and as a "nuclear decommissioning fund" and a "qualified nuclear decommissioning fund" within the meaning of Treas. Reg. sec. 1.468A-1(b)(3); (iii) each such Qualified Decommissioning Fund is in compliance in all material respects with all applicable rules and regulations of any Governmental Authority having jurisdiction (including, without limitation, the NRC, the NHPUC, the NDFC, the DPUC, the FERC, the MDTE, the RIPUC, the VTPSB and the IRS), and the Qualified Decommissioning Fund of such Seller has not engaged in any material acts of "self-dealing" as defined in Treas.
        Reg. sec. 1.468A-5(b)(2); (iv) no "excess contribution," as defined in Treas. Reg. sec. 1.468A-5(c)(2)(ii), has been made to the Qualified Decommissioning Fund of such Seller which has not been withdrawn within the period provided under Treas. Reg. sec. 1.468A-5(c)(2)(i); and (v) such Seller has made timely and valid elections to make annual contributions to its Qualified Decommissioning Fund since the first taxable year after establishment of such fund and has heretofore made available copies of such elections to the Buyer. Such Seller has heretofore made available to the Buyer a copy of its Decommissioning Trust Agreement as in effect on the Effective Date.

             (b) Subject only to Seller Regulatory Approvals and approval by the NDFC of Buyer's Funding Assurance pursuant to RSA 162-F, such Seller and the Trustee have or shall have prior to the Initial Closing Date or Subsequent Closing Date, as the case may be, all requisite right, power and authority to cause the assets of each Qualified Decommissioning Fund to be transferred to the Buyer's Qualified Decommissioning Fund in accordance with the provisions of this Agreement.

             (c) (i) Such Seller and/or the Trustee of the Qualified Decommissioning Funds has/have filed or caused to be filed with the NRC, the IRS and all other applicable Governmental Authorities all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto) required to be filed by such entities; and (ii) there are no interim rate orders that may be retroactively adjusted or retroactive adjustments to interim rate orders that may affect amounts to be contributed by the Buyer to the Qualified Decommissioning Funds or to be distributed from the Qualified Decommissioning Funds to the Buyer's Qualified Decommissioning Fund. Such Seller has made available to the Buyer a copy of the schedules of ruling amounts (the "IRS Ruling Amounts") most recently issued by the IRS for the Qualified Decommissioning Fund, a copy of the requests that were filed to obtain such IRS Ruling Amounts and a copy of any pending request for revised IRS Ruling Amounts, in each case together with all exhibits, amendments and supplements thereto. Any excess amounts contributed to the Qualified Decommissioning Fund while such request(s) is/are pending before the IRS which exceed the applicable amounts provided in the IRS Ruling Amounts issued by the IRS will be withdrawn by such Seller from the Qualified Decommissioning Fund within the period provided under Treas. Reg. sec. 1.468A-5(c)(2)(i), subject to the approval by the Office of the State Treasurer of New Hampshire of such withdrawal, as applicable.

             (d) Such Seller has made available to the Buyer a statement of assets and liabilities verified by the Trustee for its Qualified Decommissioning Fund as of February 28, 2002, and such statement of assets and liabilities will be verified by such Trustee as of the second Business Day before the Closing Date on which such Seller transfers its Ownership Share, which statement of assets and liabilities presents fairly as of February 28, 2002, and will present as of the second Business Day prior to the Closing Date on which such Seller transfers its Ownership Share, the financial position of each Qualified Decommissioning Fund. Each Seller will make available to Buyer information from which Buyer can determine the Tax Basis of all assets in such Seller's Qualified Decommissioning Fund as of the second Business Day prior to the Closing Date on which such Seller transfers its Ownership Share. There are no Liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due), including, but not limited to, any acts of "self-dealing" as defined in Treas. Reg. sec. 1.468A-5(b)(2) or agency or other legal proceedings that may materially affect the financial position of the Qualified Decommissioning Funds other than those, if any, that are disclosed on
        SCHEDULE 3.8.

             (e) Such Seller has made available to the Buyer copies of all contracts and agreements to which the Trustee of the Qualified Decommissioning Fund, in its capacity as such, is a party.

             (f) Such Seller's Qualified Decommissioning Fund has filed all Tax Returns required to be filed and all material Taxes shown to be due on such Tax Returns have been paid in full. Except as shown in SCHEDULE 3.8, no notice of deficiency or assessment has been received from any taxing authority with respect to liability for Taxes of any such Seller's Qualified Decommissioning Fund which have not been fully paid or Finally settled, and any such deficiency shown in such SCHEDULE 3.8 is being contested in good faith through appropriate proceedings. Except as set forth in SCHEDULE 3.8, there are no outstanding agreements or waivers extending the applicable statutory periods of limitations for Taxes associated with the Qualified Decommissioning Funds for any period.

             (g) To the extent such Seller has pooled the assets of the Qualified Decommissioning Fund with those of any other assets for investment purposes in periods prior to Closing, such pooling arrangement is not taxable as a corporation for federal income tax purposes.

          3.9.  NONQUALIFIED DECOMMISSIONING FUNDS.

          (a) The Nonqualified Decommissioning Fund of such Seller is a trust validly existing under the Laws of the State of New Hampshire with all requisite authority to conduct its affairs as it now does. The Nonqualified Decommissioning Fund of such Seller is in compliance in all material respects with applicable rules and regulations of any Governmental Authority having jurisdiction (including, without limitation, the NRC, the NDFC, the NHPUC, the DPUC, the FERC, the MDTE, the RIPUC, the VTPSB and the
     IRS).

          (b) Subject only to Seller Regulatory Approvals and approval by the NDFC of Buyer's funding assurance pursuant to RSA 162-F, such Seller and the Trustee have or shall have prior to the Initial Closing Date or Subsequent Closing Date, as the case may be, all requisite right, power and authority to cause the assets of each Nonqualified Decommissioning Fund to be transferred to the Buyer's Nonqualified Decommissioning Fund in accordance with the provisions of this Agreement.

          (c) Such Seller and the Trustee of the Nonqualified Decommissioning Fund have filed or caused to be filed with the NRC and any state or local governmental authority all material forms, statements, reports, documents (including all exhibits, amendments and supplements thereto) required to be filed by any of them.

          (d) Such Seller has made available to the Buyer a statement of assets and liabilities verified by the Trustee for its Nonqualified Decommissioning Fund as of February 28, 2002, and such statement of assets and liabilities will be verified by such Trustee as of the second Business Day before the Closing Date on which such Seller transfers its Ownership Share, which statement of assets and liabilities presents fairly as of February 28, 2002, and will present as of the second Business Day before the Closing Date on which such Seller transfers its Ownership Share, the financial position of each Nonqualified Decommissioning Fund. There are no Liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) including, but not limited to, agency, administrative or other legal proceedings, that may materially affect the financial position of the Nonqualified Decommissioning Fund other than those, if any, that are disclosed on SCHEDULE 3.9.

          (e) Such Seller has made available to the Buyer all contracts and agreements to which the Trustee of the Nonqualified Decommissioning Fund, in its capacity as such, is a party.

          (f) To the extent such Seller has pooled the assets of the Nonqualified Decommissioning Fund with any other assets for investment purposes in periods ending on or prior to the Closing Date on which such Seller transfers its Ownership Share, such pooling arrangement is not taxable as a corporation for federal income tax purposes.

          3.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 2001, except as set forth in SCHEDULE 3.10, there has not occurred (i) any Material Adverse Effect with respect to such Seller or (ii) any Plant Material Adverse Effect.

          3.11. LEGAL AND OTHER COMPLIANCE. Such Seller has not received any written notice from any Governmental Authority that such Seller is not in compliance with all Laws (other than Environmental Laws) applicable to the Acquired Assets or the Assumed Liabilities other than as disclosed in
     SCHEDULE 3.11(I) and such Seller is not in violation of such Laws, except for any violations that, in the aggregate, would not be likely to have a Plant Material Adverse Effect. All Permits necessary for the ownership and operation of the Acquired Assets as presently owned and operated have been obtained. Except as described in SCHEDULE 3.11(III), all reports and returns required to be filed in connection with the Acquired Assets with the NRC and other Governmental Authorities have been filed and all Permits which are required in connection with the business of owning and/or operating the Acquired Assets have been obtained, other than those that the failure to file and obtain would not be likely to have a Plant Material Adverse Effect. Except as set forth on SCHEDULE 3.11(II), (i) all of such Permits are in full force and effect and no proceedings for the suspension or cancellation of any of them is pending or threatened and (ii) no notice of violation of any of such Permits has been received, except for notices of violation which would not, individually or in the aggregate, be likely to have a Plant Material Adverse

     Effect. All Permits are being complied with, except for violations which would not, individually or in the aggregate, be likely to have a Plant Material Adverse Effect. SCHEDULE 2.1(F) sets forth all Transferable Permits and SCHEDULE 3.11(II) sets forth all other Permits applicable to the Acquired Assets. No Governmental Authority has taken any action (including NRC rules, regulations, orders or confirmatory action letters) that would prevent the Facility from operating at its full licensed thermal power at or after the Initial Closing Date and there has been no noncompliance with applicable Laws or NRC Commitments that would prevent the Facility from operating at its full-rated capacity at or after the Initial Closing Date. The Facility is in compliance with the Emergency Operation Criteria, adopted by the Northeast Power Coordinating Council ("NPCC"), as revised through January 1999, as set forth in NPCC Document A-3. All Revenue Meters (as such term is defined in the Interconnection Agreement) have been maintained in accordance with applicable ISO-NE and NEPOOL requirements.

          3.12. TAXES. All Tax Returns of such Seller required to be filed regarding the ownership or operation of the Acquired Assets have been filed, and all Taxes due as indicated thereon have been paid, except where such Taxes are being contested in good faith by appropriate proceedings, or where the failure to file or pay, in either case, would not be likely to have a Plant Material Adverse Effect. There is no unpaid Tax on such Seller's ownership, operation or use of the Acquired Assets for which the Buyer could reasonably be expected to become liable. There is no material dispute or claim concerning any Tax claimed or raised by any Governmental Authority with respect to the Acquired Assets.

          3.13.  CONTRACTS AND LEASES.

          (a) Except (i) as listed in SCHEDULES 2.1(C), 2.1(E), 2.1(G), 2.1(N)(II) or 2.1(S) or any other Schedule, (ii) for contracts, agreements, personal property leases, commitments, understandings or instruments which will be fully performed or terminated on or prior to the Initial Closing Date, (iii) for agreements with suppliers entered into in the ordinary course of business that may be assumed by and assigned to the Buyer in the absence of a Third Party consent thereto and (iv) the Other Assigned Contracts and Non-Assigned Contracts, there is no written contract, agreement, personal property lease, commitment, understanding or instrument which (x) is material to the ownership or operation of the Acquired Assets or (y) provides for the sale of any amount of capacity or energy from any of the Acquired Assets (whether or not entered into in the ordinary course of business). The schedule of Leases attached as SCHEDULE 2.1(E) (the "Lease Schedule") contains a description of all Leases now in effect, whether written or oral, including all amendments, extensions, modifications and supplements thereto.

          (b) Each of the Material Contracts, Emergency Preparedness Agreements, Leases and Other Assigned Contracts constitutes a valid and binding obligation of the parties thereto and is in full force and effect.

          (c) All of the material provisions of each Material Contract (other than the default of DOE under the DOE Standard Contract), Lease, Emergency Preparedness Agreement and Other Assigned Contract have been complied with by such Seller and there does not exist any event of default under any such Material Contract (other than the default of DOE under the DOE Standard Contract), Lease, Emergency Preparedness Agreement and Other Assigned Contract on the part of any party thereto, or any event which after notice or lapse of time or both, could constitute an event of default under any such Material Contract, Lease, Emergency Preparedness Agreement and Other Assigned Contract, for such non-compliance or default as would not, individually or in the aggregate, be likely to have a Plant Material Adverse Effect. Except as disclosed in SCHEDULE 3.15, there is no action, suit, proceeding or investigation pending or threatened before any court or before any Governmental Authority for the renegotiation of or any other adjustment of any such Material Contract, Lease, Emergency Preparedness Agreement or Other Assigned Contract (except for such matters as would not, individually or in the aggregate, be likely to have a Plant Material Adverse Effect).

          (d) None of the Non-Assigned Contracts (except to the extent permitted by Section 5.2(b)(vi)) is material to the ownership or operation of the Acquired Assets or, except as specified on SCHEDULE 3.13(D), provide for the sale of any amount of capacity or energy from any of the Acquired Assets.

          (e) Other than as set forth in the Joint Ownership Agreement or otherwise disclosed in SCHEDULE 3.13(E), there are (A) no restrictions on the transfer of such Seller's interests in the Facility (other than Buyer Regulatory Approvals and Seller Regulatory Approvals) and (B) no options or other rights to acquire such Seller's interests in the Acquired Assets. Except as provided on SCHEDULE 3.13(E), neither the execution of this Agreement nor the sale of the Acquired Assets to the Buyer will entitle any Person to exercise any purchase options, rights of first refusal, or similar rights with respect to the Acquired Assets or the interests therein to be purchased by the Buyer under this Agreement. Such Seller has or, in the case of any Seller specified on SCHEDULE 3.5(IV), will have complied with the right of first refusal provisions in Paragraph 23 of the Joint Ownership Agreement.

          3.14. INSURANCE. Except as set forth in SCHEDULE 3.14, all material policies of nuclear property damage, Nuclear Liability, public liability, workers' compensation and other forms of insurance owned or held by such Seller or its Affiliates and insuring the Acquired Assets or any Assumed Liabilities are in full force and effect, all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid (other than retrospective premiums which may be payable with respect to Nuclear Liability, nuclear property damage, public liability, workers' compensation insurance and other similar insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in SCHEDULE 3.14, as of the date of this Agreement, such Seller has not been refused any insurance with respect to the Acquired Assets nor has the coverage of such insurance been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last twelve months.

          3.15. LITIGATION. Except as set forth on SCHEDULE 3.15, (i) there are no claims, actions, proceedings or investigations pending or threatened before any court, arbitrator or Governmental Authority which, individually or in the aggregate, would be likely to have a Plant Material Adverse Effect or that question the validity of this Agreement or the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Related Agreements and which, individually or in the aggregate, would be likely to have a Plant Material Adverse Effect; (ii) such Seller is not subject to any outstanding judgment, rule, order, citation, fine, penalty, writ, injunction or decree of any court, arbitrator or Governmental Authority which, individually or in the aggregate, would be likely to have a Plant Material Adverse Effect; and (iii) such Seller has not received any written notification that it is in violation of any Laws or Permits with respect to the Acquired Assets or Assumed Liabilities, except for notifications of violations which would not, individually or in the aggregate, be likely to have a Plant Material Adverse Effect. A petition filed or pending under 10 C.F.R. Section 2.206 or Section 2.802, or any claim for review of any action thereon, or a notification filed under 10 C.F.R. Part 21, all of which in the case of 10 C.F.R. Section 2.206 filings and notifications under 10 C.F.R. Part 21 are listed on SCHEDULE 3.15, shall not be considered to be within the scope of this representation.

          3.16. EMPLOYEES. SCHEDULE 3.16 contains a list of all collective bargaining agreements which relate to employees at the Facility where employment relates primarily to the Acquired Assets (the "Collective Bargaining Agreements"), true and correct copies of which have heretofore been made available to the Buyer. SCHEDULE 5.7(A) contains a true and complete list of the Represented Plant Employees as of April 10, 2002;
     SCHEDULE 5.7(B)(I) contains a true and complete list of the Non-Represented Plant Employees as of April 10, 2002. Except as described in
     SCHEDULE 3.16: (i) there has been no work stoppage due to labor disagreements experienced at the Facility in the past five (5) years; (ii) all applicable Laws respecting employment and employment practices, terms and conditions of employment (including, without limitation, Employee Benefit Plans) and wages and hours relating to the Plant Employees have been complied with in all material respects; (iii) no written notice has been received from any Governmental Authority of any unfair labor practice charge or complaint against such Seller or its Affiliates pending or threatened before the National Labor Relations Board or any other Governmental Authority with respect to such Plant Employees; (iv) no arbitration proceeding arising out of or under any Collective Bargaining Agreement with respect to the Acquired Assets other than

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

     proceedings arising in connection with individual employee grievance procedures, is pending against such Seller or its Affiliates and (v) there is no labor strike, slowdown or stoppage actually pending or threatened by any authorized representative of any union or other representative of employees of such Seller or its Affiliates related to the Acquired Assets against or affecting such Seller or its Affiliates.

          3.17. ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE 3.17 and/or the environmental audits or assessments referred to in the last sentence of this Section 3.17, (i) there does not exist any violation of any Environmental Laws applicable to the Acquired Assets, the violation of which would be likely to have a Plant Material Adverse Effect, (ii) neither such Seller nor its Affiliates have transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Substance from the Facility to or at any off-Site location that is an Environmental Clean-Up Site; (iii) the Site is not an Environmental Clean-Up Site; (iv) no Releases of Hazardous Substances have occurred at, from, on or under the Site; (v) to the Knowledge of such Seller and NAESCO, no Hazardous Substances are present on or migrating from the Site that are reasonably likely to give rise to a material Environmental Claim; (vi) there are no Environmental Claims pending or, to the Knowledge of such Seller and NAESCO, threatened against such Seller with respect to the Acquired Assets; and (vii) there are no other facts or circumstances of which such Seller has Knowledge that are reasonably likely to form the basis for an Environmental Claim against such Seller with respect to the Acquired Assets. Except as disclosed in SCHEDULE 3.17, there are no underground storage tanks, active or abandoned or polychlorinated-biphenyl containing equipment located on the Site. All environmental audits or assessments regarding the Site conducted on or after January 1, 1996 by, or on behalf of, or which are in the possession of such Seller or its Affiliates, have been provided to the Buyer prior to execution of this Agreement and all environmental audits or assessments regarding the Site conducted prior to such date by, on behalf of, or which are in the possession of such Seller or its Affiliates have also been provided to the Buyer prior to execution of this Agreement.

          3.18. CONDEMNATION. Except as set forth on SCHEDULE 3.18, such Seller has received no written notice from any Governmental Authority of any pending proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority, all or any part of the Acquired Assets, which would be likely to have a Plant Material Adverse Effect.

          3.19. INTELLECTUAL PROPERTY. Except as set forth in SCHEDULE 3.19, one or more of the Sellers or their Affiliates has ownership of, or license to use, all of the Intellectual Property reasonably necessary for the operation of the Acquired Assets and the rights of such Seller or its Affiliate in such (i) Owned Intellectual Property relating to the Acquired Assets are freely transferable and (ii) Licensed Intellectual Property relating to the Acquired Assets are freely assignable. Except as set forth in SCHEDULE 3.19, such Seller has not received written notice of any claims or demands of any other Person pertaining to any such Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of such Seller in respect thereof. All licenses or other agreements under which the Sellers have granted rights to Third Parties in Owned Intellectual Property are listed on SCHEDULE 3.19. Except as set forth in SCHEDULE 3.19, all of such licenses or other agreements are in full force and effect, there is no material default by any party thereto, and all of such Seller's rights thereunder are freely assignable. The business and activities of such Seller related primarily to the Facility do not infringe any Intellectual Property of any other Person. Such Seller is not making unauthorized use of any confidential information or trade secrets of any Person, including without limitation any former employer of any past or present employee of such Seller.

          3.20. ACCOUNTING METHODS. Since December 31, 2001, accounting methods and practices, credit practices and collection policies relating to the Facility have not materially changed. During the three-year period ending December 31, 2001, all books and records relating to the Facility have been kept in conformity with the Joint Ownership Agreement and the Managing Agent Operating Agreement, using consistently applied methodology and principles of preparation, and with all applicable requirements of Governmental Authorities.

          3.21. COMPLETE COPIES. Except as specified in SCHEDULE 3.21, true, complete and unredacted copies of the Material Contracts, the Emergency Preparedness Agreements, the Transferable Permits, the Title Commitment, the Leases, NRC Commitments and the Other Assigned Contracts have been provided to the Buyer.

          3.22. OPERABILITY. The Acquired Assets constitute all of the material assets necessary for the operation of the Facility in the manner in which it has been operated during the 12-month period prior to the Effective Date, and, except as disclosed in SCHEDULE 3.22, said Acquired Assets are currently in a condition sufficient to operate the Facility at full licensed thermal power operation.

          3.23. EMPLOYEE BENEFIT PROGRAMS. SCHEDULE 5.7(D) lists, as of the Effective Date, all Employee Benefit Plans established, sponsored, maintained or contributed to (or to which there is an obligation to contribute) in respect of the Plant Employees. Accurate and complete copies of all such Employee Benefit Plans (excluding Multiemployer Plans) have been made available to the Buyer. Except as disclosed in SCHEDULE 5.7(D) with respect to the Acquired Assets Employees, there is no obligation to contribute to, any Multiemployer Plan with respect to Plant Employees. No liability under Title IV or Section 302 of ERISA or Section 412 of the Code has been incurred with respect to the Acquired Assets Employees that has not been satisfied in full, other than liability for premiums due the Pension Benefit Guaranty Corporation, which premiums have been paid to the extent due on or prior to the Effective Date.

          3.24. ZONING. The Real Property is currently zoned in zoning categories which permit the operation of the Facility as operated as of the Effective Date. Such Seller has not requested, applied for, or given its consent to, any pending zoning variance or change with respect to the zoning of the Real Property. There exist no outstanding covenants or agreements in connection with the zoning of the Real Property or any portion thereof which would bind or require Buyer to perform any actions or pay any monies in connection therewith.

          3.25. REAL PROPERTY; PLANT AND EQUIPMENT. SCHEDULE 2.1(C) contains a complete description of the major equipment components and personal property comprising the Acquired Assets. Except for the exceptions listed in SCHEDULE 3.25, the Acquired Assets conform in all respects to the Technical Specifications and the Final Safety Analysis Report (FSAR) and are being operated in all respects in conformance with all applicable requirements under Nuclear Laws, and the rules, regulations, orders and licenses issued thereunder, except for such non-conformance thereof which, individually or in the aggregate, would not be likely to have a Plant Material Adverse Effect.

          3.26. DISCLAIMERS REGARDING ACQUIRED ASSETS. EXCEPT FOR ANY REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE RELATED AGREEMENTS OR ANY CERTIFICATES, EXHIBITS OR SCHEDULES HERETO AND THERETO, (A) THE ACQUIRED ASSETS ARE SOLD "AS IS, WHERE IS AND WITH ALL FAULTS," (B) THE SELLERS AND NAESCO EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE FACILITY, TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS OR ANY PART THEREOF OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE ACQUIRED ASSETS, (C) THE SELLERS AND NAESCO SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, AND (D) THE SELLERS AND NAESCO MAKE NO FURTHER REPRESENTATION OR WARRANTY WITH RESPECT TO COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR WHETHER THE SELLERS POSSESS SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE ACQUIRED ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY RELATED AGREEMENT, THE SELLERS AND NAESCO FUR-

     THER SPECIFICALLY DISCLAIM ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN ANY RELATED AGREEMENT, THE SELLERS AND NAESCO EXPRESSLY DISCLAIM ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE SUITABILITY OF THE FACILITY FOR OPERATION AS A POWER PLANT. NO OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY THE SELLERS OR ANY REPRESENTATIVE, OR BY ANY BROKER OR INVESTMENT BANKER, INCLUDING WITHOUT LIMITATION ANY INFORMATION OR MATERIAL CONTAINED IN ANY OFFERING MEMORANDUM OR REQUEST FOR BIDS AND ANY ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED TO THE BUYER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS OR ANY PART THEREOF.

          THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES HERETO AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE RELATED AGREEMENTS OR ANY CERTIFICATE, EXHIBITS OR SCHEDULES HERETO AND THERETO THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT. The disclaimers contained in this section are "conspicuous" disclaimers. Any covenants implied by law or by the use of the words "contribute," "grant," "convey," "assign," "transfer," or "deliver," or any other words used in this Agreement are hereby expressly excluded, disclaimed, waived and negated.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers as follows:

          4.1. ORGANIZATION OF THE BUYER. The Buyer is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Delaware. Copies of the certificate of formation and operating agreement of the Buyer, as amended to date, have been heretofore made available to the Sellers and are accurate and complete. The Buyer is, or on the Initial Closing Date will be, qualified to conduct business in the State of New Hampshire.

          4.2. AUTHORITY, EXECUTION AND ENFORCEABILITY OF TRANSACTIONS. The Buyer has the power and authority to execute and deliver this Agreement and the Related Agreements and, subject only to receipt of all Buyer Regulatory Approvals, to perform its obligations hereunder and thereunder. All actions or proceedings to be taken by or on the part of the Buyer to authorize and permit the due execution and valid delivery by the Buyer of this Agreement, the Related Agreements and the instruments required to be duly executed and validly delivered by Buyer pursuant hereto and thereto, the performance by the Buyer of its obligations hereunder and thereunder, and the consummation by the Buyer of the transactions contemplated herein and therein, have been duly and properly taken (and true and valid evidence thereof has been provided to Sellers). This Agreement has been duly executed and validly delivered by the Buyer, and assuming due execution and delivery by the Sellers, constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium and other Laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether such enforceability is sought in equity or at law). When each Related Agreement has been executed and validly delivered by the Buyer and the Sellers and each other party thereto, such Related Agreement will constitute a valid and legally binding obligation of the Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and other Laws affecting the rights of creditors generally and the application of general principles of equity (regardless of whether such enforceability is sought in equity or at law). The Buyer acknowledges receipt and sufficiency of consideration in regard to this Agreement and each of the Related Agreements.

          4.3. NONCONTRAVENTION. Subject to the Buyer's obtaining its Buyer Regulatory Approvals, neither the execution and delivery of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby, will (a) violate any Law to which the Buyer is subject or any provision of its organizational documents or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, Permit, license, instrument, or other arrangement to which Buyer is bound or to which any of its assets is subject, except for matters that would not be likely to have a Material Adverse Effect on Buyer or its ability to perform its obligations under this Agreement and the Related Agreements or that are disclosed on SCHEDULE 4.3.

          4.4. CONSENTS AND APPROVALS. Except for Buyer Regulatory Approvals, no declaration, filing or registration with, or notice to, or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or the Related Agreements by the Buyer, or the consummation of the transactions contemplated hereby or thereby by the Buyer.

          4.5. BROKERS' FEES. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

          4.6. LITIGATION. There are no claims, actions, proceedings or investigations pending or, to the Buyer's Knowledge, threatened before any Governmental Authority which, individually or in the aggregate, would be likely to have a Material Adverse Effect on Buyer's ability to perform its obligations under this Agreement and the Related Agreements or that question the validity of this Agreement or the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Related Agreements and which, individually or in the aggregate would be likely to have a Material Adverse Effect on Buyer's ability to perform its obligations under this Agreement and the Related Agreements. The Buyer is not subject to any outstanding judgment, rule, order, citation, fine, penalty, writ, injunction or decree of any court or Governmental Authority which, individually or in the aggregate, would be likely to have a Material Adverse Effect on Buyer's ability to perform its obligations under this Agreement and the Related Agreements, and the Buyer has not received any written notification that it is in violation of any Laws or Permits with respect to its assets, except for notifications which would not, individually or in the aggregate, be likely to have a Material Adverse Effect on Buyer's ability to perform its obligations under this Agreement and the Related Agreements. A petition filed or pending under 10 C.F.R. Section 2.206 or Section 2.802, or any claim for review of any action thereon, or a notification filed under 10 C.F.R. Part 21, shall not be considered to be within the scope of this representation.

          4.7. NO KNOWLEDGE OF BREACH. On the Effective Date, the Buyer has no Knowledge of any breach by NAESCO or any Seller of any representation or warranty contained in Section 3 hereof, or of any condition or circumstance that would excuse the Buyer from performance of its obligations under this Agreement or the Related Agreements.

          4.8. QUALIFIED BUYER. The Buyer has obtained or will obtain any Permits necessary for the Buyer to own and operate the Acquired Assets as of the Initial Closing Date, to the extent such operation is either required by any Related Agreement or this Agreement, or is contemplated by the Buyer.

          4.9. WARN ACT. The Buyer does not intend with respect to the Acquired Assets or Acquired Assets Employees to engage in a "plant closing" or "mass layoff," as such terms are defined in the WARN Act, within sixty
     (60) days after the Initial Closing Date.

          4.10. NO IMPLIED WARRANTIES. THE BUYER IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE BY NAESCO OR ANY SELLER OR ITS AGENTS OR REPRESENTATIVES, OR ANY BROKER OR INVESTMENT BANKER, EXCEPT FOR REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, IN THE RE-

     LATED AGREEMENTS, IN CERTIFICATES, EXHIBITS AND SCHEDULES HERETO AND THERETO AND IN THE INSTRUMENTS OF TRANSFER AND CONVEYANCE (SUBJECT TO THE DISCLAIMERS AND LIMITATIONS OF WARRANTIES SET FORTH HEREIN OR THEREIN).

          4.11. ABSENCE OF CERTAIN EVENTS. Since December 31, 2001, to the Buyer's Knowledge, there has not been any event which would be likely to have a Material Adverse Effect on the Buyer's ability to perform this Agreement or any Related Agreement.

          4.12. AVAILABILITY OF FUNDS. The Buyer has provided the Sellers with true and valid (a) evidence that it will have sufficient funds available to it as of the Initial Closing Date or Subsequent Closing Date, as the case may be, or (b) binding written commitments from responsible financial institutions to provide sufficient immediately available funds as of the Initial Closing Date or Subsequent Closing Date, as the case may be, to pay the Relevant Facility Purchase Price, the Relevant Fuel Purchase Price, the Relevant Unit 2 Purchase Price, the NAEC Real Property Purchase Price and any Estimated Adjustment, and to enable the Buyer to perform all of its obligations under this Agreement.

5.  COVENANTS. THE PARTIES AGREE AS FOLLOWS:

          5.1. GENERAL. Without limiting the rights of any Party to exercise its rights hereunder, each of the Parties will use Commercially Reasonable Efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements pursuant to this Agreement, prior to the date which is twelve (12) months from the Effective Date for the Required Sellers and fifteen (15) months from the Effective Date for the Remaining Sellers (including satisfaction of the closing conditions set forth in Section 6). Notwithstanding anything to the contrary set forth in this Agreement, all obligations of any Seller specified in SCHEDULE 3.5(IV) to consummate the transactions contemplated hereby are subject to any rights of a Participant under the Joint Ownership Agreement, and any such Seller shall, without Liability to the Buyer or any other Seller (but preserving all rights and obligations of the Parties to enter into the Agreement to Amend the Transmission Support Agreement), promptly take any and all actions reasonably necessary or appropriate to comply with such rights in accordance with the terms of the Joint Ownership Agreement.

          5.2.  NOTICES, CONSENTS AND APPROVALS.

          (a) HART-SCOTT-RODINO. Each of the Sellers and the Buyer shall, if required, file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby and in the Related Agreements. The Parties shall cooperate with each other and use Commercially Reasonable Efforts to make such filings as promptly as possible after the Effective Date, and to respond promptly to any requests for additional information made by either of such agencies. The Buyer will pay all filing fees under the Hart-Scott-Rodino Act, but each Party will bear its own costs for the preparation of any filing. The Parties shall use Commercially Reasonable Efforts to cause any waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement and the Related Agreements to expire or terminate at the earliest possible time.

          (b) CONSENTS AND APPROVALS.

             (i) The Buyer and the Sellers shall cooperate and use all Commercially Reasonable Efforts with respect to their respective obligations to (A) promptly prepare and file all necessary documentation, (B) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (C) obtain the transfer, issuance or reissuance to the Buyer of all necessary Permits,
        (D) facilitate the substitution of the Buyer for the Sellers where appropriate on pending Permits and (E) obtain all necessary consents, waivers, approvals and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement or any of the Related Agreements (including, without limitation, Seller Regulatory Approvals and Buyer Regulatory Approvals) or approvals required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, Permit, concession, contract, lease, warranty or other instrument to which any Seller or Buyer is a party or by which any of them is bound. Without limiting the generality of the foregoing, each of the Sellers and the Buyer shall, as promptly as practicable after the Effective Date and in any event by no later than forty-five (45) days after the Effective Date, make the necessary filings and pursue receipt of those Buyer Regulatory Approvals, Seller Regulatory Approvals and Requested Rulings for which each such Seller or Buyer has responsibility.

             (ii) The Buyer and the Sellers (promptly and on a coordinated basis) each shall have the right to review and comment in advance on all filings relating to the transactions contemplated by this Agreement or any of the Related Agreements made by any Party in connection with the transactions contemplated hereby or thereby. The Parties shall in good faith consider such comments before making any such filings.

             (iii) The Seller Representatives, for themselves and on behalf of the other Sellers, shall use Commercially Reasonable Efforts to obtain all necessary consents for assignment of Material Contracts, Permits, Leases, and Emergency Preparedness Agreements. The Buyer shall cooperate with the Seller Representatives and use Commercially Reasonable Efforts to facilitate the obtaining of such consents. To the extent any Material Contract relates to assets or services which are both related to the operation of the Facility and used by any Seller in its other operations, the Parties shall cooperate and use Commercially Reasonable Efforts in the obtaining of such partial assignment, apportionment or other arrangement as may be necessary and practicable to permit the Buyer to obtain such portion of the assets or services necessary for continued operation of the Facility on and after the Initial Closing Date or any Subsequent Closing Date, as the case may be, and to permit such Seller to retain such other rights or portion of the assets or services to continue its other operations on and after such Closing Date, it being understood that, except as provided in Section 5.2(b)(vi), such portion of the Material Contracts as may relate to the Buyer's continued operation of the Facilities after the Initial Closing Date must be assigned to or otherwise obtained by the Buyer as of the Initial Closing Date pursuant to Section 2.1(g); PROVIDED, that (A) any cost of obtaining any such partial assignment, apportionment or other arrangement shall be for Sellers' account. In no instance shall any Seller commit to any arrangements outside the ordinary course of business affecting the Buyer without the Buyer's consent, which shall not be unreasonably withheld.

             (iv) The Seller Representatives, for themselves and on behalf of the other Sellers, shall use Commercially Reasonable Efforts to obtain all necessary consents for assignment of the Intellectual Property Licenses; PROVIDED that any cost of obtaining such assignment, or any cost of obtaining a new license for Buyer, shall be for Seller's account. The Buyer shall cooperate with the Seller Representatives and use Commercially Reasonable Efforts to facilitate the obtaining of such consents. To the extent any Intellectual Property License relates to Licensed Intellectual Property which is both related to the operation of the Facility and used by any Seller in its other operations, the Parties shall cooperate and use Commercially Reasonable Efforts in the obtaining of such partial assignment, apportionment or other arrangement as may be necessary and practicable to permit the Buyer to obtain rights to use such Licensed Intellectual Property for continued operation of the Facility on and after the Initial Closing Date and to permit such Seller to retain such other rights related to such Licensed Intellectual Property to continue its other operations on and after the Initial Closing Date; PROVIDED, that any cost of obtaining any such partial assignment, apportionment or other arrangement, or any cost of obtaining a new license for Buyer, shall be for Seller's account. In no instance shall any Seller commit to any arrangements outside the ordinary course of business affecting the Buyer without the Buyer's consent, which shall not be unreasonably withheld.

             (v) The Seller Representatives shall use Commercially Reasonable Efforts to obtain the necessary consents to assignment, including the forwarding of notices of assignment or termination to vendors or invoking the right to terminate the Other Assigned Contracts in cooperation with the Buyer. To the maximum extent permitted by Law and each applicable Other Assigned Contract, the

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        Sellers appoint the Buyer as the Sellers' agent to obtain all required consents of any party to each of the Other Assigned Contracts for the assignment thereof to the Buyer, but in no instance shall the Buyer commit any Seller to any arrangement affecting such Seller without such Seller's consent. Pursuant to an agreed protocol and form letters to be sent by Seller Representatives to all parties to Other Assigned Contracts, the Seller Representatives, for themselves and on behalf of the other Sellers, shall take all steps reasonably necessary to assist the Buyer in obtaining necessary consents to assignment, including the forwarding of notices of assignment or termination to vendors or invoking the right to terminate Other Assigned Contracts for the Sellers' convenience in cooperation with the Buyer. The Buyer shall use Commercially Reasonable Efforts to obtain all such consents to assignment.

             (vi) The Seller Representatives, for themselves and on behalf of the other Sellers and NAESCO, agree that if any consent to an assignment of a Material Contract shall not be obtained or if any attempted assignment would in the reasonable judgment of the Seller Representatives be ineffective or would impair any material rights and obligations of the Buyer under such Material Contract, so that the Buyer would not in effect acquire the benefit of all such rights and obligations, the Seller Representatives, for themselves and on behalf of the other Sellers, to the maximum extent permitted by law and such Material Contract, shall enter into such other reasonable arrangements with the Buyer as are necessary to provide the Buyer with the benefits and obligations of such Material Contract, including enforcement for the benefit of the Buyer of any and all rights of the Sellers or NAESCO against the other contract party arising out of the default or cancellation by such contract party or otherwise. The Seller Representatives, for themselves and on behalf of the other Sellers, and the Buyer shall cooperate and shall each use Commercially Reasonable Efforts after the Initial Closing Date to obtain an assignment of each such Material Contract to the Buyer.

             (vii) The Sellers and the Buyer shall cooperate with each other and promptly prepare and file notifications with, and request tax clearances from state and local taxing authorities in jurisdictions in which a portion of the Facility Purchase Price, the Fuel Purchase Price, the Unit 2 Purchase Price or the NAEC Real Property Purchase

             Price may be required to be withheld or in which Buyer would otherwise be liable for any Tax Liabilities of the Sellers pursuant to state or local Tax Laws.

          (c) NUCLEAR REGULATORY COMMISSION APPROVAL.

             (i) APPLICATION. As promptly after the Effective Date as may be feasible, the Buyer and the Sellers shall jointly prepare and file with the NRC an Application. Thereafter, the Buyer and the Sellers, promptly and on a coordinated basis, shall cooperate with one another to facilitate review of the Application by the NRC Staff, including but not limited to promptly providing the NRC Staff with any and all documents or information that the NRC Staff may reasonably request or require any of the Parties to provide or generate.

             (ii) PROSECUTION OF APPLICATION. The Application shall identify the Buyer, the Sellers and NAESCO collectively as separate parties to the Application. In the event the processing of such Application by the NRC becomes a Contested Proceeding, until such Contested Proceeding becomes Final, the Buyer, the Sellers and NAESCO shall separately appear therein by their own counsel, and shall continue to cooperate with each other to facilitate a favorable result.

             (iii) COSTS OF APPLICATION AND PROSECUTION. The Buyer and each Seller will each bear their own costs of the preparation, submission and processing of the Application, including any Contested Proceeding that may occur in respect thereof; PROVIDED, HOWEVER, that the Buyer shall bear the costs of all NRC Staff fees payable in connection with the Application. In the event that the Parties agree upon the use of common counsel, they shall share equally the fees and expenses of such counsel.

             (iv) OTHER PROCEEDINGS. Except as specified above in this Section 5.2(c), none of the Sellers, NAESCO or any of their respective Affiliates shall initiate or participate as an adverse party to the

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

        Buyer in any proceeding before the NRC or any other Governmental Authority relating to the transfer of the Facility, the transfer of any of the Acquired Assets or the Decommissioning Trusts. Should any other Person initiate such a proceeding, Sellers shall assist Buyer in becoming a party to such proceeding and, in any event, shall obtain Buyer's written concurrence before entering into any agreement or stipulation in connection with such proceeding; provided, that the foregoing shall not prevent any Seller or NAESCO or any of their respective Affiliates from entering into any such agreement or stipulation without the Buyer's written concurrence which does not adversely affect the interest of Buyer.

          5.3.  OPERATION OF BUSINESS DURING INTERIM PERIOD.

          (a) During the Interim Period, the Facility shall be operated and maintained consistent with Good Utility Practices in accordance with the Managing Agent Operating Agreement, unless otherwise contemplated by this Agreement or with the prior written consent of the Buyer. Without limiting the generality of the foregoing, the Sellers shall not, without the prior written consent of the Buyer, during the Interim Period, with respect to the Acquired Assets:

             (i) sell, lease (as lessor), transfer or otherwise dispose of, any of the Acquired Assets, other than as used, consumed or replaced in the ordinary course of business consistent with Good Utility Practices, or encumber, pledge, mortgage or suffer to be imposed on any of the Acquired Assets any encumbrance other than Permitted Encumbrances, and other than such additional financing under the Mortgage Indenture as shall not prevent the Sellers from obtaining a Mortgage Indenture release with respect to the Acquired Assets;

             (ii) make any material change in the levels of Inventories customarily maintained by the Sellers with respect to the Acquired Assets, except for such changes as are consistent with Good Utility Practices;

             (iii) enter into, amend, make any waivers under, or otherwise modify any real or personal Property Tax Agreement, treaty or settlement or make any new, or change any current, election with respect to Taxes affecting the Acquired Assets;

             (iv) except as described in SCHEDULE 5.3(A)(IV), enter into any commitment for the purchase or sale of Nuclear Fuel (A) where the aggregate payments under all such commitments would be expected to exceed $1,000,000, or (B) which is not terminable either (x) automatically on the Initial Closing Date or (y) by option of the Buyer in its sole discretion at any time after the Initial Closing Date without penalty or cancellation charge;

             (v) terminate, make any waiver under, extend or materially amend any of the Material Contracts, Emergency Preparedness Agreements, Leases, Other Assigned Contracts or the Transferable Permits, except for such terminations, extensions or amendments as are in the normal course of business and consistent with Good Utility Practices and except as may be necessary in order to transfer the Sellers' rights thereunder to the Buyer at the relevant Closing;

             (vi) enter into any contract or commitment which individually exceeds $1,000,000 or any series of related contracts or commitments which in the aggregate exceeds $5,000,000, unless such contract or commitment is (A) to be fully performed prior to the Initial Closing Date or (B) can be assigned to the Buyer and terminated by the Buyer at its option at any time on or after the Initial Closing Date without penalty or cancellation charge;

             (vii) knowingly engage in any practice, take any action, fail to take any action, or enter into any transaction that will result in any misrepresentation or breach of warranty under Section 3 as of the Initial Closing Date;

             (viii) fail to take reasonably appropriate steps to pursue currently pending regulatory approvals relating to the Facility;

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

             (ix) amend in any material respect or cancel any property, liability or casualty insurance policies related thereto, or fail to maintain by self insurance, or with financially responsible insurance companies, insurance in such amounts and against such risks and losses as are customary for such assets and businesses;

             (x) change, in any material respect, its accounting methods or practices, credit practices or collection policies;

             (xi) fail to take any actions required to be taken in order to insure that (x) the Acquired Assets are being owned, operated and maintained in all material respects in a manner that is in compliance with Good Utility Practice and all applicable Laws or Permits or (y) the reputation of the business of the Facility is preserved;

             (xii) hire any Acquired Assets Employees (other than to replace any Acquired Assets Employees who have resigned or been terminated) or increase the compensation or benefits payable to any Acquired Assets Employees, except as required under the Collective Bargaining Agreements or other agreements as in existence on the Effective Date or consistent with Sellers' or NAESCO's past practices; or

             (xiii) initiate any regulatory proceeding potentially affecting the amount or rate of Facility decommissioning funding, including but not limited to NRC and NDFC proceedings.

          Notwithstanding anything in this Section 5.3(a) to the contrary, the Sellers may, in their sole discretion and consistent with the Joint Ownership Agreement and the Managing Agent Operating Agreement, make or incur an obligation to the extent relating to (i) Required Nuclear Expenditures or any repairs or modifications to the Facility reasonably required in the normal course of business and in accordance with Good Utility Practices (a "Required Expenditure") or (ii) the Pre-Approved Capital Expenditures set forth on SCHEDULE 5.3. Without limiting the generality of the foregoing, the Parties agree that NAESCO shall retain exclusive control over all aspects of the operation, maintenance, refueling, shutdown or other matters relating to the Facility during the Interim Period, all in accordance with the Managing Agent Operating Agreement and Good Utility Practices.

          (b) During the Interim Period, in the interest of facilitating an orderly transition of the management of the Acquired Assets and the Transfer of Licenses and permitting informed action by the Buyer regarding its rights under Section 5.3(a), the Parties shall, as promptly as is practicable after the Effective Date, establish a committee comprised of at least five persons, including the Divestiture Site Manager, two persons to be designated by the Sellers and two persons to be designated by the Buyer, and such additional persons as may be appointed by the persons originally appointed to such committee (the "Transition Executive Committee"). From time to time, the Transition Executive Committee shall report to the senior management of NAESCO, on behalf of the Sellers, and the Buyer. The Transition Executive Committee shall meet periodically and shall oversee and manage the transition process during the Interim Period. The Sellers and NAESCO shall consult with Buyer's representatives on the Transition Executive Committee, on a regular and timely basis, with respect to the refueling outage currently planned for May 2002, to any repairs to the Facility contemplated by SECTION 5.11 and to the Pre-Approved Capital Expenditures, Required Nuclear Expenditures and Required Expenditures. The Transition Executive Committee shall have no authority to bind or make agreements on behalf of the Sellers or the Buyer or to issue instructions to or direct or exercise authority over the Sellers or the Buyer or any of their respective officers, employees, advisors or agents or to waive or modify any provision thereof. The Buyer in its sole discretion may send its management personnel to the Facility at the Buyer's expense to continue the Buyer's transition efforts with respect to the Acquired Assets. The Sellers shall provide the Buyer, at no cost to the Buyer, interim furnished office space, utilities and HVAC at the Facility reasonably necessary to allow the Buyer and its representatives to conduct their transition efforts during the Interim Period; PROVIDED that the Buyer shall be responsible for all other costs relating thereto, including telecommunications expenses and the cost of workers' compensation and employer's liability coverage, which will be maintained by the Buyer for its employees. The Buyer will have no

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

     greater than six (6) of its employees or representatives present at such interim office space or on the Site on a full-time basis, unless otherwise authorized in writing by the Seller Representatives.

          (c) The Buyer may from time to time request that certain actions be taken to improve or enhance the operation and maintenance of the Acquired Assets during the period between the Effective Date and the Initial Closing Date (the "Proposed Improvements"). To the extent such Proposed Improvements (i) will not interfere with safety or reliability in the operation and maintenance of the Facility or the Acquired Assets, (ii) are not inconsistent with the Business Plan, (iii) do not violate Good Utility Practices, applicable Laws or other obligations of the Sellers under NEPOOL or ISO-NE, and (iv) are consistent with the Managing Agent Operating Agreement and the Joint Ownership Agreement, the Sellers shall consult with NAESCO and they shall reasonably consider such Proposed Improvements and take such action to implement such Proposed Improvements as they deem appropriate in their sole discretion. In the event NAESCO and the Sellers shall determine that such Proposed Improvements do not meet the criteria set forth in the previous sentence or are otherwise excessive under Good Utility Practices, then the Seller Representatives shall so inform the Buyer in writing that such Proposed Improvements shall not be implemented.

          (d) During the Interim Period, the Seller Representatives shall use Commercially Reasonable Efforts to assist the Buyer with its efforts to plan for and implement the transition of ownership and operation of the Acquired Assets from the Sellers to the Buyer.

          (e) In the event the Buyer, on the one hand, or any Seller, on the other hand, believes the other Party has breached any of its obligations under this Section 5.3, the Buyer or the Seller Representatives shall submit such dispute to dispute resolution pursuant to Section 12.

          5.4. ACCESS AND INVESTIGATIONS DURING INTERIM PERIOD. In addition to the access permitted in Section 5.3(b), during the Interim Period, the Sellers will require NAESCO to permit a maximum of twelve (12) designated officers, employees or agents of the Buyer to have access, pursuant to the procedures set forth in Section 5.4(b), (i) to observe and inspect all premises, properties, management, personnel, books, records, (including tax records), and other information, including, without limitation, all information necessary to enable the Buyer to verify the Sellers' representations and warranties as set forth in Section 3 and to confirm that the Sellers have complied with the covenants set forth herein, and any other information or documents associated with or pertaining to the Acquired Assets and (ii) to plan for and facilitate an orderly transition of ownership of the Acquired Assets and operation of the Facility from the Sellers to the Buyer. All access and inspections by the Buyer are subject to the following provisions:

             (a) COSTS. All costs of such investigations and observations, including but not limited to the compensation paid to the Persons involved and their expenses, and other discrete incremental costs incurred by the Sellers in connection with such investigation and observation, shall be borne by the Buyer.

             (b) PHYSICAL ACCESS (ESCORTED AND UNESCORTED).

                (i) The Buyer shall, with respect to each Person designated by the Buyer to have escorted access to the Facility, provide the following information for each such Person to the Divestiture Site Manager for the Facility (or his designee) no later than twenty-four
           (24) hours prior to the proposed time of access by such Person: name, date of birth, social security number, and the name of each nuclear power plant at which such Person has a current badge for unescorted access. The Sellers shall be permitted where necessary in their sole discretion to limit the number of Persons to whom escorted access is provided at any one time on account of reasonable logistical considerations.

                (ii) Subject to the immediately succeeding sentence, the Buyer shall, with respect to each Person designated by the Buyer to have unescorted access to the Facility, provide reasonable notice to the Divestiture Site Manager for the Facility (or his designee), so as not to interfere with the normal business operations of the Facility, and such Person shall comply with all existing requirements of the Facility and NRC for unescorted access, including, but not limited to, background investigation, training requirements, fitness-for-duty requirements, a psychological assessment and behavioral observation.

                (iii) In the event that the Buyer shall have a fitness-for-duty program meeting the requirements of 10 C.F.R. Part 26, the Buyer may request that any Person subject to such program be excused from compliance with the fitness-for-duty program of NAESCO for up to ninety days, in which event the provisions of 10 C.F.R. Section 26.23 shall be applicable to such Person designated by the Buyer to have unescorted access to the Facility. The Buyer shall reimburse the Sellers for the cost of reviewing and auditing the Buyer's fitness-for-duty program, as required by 10 C.F.R. Section 26.23.

                (iv) Irrespective of whether a Person has qualified for escorted or unescorted access pursuant to this Section 5.4(b), the Sellers shall have the right to withhold access to any area of the Facility that would reveal "Safeguards Information," "Classified National Security Information" or "Restricted Data," as defined in 10 C.F.R.
           Part 73, to any Person to whom such information is not to be made available under Section 5.4(c).

             (c) ACCESS TO RECORDS AND INFORMATION.

                (i) Under no circumstances shall any Seller be required to provide access to any documents or information constituting or containing "Classified National Security Information" or "Restricted Data," as defined in 10 C.F.R. Part 73. The Sellers shall not be required to provide access to any documents or information constituting or containing "Safeguards Information," as defined in 10 C.F.R. Part 73, except to any Person designated by the Buyer to have access to such information and the Buyer shall have first obtained authorization or concurrence from the NRC for the disclosure of such information to such Person.

                (ii) Except as provided in clause (i) above, the Buyer shall have the right to receive copies of all documentary information and records associated with the Acquired Assets subject to the provisions of Section 7.

             (d) LIMITATIONS.  Notwithstanding anything to the contrary in this
        Section 5.4, each Seller shall: (i) only furnish or provide such access to confidential personnel records and medical records as is allowed by applicable Laws, (ii) not provide any information that such Seller or such Seller's counsel reasonably believes constitutes or could reasonably be deemed to constitute a waiver of the attorney-client privilege, and (iii) not be required to supply the Buyer with any information that such Seller is under a legal obligation not to supply; provided that the Sellers shall use Commercially Reasonable Efforts to obtain the consent to disclose all material information otherwise described in this Section 5.4.

             (e) CONTACT WITH SELLER-RELATED PERSONS. Prior to the Initial Closing Date, the Buyer shall not contact any vendors, suppliers, contractors, customers or employees of the Sellers or NAESCO regarding the Facility, the Acquired Assets or the transactions contemplated in this Agreement and the Related Agreements without prior written consent of the relevant Seller, which shall not be unreasonably withheld or delayed, and any such permitted contacts shall be conducted in a manner which will not materially adversely interfere with the operations or business relationships of the relevant Seller or NAESCO with such Persons.

          5.5.  CERTAIN NOTICES.

          (a) Each Seller shall notify the Buyer in writing of the existence of any matter that becomes known to such Seller, which, if in existence on the Effective Date or the Initial Closing Date would cause or would have a reasonable likelihood of causing any of the representations or warranties in Section 3 to be materially untrue or incorrect, and each Remaining Seller shall notify the Buyer of the existence of any matter that becomes known to such Remaining Seller, which, if in existence on the relevant Subsequent Closing Date would cause or would have a reasonable likelihood of causing any of the representations or warranties in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(c), 3.8,
     3.9, 3.12 or 3.13(e) to be materially untrue or incorrect. Unless the Buyer terminates this Agreement pursuant to Section 10.1(c)(vi), the written notice pursuant to this Section 5.5(a) shall be set forth on an amended Schedule or Schedules acceptable to the Parties which shall be deemed to replace the original Schedule or Schedules as of the Effective Date and the relevant Closing Date, to have qualified the relevant representations and warranties contained in Section 3 as of the Effective Date and such Closing Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.

          (b) The Buyer shall notify the Seller Representatives of the existence of any matter that becomes known to the Buyer, which if in existence on the Effective Date, the Initial Closing Date or any Subsequent Closing Date would cause or would have a reasonable likelihood of causing any of the representations or warranties in Section 4 to be untrue or incorrect. Unless the Seller Representatives terminate this Agreement pursuant to
     Section 10.1(d)(vii) by reason of such notice, the written notice pursuant to this Section 5.5(b) shall be deemed to replace the original Schedule or Schedules as of the Effective Date and such Closing Date, to have qualified the representations and warranties contained in Section 4 as of the Effective Date and such Closing Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.

          (c) The Buyer shall notify the Seller Representatives if any information comes to its attention which would cause or would have a reasonable likelihood of causing any of the representations or warranties of the Sellers in Section 3 above to be materially untrue or incorrect.

          (d) Each Seller shall notify the Buyer if any information comes to its attention which would cause or would have a reasonable likelihood of causing any of the representations and warranties of the Buyer in Section 4 above to be materially untrue or incorrect.

          5.6.  FURTHER ASSURANCES.

          (a) On and after the Initial Closing Date or any Subsequent Closing Date, as the case may be, without further payment, at the request of a Closing Party, the other Closing Party will execute and deliver such additional instruments of sale, transfer, conveyance, assignment and confirmation and take such additional action as is necessary to transfer, convey and assign to the Buyer and for the Buyer to assume and accept, in each case in accordance with the terms hereof, the Sellers' Proportionate Ownership of the Acquired Assets and Assumed Liabilities or to put the Buyer in actual possession and operating control of the Acquired Assets and/or to cause the Sellers to be released from their Proportionate Ownership of the Assumed Liabilities.

          (b) To the extent that, after the Initial Closing Date or any Subsequent Closing Date, as the case may be, it is determined that any asset that is an Acquired Asset shall not have been conveyed to the Buyer on such Closing Date, the Sellers shall, subject to Section 5.6(c), use their best efforts to convey the Ownership Shares of the Sellers' right, title and interest in such asset to the Buyer as promptly as is practicable after the Initial Closing Date or such Subsequent Closing Date, as the case may be. In the event that any other access, transmission, distribution or communication easements reasonably necessary to PSNH in connection with the operation or maintenance of the 345 kV Substation, including, without limitation, the transmission and distribution of power, shall not have been retained by the Sellers on the Initial Closing Date, the Buyer shall grant to PSNH if it is within Buyer's control to do so, and shall use its Commercially Reasonable Efforts to obtain for PSNH if the agreement of a Third Party is required to do so, such easements as promptly as practicable after such Closing Date; provided that such easements shall not interfere with the Buyer's operation of the Facility or any plans to expand the Facility or modify generation capacity at the Site.

          (c) To the extent the rights of any Seller under any contract or Permit included as an Acquired Asset other than a Material Contract, Transferable Permit, Emergency Preparedness Agreement or Lease, may not be assigned without the consent of another Person which consent has not been obtained on or prior to the Initial Closing Date, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. The Sellers and the Buyer agree that if any consent to an assignment shall not be obtained, or if any attempted assignment would be ineffective or would impair the Buyer's rights and obligations under the applicable contract, so that the Buyer would not in effect acquire the benefit of all such rights and obligations,
     (i) the Seller Representatives, to the maximum extent permitted by Law and such contract, shall appoint the Buyer to be Sellers' agent with respect to such contract or Permit for the purpose of obtaining an assignment thereof to the Buyer, following which the Buyer shall use its Commercially Reasonable Efforts to obtain such assignment, and (ii) the Seller Representatives shall, to the maximum extent permitted by Law and such contract, enter into such reasonable agreements with the Buyer as are necessary to permit the Buyer to obtain the benefits and obligations of such contract or Permit; PROVIDED, that the exercise by the Buyer and the Seller Representatives of the terms of this Section 5.6(c) shall in no event constitute a waiver of the condition to Closing set forth in Section 6.1(g) and 6.2(f) with respect to the delivery of the consents, waivers and approvals described in Section 2.11(a)(xii). The Seller Representatives and the Buyer shall cooperate and shall each use their Commercially Reasonable Efforts after the Initial Closing Date to obtain an assignment of such contracts to the Buyer including the Buyer's express written agreement to assume and perform such Seller's obligations thereunder from and after such Closing.

          (d) To the extent that during the Interim Period or after the Initial Closing Date the Parties shall identify any additional assets of the Sellers or portions thereof (including, without limitation, software or other Intellectual Property) which are (i) related to the operation of the Facility, (ii) reasonably necessary for the Buyer's operation of the Facility, and (iii) omitted from SCHEDULE 2.1(V) (other than by agreement of the Parties), the Parties shall amend SCHEDULE 2.1(V) to include such assets. The Seller Representatives shall use their best efforts to convey such additional assets to the Buyer or facilitate the acquisition thereof from a Third Party; PROVIDED, that any cost or increased cost of obtaining such assets or rights from a Third Party arising at any time shall be for the Seller's account.

          (e) To the extent that the rights of any Seller under any warranty or guaranty described in Section 2.1(c) (except for warranties in Material Contracts and Leases) may not be assigned without the consent of another Person, which consent has not been obtained by the Initial Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof or be unlawful. The Parties agree that if any consent to an assignment of any such warranty or guaranty would be ineffective or would impair the Buyer's rights and obligations under the warranty or guaranty in question, so that the Buyer would not substantially receive such rights and obligations, the Seller Representatives, to the extent permitted by Law and such warranty and guaranty, shall appoint the Buyer to be the Sellers' agent for the purpose of enforcing such warranty or guaranty, so as to the maximum extent possible, provide the Buyer with the rights and obligations of such warranty or guaranty. Notwithstanding the foregoing, the Seller Representatives shall not be obligated to bring or file suit against any Third Party; PROVIDED that if the Seller Representatives shall determine not to bring or file suit after being requested by the Buyer to do so, the Seller Representatives shall, to the maximum extent permitted by Law and any applicable agreement or contract, enter into such reasonable agreements with the Buyer so that the Buyer may bring or file such suit with respect to the rights of such Seller.

          5.7.  EMPLOYEE MATTERS.

          (a) The Buyer agrees to offer, in writing, employment, commencing as of 12:01 a.m. on the Initial Closing Date, for a period of at least twelve
     (12) months (the "Minimum Employment Period") from such date, to all employees of NAESCO who are represented by the Local and who were employed in represented positions in the operation of the Acquired Assets at any time during the three-month period prior to the Initial Closing, as set forth in SCHEDULE 5.7(A) (the "Represented Plant Employees"). Those employees who accept, in writing, such offer of employment are hereinafter referred to as the "Represented Employees." All such offers of employment shall be made in accordance with all applicable Laws and regulations and the Collective Bargaining Agreement. Effective as of the Initial Closing Date, the Buyer shall agree to be bound by the terms of the Collective Bargaining Agreement with respect to the Represented Employees as if the Buyer were the Seller for purposes of such Collective Bargaining Agreement, and to thereafter comply with all applicable obligations thereunder, subject to the changes negotiated with and acceptable to the Local. The Buyer shall take, or cause to be taken, all actions, or do, or cause to be done, all things necessary, proper or advisable with respect to the Collective Bargaining Agreement as the Sellers shall reasonably request, including becoming a party to the Collective Bargaining Agreement for the duration of its term as it relates to the Represented Employees, and the Buyer shall comply with all applicable obligations under the Collective Bargaining Agreement.

          (b) The Buyer agrees to offer, in writing, employment, commencing as of 12:01 a.m. on the Initial Closing Date, for at least the Minimum Employment Period, to all employees of NAESCO who were employed in the operation of the Acquired Assets at any time during the three-month period prior to the Initial Closing Date, other than Represented Plant Employees, as set forth in SCHEDULE 5.7(B)(I) (the "Non-Represented Plant Employees," together with the Represented Plant Employees, the "Plant Employees"), at levels of wages and benefits in the aggregate not less than the level of wages and benefits in the aggregate of each such Non-Represented Plant Employee in effect immediately prior to the Initial Closing Date. The Non-Represented Plant Employees who accept, in writing, such offer of employment are hereinafter referred to as the "Non-Represented Employees," and the Non-Represented Employees and the Represented Employees are hereinafter collectively referred to as the "Acquired Assets Employees." Plant Employees who decline to accept such offer of employment shall not be entitled to any severance or other benefits on account of such declination. The Buyer shall provide to any Non-Represented Employee who is terminated for reasons other than cause during the Minimum Employment Period those severance benefits described in SCHEDULE 5.7(B)(II). The Buyer shall provide to any Non-Represented Employee whose employment is terminated involuntarily during the six (6) month period immediately following the Minimum Employment Period out-placement assistance and tuition reimbursement consistent with that described in SCHEDULE 5.7(B)(III).

          (c) As soon as practical after the Effective Date, the Buyer shall take all action necessary or appropriate to establish and maintain a tax qualified pension plan for the Acquired Assets Employees (the "Buyer's Plan"), which Buyer's Plan shall provide, with respect to relevant Acquired Assets Employees who leave employment with the Buyer or subsequent buyers, for the following:

             (i) The Buyer shall provide a level of pension benefits not lower than such level of pension benefits calculated using the pension benefit formula applicable to each relevant Acquired Assets Employee under the NUSCO Retirement Plan (the "Plan") as of the Initial Closing Date. The Buyer's obligation under the Buyer's Plan will be calculated as the difference between (A) the total pension benefit of such Acquired Assets Employee as calculated as of such Acquired Assets Employee's retirement date with Buyer using (1) the pension benefit formula and actuarial factors that would have been applicable to the Acquired Assets Employee if he or she had continued to participate in the Plan as the Plan was in effect on the Initial Closing Date, (2) the "final average earnings" (as defined in the Plan) as of such Acquired Assets Employee's retirement date with the Buyer, taking into account compensation credited under the Plan through the Initial Closing Date and earned from NAESCO or any of its Affiliates and the Buyer, (3) such Acquired Assets Employee's total years of service under the Plan as of the Initial Closing Date plus years of service with the Buyer as of such Acquired Asset Employee's retirement date with the Buyer, and (4) "covered compensation" (as defined in the Plan) as of such Acquired Assets Employee's retirement date with the Buyer, and (B) the pension benefit payable to such Acquired Assets Employee by NAESCO or any of its Affiliates at retirement determined as follows: the pension benefit payable to each Acquired Assets Employee by NAESCO or any of its Affiliates shall be calculated by the Sellers as of the Initial Closing Date, based upon (1) the pension benefit formula under the Plan applicable to such Acquired Assets Employee as of the Initial Closing Date, (2) years of credited service of such Acquired Assets Employee under the Plan as of the Initial Closing Date, (3) the "final average earnings" (as defined in the Plan) of such Acquired Asset Employee as of the Initial Closing Date, and (4) the "covered compensation" (as defined in the Plan) as of the Initial Closing Date.

             (ii) NAESCO or its Affiliates shall provide each Acquired Assets Employee with a vested and non-forfeitable right to a benefit equal to his/her accrued benefit under the Plan determined as of the Initial Closing Date as described in Section 5.7(c)(i) above.

             (iii) The Buyer shall permit any Acquired Asset Employee whose age is 55 or older to retire with full pension benefits if the sum of such Acquired Assets Employee's age and years of credited service (credited under the Plan as of the Initial Closing Date plus years of service with the Buyer) equals 85 at such Acquired Assets Employee's termination date (the "Rule of 85"). The Buyer shall apply the Rule of 85 to all Acquired Assets Employees.

             (iv) If any Acquired Assets Employee who is age 50 to 54 years on the Announcement Date and whose age plus years of credited service equals or exceeds 65 years (an "Eligible Acquired Assets Employee") is involuntarily separated from employment with the Buyer, the Buyer shall provide the benefits described in SCHEDULE 5.7(C)(IV) to such Eligible Acquired Assets Employee.

          (d) The Buyer shall establish and maintain for the Non-Represented Employees for the Minimum Employment Period plans and programs which, in the aggregate, shall be generally comparable to the plans and programs provided to such Acquired Assets Employees by NAESCO or any of its Affiliates as of the Effective Date as listed on SCHEDULE 5.7(D).

          (e) The Buyer shall apply the period of each Acquired Assets Employee's prior service with NAESCO or any of its Affiliates or any other service credited under NAESCO's or its Affiliates' applicable employee benefit plan toward any eligibility, vesting or other waiting period requirements (including but not limited to eligibility for actuarially unreduced early retirement benefits, pension benefits, life insurance, health care benefits and vacation and sick time) under the Buyer's Employee Benefit Plans (including the Buyer's Plan) to the extent such conditions were satisfied under the Employee Benefit Plans prior to the Initial Closing Date. The Acquired Assets Employees shall be treated as having continuous years of service under the Buyer's Employee Benefit Plans (including the Buyer's Plan) which includes their years of service with NAESCO or its predecessor or Affiliate. The Buyer shall waive, with respect to the Acquired Assets Employees and their spouses and dependents, if applicable, all limitations with respect to preexisting medical conditions, exclusions and waiting periods with respect to participation and coverage requirements under the Buyer's Employee Benefit Plans and will give the Acquired Assets Employees credit for any moneys paid toward the annual deductible under such plans as of the Initial Closing Date. The Buyer shall vest each Acquired Assets Employee to the extent such Acquired Assets Employee is vested under the NAESCO or NUSCO Employee Benefits Plans (including the Plan) as of the Initial Closing Date.

          (f) Within a reasonable time prior to the Initial Closing Date, the Seller Representatives shall provide the Buyer with such pertinent data or information as the Buyer shall reasonably require to determine each Acquired Assets Employee's service, compensation and accrued benefits under the Plan before the Initial Closing Date. To the extent the consent of an Acquired Asset Employee is required in order for the Seller Representatives to deliver any such pertinent data or information or such other Acquired Asset Employee Records to the Buyer, the Seller Representatives, for themselves and on behalf of the other Sellers, agree to use Commercially Reasonable Efforts to secure such consent.

          (g) The Sellers shall provide and remain liable for any and all continuation of coverage under the Employee Benefit Plans of such Sellers as required under sec.sec. 601 through 608 of ERISA and sec. 4980B of the Code with respect to any person as to whom a "qualifying event" as defined in sec. 4980B of the Code occurred prior to the Initial Closing Date.

          (h) Effective as of 12:01 a.m. on the Initial Closing Date, the Acquired Assets Employees shall cease to be employees of NAESCO, and the Sellers shall be solely responsible for the payment of all wages and compensation legally owing to or with respect to the Acquired Assets Employees prior to 12:01 a.m. on the Initial Closing Date. The Sellers shall retain any and all Liability under the Employee Benefit Plans of the Sellers for retirees as of the Initial Closing Date.

     The Sellers shall timely perform and discharge all requirements under the WARN Act and under applicable state and local Laws for the notification of employees arising from the sale of the Acquired Assets to the Buyer prior to the Initial Closing Date, including those Plant Employees who will become Acquired Assets Employees effective as of the Initial Closing Date. On and after the Initial Closing Date, the Buyer shall be responsible for performing and discharging all requirements under the WARN Act and under all applicable Laws and regulations for the notification of its employees, whether Acquired Assets Employees or otherwise. All severance and other costs associated with workforce restructuring activities associated with the Acquired Assets and/or the Acquired Assets Employees on and after the Initial Closing Date shall be borne solely by the Buyer, and the Buyer shall not charge or otherwise seek reimbursement or proration from any of the Sellers for any such costs.

          5.8.  COOPERATION AFTER INITIAL CLOSING DATE.

          (a) RECORDS AND SUPPORT. After the Initial Closing Date, each Seller shall have reasonable access to and rights to copy all of the records, books, data (in whatever form) and documents related to the Acquired Assets to the extent that such access may reasonably be required by such Seller in connection with matters relating to or affected by the ownership or operation of the Facility by such Seller prior to the Initial Closing Date. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. Each Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 5.8(a). If the Buyer desires to dispose of any records, books, data (in whatever form) or documents that may relate to operation of the Facility prior to the Initial Closing Date, the Buyer shall, prior to such disposition, give the Seller Representatives a period of ninety (90) days, at the Sellers' expense, to segregate and remove such records, books, data (in whatever form) or documents as the Seller Representatives or any Seller may select; PROVIDED, that the Buyer shall not have any obligation to the Sellers to maintain any such records, books, data (in whatever form) or documents relating to the operation of the Facility prior to the Initial Closing Date beyond six (6) years following the Initial Closing Date.

          (b) EMPLOYEES. After the Initial Closing Date, the Parties shall have reasonable access to the employees of the other Parties, for purposes of consultation or otherwise, to the extent that such access may reasonably be required, in the case of the Buyer, in connection with matters relating to or affected by the operations of the Sellers prior to the Initial Closing Date or in the case of the Sellers, operations of the Buyer during the period on and following the Initial Closing Date and prior to the date of the last Closing. The Buyer shall cooperate with the Sellers on and after the Initial Closing Date to provide employee-related information as may be reasonably required by the Sellers for rate making and other regulatory purposes.

          (c) INVESTIGATIONS AND LITIGATION. The Parties agree to cooperate in connection with any audit, investigation, hearing or inquiry by any Governmental Authority, litigation or regulatory or other proceeding which may arise following the Initial Closing Date and which relates to the ownership and operation of the Facility by the Sellers prior to the Initial Closing Date or ownership and operation of the Facility by the Buyer on or after the Initial Closing Date, including litigation or regulatory or other proceedings relating or pertaining to the DOE's defaults under the DOE Standard Contracts. Notwithstanding any other provision of this Agreement to the contrary, each Party shall bear its own expenses, including fees of attorneys or other representatives, in connection with any such matter described in this Section 5.8(c) in which the Sellers and the Buyer or their respective Affiliates are subjects or parties or in which they have a material interest.

          (d) POLLUTION CONTROL REVENUE BONDS.

             (i) The Buyer acknowledges that:

                (A) The facilities listed in SCHEDULE 5.8(D) hereto (the "Pollution Control Facilities") have been financed, and refinanced, in whole or in part, with proceeds of the issuance and sale of the Pollution Control Bonds;

                (B) PSNH, UI, Canal and NEP are each the economic obligor and conduit borrower in respect of certain of the Pollution Control Bonds, as specified in SCHEDULE 2.4(M);

                (C) The interest paid or accrued on the Pollution Control Bonds is not included in the gross income of the holders of the Pollution Control Bonds (the "PC Bondholders") for purposes of federal income taxation;

                (D) Pursuant to the Internal Revenue Code of 1954, as amended, and the Code, the basis for the federal income tax exclusion for interest payable to the PC Bondholders is the use of the Pollution Control Facilities for certain qualified purposes which include (I) the abatement or control of air or atmospheric pollution or contamination, (II) the abatement or control of water pollution or contamination, (III) sewage disposal, and/or (IV) the disposal of solid waste;

                (E) The use of all or part of the Pollution Control Facilities for a purpose other than the qualifying purpose or purposes described in subclause (D) above for which the Pollution Control Bonds that financed or refinanced them were issued may cause (I) the interest payable on all or part of the Pollution Control Bonds to be includable in the federal gross income of the PC Bondholders possibly with retroactive effect, unless remedial action is promptly taken to redeem or defease the Pollution Control Bonds or a portion thereof, and/or (II) the deductibility of the interest payable by PSNH, UI, Canal or NEP on all or part of the Pollution Control Bonds to be disallowed by Section 150(b) of the Code; and

                (F) Any breach by the Buyer or any subsequent transferee of all or any part of the Pollution Control Facilities of its obligations under this Section 5.8(d) could result in the incurrence by PSNH, UI, Canal or NEP of additional costs and expenses, including, but not limited to, an increase in the rate of interest required to be paid to the PC Bondholders, liability to some or all of the PC Bondholders for their failure to include interest payable on the Pollution Control Bonds in their respective federal gross income in the event of a Final determination of taxability by the IRS, loss of the interest deduction to PSNH, UI, Canal or NEP under Section 150(b) of the Code and transaction costs relating to any refinancing, redemption and/or defeasance of all or part of the Pollution Control Bonds.

             (ii) In order to avoid any or all of the consequences described in clauses (E) and (F) above, the Buyer agrees that it will not use, or permit the use of, all or part of the Pollution Control Facilities for any purpose except (x) the current use of such Pollution Control Facilities or (y) as "sewage or solid waste disposal facilities" or "air or water pollution control facilities" within the meaning of Section 103(b)(4)(E) or (F) of the Internal Revenue Code of 1954, as amended, as contemplated by the tax compliance documents or non-arbitrage certificates for the Pollution Control Bonds that financed or refinanced such Pollution Control Facilities (copies of which with respect to all of the Pollution Control Facilities have been provided to the Buyer by NAEC or PSNH, UI, Canal or NEP), unless the Buyer shall have obtained at its own expense an opinion of nationally recognized bond counsel reasonably acceptable to NAEC or PSNH, UI, Canal and NEP ("Bond Counsel") addressed to and reasonably satisfactory to NAEC or PSNH, UI, Canal and NEP that such proposed change in use of the Pollution Control Facilities or part thereof will not impair (x) the exclusion from gross income of the interest on any Pollution Control Bonds for federal income tax purposes or (y) the deductibility of the interest payable on any Pollution Control Bonds by PSNH, UI, Canal or NEP under Section 150(b) of the Code.

             (iii) The provisions of Section 5.8(d)(ii) shall not prohibit the Buyer from ceasing to operate, maintain or repair any element or item of the Pollution Control Facilities, suspending the operation of the Pollution Control Facilities on a temporary basis, or terminating the operation of the Pollution Control Facilities on a permanent basis and shutting down the Pollution Control Facilities; PROVIDED, HOWEVER, that the Pollution Control Facilities, in whole or in part, shall not be maintained in such a manner as to prevent their being reactivated and used for a purpose permitted by Section 5.8(d)(ii) nor be retired and/or decommissioned, dismantled or sold as scrap, unless the Buyer has obtained at its own expense an opinion of Bond Counsel addressed to and reasonably satisfactory to NAEC and PSNH, UI, Canal and NEP that this action will not impair either (x) the exclusion from gross income of the interest on any Pollution Control Bonds for federal income tax purposes or (y) the deductibility of the interest payable with respect to any Pollution Control Bonds by PSNH, UI, Canal or NEP under Section 150(b) of the Code. The Buyer shall provide to NAEC and PSNH, UI, Canal and NEP written notice at least thirty (30) days in advance of any permanent shut-down, retirement, abandonment or decommissioning of Seabrook Unit 1 or the Pollution Control Facilities in whole or in part and shall in good faith by written notice to NAEC and PSNH, UI, Canal and NEP describe the affected property so that NAEC and PSNH, UI, Canal and NEP can determine which issue or issues of Pollution Control Bonds financed or refinanced such affected property.

             (iv) It is expressly understood and agreed that this Section 5.8(d) shall not prohibit the use by the Buyer of tax-exempt bonds to finance or refinance any improvements to the Pollution Control Facilities made on or after the Initial Closing Date or any assets other than the Pollution Control Facilities, provided that no breach by the Buyer of its covenants in this Section 5.8(d) shall result from such improvements.

             (v) The Buyer shall indemnify NAEC and PSNH, UI, Canal and NEP for any additional costs and expenses incurred by NAEC or PSNH, UI, Canal or NEP, respectively, solely as a result of any breach by the Buyer of its covenants in this Section 5.8(d).

             (vi) (A) NAEC shall, or shall cause PSNH to notify the Buyer in writing of the maturity or redemption of any issue of the Pollution Control Bonds, and (B) UI, Canal or NEP shall notify the Buyer in writing of the maturity or redemption of any issue of the Pollution Control Bonds.

             (vii) If NAEC or PSNH, UI, Canal or NEP shall have notified the Buyer that it has refinanced any of the Pollution Control Bonds with new bonds, the provisions of this Section 5.8(d), if applicable, shall apply with respect to such new bonds as though they were the Pollution Control Bonds; provided that the provisions of this Section 5.8(d)(vii) shall not operate to require that the use of any Pollution Control Facilities be subject to any requirements of the Internal Revenue Code of 1954, as amended, or the Code that are more restrictive than those in effect and applicable to the related issue of Pollution Control Bonds as of the issue date of such issue.

             (viii) The Buyer and any transferee or subsequent transferee will not sell or otherwise transfer all or part of the Pollution Control Facilities unless its transferee covenants in writing for the benefit of NAEC and PSNH, UI, Canal and NEP to comply with and to satisfy the covenants of this Section 5.8(d) (including without limitation the covenants of this clause (viii)) with respect to its ownership and use of such Pollution Control Facilities.

             (ix) The covenants of this Section 5.8(d) shall survive Closing and shall continue in effect and bind the Buyer and any transferee or subsequent transferee of all or part of the Pollution Control Facilities so long as any of the Pollution Control Bonds remain outstanding.

          5.9. NEPOOL. At the Initial Closing Date and through the last Subsequent Closing, the Buyer shall be a member in good standing in NEPOOL. Except as required to preserve system reliability or to comply with the requirements of ISO-NE or NEPOOL, and except as otherwise provided in any Related Agreement, the Sellers shall not interfere with the Buyer's efforts to expand or modify generation capacity at the Site.

          5.10.  FUNDING OF THE DECOMMISSIONING TRUSTS.

          (a) DECOMMISSIONING TRUST CLOSING AMOUNT. For the purpose hereof "Decommissioning Trust Closing Amount" shall mean the greater of the following: (i) the aggregate amount of Qualified Decommissioning Funds and Nonqualified Decommissioning Funds required to be on deposit in the Sellers' Qualified Decommissioning Funds and Nonqualified Decommissioning Funds at the time of the

     Initial Closing and each Subsequent Closing on account of the Ownership Shares of the Sellers participating in each said Closing based on the calculation methodology and assumptions contained in the NDFC Final Report and Order for Docket 2001-1 (hereinafter referred to as the "Existing NDFC Order");(1) or (ii) the aggregate amount of Qualified Decommissioning Funds and Nonqualified Decommissioning Funds required to be on deposit in the Sellers' Qualified Decommissioning Funds and Nonqualified Decommissioning Funds at the time of the Initial Closing and each Subsequent Closing on account of the Ownership Shares of the Sellers participating in each said Closing based on any order(s) of the NDFC subsequent to the Existing NDFC Order other than an order of the type specified in Section 5.10(e). To the extent computation or reference is required as to the portion or share of the Decommissioning Trust Closing Amount due from a particular Seller participating in any Closing, the same shall be based on that Seller's pro rata share of the total Ownership Shares of the Sellers participating in that specific Closing. Notwithstanding anything else contained in this
     Section 5.10(a), however, if the amount determined pursuant to Section 5.10(a)(ii) is less than the amount determined pursuant to SECTION 5.10(A)(I), the amount determined pursuant to Section 5.10(a)(ii) shall be deemed the Decommissioning Trust Closing Amount.

          (b) BUYER'S DECOMMISSIONING FUND. The Buyer shall have established as of the Initial Closing Date a qualified decommissioning fund (the "Buyer's Qualified Decommissioning Fund") and a nonqualified decommissioning fund (the "Buyer's Nonqualified Decommissioning Fund," Buyer's Nonqualified Decommissioning Fund, together with Buyer's Qualified Decommissioning Fund, are collectively referred to as the "Buyer's Decommissioning Fund") for the Facility into which, as set forth below, the assets of each Seller's Qualified Decommissioning Fund and Nonqualified Decommissioning Fund, as applicable, shall be transferred.

          (c) REQUIRED SELLER DEPOSITS. Prior to the Initial Closing Date or each Subsequent Closing Date, as the case may be, each Seller participating in such Closing that has a Qualified Decommissioning Fund shall make, from time to time, additional cash contributions to its Qualified Decommissioning Fund equal to as much of such Seller's share of the Decommissioning Trust Closing Amount as is eligible or required to be contributed to the Qualified Decommissioning Fund under Code Section 468A and applicable Treasury Regulations as in effect as of the relevant Closing Date (the "Qualified Deposits"). On or prior to the Initial Closing Date or each Subsequent Closing Date, as the case may be, each Seller participating in such Closing shall make additional cash contributions from time to time to its Nonqualified Decommissioning Fund such that at the Initial Closing Date or the Subsequent Closing Date, as the case may be, the aggregate assets in such Seller's Nonqualified Decommissioning Fund and Qualified Decommissioning Fund equals such Seller's share of the Decommissioning Trust Closing Amount. The amount of all additional cash contributions required from each Seller pursuant to this Section 5.10(c) shall hereinafter be referred to as the "Required Seller Deposit."

          (d) TRANSFER TO BUYER. After making the Required Seller Deposit in accordance with Section 5.10(c) hereof, on the Initial Closing Date or a Subsequent Closing Date, as the case may be, each Seller participating in such Closing shall transfer to the Buyer's Qualified Decommissioning Fund and Buyer's Nonqualified Decommissioning Fund the assets of such Seller's Qualified Decommissioning Fund and Nonqualified Decommissioning Fund, as applicable.

          (e) REQUIRED BUYER DEPOSIT. If, based on any order(s) of the NDFC subsequent to the Existing NDFC Order that results from actions of the Buyer, the aggregate amount of Qualified Decommissioning Funds and Nonqualified Decommissioning Funds required to be on deposit at the time of the Initial

---------------

(1) For example, if a single Closing in which all Sellers participated occurred on December 31, 2002, the calculation methodology and assumptions contained in the Existing NDFC Order would result in a Decommissioning Trust Closing Amount of $232.72 million. The foregoing example is provided for illustrative purposes only, and should one or more Closings occur on dates other than December 31, 2002, said calculation methodology and assumptions contained in the Existing NDFC Order would be applied accordingly to compute the Decommissioning Trust Closing Amount for the participating Seller(s) as of said date(s).

     Closing and each Subsequent Closing on account of the Ownership Shares of the Sellers participating in each said Closing exceeds the Decommissioning Trust Closing Amount, the Buyer shall be responsible (at or before the time of each Closing at which any such excess is due) to make an additional cash deposit to the Buyer's Decommissioning Fund in an amount equivalent to the applicable share of the excess due at any Closing. The aggregate amount of such additional cash deposits, if any, required from the Buyer pursuant to this Section 5.10(e) shall hereinafter be referred to at the "Required Buyer Deposit."

          (f) AGREEMENTS AMONG SELLERS. Nothing contained in this Section 5.10 shall be deemed to prohibit the Sellers from entering into agreements among themselves with respect to such Parties' obligations under this Section 5.10, so long as such agreements do not change any obligations of any of such Sellers to the Buyer pursuant to this Section 5.10 or otherwise.

          (g) AMENDMENT. Between the Effective Date and the last Closing Date, each Seller agrees not to amend in any material respect its Decommissioning Trust Agreement without the Buyer's prior written consent, which shall not be unreasonably withheld. Without limiting the generality of the foregoing, the Decommissioning Trust Agreements shall not be amended by any Seller to provide for the consolidation of such Seller's Qualified Decommissioning Funds and Nonqualified Decommissioning Funds and shall not be amended in any other manner if and to the extent such amendment would constitute a Disqualification Event. Except as otherwise required by the IRS, the NRC or any other Governmental Authority having jurisdiction, following the last Closing Date and prior to twelve months following the transfer of all amounts held in any Seller's Decommissioning Funds to the Buyer's respective Decommissioning Funds, the Decommissioning Trust Agreements shall not be amended by the Buyer to provide for the consolidation of its Qualified Decommissioning Funds and Nonqualified Decommissioning Funds; provided, however, that in no event shall any such amendment be made to the Decommissioning Trust Agreements that would be inconsistent with the Requested Rulings or that would result in a Disqualification Event for any Seller; and the Decommissioning Trust Agreements shall not be amended in any other manner if and to the extent such amendment would constitute a Disqualification Event, as defined herein. The execution and delivery of the Supplemental Indenture by the Buyer and the Sellers shall not be deemed an amendment prohibited by this Section 5.10(g).

          (h) CUSTOMER CONTRIBUTION. When the Buyer or its successors have completed Decommissioning of the Facility as required by Section 5.23 and by applicable Law, (i) any remaining Decommissioning Funds determined by the NDFC to be New Hampshire customer contributions pursuant to RSA 162-F:21-b II(c), and (ii) any remaining Decommissioning Funds determined by the Governmental Authority having jurisdiction in Connecticut, Massachusetts and Rhode Island, as the case may be, to be customer contributions from the customers of such state under the applicable Law of such state, to the extent required by the applicable Law of such state, shall be paid by the Buyer in coordination with applicable Governmental Authority having jurisdiction in such state for the benefit of the customers of the relevant Seller or Sellers in such state.

          (i) OWNERSHIP SHARES OF GBP AND LBP. For all purposes of this Section 5.10, consistent with the Existing NDFC Order, the Ownership Share of GBP and the Ownership Share of LBP shall be deemed to be the Ownership Share of a single Seller. The transfer of the Qualified Decommissioning Fund and the Nonqualified Decommissioning Fund of each of GBP and LBP shall occur simultaneously on the same closing date.

          5.11. RISK OF LOSS. Except as otherwise provided in this Section 5.11, during the Interim Period all risk of loss or damage to the property included in the Acquired Assets shall be borne by the Sellers. If during the Interim Period the Acquired Assets are damaged by fire or other casualty (each such event, an "Event of Loss"), or are taken by a Governmental Authority by exercise of the power of eminent domain (each, a "Taking"), the following provisions shall apply:

             (a) the occurrence of (i) any one or more Events of Loss, as a result of which the aggregate costs to restore, repair or replace, less any insurance proceeds received or payable to the Sellers in connection with such Event or Events of Loss (provided that any insurance proceeds received or

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

        payable in connection with the Event or Events of Loss are either used to restore, repair or replace such Event or Events of Loss or are made available to the Buyer) are reasonably estimated to be equal to or less than $10,000,000, and/or (ii) any one or more Takings, as a result of which the aggregate condemnation proceeds equal an amount reasonably estimated to be equal to or less than $10,000,000, shall have no effect on the transactions contemplated hereby; provided, that any condemnation proceeds received or payable in connection with the Taking or Takings are made available to the Buyer;

             (b) upon the occurrence of (i) any one or more Events of Loss, as a result of which the aggregate costs to restore, repair or replace, less any insurance proceeds received or payable to the Sellers in connection with such Event or Events of Loss (provided that any insurance proceeds received or payable in connection with the Event or Events of Loss are either used to restore, repair or replace such Event or Events of Loss or are made available to the Buyer) are reasonably estimated to be greater than $10,000,000, and/or (ii) any one or more Takings, as a result of which the aggregate condemnation proceeds are reasonably estimated to be greater than $10,000,000 (a "Major Loss"), the Seller Representatives, for themselves and on behalf of the other Sellers, consistent with the Joint Ownership Agreement and the Managing Agent Operating Agreement, shall have, in the case of a Major Loss relating to one or more Events of Loss, the option, exercised by notice to the Buyer, to restore, repair or replace the affected Acquired Assets. If the Seller Representatives elect to restore, repair or replace the Acquired Assets relating to a Major Loss, which election shall be made by notice to the Buyer prior to the Initial Closing Date and as soon as practicable following the occurrence of the Major Loss, the Buyer will have the option of (x) making the completion of the repair, replacement or restoration of the affected Acquired Assets a condition to the Closing and the Initial Closing Date shall be postponed at its election for the amount of time reasonably necessary to complete the restoration, repair or replacement of such affected Acquired Assets, such time period to be agreed upon by the Buyer and the Seller Representatives or (y) allowing the Initial Closing to occur prior to the completion of the repair, replacement or restoration of such affected Acquired Assets; provided that the Seller Representatives shall have agreed to complete such repair, replacement or restoration which covenant shall survive the Closings. If the Seller Representatives elect not to restore, repair or replace the Acquired Assets affected by a Major Loss, or such Major Loss is the result of one or more Takings, the provisions of Section 5.11(c) will apply;

             (c) in the event that the Seller Representatives elect not to restore, repair or replace a Major Loss, or in the event that the Seller Representatives, having elected to repair, replace or restore the Major Loss, fail to complete such repair, replacement or restoration within the period of time as agreed upon by the Parties pursuant to the penultimate sentence of Section 5.11(b), or in the event that a Major Loss is the result of one or more Takings, then the Parties shall, within thirty (30) days following the Seller Representatives' election not to restore, repair or replace, failure to complete, or the occurrence of such Takings, as the case may be, negotiate in good faith an equitable adjustment in the Facility Purchase Price, pursuant to
        Section 2.6(a)(iv) to reflect the impact of the Major Loss and taking into account the Ownership Shares to be transferred to the Buyer pursuant to this Agreement, as mitigated by any repair, replacement or restoration work actually completed by the Seller Representatives, on the Acquired Assets being sold to Buyer, and proceed to the Initial Closing Date. To assist the Buyer in its evaluation of any and all Events of Loss, the Seller Representatives shall provide the Buyer such access to the Acquired Assets and such information as the Buyer may reasonably request in connection therewith; and

             (d) in the event that the Parties fail to reach agreement on an equitable adjustment of the Facility Purchase Price, within the thirty
        (30) days provided in Section 5.11(c), then the Buyer shall have the right to elect, exercisable by notice to the Seller Representatives within fifteen (15) days immediately following the expiration of the thirty (30) day period, to (i) proceed with the consummation of the transaction at the Initial Closing, with a reduction in the Facility Purchase Price, consistent with the Seller Representatives' last offer of equitable adjustment thereto as contemplated by the penultimate sentence of Section 5.11(c) communicated to the Buyer, in which event the Sellers shall assign over or deliver to the Buyer at the Initial Closing all condemnation proceeds or insurance proceeds that the Sellers receive, or to which the Sellers become entitled by virtue of the Events of Loss or Taking with respect to the Acquired Assets, less any costs and expenses reasonably incurred by the Sellers in connection with such Events of Loss or Taking or in obtaining such condemnation proceeds or insurance proceeds, and less the reduction in the Facility Purchase Price made pursuant to this clause (i), or (ii) submit the matter to dispute resolution pursuant to Section 12 to determine the adjustment, if any, in the Facility Purchase Price, which determination shall be binding on all Parties. If the Buyer fails to make the election within the fifteen (15) day period described in the preceding sentence, the Buyer will, subject to Section 5.11(d), be deemed to have made the election to proceed with the Initial Closing.

          5.12. DISCHARGE OF ENVIRONMENTAL LIABILITIES. After the Initial Closing Date, with respect to Environmental Liabilities which constitute Excluded Liabilities (the "Seller Environmental Liabilities"), the Buyer will use Commercially Reasonable Efforts not to prejudice or impair the rights of any Seller under Environmental Laws or interfere with the ability of any Seller to contest in appropriate administrative, judicial or other proceedings its liability, if any, for Environmental Claims or Remediation. To the extent relevant to the Seller Environmental Liabilities, (i) the Buyer further agrees to provide to the Sellers draft copies of all plans and studies prepared in connection with any Site investigation or Remediation prior to their submission to the Governmental Authority with jurisdiction under Environmental Laws, (ii) the Seller Representatives shall have the right, without the obligation, to attend all meetings between the Buyer, its agents or representatives, and such Governmental Authorities and (iii) the Buyer shall promptly provide to the Seller Representatives copies of all written information, plans, documents and material correspondence submitted to or received from such Governmental Authorities relating to the Buyer's discharge of any Environmental Liabilities assumed pursuant to this Agreement.

          5.13. NUCLEAR INSURANCE. (i) The Buyer shall obtain and maintain policies of liability and property insurance with respect to the ownership, operation, and maintenance of the Facility which shall afford protection against the insurable hazards and risks with respect to which units of similar size and type customarily maintain insurance, and which meets the requirements of 10 C.F.R. 50.54(w) and 10 C.F.R. Part 140. Such coverage shall include nuclear liability insurance, in such form and in such amount as will meet the financial protection requirements of the Atomic Energy Act, and an agreement of indemnification as contemplated by Section 170 of the Atomic Energy Act. In the event that the nuclear liability protection system contemplated by Section 170 of the Atomic Energy Act is repealed or changed, the Buyer shall obtain and maintain, to the extent commercially available on reasonable terms, alternate protection against Nuclear Liability. In addition, the Buyer shall be able to provide the financial assurance consistent with the requirements of 10 CFR Section 140.21 that it will be able to pay the retrospective premiums for the Facility as prescribed by Section 170 of the Atomic Energy Act.

          (ii) Promptly after the receipt thereof, the Buyer shall disburse to each Seller in accordance with its respective Proportionate Ownership any refunds or other distributions received by the Buyer with respect to NEIL or ANI premiums actually paid by the Sellers.

          5.14. NONWAIVER OF THIRD PARTY ENVIRONMENTAL LIABILITIES. In the event that the Buyer, either before or after the Initial Closing Date, shall reasonably determine that the cause that gives rise to the Environmental Liabilities assumed pursuant to Section 2.3(a) occurred, in whole or in part, prior to the Initial Closing Date, the Sellers shall cooperate and provide the Buyer with any information in their possession that will assist the Buyer in locating any Third Party who may be a "potentially responsible party" as defined by any Environmental Laws with respect thereto, and, prior to the second anniversary of the Initial Closing, the Sellers shall not waive or excuse the liability of any Third Party who may share responsibility for any of such Environmental Liabilities that would be likely to have a Plant Material Adverse Effect.

          5.15. CONTROL OF LITIGATION. The Parties agree and acknowledge that the Seller Representatives shall, subject to the Joint Ownership Agreement and the Managing Agent Operating Agreement, be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigative or Remediation activities (including without limitation any environmental mitigation) arising out of or related to any Excluded Assets or Excluded Liabilities, so long as such defense, settlement or other activities do not unreasonably interfere with the Buyer's operation of the Facility or materially impair the value of the Facility, and the Buyer agrees to use Commercially Reasonably Efforts to cooperate with the Seller Representatives in connection therewith. The Parties agree and acknowledge that the Buyer shall be entitled exclusively to control, defend and settle any litigation, administrative or regulatory proceeding, and any investigative or remediation activities arising out of or related to any Acquired Assets or Assumed Liabilities, so long as such defense, settlement or other activities do not unreasonably interfere with the Sellers' respective businesses, and the Seller Representatives agree to use Commercially Reasonably Efforts to cooperate with the Buyer in connection therewith.

          5.16. AVAILABILITY OF FUNDS. On or before the Effective Date, the Buyer shall have delivered to the Sellers (a) evidence of sufficient funds available to it as of the Initial Closing Date through the last Subsequent Closing Date or binding written commitments from responsible financial institutions to provide sufficient immediately available funds as of the Initial Closing Date through the last Subsequent Closing Date to pay the Facility Purchase Price, the Fuel Purchase Price, the Unit 2 Purchase Price, the NAEC Real Property Purchase Price and any Estimated Adjustment and (b) evidence of the availability of the Acceptable Guaranty in accordance with Section 2.5.

          5.17.  DEPARTMENT OF ENERGY DECONTAMINATION AND DECOMMISSIONING
     FEES. Each Seller shall continue to pay its Ownership Share of all uranium-enrichment decontamination and decommissioning fund fees levied by the DOE pursuant to 42 U.S.C. Section 2297g-1 that are payable prior to the Initial Closing Date or any Subsequent Closing Date, as the case may be. On and after the Initial Closing and each Subsequent Closing Date, the Buyer shall pay such decontamination and decommissioning fund fees for the appropriate Ownership Shares acquired by the Buyer at each Closing, including but not limited to all annual special assessment invoices issued on and after the Initial Closing Date by the DOE, as contemplated by its regulations at 10 C.F.R. Part 766 implementing Sections 1801, 1802, and 1803 of the Atomic Energy Act.

          5.18.  COOPERATION RELATING TO INSURANCE AND PRICE-ANDERSON
     ACT. Until the Initial Closing, the Sellers shall maintain in effect not less than the amounts of property damage and liability insurance for the Facility as set forth in Schedule 5.18. The Seller Representatives shall cooperate with the Buyer's efforts to obtain insurance, including insurance required under the Price Anderson Act or other Nuclear Laws with respect to the Acquired Assets. Subject to Section 9.4, the Sellers agree to use reasonable efforts to assist the Buyer in making any claims against pre-Closing insurance policies of the Sellers that may provide coverage related to Assumed Liabilities. The Buyer agrees to indemnify the Sellers for their reasonable out of pocket expenses incurred in providing such assistance and cooperation and not to take any action which shall adversely affect any residual rights of the Sellers in such insurance policies. After the Initial Closing and through the last Subsequent Closing, the Buyer shall maintain, with financially responsible insurance companies, insurance in such amounts and against such risks and losses as is customary in the commercial nuclear power industry. After the Initial Closing through the relevant Subsequent Closing, the Buyer shall include each Remaining Seller as a named insured and loss payee, as its interests may appear, on the property damage and liability insurance policies maintained for the Facility.

          5.19. ACCEPTABLE GUARANTY. If the Buyer elects to deliver an Acceptable Guaranty pursuant to Section 2.5, then (i) on the Effective Date the Buyer shall deliver to the Sellers an Acceptable Guaranty and (ii) at all times thereafter until payment in full of all amounts due hereunder the Buyer shall maintain such Acceptable Guaranty in full force and effect. If at any time the guarantor under such Acceptable Guaranty shall cease to be an Acceptable Guarantor, then the Buyer shall, within ten (10) days after the earlier of the date on which (i) the Buyer shall have been given notice of such cessation by the Seller Representatives and (ii) the Buyer shall have Knowledge of such cessation, deliver to the Seller Representatives a replacement Acceptable Guaranty to be issued by an Acceptable Guarantor.

          5.20. PRIVATE LETTER RULING REQUESTS. The Parties agree to cooperate in good faith in the preparation and filing of any private letter ruling requests to be made by the Buyer and the Sellers (which shall be made as a single, joint filing by all Parties) in order to obtain the tax treatment desired by the Parties with respect to the transfer of the Decommissioning Funds pursuant to the terms of this Agreement (the "Private Letter Ruling Requests"). Without limiting the generality of the foregoing, the Buyer and the Sellers shall use Commercially Reasonable Efforts to obtain one or more private letter ruling(s) from the IRS determining that (i) the transfer of assets from the Sellers' Qualified Decommissioning Funds to the Buyer's Qualified Decommissioning Fund is a disposition that, pursuant to the IRS' authority under Treas. Reg. 1.468A-6(g)(1), satisfies the requirements of Treas. Reg. 1.468A-6(b), (ii) the Buyer will not recognize gain or otherwise take into account any income for U.S. federal income tax purposes by reason of the receipt of the assets of the Sellers' Nonqualified Decommissioning Funds, including any top-off amounts contributed thereto pursuant to Section 5.10(c), and (iii) each Seller shall be entitled to a current deduction equal to the total of any amounts realized by such Seller as a result of the Buyer's assumption of the decommissioning obligations with regard to the Acquired Assets (the "Requested Rulings"), and further the Buyer and the Sellers shall use Commercially Reasonable Efforts to obtain private letter ruling(s) from the IRS determining that each Seller's net operating loss attributable to the decommissioning obligations assumed by the Buyer will qualify for specified liability loss treatment under section 172 of the Code. Neither the Buyer nor the Sellers shall take any action that would cause the transfer of assets from the Sellers' Qualified Decommissioning Funds to the Buyer's Qualified Decommissioning Fund to fail to satisfy the requirements of Treas. Reg. 1.468A-6(b) (assuming solely for purposes of this sentence that the interest acquired by the Buyer constitutes a "qualified interest" in a "nuclear power plant" as defined in Treas. Reg. 1.468A-5(b)), or cause the Buyer and the Sellers to fail to obtain such a private letter ruling.

          5.21. CREDIT RATING OF ACCEPTABLE GUARANTOR. The Buyer shall, until the expiration of the term of the Acceptable Guaranty, promptly notify the Seller Representatives of any downgrade in the credit rating of such Acceptable Guarantor.

          5.22. NRC COMMITMENTS. The Buyer shall maintain, and operate the Facility in accordance with the NRC Commitments to the extent required by the NRC Licenses and with applicable Law.

          5.23. DECOMMISSIONING AND FUNDING ASSURANCE. Buyer hereby agrees that it will complete, at its expense, the Decommissioning of the Facility once the Site is no longer utilized for power generation, and that it will complete all Decommissioning activities in accordance with all applicable Laws and requirements, including those of the NRC, the Environmental Protection Agency and the State of New Hampshire as may be in effect as of the date that the Site is proposed to be declared to be fully decommissioned. The Buyer acknowledges that, as of the Effective Date, entombment is not considered to be an acceptable form of Decommissioning in New Hampshire. Buyer hereby further agrees that prior to the Initial Closing Date, it will provide Funding Assurance sufficient to demonstrate to the satisfaction of the NDFC Buyer's ability to fully fund the projected cost of Decommissioning in a manner consistent with the requirements of RSA 162-F:21-c as set forth in the Existing NDFC Order.

          5.24. JOINT OWNERSHIP AGREEMENT. Except as otherwise provided expressly herein, after the Initial Closing and prior to the last Subsequent Closing neither the Buyer nor any Remaining Seller shall enter into any amendment to or termination of the Joint Ownership Agreement (including billing practices thereunder) without the prior written consent of each of the Remaining Sellers and the Buyer.

          5.25. MEMORANDUM OF UNDERSTANDING WITH THE TOWN OF SEABROOK. On the Initial Closing Date and each Subsequent Closing Date, as the case may be, each Seller participating in such Closing shall contribute an amount equal to its Ownership Share of $2,000,000 to the escrow account created in accordance with the Memorandum of Understanding with the Town of Seabrook.

          5.26. CERTAIN AGREEMENTS. The Seller Representatives shall, on the Initial Closing Date, cause PSNH to enter into the Interconnection Agreement described in Section 6.1(k), pursuant to which PSNH shall control the transmission of electric power through the 345 kV Substation, and an Agreement to Amend Transmission Support Agreement described in Section 6.1(l) with the Buyer.

     6.  CONDITIONS PRECEDENT TO OBLIGATION TO CLOSE.

     6.1. CONDITIONS PRECEDENT TO OBLIGATION OF THE BUYER TO CLOSE. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Initial Closing and each Subsequent Closing is subject to satisfaction of the following conditions with respect to such Initial Closing or Subsequent Closing, as the case may be:

          (a) REPRESENTATIONS AND WARRANTIES. At the Initial Closing, the representations and warranties set forth in Section 3 (other than the representation set forth in Section 3.10 hereof) of NAESCO and of each Seller participating in the Initial Closing shall be true and correct in all material respects as though made at and as of the Initial Closing Date (except with respect to any representation or warranty expressly made as of the Effective Date, which shall be deemed made as of the Effective Date). At each Subsequent Closing, the representations and warranties set forth in
     Section 3 of each Remaining Seller participating in such Subsequent Closing, except for the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(c), 3.8, 3.9, 3.10, 3.12
     and 3.13(e) shall be true and correct in all material respects as though made at and as of the Initial Closing Date, and the representations and warranties of each such Remaining Seller set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(c), 3.8, 3.9, 3.12 and 3.13(e) shall be true and correct in all material respects as though made at and as of such Subsequent Closing date on which such Remaining Seller transfers its Ownership Share (except with respect to any representation or warranty expressly made as of the Effective Date, which shall be deemed made as of the Effective Date and except with respect to any breach of any such representation or warranty to the extent that such breach arises from the acts or omissions of the Buyer or its Affiliates after the Initial Closing
     Date);

          (b) PERFORMANCE BY THE SELLERS. The Required Sellers or the Remaining Sellers, as the case may be, shall have performed and complied in all material respects with all of their covenants, agreements and obligations hereunder through the relevant Closing Date;

          (c) BUYER REGULATORY APPROVAL. Buyer shall have received the consents, approvals and authorizations referenced in Section 5.2(b) and the Buyer Regulatory Approvals specified in SCHEDULE 6.1(C) in each case without terms and conditions that, either singly or in the aggregate, would be likely to have a Plant Material Adverse Effect (including any conditions applicable to Buyer on marketing or brokering in connection with the Transfer of Licenses) or a Material Adverse Effect on the Buyer and such approvals shall be Final;

          (d) SELLER REGULATORY APPROVALS. The Required Sellers or the Remaining Sellers shall have received the applicable Seller Regulatory Approvals specified in SCHEDULE 6.2(C), in each case without terms and conditions that, either singly or in the aggregate, would be likely to have a Plant Material Adverse Effect (including any conditions on marketing or brokering in connection with the Transfer of Licenses) on the Buyer and such approvals shall be Final;

          (e) ABSENCE OF LITIGATION. (i) Except for any NRC proceeding which may be pending after the NRC has approved the Application, no suit, action or other proceeding against the Buyer, any Seller participating in such Closing, or any of their respective Affiliates or the Ownership Shares being transferred at such Closing shall be pending before any Governmental Authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the actions contemplated hereby, except for matters that, in the aggregate, would not be likely to have a Material Adverse Effect on the Buyer or the Facility. There shall not be any injunction, judgment, order, decree, ruling, charge or Laws in effect as of the relevant Closing Date with respect to the Buyer, any Seller participating in such Closing, or any of their respective Affiliates preventing consummation of any of the transactions contemplated by this Agreement or the

     Related Agreements, except as would not be likely to have a Plant Material Adverse Effect; and (ii) in addition to the matters specified in SECTION 6.1(E)(I), no suit, action or other proceeding against the Buyer, any Seller participating in such Closing, or any of their respective Affiliates or the Ownership Shares being transferred at such Closing shall be pending before any court, tribunal, panel, or Governmental Authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement based on a bona fide claim which, if resolved in favor of the Person initiating such suit, action or proceeding, would constitute a breach by such Seller of the representation of such Seller set forth in SECTION 3.13(E), except for claims that, in the aggregate, would not be likely to have a Material Adverse Effect on the Buyer or the Facility;

          (f) ANTI-TRUST MATTERS. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated or it shall have been determined to the Parties' mutual satisfaction that all transactions between the Parties are exempt from the Hart-Scott-Rodino Act;

          (g) DELIVERIES. The Required Sellers or the Remaining Sellers, as the case may be, shall have complied in all material respects with the delivery requirements of Section 2.11;

          (h) TITLE COMMITMENTS. The issuer of the Title Commitments shall have made available to the Buyer title insurance policies in an amount satisfactory to the Buyer insuring title to the Ownership Shares being transferred at each Closing consisting of real estate and Improvements as of the relevant Closing Date substantially in the form of the Title Commitments (but in the case of any Subsequent Closing without regard to any changes therefrom which result from any act or omission of the Buyer and/or any owner of the Facility other than the Seller(s) participating in said Subsequent Closing), with such changes therefrom as would not in the aggregate be likely to have a Plant Material Adverse Effect and with the exceptions for parties in possession (other than those disclosed in SCHEDULE 2.1(A)(III)(A) and SCHEDULE 2.1(A)(III)(B), if any) and unfiled mechanics' and materialmen's liens (other than those that arise from any act or omission of the Buyer or arise under Good Utility Practices and are not material to the operation or use of the Acquired Assets in the business of the Sellers as conducted through the relevant Closing Date) removed; PROVIDED, that the Buyer shall be under no obligation to pay any amounts to the issuer of such title insurance policies in order to cause an exception not contained in the Title Commitments to be removed from such title insurance policies if the amount of such payment would constitute a Plant Material Adverse Effect;

          (i) PLANT MATERIAL ADVERSE EFFECT. Since the Effective Date and prior to the Initial Closing Date, there shall not have occurred and be continuing a Plant Material Adverse Effect, which could reasonably be expected to cause a loss and/or the expenditure by the Buyer within one year following the Initial Closing Date in excess of $50,000,000 individually or in the aggregate, other than arising from facts or circumstances (i) that were within the Buyer's Knowledge on the Effective Date and were not required to be corrected or remediated before the Initial Closing Date by this Agreement, (ii) that were disclosed on any of the Schedules and were not required to be corrected or remediated before the Initial Closing Date by this Agreement, or (iii) such Plant Material Adverse Effect which is the direct and sole result of acts or omissions on the part of the Buyer;

          (j) RELATED AGREEMENTS. The Related Agreements, to the extent applicable to each Seller participating in such Closing, shall be in full force and effect on each Closing Date other than failures to be in full force and effect resulting from Buyer's acts or omissions;

          (k) INTERCONNECTION AGREEMENT. The Interconnection Agreement shall have become effective;

          (l) AGREEMENT TO AMEND TRANSMISSION SUPPORT AGREEMENT. The Agreement to Amend Transmission Support Agreement shall have become effective;

          (m) OTHER MATTERS AFFECTING ACQUIRED ASSETS. The Buyer shall have received such other documents, agreements or instruments, and the Required Sellers or the Remaining Sellers, as the case may be, shall have performed such acts, as the Buyer or its counsel may reasonably request in order to accomplish the acquisition of the Ownership Shares of the Required Sellers or the Remaining Sellers, as the case may be, and the operation of the Facility in a safe and reliable fashion;

          (n) REQUESTED RULINGS. The Buyer shall have received the Requested Rulings; and

          (o) NO SHUTDOWN. The Facility shall not have been shut down and its licensed thermal output shall not have been significantly reduced as a result of actions taken by the NRC or other Governmental Authority.

          The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating on or prior to the relevant Closing Date and, except as provided in the following sentence, such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing so states. If the Buyer waives any such condition with respect to the Initial Closing Date, then such waiver shall be effective with respect to each Subsequent Closing Date.

     6.2. CONDITIONS PRECEDENT TO OBLIGATION OF THE SELLERS TO CLOSE. The obligation of each Required Seller or Remaining Seller, as the case may be, to consummate the transactions to be performed by it in connection with the Initial Closing or Subsequent Closing, as the case may be, is subject to satisfaction of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES OF BUYER. The representations and warranties of the Buyer set forth in Section 4 shall be true and correct in all material respects (except if such representation or warranty is subject to a Material Adverse Effect, Plant Material Adverse Effect or other materiality threshold, in which case such representation or warranty shall be true and correct in all respects) at and as of the Initial Closing Date or Subsequent Closing Date, as the case may be (except with respect to any representation or warranty expressly made as of the Effective Date, which shall be deemed made as of the Effective Date);

          (b) PERFORMANCE BY THE BUYER. The Buyer shall have performed and complied in all material respects with all of its covenants, agreements and obligations hereunder through the relevant Closing Date;

          (c) SELLER REGULATORY APPROVALS. Each Required Seller or Remaining Seller, as the case may be, shall have received the Seller Regulatory Approvals specified in SCHEDULE 6.2(C), in each case without terms and conditions that either singly or in the aggregate would be likely to have a Material Adverse Effect on such Seller and such approvals shall be Final;

          (d) BUYER REGULATORY APPROVAL. The Buyer shall have received the consents, approvals and authorizations referenced in Section 5.2(b) and the Buyer Regulatory Approvals specified in SCHEDULE 6.1(C) in each case without terms and conditions that, either singly or in the aggregate, would be likely to have a Material Adverse Effect on any Seller and such approvals shall be Final;

          (e) ABSENCE OF LITIGATION. Except for any NRC proceeding which may be pending after the NRC has approved the Application, no suit, action or other proceeding against any Party or its Affiliates or any of the Acquired Assets shall be pending before any Governmental Authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the actions contemplated hereby, except for matters that, in the aggregate, would not be likely to have a Plant Material Adverse Effect. There shall not be any injunction, judgment, order, decree, ruling, charge or Laws in effect on the relevant Closing Date preventing consummation of any of the transactions contemplated by this Agreement or the Related Agreements, except as would not be likely to have a Plant Material Adverse Effect;

          (f) DELIVERIES. The Buyer shall have complied in all material respects with the delivery requirements of Section 2.12;

          (g) ANTI-TRUST MATTERS. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated or it shall have been determined

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     to the Parties' mutual satisfaction that all transactions between the
     Parties are exempt from the Hart-Scott-Rodino Act;

          (h) NEPOOL.  The Buyer shall be a member in good standing of NEPOOL;

          (i) RELATED AGREEMENTS. The Related Agreements shall be in full force and effect on each Closing Date other than failures to be in full force and effect resulting from any of Sellers' or NAESCO's acts or omissions;

          (j) REQUESTED RULINGS. The Sellers shall have received the Requested Rulings;

          (k) AGREEMENT TO AMEND TRANSMISSION SUPPORT AGREEMENT. An Agreement to Amend Transmission Support Agreement substantially in the form of EXHIBIT N shall have become effective;

          (l) REDEMPTION OF THE UI BONDS. In the case of UI, the termination of the Facility Lease pursuant to the Termination Agreement shall have become effective and all notice requirements which would permit the redemption of the Seabrook Unit 1 Secured Lease Obligation Bonds (the "UI Bonds") in accordance with the Indenture shall have been satisfied; and

          (m) SELLER SHAREHOLDER APPROVAL. With respect to any Seller identified on Schedule 6.2(n) that must obtain shareholder approval, such shareholder approval shall have been received.

          Each of the Sellers may waive any condition specified in this Section
     6.2 if it executes a writing so stating on or prior to the relevant Closing Date and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states, nor shall any such waiver be effective as against any other Seller.

     6.3.  INITIAL AND SUBSEQUENT CLOSINGS.

     (a) COORDINATION AND INITIAL CLOSING. The Buyer and the Sellers desire to effect a coordinated closing with respect to all of the Sellers' interests in the Acquired Assets. To that end, in order to provide sufficient time for the Sellers to obtain necessary Seller Regulatory Approvals, no Closing including, without limitation, the Initial Closing, shall occur until the date (the "Coordination Date") which is the earlier of (1) the date which is six (6) months after the Effective Date or (2) the date on which all Seller Regulatory Approvals have been obtained. Anything provided in this Agreement to the contrary notwithstanding, if the Coordination Date has occurred and the conditions precedent set forth in Section 6 are satisfied with respect to NAEC and any other Seller or Sellers (each a "Required Seller") holding individually, or in the aggregate with other Required Sellers, Ownership Shares (which shall include NAEC's Ownership Share), representing not less than fifty-one percent (51%) of the aggregate ownership interests of all of the Participants in the Facility (the "Required Assets"), then the Buyer and the Required Sellers shall proceed to Closing in accordance with Section 2.10 (the "Initial Closing") as follows:

          (i) In no event shall Ownership Shares (which shall include NAEC's Ownership Share) representing less than fifty-one percent (51%) of the aggregate ownership interests of all of the Participants in the Facility, be transferred at the Initial Closing. If UI has satisfied (and continues to satisfy) all conditions precedent set forth in Section 6 other than the condition precedent set forth in Section 6.2(m) (the "UI Bond Redemption Condition Precedent") at a time when the Initial Closing may otherwise occur, the Required Sellers may elect (such election to be made by consent of the Required Sellers holding fifty-one percent (51%) or more of the Ownership Shares to defer Closing until the "Deferral Date" which shall mean the earlier of: (1) the date of the satisfaction of the UI Bond Redemption Condition Precedent and (2) an outside date certain specified by such Required Sellers at the time said election is made (which shall not be later than sixty (60) days after the date of such election) (in which case the Required Sellers shall be referred to as the "Electing Required Sellers") (UI and the Electing Required Sellers collectively with any Seller for which all conditions precedent set forth in Section 6 have not then been satisfied shall be referred to as the "Remaining Sellers").

          (ii) At any time when UI has satisfied (and continues to satisfy) all conditions precedent set forth in Section 6 other than the UI Bond Redemption Condition Precedent, the Buyer and the applicable

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     Remaining Sellers shall proceed to Closing in accordance with Section 2.10:
     (1) on the Deferral Date, if applicable, in the case of each Remaining Seller with respect to whom all conditions precedent set forth in Section 6 are then satisfied, (2) on the date of satisfaction of the UI Bond Redemption Condition Precedent in the case of each Remaining Seller with respect to whom all conditions precedent set forth in Section 6 are then satisfied and (3) in the case of each other Remaining Seller, on a date no later than ten (10) days (or, if the tenth day is not a Business Day, then the next Business Day following such tenth day) after the satisfaction of the last condition precedent applicable to such Seller (each a "Subsequent Closing").

          (iii) In the event that the Required Sellers and/or any Remaining Seller satisfy all applicable conditions precedent set forth in Section 6 at a time when UI has failed to satisfy one or more conditions precedent set forth in Section 6 in addition to the UI Bond Redemption Condition Precedent, said Required Sellers and/or Remaining Seller(s) shall proceed to Closing on a date no later than ten (10) days (or, if the tenth day is not a Business Day, then the next Business Day following such tenth day) after the satisfaction of the last condition precedent applicable to such Seller(s) for the Initial Closing or a Subsequent Closing, as applicable, provided, however, the Initial Closing shall not occur prior to the Coordination Date.

          (iv) In the event that all of the Sellers shall participate in a single Closing, such Closing shall be deemed to be the Initial Closing and all Sellers shall be deemed to be the Required Sellers (and there shall be deemed to be no Remaining Sellers).

     (b) INITIAL CLOSING. At the Initial Closing (i) the Required Sellers shall sell and transfer to the Buyer and the Buyer shall purchase and acquire from the Required Sellers such Sellers' Proportionate Ownership of the Acquired Assets,
(ii) the Buyer shall assume such Sellers' Proportionate Ownership of the Assumed Liabilities, (iii) the Required Sellers shall make the transfer to the Buyer's Decommissioning Fund pursuant to Section 5.10, and (iv) the Buyer shall become a party to, and shall succeed to the rights and obligations of the Required Sellers under the Joint Ownership Agreement and the rights and obligations of NAESCO as currently provided in the Managing Agent Operating Agreement and the Disbursing Agent Agreement as currently in effect.

     (c) SUBSEQUENT CLOSINGS. At each Subsequent Closing (i) the relevant Remaining Sellers shall sell and transfer to the Buyer and the Buyer shall purchase and acquire from such Remaining Sellers such Sellers' Proportionate Ownership of the Acquired Assets, (ii) the Buyer shall assume such Sellers' Proportionate Ownership of the Assumed Liabilities, (iii) such Remaining Sellers shall make the transfer to the Buyer's Decommissioning Trust Fund pursuant to
Section 5.10, and (iv) the Buyer shall succeed to the rights and obligations of such Remaining Sellers under the Joint Ownership Agreement.

     7.  CONFIDENTIALITY.

     (a) Each Receiving Party and each Representative thereof will treat and hold as confidential all Proprietary Information, refrain from using any such Proprietary Information except in connection with this Agreement, the Related Agreements and transactions contemplated hereby and thereby, and, if this Agreement is terminated prior to Closing, deliver promptly to the Disclosing Party or destroy, at the request and option of the Disclosing Party, all tangible embodiments and all copies, summaries or abstracts of any Proprietary Information received from such Disclosing Party which are in his or its possession. All Proprietary Information relating to the Acquired Assets as may be delivered to the Buyer prior to the Initial Closing shall become Buyer's Proprietary Information and the Buyer shall be deemed to be the Disclosing Party with respect thereto upon consummation of the Initial Closing, and the Sellers shall not thereafter disclose any such Proprietary Information except to the extent allowed herein; PROVIDED, HOWEVER, that, subject to Section 7(b), any such information which was not treated as confidential or proprietary by any of the Sellers prior to Closing shall not become confidential or Proprietary Information of the Buyer after the Initial Closing. In the event that the Receiving Party or any Representative thereof is requested or required (including, without limitation, (i) pursuant to any rule or regulation of any stock exchange or other self-regulatory organization upon which any of the Receiving Party's securities are listed, or (ii) under compulsion of law (whether by oral question, interrogatory, subpoena, civil investigative demand or otherwise) or by order of any
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court or governmental or regulatory body to whose supervisory authority the
Receiving Party is subject, including, without limitation, Buyer Regulatory Approval and Seller Regulatory Approval processes, interrogatory, subpoena, civil investigative demand, or similar process or pursuant to any freedom of information or open meeting Law applicable to any Seller) to disclose any Proprietary Information, the Receiving Party will notify the Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this
Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party is, on the advice of counsel, compelled to disclose any Proprietary Information to any tribunal or else stand liable for contempt or to disclose any Proprietary Information to any Person in compliance with any freedom of information or open meeting Law, the Receiving Party may disclose the Proprietary Information to the tribunal or such Person; PROVIDED, HOWEVER, that the Receiving Party shall use its Commercially Reasonable Efforts to obtain, at the request of the Disclosing Party and at the Disclosing Party's cost, a voluntary agreement or other assurance that confidential treatment will be accorded to such portion of the Proprietary Information required to be disclosed as the Disclosing Party shall designate. Notwithstanding the foregoing, if a Receiving Party shall be compelled by order, subpoena, interrogatory or other administrative or judicial directive to provide Proprietary Information, it may furnish such information in accordance with said directive provided that it shall (i) promptly notify the Disclosing Party in writing of such directive and shall provide the Disclosing Party with an opportunity to seek a protective order or other similar measure prior to the time it furnishes such information, and (ii) exercise its Commercially Reasonable Efforts to obtain assurances that confidential treatment will be accorded such information.

     (b) On or after the Initial Closing Date, the Buyer will notify the Sellers of any non-public information related to the Acquired Assets that was not confidential prior to the Initial Closing Date that the Buyer wishes to treat as Proprietary Information after the Initial Closing and the Sellers will treat such information as Proprietary Information after receiving such notice.

     (c) The obligations of the Parties contained in this Section 7 shall remain in full force and effect for three (3) years from the date hereof and will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and any transfer of title to the Acquired Assets.

     (d) Upon the Disclosing Party's prior written approval, which will not be unreasonably withheld, the Receiving Party may provide Proprietary Information to the NDFC, NHPUC, DPUC, the FERC, the NRC, the SEC, the IRS, the United States Department of Justice, the United States Federal Trade Commission or any other Governmental Authority with jurisdiction, as necessary, to obtain any consents, waivers or approvals as may be required for the Parties to undertake the transactions contemplated hereby. The Receiving Party will seek confidential treatment for such Proprietary Information provided to any such Governmental Authority and the Receiving Party will notify the Disclosing Party as far in advance as is practicable of its intention to release to any such Governmental Authority any such Proprietary Information, so as to permit such Disclosing Party a reasonable opportunity to obtain a protective order.

     (e) Notwithstanding anything set forth herein, nothing in this Agreement shall be interpreted as precluding any Party from reporting or disclosing any information (i) to the NRC concerning any perceived safety issue within the NRC's regulatory jurisdiction, (ii) with the prior written consent of the Disclosing Party, or (iii) to its Affiliates, attorneys, financial advisors and accountants who are assisting such Party in connection with the transactions contemplated by this Agreement, provided that such Affiliates, attorneys, financial advisors and accountants acknowledge the provisions of this Section 7 and agree to be bound hereby.

     8.  TAXES.

     (a) All transfer and sales Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by the Buyer and the Sellers, including, without limitation, New Hampshire state sales tax and New Hampshire and local real estate, transfer, personal property and conveyance taxes, and the Buyer, at its own expense, will file, to the extent required by applicable Laws, all necessary Tax Returns and other documentation with respect to all such Taxes, and, if required by applicable Laws, the Sellers will join in the execution of any such Tax Returns or other documentation. Prior to the Initial Closing Date or any Subsequent Closing Date, as the case may be, the Buyer will provide to the
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Required Sellers or the Remaining Sellers, as the case may be, to the extent possible, an appropriate certificate of no tax due from each applicable taxing authority.

     (b) With respect to Taxes to be prorated in accordance with Section 2.9, the Buyer shall prepare and timely file all Tax Returns required to be filed on and after the Closing Dates with respect to the Acquired Assets and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. The Buyer's preparation of any such Tax Returns shall be subject to the Sellers' approval to the extent that such Tax Returns relate to any period, allocation or other amount for which the Sellers are responsible, which approval shall not be unreasonably withheld. No later than twenty-five (25) Business Days prior to the due date of any such Tax Return, the Buyer shall make such Tax Return available for the Sellers' review and approval. The Sellers shall respond no later than ten (10) Business Days prior to the due date for filing such Tax Return. The failure of any Seller to timely respond shall constitute approval by such Seller of such Tax Return. With respect to such Tax Return, the Sellers shall pay to the Buyer their appropriate share of the amount shown as due on the Tax Returns determined in accordance with Section 2.9 of this Agreement.

     (c) Each of the Parties shall provide the other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such Tax Return, audit or examination, proceedings or determination. Any information obtained pursuant to this Section 8 or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be deemed to be and shall be Proprietary Information.

     9.  SURVIVAL; EFFECT OF CLOSING AND INDEMNIFICATION.

     9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; SURVIVAL OF COVENANTS AND AGREEMENTS. The representations and warranties of each Seller set forth in Sections 3.1, 3.2, 3.3, 3.6 and 3.21 shall expire at the Closing in which such Seller participates. The representations and warranties of each Seller set forth in Sections 3.4, 3.5, 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16,
3.17, 3.18, 3.19, 3.20, 3.22, 3.23, 3.24 and 3.25 shall survive for a period of
12 months following the Closing in which such Seller participates. The representations and warranties of NAESCO set forth in Section 3 shall survive for a period of 12 months following the Initial Closing, except for the representations and warranties set forth in Section 3.21, which shall expire at the Initial Closing. The representations and warranties of the Buyer set forth in Sections 4.1, 4.2, 4.3, 4.5, 4.7, 4.8 and 4.12 shall expire, with respect to a given Seller, upon the Closing in which such Seller participates. The representations and warranties of the Buyer set forth in Sections 4.4, 4.6, 4.9 and 4.11 shall survive, with respect to a given Seller, for a period of 12 months following the Closing in which such Seller participates. All representations and warranties of the Parties and NAESCO contained in this Agreement shall terminate upon a termination of this Agreement pursuant to
Section 10. The covenants of the Parties contained in this Agreement, other than those which by their terms survive the Initial Closing and/or termination of this Agreement (including, without limitation, the covenants set forth in Sections 5.7, 5.8, 5.9, 5.10, 5.12, 5.13, 5.14, 5.15, 5.17, 5.18, 5.19, 5.21,
5.22, 5.23, 7, 8, 9, 11 and 12 and related definitions), shall terminate with respect to a Seller, at the Closing in which such Seller participates, and with respect to the Buyer, at the last Subsequent Closing, or the termination of this Agreement pursuant to Section 10.

     9.2. EFFECT OF CLOSING. Except as otherwise provided elsewhere in this Agreement, or as otherwise agreed by the Parties, upon the Initial Closing or any Subsequent Closing, as the case may be, any condition in favor of either the Buyer, the Required Sellers or the Remaining Sellers, as the case may be (each a "Closing Party" and collectively the "Closing Parties") that has not been satisfied, or any representation, warranty or covenant that has been breached or left unsatisfied by any Closing Party, or, to the extent applicable, by NAESCO will be deemed waived by the Closing Parties as of such Closing Date (but only with respect to those Closing Parties and such Closing Date and not to any other Closing Parties or any Subsequent Closing, except conditions that are deemed waived by the Closing Parties as of the Initial Closing Date in which case such waiver shall be effective at each Subsequent Closing), and each Closing Party will be deemed to fully release and forever discharge the other Closing Parties on account of any and all claims, Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments,

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Taxes, losses, fines, penalties, damages, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, complaint, demand, cause of action, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter, known or unknown (collectively, the "Losses"), with respect to the same. Except as provided in Sections 9.3 and 9.4, nothing in this Section 9.2 shall affect or cause to be waived those matters specifically stated to survive or to occur after such Closing Date pursuant to this Agreement.

     9.3. INDEMNITY BY SELLERS. Subject to the last paragraph of this Section 9.3, each Seller, on and after such Seller's respective Closing Date, hereby severally agrees to indemnify, defend and hold harmless the Buyer, its Affiliates and any of their officers, directors and employees, agents and representatives ("Buyer Indemnified Parties") against and in respect of their respective Losses; PROVIDED that such Losses result or arise from:

          (a) except as provided below in clauses (f) and (g), the untruth, inaccuracy or incompleteness of any representation or warranty of such Seller and/or of NAESCO contained in this Agreement or the Schedules hereto or in any document, writing, certificate or data delivered by such Seller under this Agreement; PROVIDED, AND ONLY TO THE EXTENT, that Buyer's Loss therefrom exceeds $1,000,000;

          (b) Liabilities of such Seller (whether known or unknown) other than Assumed Liabilities, including, but not limited to, Excluded Liabilities;

          (c) any Third Party Claim against the Buyer Indemnified Parties based on or relating to such Seller's ownership, operation or use of the Acquired Assets prior to the Initial Closing Date or any Subsequent Closing Date, as the case may be, that is not an Assumed Liability;

          (d) the Excluded Assets;

          (e) any breach by such Seller of any covenant, agreement or obligation of the Sellers contained in this Agreement or any certificate required to be delivered by such Seller pursuant to this Agreement;

          (f) any intentional misrepresentation or fraudulent breach of any representation or warranty of such Seller or NAESCO contained in this Agreement or the Schedules hereto; provided that the indemnity obligations resulting or arising from this clause (f) shall not be subject to the following limitations: (i) the $1,000,000 threshold in clause (a), (ii) the cap on Liability set forth in Section 9.5 or (iii) the survival period set forth in Section 9.1; or

          (g) the untruth, inaccuracy or incompleteness of any representation or warranty contained in Sections 3.7(a) and (b) and 3.13(e); provided that the indemnity obligations in this clause (g) shall not be subject to the following limitations: (i) the $1,000,000 threshold in clause (a) to the extent such threshold would otherwise applied to the representations in Sections 3.7(a), 3.7(b) or 3.13(e), (ii) the cap on Liability set forth in
     Section 9.5 or (iii) the survival period set forth in Section 9.1.

          The indemnification obligations of the Sellers arising out of this
     Section 9.3 shall be several and not joint or joint and several and shall be limited to each Seller's Proportionate Ownership of any Loss, and no Seller shall have any obligation under this Section 9.3 until such Seller has transferred its Ownership Share to the Buyer; PROVIDED, however, that subject to the proviso set forth in Sections 9.3(a) and to Section 9.5, each Seller alone shall be liable to the Buyer Indemnified Party for the full amount of any Loss arising from any matter involving such Seller only and no Seller shall under any circumstances be liable to the Buyer for any matter involving one or more, but less than all, Sellers other than such Seller.

     9.4. INDEMNITY BY BUYER. The Buyer hereby agrees to indemnify, defend and hold harmless each of the Sellers and their respective Affiliates and any of their respective officers, directors and employees, agents and

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representatives ("Seller Indemnified Parties") against and in respect of all
Losses; PROVIDED that such Losses result or arise from:

          (a) the untruth, inaccuracy or incompleteness of any representation or warranty of the Buyer contained in this Agreement or the Schedules hereto or in any document, writing, certificate or data delivered by the Buyer under this Agreement; PROVIDED, AND ONLY TO THE EXTENT, that Sellers' Loss therefrom exceeds $1,000,000;

          (b) any Third Party Claim against the Seller Indemnified Parties based on or relating to the Buyer's ownership, operation or use of the Acquired Assets on and after the Initial Closing Date and any Subsequent Closing Date, as the case may be, that is not an Excluded Liability;

          (c) any Third Party Claim arising out of, or related to the contracts, warranties or guaranties, or any other agreements that have been properly transferred or assigned to the Buyer by any Seller, except to the extent the Third Party Claim arises from a breach of the contract or agreement by such Seller prior to the Initial Closing Date or the Subsequent Closing Date on which such Seller transferred its Ownership Share, as the case may be;

          (d) the Assumed Liabilities, including without limitation Third Party Claims arising out of the Assumed Liabilities;

          (e) any breach by the Buyer of any covenant, agreement or obligation of the Buyer contained in this Agreement or any certificate required to be delivered by the Buyer pursuant to this Agreement; or

          (f) any intentional misrepresentation or fraudulent breach of representation or warranty inducing the Seller to proceed to a Closing Date and causing any Seller Indemnified Party to suffer Losses.

     9.5. EXCLUSIVE AND LIMITED REMEDIES. From and after the Initial Closing Date, the remedies set forth in this Section 9 and in Section 11.19 shall constitute the sole and exclusive remedy for any and all claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings relating to this Agreement and are in lieu of any and all other rights and remedies which the Sellers or the Buyer may have under this Agreement or otherwise for monetary relief with respect to any breach or failure to perform or with respect to the Assumed Liabilities or Excluded Liabilities. Each Party waives any provision of Law to the extent that it would limit or restrict the agreements contained in this Section 9. Nothing herein shall prevent the Buyer or the Sellers from terminating this Agreement in accordance with Section 10. The maximum aggregate exposure for indemnity by the Buyer for any and all claims of breach of express warranties or representations hereunder and indemnification of claims relating thereto shall be $20,000,000; provided, however, that in the event such breach of representation or warranty arises under Section 9.4(f), such limitation shall not apply. The maximum aggregate exposure for indemnity by all Sellers together for any and all claims of breach of express warranties or representations hereunder and indemnification of claims relating thereto shall be $20,000,000; provided, however, that in the event such breach of representation or warranty arises under Sections 9.3(f) or 9.3(g), such limitation shall not apply. This maximum exposure amount shall apply to claims against Buyer or the Sellers, as the case may be, in the aggregate, with each Seller being responsible only for that portion of such total that is equal to its Proportionate Ownership. No Seller shall in any event be liable hereunder for an amount in excess of the net proceeds of the sale of the Acquired Assets received by such Seller. No Party shall be entitled to recover lost profits, consequential, indirect, punitive or exemplary damages in regard to any claim against the other Party.

     9.6.  NOTICE; DEFENSE OF CLAIMS.

     (a) The Party which is entitled to indemnification hereunder (for purposes of this Section 9.6, the "Indemnified Party") may make claims for indemnification hereunder by giving written notice thereof to the Party required to indemnify (for purposes of this Section 9.6, the "Indemnifying Party") prior to the time of expiration set forth in Section 9.1 for claims based on the untruth, inaccuracy or incompleteness of any representation or warranty specified therein or within six (6) months after the relevant Closing Date for any other claims (other than claims relating to the Assumed Liabilities, the Excluded Liabilities, the Excluded Assets, Third Party Claims referred to in Sections 9.3(c), 9.4(b), 9.4(c) or 9.4(d), or claims under

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Sections 9.3(f), 9.3(g) or 9.4(f), which claims may be asserted until the applicable statute of limitations for such claims expires) or such claim will be forever barred. If indemnification is sought for a claim or liability asserted by a Third Party, the Indemnified Party shall also give written notice thereof to the Indemnifying Party promptly after it receives notice of the claim or liability being asserted, but the failure to do so, or any delay in doing so, shall not relieve the Indemnifying Party from any liability, unless, and then only to the extent that, the rights and remedies of the Indemnifying Party are prejudiced as a result of the failure to give, or delay in giving, such notice; provided, however, that in any event such notice must be given within the relevant period specified or referred to in the preceding sentence. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a Third Party. Within thirty (30) days after receiving such notice, the Indemnifying Party shall give written notice to the Indemnified Party stating whether it disputes the claim for indemnification and whether it will defend against any Third Party Claim or liability at its own cost and expense. If the Indemnifying Party fails to give notice to the Indemnified Party that it disputes an indemnification claim within thirty (30) days after receipt of notice thereof it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable.

     (b) The Indemnifying Party shall be entitled to direct the defense against a Third Party claim or litigation with counsel selected by it (subject to the consent of the Indemnified Party, which consent shall not be unreasonably withheld), as long as the Indemnifying Party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the obligations of the Indemnifying Party hereunder as to such Third Party claim or litigation shall include taking all steps reasonably necessary in the defense, settlement, or compromise of such claim or litigation and holding the Indemnified Party harmless from and against any and all Losses caused by or arising out of any settlement or compromise approved by the Indemnifying Party or any judgment in connection with such claim or litigation. The Indemnifying Party shall not, in the defense of such Third Party claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), or enter into any settlement or compromise (except with the written consent of the Indemnified Party, which consent shall not be unreasonably withheld) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a full release from all liability in respect of such claim or litigation and which does not contain any other term or provision materially adverse to the Indemnified Party. The Indemnified Party shall at all times have the right to fully participate in the defense of a Third Party claim or liability at its own expense directly or through counsel; PROVIDED, HOWEVER, that if the named parties to the action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party is advised by counsel that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the Indemnified Party may engage one separate counsel at the expense of the Indemnifying Party.

     (c) If the Indemnifying Party does not give notice of its intent to dispute and defend a Third Party claim or liability or litigation resulting therefrom within thirty (30) days after receipt of notice from the Indemnified Party, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnifying Party, the Indemnified Party shall have the right, at the expense of the Indemnifying Party, to undertake the defense of such claim or liability in such manner as it deems appropriate (with counsel selected by the Indemnified Party and reasonably acceptable to the Indemnifying Party), and to compromise or settle such claim or litigation on such terms as it may deem appropriate, exercising reasonable business judgment.

     (d) The Indemnifying Party shall promptly reimburse the Indemnified Party for all Losses incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from, arising out of, or incurred with respect to, the act of a Third Party.

     (e) The Indemnified Party shall make available such information and assistance in connection with the defense by the Indemnifying Party, as the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense at the expense of the Indemnifying Party.

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     (f) The expiration or termination of any representation or warranty shall not affect the Parties' obligations under this Section 9 if the Indemnified Party provided the Indemnifying Party with proper notice of the claim or event for which indemnification is sought prior to such expiration, termination or extinguishment.

     9.7.  NET OF TAXES AND INSURANCE.  Any calculation of a Loss under this
Section 9 shall, in each case, give full effect to (a) any and all income Tax benefits and costs to the Indemnified Party in respect of the Loss to the extent realized by the Indemnified Party, but such amounts shall be increased to give effect to income Taxes attributable to the receipt of any indemnification payments hereunder, to the extent applicable, and (b) any and all insurance or other proceeds received by the Indemnified Party in respect of the Loss. Any Party seeking indemnity hereunder shall use Commercially Reasonable Efforts to seek coverage for both costs of defense and indemnity under applicable insurance policies.

     9.8. RELEASE. Except as provided in Section 9.3, the Buyer hereby releases, holds harmless and forever discharges the Sellers from any and all claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings of any kind or character whether known or unknown, hidden or concealed resulting from or arising from any Environmental Liability, except for the Environmental Liabilities retained by the Sellers pursuant to Section 2.4. The Buyer hereby waives any and all rights and benefits that it now has, or in the future may have conferred upon it with respect to any Environmental Claim it may have as contemplated by the preceding sentence by virtue of any statute or common law principle which provides that a general release does not extend to claims which a Party does not know or suspect to exist in its favor at the time of such release, which if known, would have materially affected such Party's settlement with the other Party. In this connection, the Buyer hereby acknowledges that factual matters now unknown to it may have given or may hereafter give rise to claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings that are presently unknown, unanticipated and unsuspected, and it further agrees that this Section 9.8 has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the Sellers as set forth in the first sentence of this Section 9.8.

     9.9. NO RECOURSE. To the extent the transfer, conveyance, assignment and delivery of the Acquired Assets to the Buyer as provided in this Agreement is accomplished by deeds, assignments, easements, leases, licenses, bills of sale, or other instruments of transfer and conveyance, whether executed on the Initial Closing Date or any Subsequent Closing Date, as the case may be, or thereafter, such instruments are made without representation or warranty by, or recourse against, the Sellers, except as expressly provided in this Agreement or in any such instrument.

     10.  TERMINATION.

     10.1. TERMINATION OF AGREEMENT. The Buyer and the Sellers may terminate this Agreement as provided below:

          (a) The Buyer and the Sellers holding Ownership Shares representing at least fifty-one percent (51%) of the aggregate ownership interests of all the Participants in the Facility, for themselves and on behalf of the other Sellers, may terminate this Agreement by mutual written consent at any time prior to the Initial Closing Date.

          (b) The Buyer and any Remaining Seller may terminate this Agreement only with respect to such Remaining Seller by mutual written consent at any time during the period following the Initial Closing and prior to a Subsequent Closing with respect to such Remaining Seller.

          (c) The Buyer may terminate this Agreement by giving written notice to the Seller Representatives at any time prior to the Initial Closing Date or any Subsequent Closing Date, as the case may be, if any of the following has occurred:

             (i) (A) prior to the Initial Closing, any Seller or NAESCO has breached any representation or warranty in Section 3 (other than Section 3.10) or any Seller has breached any covenant in Section 5 in any material respect or (B) after the Initial Closing and prior to the relevant Subsequent Closing any Remaining Seller has breached any representation or warranty in Sec-

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        tions 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7(b), 3.7(c), 3.8, 3.9, 3.12 or
        3.13(e), and the Buyer has notified such Seller of the breach, and the breach has continued without cure for a period of sixty (60) days after the notice of breach; PROVIDED, however, that the Buyer shall not have the right to terminate this Agreement pursuant to this clause (i) if such breach can be cured within an additional reasonable time period, in which case such Seller shall have, within such sixty (60) day period, commenced and diligently continued in good faith actions to cure such breach within a reasonable time period, which period shall in no event
        (A) in the case of the Required Sellers, exceed twelve (12) months from the Effective Date, or (B) in the case of the Remaining Sellers, exceed fifteen (15) months from the Effective Date; and provided further that any such termination on account of a breach by a Remaining Seller shall be effective as against such Remaining Seller only;

             (ii) (A) in the case of the Initial Closing, the Initial Closing shall not have occurred on or before a date which is eight (8) months from the Effective Date, which date shall be extended to a date which is twelve (12) months from the Effective Date, only if the Initial Closing shall not have occurred due to failure of any condition precedent under
        Section 6.1, unless such condition precedent cannot reasonably be expected to be satisfied within such additional period, or (B) in the case of any Subsequent Closing, such Subsequent Closing shall not have occurred on or before a date which is nine (9) months from the Effective Date, which date shall be extended to a date which is no more than fifteen (15) months from the Effective Date, only if such Subsequent Closing shall not have occurred due to failure of any condition precedent under Section 6.1, unless such condition precedent cannot reasonably be expected to be satisfied within such additional period; provided, however, that the Buyer shall not have the right to terminate this Agreement pursuant to this clause (ii) if such failure results primarily from the breach by the Buyer of any representation, warranty or covenant contained in this Agreement;

             (iii) any Buyer Regulatory Approvals shall have been Finally denied, or appear reasonably likely to be denied, or shall have been granted, or appear reasonably likely to be granted, subject to terms or conditions that would be likely to have a Plant Material Adverse Effect, and all appeals of such action shall have been taken and have been unsuccessful;

             (iv) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated hereby, which order, judgment or decree shall have become Final;

             (v) any statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority having jurisdiction which, directly or indirectly, prohibits the consummation of any of the transactions contemplated hereby; or

             (vi) (A) any Seller has within the then-previous fifteen (15) days given the Buyer any notice pursuant to Section 5.5(a); (B) the Buyer has notified the Seller Representatives of its intent to terminate pursuant to this Section 10.1(c)(vi); and (C) the matter that is the subject of such notice continues to exist for a period of 30 days after such notice by the Buyer without such Seller having commenced and diligently continued in good faith actions to cure such matter within a reasonable time; provided, however, that any such termination with respect to a Remaining Seller shall be effective as against such Remaining Seller only.

          (d) Sellers holding at least 80% of the Ownership Shares for themselves and on behalf of the other Sellers, may terminate this Agreement by giving written notice to the Buyer at any time prior to the Initial Closing if any of the following has occurred:


             (i) the Buyer has breached any representation, warranty, or covenant contained in this Agreement (except for a breach of Section
        5.19 as specifically provided in clause (ii) of this Section 10.1(d)) in any material respect, and any Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of sixty
        (60) days after the notice of breach; PROVIDED, HOWEVER, that the Sellers shall not have the right to terminate this Agreement


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        pursuant to this clause (i) if the Buyer shall have, within such sixty
        (60)-day period, commenced and diligently continued in good faith actions to cure such breach within a reasonable time which period shall in no event exceed twelve (12) months from the Effective Date;

             (ii) the Buyer has breached Section 5.19 and the breach has continued without cure for a period of five (5) days, except that any Seller shall have the right to immediately terminate this Agreement pursuant to this clause (ii) if the credit rating of the long-term unsecured debt obligations of the Acceptable Guarantor has been downgraded two or more levels since the Effective Date;

             (iii) the Initial Closing shall not have occurred on or before a date which is eight (8) months from the Effective Date, which date shall be extended to a date which is twelve (12) months from the Effective Date if such Closing shall not have occurred due to failure of any condition precedent under Section 6.2, unless such condition precedent cannot reasonably be expected to be satisfied within such additional period; PROVIDED, HOWEVER, that the Sellers shall not have the right to terminate this Agreement pursuant to this clause (ii) if such failure results primarily from the breach by any Seller of any representation, warranty or covenant contained in this Agreement;

             (iv) any Seller Regulatory Approvals shall have been Finally denied, or appear reasonably likely to be denied, or shall have been granted, or appear reasonably likely to be granted, subject to terms or conditions that in the reasonable determination of Sellers holding at least 80% of the Ownership Shares would be likely to have a Material Adverse Effect on the Sellers;

             (v) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated hereby, which order, judgment or decree shall have become Final;

             (vi) any statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority having jurisdiction which, directly or indirectly, prohibits the consummation of any of the transactions contemplated hereby; or

             (vii) (A) the Buyer has within the then-previous fifteen (15) days given the Seller Representatives any notice pursuant to Section 5.5(b);
        (B) the Seller Representatives, for themselves and on behalf of the other Sellers, have notified the Buyer of their intent to terminate pursuant to this Section 10.1(d)(vii); and (C) the matter that is the subject of such notice continues to exist for a period of thirty (30) days after such notice by the Seller Representatives without the Buyer having commenced and diligently continued in good faith actions to cure such matter within a reasonable time.

          (e) after the Initial Closing, any Remaining Seller may terminate this Agreement only as to such Remaining Seller by giving written notice to the Buyer at any time following the Initial Closing and prior to any Subsequent Closing if any of the following has occurred:

             (i) the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, and any Remaining Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of sixty (60) days after the notice of breach; PROVIDED, HOWEVER, that the Remaining Sellers shall not have the right to terminate this Agreement pursuant to this clause
        (i) if the Buyer shall have, within such sixty (60)-day period, commenced and diligently continued in good faith actions to cure such breach within a reasonable time which period shall in no event exceed twelve (12) months from the Effective Date;

             (ii) such Subsequent Closing shall not have occurred on or before a date which is nine (9) months from the Effective Date, which date shall be extended to a date which is fifteen (15) months from the Effective Date if such Subsequent Closing shall not have occurred due to failure of any condition precedent under Section 6.2, unless such condition precedent cannot reasonably be expected to be satisfied within such additional period; PROVIDED, HOWEVER, that the Remaining Sellers shall not have the right to terminate this Agreement pursuant to this

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        clause (ii) if such failure results primarily from the breach by any
        Remaining Seller of any representation, warranty or covenant contained in this Agreement;

             (iii) any Seller Regulatory Approvals shall have been Finally denied, or appear reasonably likely to be denied, or shall have been granted, or appear reasonably likely to be granted, subject to terms or conditions that in the reasonable determination of the Remaining Sellers would be likely to have a Material Adverse Effect on the Remaining Sellers;

             (iv) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated hereby, which order, judgment or decree shall have become Final;

             (v) any statute, rule or regulation shall have been enacted or promulgated by any Governmental Authority which, directly or indirectly, prohibits the consummation of any of the transactions contemplated hereby; or

             (vi) (A) the Buyer has within the then-previous fifteen (15) days given the Remaining Sellers any notice pursuant to Section 5.5(b); (B) such Remaining Seller has notified the Buyer of its intent to terminate pursuant to this Section 10.1(e)(vi), and (C) the matter that is the subject of such notice continues to exist for a period of thirty (30) days after such notice by such Remaining Seller without the Buyer having commenced and diligently continued in good faith actions to cure such matter within a reasonable time.

          (f) Any Seller may terminate this Agreement only as to such Seller by giving written notice to the Buyer and the Seller Representatives if the Initial Closing shall not have occurred on or before a date which is eight
     (8) months from the Effective Date, which date shall be extended to a date which is twelve (12) months from the Effective Date if the Initial Closing shall not have occurred due to failure of any condition precedent under
     Section 6.2, unless such condition precedent cannot reasonably be expected to be satisfied within such additional period; provided, however, that no Seller shall have the right to terminate this Agreement pursuant to this
     Section 10.1(f) if such failure results primarily from the breach by such Seller of any representation, warranty or covenant contained in this Agreement; and provided further that if Sellers owning Ownership Shares representing more than fifty-one percent (51%) of the aggregate ownership interests of all of the Participants in the Facility terminate this Agreement pursuant to this Section 10.1(f), the Buyer may terminate this Agreement as to all other Sellers and the Buyer by delivering written notice of such termination to the Seller Representatives within 30 days after the termination by a Seller pursuant to this Section 10.1(f) that causes the Ownership Shares to be held by all Sellers who have terminated pursuant to this Section 10.1(f) to exceed 51%.

          (g) It is expressly understood and agreed that in the event the Initial Closing has not occurred by the dates set forth in Sections 10.1(c)(ii) and 10.1(d)(iii), without regard to any extensions relating to Buyer Regulatory Approvals or Seller Regulatory Approvals as set forth therein, the Parties reserve the right to renegotiate any provisions of this Agreement which may be materially affected by such passage of time.

          This Agreement will terminate as to any Seller specified on SCHEDULE 3.5(IV) upon the consummation of a transfer by such Seller of its Ownership Share to one of the Participants (other than a Seller) pursuant to Section
     23.1 of the Joint Ownership Agreement.

     10.2. EFFECT OF TERMINATION. If either Party terminates this Agreement pursuant to Section 10.1, all rights and obligations of the Sellers whose Closing has not occurred and the Buyer (with respect to such Sellers) shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach and except as provided in Section 9.1 and
Section 7). In view of the expenses incurred and opportunities foregone by the Buyer in connection with the negotiation and execution of this Agreement, if this Agreement is terminated as permitted under Section 10.1(c)(i) due to the existence of circumstances that cause the closing condition in Section 6.1(e)(ii) to not be satisfied as specified therein, each Seller shall immediately pay to the Buyer a termination fee equal to such Seller's Proportionate Ownership of $20,000,000 in cash. No obligations of any Seller under this Agreement shall be terminated until such payment is received
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by the Buyer. The termination fee specified in this Section 10.2 represents liquidated damages for the consequences of the specified circumstances and is not a penalty. The Parties acknowledge that the actual damages that would be suffered by the Buyer as a result of such a breach would be extremely difficult to calculate with precision.

     11.  MISCELLANEOUS.

     11.1. PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue or make, or allow to be issued or made, any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable Law, or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party, to the extent possible, shall provide the other Parties with the opportunity to review in advance the disclosure).

     11.2. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Third Party.

     11.3. APPOINTMENT OF SELLER REPRESENTATIVES AS AGENT FOR SELLERS. The Sellers hereby appoint the Seller Representatives to act as the agent of the Sellers for purposes of performing those certain actions and complying with those covenants and agreements expressly specified herein and in the Related Agreements to be performed by the Seller Representatives (collectively, "Seller Representative Actions"). It is expressly agreed and acknowledged that the Seller Representatives act as agent of the Sellers for such purposes, and that in performing the Seller Representative Actions the Seller Representatives shall not, and shall have no authority to, take any action that would (i) create or increase any commitment, obligation or liability of any Seller, (ii) decrease or adversely affect the rights of, or benefits to be received by, any Seller hereunder (including amounts to be received hereunder), (iii) constitute an amendment or waiver of any provision of this Agreement or any Related Agreement, or (iv) not be permitted under the Managing Agent Operating Agreement or Joint Ownership Agreement. Any and all actions taken by the Seller Representatives, or any agreement or covenant entered into by the Seller Representatives in accordance with this Agreement shall be binding upon all the Sellers, and the Buyer may rely upon any such action, agreement or covenant of the Seller Representatives as the act, agreement or covenant of the Sellers.

     Each of the Sellers hereby severally agrees to indemnify, defend and hold harmless the Seller Representatives (acting in such capacity), their Affiliates and any of their officers, directors and employees, agents and representatives against and in respect of all Losses resulting from the Seller Representative Actions, and none of the Seller Representatives shall have any liability to any of the other Sellers for any Losses, whether in contract, tort, negligence, strict liability or otherwise, for the performance or non-performance in good faith of any Seller Representatives Actions; PROVIDED that:

          (a) the Seller Representatives shall be liable, and shall not be indemnified by the Sellers, for any Losses caused by the willful misconduct or gross negligence of the Seller Representatives;

          (b) the Sellers shall cooperate in all matters covered by this indemnity and shall provide such support and assistance in matters pertaining to the Seller Representatives' performance of and compliance with those actions, covenants and agreements specified herein and in the Related Agreements, as the Seller Representatives shall reasonably request from time to time; and

          (c) the indemnification obligations of the Sellers under this Section
     11.3 shall be several and not joint or joint and several and shall be limited to each Seller's Proportionate Ownership of any Loss.

     11.4. NO JOINT VENTURE. Nothing in this Agreement creates or is intended to create an association, trust, partnership, joint venture or other entity or similar legal relationship among the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to the Parties. Except as expressly provided herein, none of the Parties is or shall act as or be the agent or representative of any of the other Parties.

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     11.5.  TIME OF THE ESSENCE.  Time is of the essence of this Agreement.

     11.6. ENTIRE AGREEMENT. This Agreement, including the Related Agreements and any other documents incorporated by reference herein, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof. All conflicts or inconsistencies between the terms hereof and the terms of any of the Related Agreements, if any, shall be resolved in favor of this Agreement.

     11.7. SUCCESSION AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, including by operation of law, without the prior written consent of the other Parties, such consent not to be unreasonably withheld or delayed, nor is this Agreement intended to confer upon any other Person except the Parties any rights, interests, benefits, obligations or remedies hereunder. Any assignment in contravention of the foregoing sentence shall be null and void and without legal effect on the rights and obligations of the Parties hereunder. No provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of any Seller or NAESCO (including any beneficiary or dependent thereof) in respect of continued employment or resumed employment, and no provision of this Agreement shall create any rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement.

     Notwithstanding the foregoing, but subject to all applicable Laws, (i) the Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of (absolutely or as security) its rights and interests hereunder to a trustee, lending institutions or other party for the purposes of leasing, financing or refinancing the Acquired Assets, and (ii) the Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of (absolutely or as security) its rights and interests hereunder to an Affiliate of the Buyer so long as such Affiliate makes the representations and warranties set forth in Section 4 to the same extent as the Buyer and provides Acceptable Guaranty to the Sellers; PROVIDED, HOWEVER, in each case that no such assignment shall relieve or discharge the assigning Party from any of its obligations hereunder or shall be made if it would reasonably be expected to prevent or materially impede, interfere with or delay the transactions contemplated by this Agreement or materially increase the cost of the transactions contemplated by this Agreement. Each Party agrees, at the assigning Party's expense, to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, pledge or other disposition of rights and interests hereunder so long as the nonassigning Party's rights under this Agreement are not thereby materially altered, amended, diminished or otherwise impaired. Notwithstanding the foregoing, in no event shall the rights or obligations acquired hereunder by the Buyer or the Sellers be conveyed to any Third Party, directly or indirectly, pursuant to the exercise of a right of first refusal under the Joint Ownership Agreement.

     11.8. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.9. HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.10.  NOTICES.

     (a) All notices, requests, demands, consents, authorizations, claims, and other communications hereunder must be in writing. Any notice, request, demand, claim, or other communication (a "Communication") hereunder shall be deemed duly given (i) one (1) Business Day following the date sent when sent by overnight delivery and (ii) five (5) Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     IF TO SELLER:

     FOR NEP:

     Terry L. Schwennesen
     Vice President, Generation Investments
     25 Research Drive
     Westborough, MA 01582

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     Copy to:

     Hemmie Chang
     Ropes & Gray
     One International Place
     Boston, MA 02110

     FOR NHEC:

     Stephen E. Kaminski
     V.P. Power Resources, Access and Pricing
     New Hampshire Electric Cooperative, Inc.
     579 Tenney Mountain Highway
     Plymouth, NH 03264

     Copy to:

     Mark W. Dean, General Counsel
     Devine, Millimet and Branch
     49 North Main Street
     Concord, NH 03301

     FOR GBP/LBP:

     Frank W. Getman Jr., President
     BayCorp Holdings, Ltd.
     51 Dow Highway, Suite 7
     Eliot, ME 03903

     Copy to:

     Richard A. Samuels
     McLane, Graf, Raulerson & Middleton, Professional Association 900 Elm Street, Box 326
     Manchester, NH 03105-0326

     FOR CANAL:

     Douglas S. Horan
     Senior Vice President and General Counsel
     NSTAR Electric and Gas Corporation
     800 Boylston Street/P1700
     Boston, MA 02199

     Copy to:

     Timothy Cronin, Esq.
     NSTAR Electric and Gas Corporation
     800 Boylston Street/P1700
     Boston, MA 02199

     FOR NAEC, CL&P AND NAESCO:

     Jack B. Keane
     Vice President -- Administration
     Northeast Utilities Service Company
     107 Selden Street
     Berlin, CT 06037

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     Copy to:

     William J. Quinlan
     Deputy General Counsel
     Northeast Utilities Service Company
     107 Selden Street
     Berlin, CT 06037

     FOR THE UNITED ILLUMINATING COMPANY:

     Nathaniel D. Woodson
     Chairman and Chief Executive Officer
     The United Illuminating Company
     157 Church Street
     New Haven, CT 06506

     Copy to:

     Cynthia Brodhead
     Wiggin & Dana
     One Century Tower
     P.O. Box 1832
     New Haven, CT 06508-1832

     IF TO THE BUYER:

     Edward F. Tancer
     FPL Energy Seabrook, LLC
     c/o FPL Energy, LLC
     700 Universe Boulevard
     Juno Beach, FL 33408
     Attention: Vice President and General Counsel

Any Party may send any Communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such Communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which Communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (b) The Seller Representatives shall (a) promptly furnish to the other Sellers a copy of any Communication received by the Seller Representatives from the Buyer or any Seller under this Agreement or any of the Related Agreements, shall notify each of the other Sellers, and provide each of the other Sellers with a summary, of any material oral communication from the Buyer or any Seller under this Agreement or any of the Related Agreements, and shall provide each Seller with such other information relating to this Agreement, the Related Agreements or the transactions contemplated hereby reasonably requested by any Seller; and (b) provide each of the other Sellers with reasonable periodic updates regarding the progress toward the satisfaction of the covenants and conditions set forth herein and in the Related Agreements and the consummation of the transactions contemplated hereby and by the Related Agreements.

     11.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of New Hampshire without giving effect to any choice or conflict of law provision or rule (whether of New Hampshire or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than New Hampshire.

     11.12. CHANGE IN LAW. If and to the extent that any Laws or regulations that govern any aspect of this Agreement shall change, so as to make any aspect of this transaction unlawful, then the Parties agree to make such modifications to this Agreement as may be reasonably necessary for this Agreement to accommodate any
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such legal or regulatory changes, without materially changing the overall benefits or consideration expected hereunder by either party.

     11.13. CONSENT TO JURISDICTION AND VENUE. Subject to and without limiting the dispute resolution procedure set forth in Section 12, each of the Sellers and the Buyer consent to the exclusive jurisdiction and venue of the federal court in Boston, Massachusetts for adjudication of any suit, claim, action or other proceeding at law or in equity relating to this Agreement, or to any transaction contemplated hereby. Each of the Sellers and the Buyer accepts, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid court and waive any objection as to venue, and any defense of forum non conveniens.

     11.14. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.15. SEVERABILITY. Any term or provision of this Agreement that is held invalid or unenforceable in any situation shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation; PROVIDED, HOWEVER, that the remaining terms and provisions of this Agreement may be enforced only to the extent that such enforcement in the absence of any invalid terms and provisions would not result in (a) deprivation of a Party of a material aspect of its original bargain upon execution of this Agreement or any Related Agreement, (b) unjust enrichment of a Party, or (c) any other manifestly unfair or inequitable result.

     11.16. EXPENSES. Except as otherwise expressly provided herein, each of the Sellers and the Buyer will each bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     11.17. CONSTRUCTION. Ambiguities or uncertainties in the wording of this Agreement will not be construed for or against any Party, but will be construed in the manner that most accurately reflects the Parties' intent as of the Effective Date they executed this Agreement. The Parties acknowledge that they have been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement or any portion hereof.

     11.18. INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     11.19. SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

     11.20. DISPUTE NEGOTIATION. Prior to instituting any litigation or other dispute resolution as provided herein, the Parties will attempt in good faith to resolve any dispute or claim by referring any such matter, within ten (10) days of written notice of any such dispute or claim, to one of their respective executive officers for resolution. The executive officers of the relevant Parties shall attempt to resolve the dispute or claim within thirty (30) days.

     11.21. GOOD FAITH COVENANT. The Parties agree that their actions and dealings with each other shall be subject to an express covenant of good faith and fair dealing.

     11.22. SET-OFF. Notwithstanding any provisions hereof to the contrary, in the event a Party shall be delinquent in the payment of any sum due any other Parties under any note, this Agreement or any Related Agreement, in addition to and without waiving any other remedies hereunder, the Party to whom the
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obligation is owed shall be entitled to set off any sums due from the delinquent
Party under this Agreement or any Related Agreement, or any other obligations of the delinquent Party, in full or partial satisfaction of such sum due from the delinquent Party.

     11.23. BULK TRANSFER ACT. The Parties hereby waive compliance with the bulk sales act or comparable statutory provisions of each applicable jurisdiction.

     11.24. NO RECOURSE TO NAESCO. The Buyer's sole recourse for any claim that NAESCO has breached the representations and warranties made by NAESCO pursuant to Section 3, has incorrectly certified to any matter or has breached any other provision hereof shall be as against the Sellers, on a several basis, pursuant to and in accordance with the indemnification provided to the Buyer by the Sellers pursuant to Section 9.3 hereof, and no recourse shall be sought by the Buyer as against NAESCO for such breach. Moreover, each of the Sellers hereby acknowledge and agree that they shall seek no recourse against NAESCO for the making of said representations and warranties pursuant to Section 3 hereof, making any certifications or undertaking any other obligations under this Agreement and hereby waive any right of subrogation which they may otherwise have in connection therewith.

     11.25. BUYER OBLIGATIONS. Subject to Section 11.7, any obligations of the Buyer under this Agreement or the Related Agreements may be satisfied or performed by an Affiliate of the Buyer.

     12. DISPUTE RESOLUTION. Any dispute arising out of this Agreement or any of the Related Agreements, or the consummation of the transactions contemplated hereby or thereby involving a monetary claim of less than $3,000,000 or at the election of the parties, except as otherwise provided herein or therein, shall be submitted to binding dispute resolution in the following manner. Within ten
(10) days following receipt of a written request by one Party to the other, the Parties will each select one representative with the particular knowledge and expertise relevant to the technical, financial or other matter in dispute (the "Dispute Representative") to serve on a dispute resolution panel (the "Panel"). Each Party will notify the other in writing of its Dispute Representative within such ten (10) day period. Within ten (10) days following the selection of the Dispute Representatives, the Dispute Representatives shall mutually agree upon the selection of a third member of the Panel who shall also possess the particular knowledge and expertise relevant to the subject matter of the dispute. If the Dispute Representatives cannot agree on the selection of a third member of the Panel within ten (10) days after their selection, they will obtain a list of qualified individuals from mutually agreeable professional association or society and each in turn shall have the option of removing one name at a time from such list until an acceptable individual is selected as the third member of the Panel or until only one name remains (in which case the individual whose name remains shall be the third member of the Panel). Within fifteen (15) days after the selection of the third member of the Panel, the Parties will agree upon a process which is appropriate for the resolution of the dispute, including the presentation of live testimony or documentary evidence, as they deem appropriate, and shall further agree upon such other procedures, such as the presentation of summation papers or closing argument, as they deem appropriate. The Panel will render a binding decision no later than thirty (30) days following the selection of the third member of such Panel, unless the Parties agree upon an extension of such thirty (30)-day period. The decision of the Panel shall be final and binding on all Parties. All dispute resolution proceedings shall be held in Boston, Massachusetts. All documents, information and other evidence produced for or in connection with such proceeding shall be held in confidence by the Parties. Each Party shall bear the compensation and expenses of its chosen Dispute Representative, and the expenses of the third member of the Panel shall be borne equally by the Buyer, on the one hand, and the Sellers, on the other hand. Each Party shall bear the compensation and expenses of its legal counsel, witnesses and employees.

     13.  DEFINITIONS.

     "345 kV Substation" means those assets described on Schedule 2.1(y) and shown on the drawing referenced therein.

     "Acceptable Guarantor" means a Person with a rating of its long-term unsecured debt obligations of not less than Investment Grade.

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

     "Acceptable Guaranty" means a guaranty issued by an Acceptable Guarantor, substantially in the form of EXHIBIT H attached hereto.

     "Acquired Assets" has the meaning set forth in Section 2.1.

     "Acquired Assets Employee Records" means all personnel records maintained by or on behalf of the Sellers relating to the Acquired Assets Employees to the extent such files contain (a) names, addresses, dates of birth, job titles and descriptions; (b) starting dates of employment; (c) salary and benefits information; (d) resumes and job applications; (e) Occupational Safety and Health Administration reports (or the equivalent); (f) active medical restriction forms; (g) fitness for duty and disciplinary action information; and
(h) any other documents relating to Acquired Assets Employees.

     "Acquired Assets Employees" has the meaning set forth in Section 5.7(b).

     "Act of Bankruptcy" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Buyer under the Bankruptcy Code or other applicable bankruptcy, insolvency or similar Law, whether federal or state, as now or hereafter in effect.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

     "Agreement" has the meaning set forth in the preamble to this Agreement, together with Schedules and Exhibits hereto, as the same may be amended from time to time.

     "Agreement to Amend Transmission Support Agreement" means the Agreement to Amend Transmission Support Agreement in substantially the form attached hereto as EXHIBIT N.

     "ANI" means American Nuclear Insurers, or any successor thereto.

     "Announcement Date" means following the close of business on April 15, 2002.

     "Application" means all necessary or appropriate actions to request NRC approval in respect of a Transfer of License for a Facility, including a change in the operator of such Facility.

     "Asset Demarcation Agreement" means the Asset Demarcation Agreement between the Buyer and the Sellers, in substantially the form attached hereto as EXHIBIT C.

     "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement between the Buyer and the relevant party thereto, in substantially the form attached hereto as EXHIBIT D.

     "Assumed Liabilities" has the meaning set forth in Section 2.3.

     "Atomic Energy Act" means the Atomic Energy Act of 1954, as amended, 42 U.S.C. Section 2011 et seq., or any successor statute.

     "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor statute.

     "Bill of Sale" means the Bill of Sale, in substantially the form of EXHIBIT B attached hereto.

     "Bond Counsel" has the meaning set forth in Section 5.8(d)(ii).

     "Business Day" means any day other than a Saturday, Sunday or day on which banks are legally closed for business in New York, New York.

     "Business Plan" means "Seabrook Station Business Strategy, 2002-2005."

     "Buyer" has the meaning set forth in the preamble above.

     "Buyer Indemnified Parties" has the meaning set forth in Section 9.3.

     "Buyer Regulatory Approvals" means those approvals identified on SCHEDULE 6.1(C) attached hereto to be obtained by the Buyer as a condition to the Buyer's obligations under this Agreement.

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

     "Buyer's Decommissioning Fund" has the meaning set forth in Section 5.10(a)

     "Buyer's Plan" has the meaning set forth in Section 5.7(c).

     "Buyer's Nonqualified Decommissioning Fund" has the meaning set forth in
Section 5.10(a).

     "Buyer's Qualified Decommissioning Fund" has the meaning set forth in
Section 5.10(a).

     "Canal" has the meaning set forth in the preamble of this Agreement.

     "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP.

     "CL&P" has the meaning set forth in the preamble of this Agreement.

     "Closing" has the meaning set forth in Section 2.10.

     "Closing Date" has the meaning set forth in Section 2.10.

     "Closing Party" and "Closing Parties" have the meanings as set forth in
Section 9.2.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the applicable regulations promulgated thereunder.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collective Bargaining Agreements" has the meaning set forth in Section
3.16.

     "Commercially Reasonable Efforts" means efforts which are reasonably within the contemplation of the Parties at the Effective Date and which do not require the performing Party to expend any funds other than expenditures which are customary and reasonable in nature and amount in transactions of the kind and nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder or otherwise assist in the consummation of the transactions contemplated by this Agreement.

     "Communication" has the meaning set forth in Section 11.10.

     "Contested Proceeding" when used in connection with a Transfer of License, means a proceeding commenced by the issuance of a "notice of hearing" under 10 C.F.R. Section 2.104 or Section 2.105 Subsection (e)(2), as the case may be, or 10 C.F.R. Section 2.1308 or Section 2.1309.

     "Coordination Date" has the meaning set forth in Section 6.3(a).

     "Decommissioning" means to remove of the Facility from service and restore the Site, in accordance with applicable Laws, including (a) the dismantlement, decontamination, and/or safe storage of the Facility, in whole or in part, and any reduction or removal, whether before or after termination of the applicable NRC License, of radioactivity at the Site, and (b) all activities, necessary for the retirement, dismantlement, and decontamination of the Facility to comply with all applicable Nuclear Laws and Environmental Laws, including the applicable requirements of the Atomic Energy Act, the NRC's rules, regulations, orders and pronouncements thereunder, the NRC Licenses, any related decommissioning plan, all applicable requirements of New Hampshire Laws and regulations (including but not limited to RSA 162-F:15) and other applicable Laws. The parties understand and acknowledge that, as of the Effective Date, entombment is not considered to be an acceptable form of Decommissioning in New Hampshire.

     "Decommissioning Funds" means the Qualified Decommissioning Funds and the Nonqualified Decommissioning Funds.

     "Decommissioning Trust Agreement" means the Trust Agreement dated October 11, 1988 among New Hampshire Yankee Division of Public Service Company of New Hampshire, as agent, First NH Investment Services, Corp., as Trustee, and the Treasurer of the State of New Hampshire as modified, supplemented and amended through the Effective Date.

     "Decommissioning Trust Closing Amount" means the amount determined pursuant to Section 5.10(a).

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     "Decommissioning Trusts" means the irrevocable trusts created pursuant to the Decommissioning Trust Agreement, consisting of assets held in Qualified Decommissioning Funds and Nonqualified Decommissioning Funds.

     "Deeds" means the Deed for the NAEC Real Property substantially in the form of EXHIBIT A(I) attached hereto, and the Deed for the Jointly Owned Real Property substantially in the form of EXHIBIT A(II) attached hereto.

     "Deferral Date" has the meaning set forth in Section 6.3(a).

     "Disbursing Agent Agreement" means the Agreement for Seabrook Project Disbursing Agent, dated as of May 23, 1984, by and among the Participants and NAESCO, as amended and restated.

     "Disclosing Party" has the meaning set forth in the definition of "Proprietary Information."

     "Dispute Representative" has the meaning set forth in Section 12.

     "Disqualification Event" means any amendment to the Decommissioning Trust Agreements which, assuming that the Qualified Decommissioning Funds were not disqualified at the Closing Date, would disqualify such Qualified Decommissioning Funds under (a) Section 468A of the Code and the Regulations promulgated thereunder as in effect on the Closing Date; (b) any Final, temporary or proposed regulations published by the Department of Treasury; or
(c) any other written guidance published by the IRS.

     "Divestiture Site Manager" means that NAESCO employee who is the project manager for the Seabrook divestiture.

     "DOE" means the U.S. Department of Energy or any successor thereto.

     "DOE Standard Contract" means the Contract for Disposal of Spent Nuclear Fuel and/or High Level Radioactive Waste, No. DE-CR01-86RW00111, dated as of June 27, 1986, between the United States of America, represented by the United States Department of Energy, and the Sellers or their Affiliates.

     "Dollars" or "$" means lawful currency of the United States of America.

     "DPUC" means the State of Connecticut Department of Public Utility Control, or any successor commission, agency or officer.

     "Easement Agreement" means the agreement with respect to certain easements in the form of EXHIBIT M.

     "Effective Date" means the date on which this Agreement has been duly executed and validly delivered by the Parties.

     "Electing Required Seller" has the meaning set forth in Section 6.3(a).

     "Eligible Acquired Assets Employees" means an Acquired Assets Employee whose age is between 50 and 54 as of the Announcement Date, and whose age plus years of credited service as determined under the Plan as of such Announcement Date equals or exceeds 65.

     "Emergency Preparedness Agreements" has the meaning set forth in Section 2.1(n).

     "Emergency Preparedness Assets" has the meaning set forth in Section
2.1(n).

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan, (d) Employee Welfare Benefit Plan or material fringe benefit plan, program or arrangement or (e) profit sharing, bonus, stock option, stock purchase, equity, stock appreciation, deferred compensation, incentive, severance plan or other benefit plan.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3 Subsection (2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section
3 Subsection (1).
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     "Environment" means soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life (including fish and all other aquatic life) and any other environmental medium or natural resource.

     "Environmental Claim" means a claim by any Person based upon a breach of Environmental Law or an Environmental Liability alleging loss of life, injury to persons, property or business, damage to natural resources or trespass to property.

     "Environmental Clean-Up Site" means any location which is listed or formally proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any action, suit, proceeding, or investigation which has been disclosed in writing to any Seller for any alleged violation of any Environmental Laws.

     "Environmental Laws" means all applicable Laws and any binding administrative or judicial interpretations thereof relating to: (a) the regulation, protection and use of the Environment; (b) the conservation, management, development, control and/or use of land (including zoning Laws and ordinances), natural resources and wildlife; (c) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Substances; or (d) noise; and includes, without limitation, the following federal statutes (and their implementing regulations): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Solid Waste Disposal Act, as amended, 42 U.S.C. sec. 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended, 33 U.S.C. sec. 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. sec. 2601 et. seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. sec. 7401 et. seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. sec. 136 et. seq.; the Coastal Zone Management Act of 1972, as amended, 16 U.S.C. sec. 1451 et seq.; the Oil Pollution Act of 1990, as amended, 33 U.S.C. sec. 2701 et seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. sec. 401 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. sec. 1801 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. sec. 1531 et seq.; and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. sec. 300(f) et seq.; and all analogous or comparable state statutes and regulations; provided, however, that in no event shall "Environmental Laws" include any Nuclear Law.

     "Environmental Liabilities" means any Liability under or related to former or current Environmental Laws or the common law, whether such liability or obligation or responsibility is known or unknown, contingent or accrued, arising as a result of or in connection with (a) any violation or alleged violation of Environmental Laws, prior to, on or after the any Closing Date, with respect to the ownership, operation or use of the Acquired Assets; (b) loss of life, injury to persons, property or business or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before any Closing Date or arises or becomes manifest after any Closing Date), caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, above, adjacent to or migrating from the Acquired Assets prior to, on or after any Closing Date, including, but not limited to, Hazardous Substances contained in building materials at the Acquired Assets or in the atmosphere, soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or adjacent to the Acquired Assets; (c) the investigation and/or Remediation (whether or not such investigation or Remediation commenced before any Closing Date or commences after any Closing Date) of Hazardous Substances that are present or have been Released prior to, on or after any Closing Date at, on, in, under, above, adjacent to or migrating from the Acquired Assets, including, but not limited to, Hazardous Substances contained in building materials at the Acquired Assets or in the atmosphere, soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or adjacent to the Acquired Assets; (d) subject to the provisions of Section 5.14, compliance with applicable Environmental Laws prior to, on or after any Closing Date with respect to the ownership or operation or use of the Acquired Assets; (e) loss of life, injury to persons, property or business or damage to natural resources caused (or allegedly caused) by the offsite disposal, storage, transportation, discharge, Release or recycling, or the arrangement for such activities, of Hazardous Substances, prior to, on or after any Closing Date, in connection with the ownership or operation of the Acquired Assets; and (f) the investigation and/or remediation of
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Hazardous Substances that are disposed, stored, transported, discharged,
Released, recycled, or the arrangement of such activities, prior to, on or after any Closing Date, in connection with the ownership or operation of the Acquired Assets; provided, however, that in no event shall "Environmental Liabilities" include any Nuclear Liability.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Estimated Adjustment" has the meaning set forth in Section 2.6(d)(i).

     "Estimated Closing Statement" has the meaning set forth in Section
2.6(d)(i).

     "Estimated Facility Purchase Price Adjustment" has the meaning set forth in
Section 2.6(d)(i).

     "Estimated Fuel Purchase Price Adjustment" has the meaning as set forth in
Section 2.6(d)(i).

     "Estimated Unit 2 Purchase Price Adjustment" has the meaning set forth in
Section 2.6(d)(i).

     "Event of Loss" has the meaning set forth in Section 5.11.

     "Excluded Assets" has the meaning set forth in Section 2.2.

     "Excluded Liabilities" has the meaning set forth in Section 2.4.

     "Exhibits" means the exhibits to this Agreement.

     "Existing NDFC Order" has the meaning set forth in Section 5.10(a).

     "Facility" means all of the real and personal property (including the Acquired Assets) constituting the nuclear power plant known as Seabrook Station.

     "Facility Lease" means the Facility Lease, dated as of August 1, 1990, as supplemented between UI and the Owner Trustee, pursuant to which UI leases the Undivided Interest.

     "Facility Purchase Price" has the meaning set forth in Section 2.5(a).

     "Facility Purchase Price Adjustment" has the meaning set forth in Section 2.6(d)(ii).

     "FERC" means the Federal Energy Regulatory Commission, or its regulatory successor, as applicable.

     "Final" or "Finally," when applied to a decision, approval or act of any Governmental Authority, means that the decision, approval or act has occurred, purports to be the final resolution and has not been stayed by any Governmental Authority, and all periods, up to ninety (90) days, for appeal, rehearing or reconsideration within the Governmental Authority making such decision have expired.

     "Final Safety Analysis Report" or "FSAR" means the report, as updated, that is required for the Facility in accordance with the requirements of 10 C.F.R. sec. 50.71(e).

     "FIRPTA Affidavit" means the affidavit to be delivered by each Seller at the Closing at which it is transferring its Ownership Share in substantially the form of EXHIBIT G attached hereto.

     "Fuel Purchase Price" has the meaning set forth in Section 2.5(a).

     "Fuel Purchase Price Adjustment" has the meaning set forth in Section 2.6(d)(ii).

     "Funding Assurance" has the meaning set forth in RSA 162-F.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "GBP" has the meaning set forth in the preamble of this Agreement.

     "Good Utility Practices" means any of the practices, methods and acts engaged in or approved by a significant portion of the nuclear electric utility industry during the relevant time period, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Good Utility Practices are not

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intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the United States.

     "Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitral body or other governmental authority.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Hazardous Material" or "Hazardous Materials" means oil and hazardous materials or wastes, air emissions, hazardous or toxic substances, wastewater discharges and any chemical, material or substance or other emissions that may give rise to Liability under, or is listed or regulated under, applicable Environmental Laws as a "hazardous" or "toxic" substance or waste, or as a "contaminant," or is otherwise listed or regulated under applicable Environmental Laws because it poses a hazard to human health or the environment; provided, however that in any case "Hazardous Materials" shall not include any Nuclear Material, High Level Waste or Low Level Waste.

     "Hazardous Substance" means any Hazardous Material.

     "High Level Waste" means (a) Spent Nuclear Fuel, (b) the highly radioactive material resulting from the reprocessing of Spent Nuclear Fuel, including liquid wastes produced directly in reprocessing and any solid material derived from such liquid waste that contains fission products in sufficient concentrations or quantities that exceed NRC requirements for classifications as Low Level Waste, and (c) other highly radioactive material that the NRC, consistent with existing law, determines by rule requires permanent isolation.

     "Improvements" means all buildings, structures (including all fuel handling and storage facilities), machinery and equipment, fixtures, construction in progress, including all piping, cables and similar equipment forming part of the mechanical, electrical, plumbing or HVAC infrastructure of any building, structure or equipment, located on and affixed to the Site, or used in or for the operation of the Facility.

     "Income Tax" means any federal, state, local or foreign Tax (a) based upon, measured by or calculated with respect to net income, profits or receipts (including, without limitation, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including, without limitation, corporate franchise taxes) if one or more of the bases on which such Tax may be based, measured by or calculated with respect to, is described in clause (a), in each case together with any interest, penalties or additions to such Tax.

     "Indemnified Party" has the meaning set forth in Section 9.6(a).

     "Indemnifying Party" has the meaning set forth in Section 9.6(a).

     "Indenture" means the Indenture of Mortgage and Deed of Trust, dated as of August 1, 1990 among the Owner Trustee, and UI and The Bank of New York.

     "Independent Accounting Firm" means an independent accounting firm of national standing as is mutually appointed by the Buyer and the Sellers.

     "Independent Appraiser" has the meaning set forth in Section 2.8.

     "Initial Closing" has the meaning set forth in Section 6.3.

     "Initial Closing Date" has the meaning set forth in Section 2.10.

     "INPO" means Institute of Nuclear Power Operations.

     "Intellectual Property" means all trade secrets, copyrights, copyright applications, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, computer programs and other computer software, inventions, designs, samples, specifications, schematics, know-how, proprietary processes, domain names, websites, source and object code and other intellectual property rights.
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     "Intellectual Property Licenses" means those agreements related to Licensed
Intellectual Property.

     "Interconnection Agreement" means the Interconnection Agreement between the Buyer and PSNH relating to certain interconnection services to be performed by PSNH, substantially in the form of EXHIBIT E attached hereto.

     "Interim Period" means that period of time commencing on the Effective Date and ending on the Initial Closing Date.

     "Interim Services Agreement" means the Interim Services Agreement between Buyer and NUSCO, substantially in the form of Exhibit J attached hereto.

     "Inventory" or "Inventories" means all materials and supplies (designated as "Materials and Supplies" in books and records of NAESCO) including fuel inventories (excluding Nuclear Fuel or Spent Nuclear Fuel), materials, spare parts, consumable supplies and chemical and gas inventories located at the Site, in transit to the Site or identified in any Schedule to the extent owned or paid for, for use at the Site prior to the applicable Closing.

     "Inventory Deficit Amount" has the meaning set forth in Section 2.6(a).

     "Inventory Excess Amount" has the meaning set forth in Section 2.6(a).

     "Investment Grade" means one of the four highest generic rating categories assigned by S&P, Moody's or any other nationally recognized statistical rating organization.

     "IRS" means the Internal Revenue Service or any successor agency.

     "IRS Ruling Amount" has the meaning set forth in Section 3.8.

     "ISO-NE" means ISO New England Inc., or its successor.

     "Jointly Owned Real Property" has the meaning set forth in Section 2.1(a)(ii).

     "Joint Ownership Agreement" means the Agreement for Joint Ownership, Construction and Operation of the New Hampshire Nuclear Units, dated as of May 1, 1973, as supplemented and amended through the date hereof, among the Participants.

     "Knowledge" means the actual, current knowledge of a Party's board of directors, board of trustees, any of its statutory or non-statutory officers or managers charged with responsibility for the function, or any person who reports directly to such board or trustees, at the relevant time or, with respect to any certificate delivered pursuant to this Agreement, on the date of delivery of the certificate.

     "Law" or "Laws" means all laws, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, interpretations, constitution, ordinance, common law, or treaty, of any Governmental Authority.

     "LBP" has the meaning set forth in the preamble of this Agreement.

     "Leased Properties" means leasehold interests in certain real property identified as lessee interests on Schedule 2.1(e).

     "Leases" has the meaning set forth in Section 2.1(e).

     "Liability" or "Liabilities" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes. Without limiting the generality of the foregoing, in the case of the NRC Licenses "Liabilities" shall include NRC Commitments.

     "Licensed Intellectual Property" means the Intellectual Property set forth on SCHEDULE 2.1(X).

     "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, infringement of a third party patent, copyright, trade secret or other intellectual property right, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; PROVIDED, HOWEVER, that the term "Lien" shall not include any Permitted Encumbrances.

     "Local" means Local Union Number 55 of the Utility Workers of America.

     "Losses" has the meaning set forth in Section 9.2.

     "Low Level Waste" means radioactive material that (a) is not High Level Waste, Spent Nuclear Fuel, or byproduct material (as defined in the Atomic Energy Act) and (b) the NRC, consistent with existing law, classifies as low-level radioactive waste.

     "Major Loss" has the meaning set forth in Section 5.11(b).

     "Managing Agent Operating Agreement" means the Seabrook Project Managing Agent Operating Agreement, dated as of June 29, 1992, between NAESCO and the Participants, as supplemented and amended.

     "Material Contracts" has the meaning set forth in Section 2.1(g).

     "Material Adverse Effect" means, when used in connection with any person, any change, effect, event, occurrence or state of facts (i) that is, or would likely be, materially adverse to the business, assets, properties, financial condition, results of operations of such person and its subsidiaries taken as a whole or (ii) that prevents, or can reasonably be expected to prevent, such person from performing any of its material obligations under this Agreement or consummation of the transactions contemplated hereby; provided, however, that Material Adverse Effect shall not include any change (or changes taken together) generally affecting the international, national, regional or local wholesale or retail electric industry as a whole or nuclear generating facilities of their operations or operators as a whole which does not affect the Acquired Assets or the Parties in any manner or degree significantly different than the industry as a whole, including but not limited to (a) changes in markets for electric power or fuel used in connection with the Acquired Assets, (b) changes resulting from or associated with acts of war or terrorism or changes imposed by a Governmental Authority associated with additional security to address the events of September 11, 2001, or (c) changes (individually or taken together) in the North American, national, regional or local electric transmission systems or operations thereof; and provided, further, that any loss, claim, occurrence, change or effect that is cured prior to the Initial Closing Date or a Subsequent Closing Date, as the case may be, at the Sellers' expense shall not be considered a Material Adverse Effect.

     "MDTE" means the Massachusetts Department of Telecommunications and Energy, and its successors.

     "Memorandum of Understanding with the Town of Seabrook" means the Memorandum of Understanding, dated April 10, 2001, between the Participants, the Town of Seabrook, New Hampshire and the State of New Hampshire regarding the mitigation of the off-site visual impact of the Unit 2 containment building.

     "Minimum Employment Period" has the meaning set forth in Section 5.7(a).

     "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

     "Mortgage Indenture" means the First Mortgage Indenture and Deed of Trust dated May 1, 1921 between CL&P and the trustee named therein, as amended and supplemented to the date hereof and any other similar instrument or agreement entered into by any Seller.

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "NAEC" has the meaning set forth in the preamble to this Agreement.

     "NAEC Real Property" has the meaning set forth in Section 2.1(a)(i).

     "NAEC Real Property Purchase Price" has the meaning set forth in Section 2.5(a).

     "NAESCO" means North Atlantic Energy Service Corporation, a New Hampshire corporation.

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

     "NDFC" means the New Hampshire Nuclear Decommissioning Financing Committee or any successor committee, agency or officer.

     "NEI" means Nuclear Energy Institute, or any successor thereto.

     "NEIL" means Nuclear Electric Insurance Limited, or any successor thereto.

     "NEP" has the meaning set forth in the preamble to this Agreement.

     "NEPOOL" means the New England Power Pool, established by the NEPOOL Agreement, or its successor.

     "NEPOOL Agreement" means the New England Power Pool Agreement, dated September 1, 1971, as amended by the Restated New England Power Pool Agreement filed with FERC on June 22, 1998, as Finally approved by FERC and as further amended from time to time.

     "NHEC" has the meaning set forth in the preamble of this Agreement.

     "NHPUC" means the New Hampshire Public Utilities Commission or any successor commission, agency or officer.

     "Non-Assigned Contract" has the meaning set forth in Section 2.2(g).

     "Nonqualified Decommissioning Funds" means the external trust funds that do not meet the requirements of Code Section 468A or Treas. Reg. sec. 1.46A-5, maintained by the Sellers with respect to the Facility prior to a Closing pursuant to such Seller's Decommissioning Trust Agreement.

     "Non-Represented Plant Employees" has the meaning set forth in Section 5.7(b).

     "NPCC" has the meaning set forth in Section 3.30.

     "NRC" means the United States Nuclear Regulatory Commission, as established by Section 201 of the Energy Reorganization Act of 1974, as amended, 42 U.S.C.
Section 5841, or any successor commission, agency or officer.

     "NRC Commitments" means all written commitments made by the Sellers, as documented in their NRC commitment tracking system, to the NRC and as identified on SCHEDULE 3.11(IV).

     "NRC Licenses" means Facility Operating License No. NPF-86 and Materials License No. 28-28098-01 on the basis of which the Sellers are authorized to own, possess and operate the Facility and Nuclear Materials prior to the Initial Closing Date, and on the basis of which the Buyer is authorized to own, possess and operate the Facility and Nuclear Materials after the Initial Closing Date.

     "NRC Staff" means the regulatory staff of the NRC.

     "Nuclear Fuel" means all nuclear fuel assemblies in the Facility reactor on a Closing Date and any irradiated nuclear fuel assemblies that have been temporarily removed from the Facility reactor as of a Closing Date and all nuclear unirradiated fuel assemblies awaiting insertion into the Facility reactor, as well as all nuclear fuel constituents in any stage of the fuel cycle which are in the process of production, conversion, enrichment or fabrication for use in the Facility or which have been or will be purchased for the Facility.

     "Nuclear Fuel Contracts" means contracts between the Sellers or their Affiliates and a Third Party providing for the purchase and sale of Nuclear Fuel for the Facility.

     "Nuclear Insurance Policies" means all nuclear insurance policies described in Schedule 2.1(r) carried by or for the benefit of the Sellers with respect to the ownership, operation or maintenance of the Facility, including all Nuclear Liability, property damage and business interruption policies in respect thereof.

     "Nuclear Laws" means all applicable Federal, state, local, provincial, foreign and international civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to the regulation of nuclear power plants, source material, byproduct material and special nuclear materials (as defined in the Atomic Energy Act); the regulation of Low Level Waste and High Level

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

Waste; the transportation and storage of Nuclear Materials; the regulation of safeguards information; the regulation of nuclear fuel; the enrichment of uranium; the disposal and storage of High Level Waste and Spent Nuclear Fuel; contracts for any payments into the Nuclear Waste Fund; and as applicable, the antitrust laws and the Federal Trade Commission Act to specified activities or proposed activities of certain licenses of commercial nuclear reactors, but shall not include Environmental Laws. "Nuclear Laws" include the Atomic Energy Act of 1954, as amended (42 U.S.C. sec. 2011 et seq.); the Price-Anderson Act (sec. 170 of the Atomic Energy Act of 1954, as amended); the Energy Reorganization Act of 1974 (42 U.S.C. sec. 5801 et seq.); Convention on the Physical Protection of Nuclear Material Implementation Act of 1982 (Public Law 97-351; 96 Stat. 1663); the Foreign Assistance Act of 1961 (22 U.S.C. sec. 2429 et seq.); the Nuclear Non-Proliferation Act of 1978 (22 U.S.C. sec. 3201); the Low-Level Radioactive Waste Policy Act (42 U.S.C. sec. 2021b et seq.); the Nuclear Waste Policy Act, (42 U.S.C. sec. 10101 et seq., as amended); the Low-Level Radioactive Waste Policy Amendments Act of 1985 (42 U.S.C. sec. 2021d,
471); the Energy Policy Act of 1992 (4 U.S.C. sec. 13201 et seq.); and RSA 162-F; and any applicable state or local Laws analogous to the foregoing.

     "Nuclear Liability" means any Liability arising out of or resulting from the hazardous or radioactive properties of (i) Nuclear Material or any other fissionable isotope and (ii) any fission product resulting from the fission process.

     "Nuclear Material" means any source, special nuclear or byproduct material, as defined in the Atomic Energy Act of 1954, as amended.

     "NUSCO" means Northeast Utilities Service Company, a wholly owned subsidiary of Northeast Utilities and an Affiliate of NAEC, PSNH and CL&P.

     "Offsite Hazardous Substance Facility" means a location, or transport vehicle or vessel, which accepts or accepted Hazardous Substances.

     "Other Assigned Contracts" has the meaning set forth in Section 2.1(p).

     "Other Related Assets" has the meaning set forth in Section 21.(v).

     "Owned Intellectual Property" means the Intellectual Property set forth on
SCHEDULE 2.1(Q).

     "Ownership Share" means, with respect to each Seller and expressed as a percentage, the undivided ownership interest and obligation, as tenant in common, of such Seller in the Facility as set forth in SCHEDULE 1(A) provided, however, that, in the case of UI, Ownership Share shall include the Undivided Interest.

     "Owner Trustee" means First Union Trust Company, National Association, not in its individual capacity but solely as successor Owner Trustee under the Trust Agreement, dated as of August 1, 1990, as supplemented, with Financial Leasing Corporation.

     "Owner Trustee Deed and Bill of Sale" means the Deed and Bill of Sale, in substantially the form of Exhibit K hereto.

     "Panel" has the meaning set forth in Section 12.

     "Participants" means those Persons that are parties to the Joint Ownership Agreement.

     "Party" or "Parties" has the meaning set forth in the preamble to this Agreement.

     "PC Bondholders" has the meaning set forth in Section 5.8(d).

     "Permits" means all certificates, licenses, permits, approvals, consents, orders, exemptions, decisions and other actions of a Governmental Authority to the extent pertaining to a particular Acquired Asset, the Facility and the Site or the ownership, operation or use thereof.

     "Permitted Encumbrances" means and includes: (a) Liens for Taxes or other charges or assessments by any Governmental Authority to the extent that the payment thereof is not in arrears or otherwise due or is being contested in good faith; (b) encumbrances in the nature of zoning restrictions, building and land use
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

Laws, ordinances, orders, decrees, restrictions or any other conditions imposed by or pursuant to any agreement with any Governmental Authority provided the same do not materially detract from operation or use of such property or in the business conducted at the Facility; (c) easements (including without limitation, the Seller Easements) granted or reserved by an instrument executed in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, but excluding such encumbrances that secure indebtedness; (d) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, pension programs mandated under applicable Laws or other social security regulations; (e) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due; (f) any Lien or title imperfection with respect to the Acquired Assets created by or resulting from any act or omission of the Buyer and in any case of any representation or warranty required from a Seller pursuant to Section 3.7 in connection with a Subsequent Closing, any Lien which first arises after the Initial Closing created or resulting from any act or omission of any owner of the Facility other than said Seller, and (g) any exception set forth in the Title Commitments.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a Governmental Authority.

     "Plan" has the meaning set forth in Section 5.7(c)(i).

     "Plant Employee" has the meaning set forth in Section 5.7(b).

     "Plant Material Adverse Effect" means any event, circumstance, claim, occurrence, change or effect related to the Acquired Assets which could reasonably be expected to cause a loss and/or the expenditure by the Buyer within one year following the Initial Closing Date in excess of $2,000,000 individually, or in excess of $10,000,000 in the aggregate; PROVIDED, HOWEVER, that Plant Material Adverse Effect shall not include any change (or changes taken together) generally affecting the international, national, regional or local wholesale or retail electric industry as a whole or nuclear generating facilities or their operations or operators as a whole which does not affect the Acquired Assets or the Parties in any manner or degree significantly different than the industry as a whole, including but not limited to (a) changes in markets for electric power or fuel used in connection with the Acquired Assets,
(b) changes resulting from or associated with acts of war or terrorism or changes imposed by a Governmental Authority associated with additional security to address the events of September 11, 2001, or (c) changes (individually or taken together) in the North American, national, regional or local electric transmission systems or operations thereof; and PROVIDED, FURTHER, that any event, circumstance, claim, occurrence, change or effect that is cured prior to the Initial Closing Date or any Subsequent Closing Date, as the case may be, at the Sellers' expense shall not be considered a Plant Material Adverse Effect.

     "Pollution Control Facilities" has the meaning set forth in Section 5.8(d).

     "Pollution Control Bonds" has the meaning set forth in Section 2.4(m).

     "Post-Closing Statement" has the meaning set forth in Section 2.6(d)(ii).

     "Pre-Approved Capital Expenditures" means those capital expenditures set forth on SCHEDULE 5.3 as the same may be amended from time to time by mutual agreement of the Sellers acting in accordance with the Managing Agent Operating Agreement and the Buyer.

     "Private Letter Ruling Requests" has the meaning set forth in Section 5.20.

     "Property Tax Agreements" means agreements between the Buyer and each taxing authority having jurisdiction and powers to impose real property Tax or personal property Tax or other Taxes on the Acquired Assets.

     "Proportionate Ownership" means a Seller's percentage ownership of that portion of the Facility being transferred to the Buyer, as set forth in SCHEDULE 3.1(I), which in the case of UI shall include the

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Undivided Interest. The sum of the Proportionate Ownership of all Sellers in
each of the Acquired Assets (other than the NAEC Real Property) shall equal
100%.

     "Proposed Improvements" has the meaning set forth in Section 5.3(b).

     "Proprietary Information" means this Agreement, the Related Agreements, all information concerning the Facility, this Agreement and the Related Agreements and the discussions and negotiations leading up to the execution of this Agreement, and all information about a Party or its properties or operations furnished by such Party (the "Disclosing Party") or its Representatives to the other Party (the "Receiving Party") or its Representatives, which information either is not available in the public domain or is marked or designated in writing by the Disclosing Party as "confidential," regardless of the manner or medium in which it is furnished. Proprietary Information does not include information that (a) is or becomes generally available to the public, other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Agreement; (b) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives; (c) becomes available to the Receiving Party on a nonconfidential basis from a Person, other than the Disclosing Party or its Representatives, each of whom, to the Receiving Party's Knowledge, is not otherwise bound by a confidentiality agreement with the Disclosing Party or its Representatives, or is not otherwise under any obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party or its Representatives, or (d) the Disclosing Party discloses to others on a non-confidential basis.

     "PSNH" means Public Service Company of New Hampshire, a New Hampshire corporation.

     "Qualified Decommissioning Funds" means the external trust funds that meet the requirements of Code Section 468A and Treas. Reg. sec. 1.468A-5, maintained by the Sellers with respect to the Facility prior to a Closing pursuant to such Seller's Decommissioning Trust Agreement.

     "Qualified Deposits" has the meaning set forth in Section 5.10(c).

     "Radioactive Material" means any material that is radioactive or contaminated with radioactivity.

     "Real Property" has the meaning set forth in Section 2.1(a)(ii).

     "Receiving Party" has the meaning set forth in the definition of Proprietary Information.

     "Refueling Outage" means the refueling outage number ORO9 for the Facility currently scheduled to commence in October, 2003, including the refueling of the Facility and the performance of certain maintenance, inspection and other work in connection therewith.

     "Related Agreements" means the Deeds, Assignment and Assumption Agreement, Bill of Sale, Owner Trustee Deed and Bill of Sale, Asset Demarcation Agreement, Interconnection Agreement, Releases of Mortgage Indenture, Easement Agreement, Interim Services Agreement and Agreement to Amend Transmission Support Agreement.

     "Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

     "Release of Mortgage Indenture" means a release of mortgage indenture, in the case of CL&P, substantially in the form of EXHIBIT F attached hereto.

     "Relevant Facility Purchase Price" has the meaning set forth in Section 2.5(b).

     "Relevant Fuel Purchase Price" has the meaning set forth in Section 2.5(b).

     "Relevant Unit 2 Purchase Price" has the meaning set forth in Section
2.5(b).

     "Remaining Sellers" has the meaning set forth in Section 6.3.

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     "Remediate" or "Remediation" means any or all of the following activities to the extent required to address the presence or Release of Hazardous
Substances: (a) monitoring, investigation, assessment, treatment, cleanup containment, removal, mitigation, response or restoration work as well as obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (b) preparing and implementing any plans or studies for any such activity; (c) obtaining a written notice from a Governmental Authority with competent jurisdiction under Environmental Laws, that no material additional work is required; and (d) any other activities reasonably determined by a party to be necessary or appropriate or required under Environmental Laws.

     "Represented Employees" has the meaning set forth in Section 5.7(a).

     "Represented Plant Employees" has the meaning set forth in Section 5.7(a).

     "Representative" means, as to any Person, such Person's Affiliates and its and their directors, trustees, officers, employees, agents, consultants, advisors (including, without limitation, financial advisors, counsel and accountants).

     "Requested Rulings" has the meaning set forth in Section 5.20.

     "Required Assets" has the meaning set forth in Section 6.3.

     "Required Expenditure" has the meaning set forth in Section 5.3(a).

     "Required Nuclear Expenditure" means a capital expenditure that is (a) required in order to satisfy an order from the NRC or other applicable legal requirement, (b) required in order to preclude, forestall or satisfy any form of NRC enforcement action (including, without limiting the generality of the foregoing, a so-called "confirmatory action letter"), or (c) necessary in order to cause the Facility to meet NRC regulations; provided however, that Required Nuclear Expenditures shall not include expenses associated with a Refueling Outage.

     "Required Sellers" has the meaning set forth in Section 6.3.

     "RIPUC" means the Rhode Island Public Utility Commission.

     "RSA" means New Hampshire Revised Statutes Annotated.

     "Rule of 85" has the meaning set forth in Section 5.7(c)(iii).

     "Seabrook" has the meaning set forth in the preamble to this Agreement.

     "Seabrook Unit 1 Secured Lease Obligation Bonds" means those bonds issued by the Owner Trustee under and secured by the Indenture.

     "Schedule" means a schedule to this Agreement.

     "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Corporation, or any successor thereto.

     "SEC" means the Securities and Exchange Commission, or any successor thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Seller Easement" means an easement for use of any Real Property granted to PSNH pursuant to an Easement Agreement.

     "Seller Environmental Liabilities" has the meaning set forth in Section
5.12.

     "Seller Indemnified Parties" has the meaning specified in Section 9.4.

     "Seller Regulatory Approvals" means those approvals identified on SCHEDULE 6.2(C) hereto to be obtained by each Seller as a condition to such Seller's obligations under this Agreement.

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     "Seller Representatives" means NAEC and CL&P.

     "Seller Representative Actions" has the meaning set forth in Section 11.3.

     "Seller" or "Sellers" has the meaning set forth in the preamble to this Agreement.

     "Site" means the Real Property on which the Facility is located or which forms part of, or is used or usable in connection with, the operation of the Facility, and includes all NAEC Real Property described in SCHEDULE 2.1(A)(I), all Jointly Owned Real Property described in SCHEDULE 2.1(A)(II) and all Leased Property. Any reference to the Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at the Site, and any reference to items "at the Site" shall include all items "at, on, in, upon, over, across, under and within" the Site.

     "Solvent" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its debts.

     "Spent Nuclear Fuel" means uranium fuel and other radioactive materials associated with nuclear fuel assemblies that has been permanently withdrawn from a nuclear reactor following irradiation, and has not been chemically separated into its constituent elements by reprocessing.

     "Subsequent Closing" has the meaning set forth in Section 6.3.

     "Subsequent Closing Date" has the meaning set forth in Section 2.10.

     "Supplemental Indenture" means a supplemental indenture between each Seller, the Buyer, the Trustee and the Treasurer of the State of New Hampshire amending and supplementing the Decommissioning Trust Agreement in a manner acceptable to the Buyer and the Sellers, pursuant to which (a) the Buyer shall agree to assume the due and punctual performance of all Liabilities of each Seller arising after the relevant Closing Date under the relevant trust agreement, (b) the Buyer shall succeed to and be substituted for such Seller thereunder, and (c) the relevant trust agreement shall be amended as necessary to ensure that the Buyer has the right to appoint and remove the trustee and the investment manager and the ability to direct the investment of funds in the Decommissioning Trust in any investment permitted by applicable Law, rule or regulation.

     "Taking" has the meaning set forth in Section 5.11.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, business enterprise, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property (including the Utility Property Tax), recordation, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Basis" means the adjusted tax basis determined for federal income tax purposes under Section 1011(a) of the Code.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Agreement" means the Termination Agreement, dated as of November 1, 2001, among Financial Leasing Corporation, the Owner Trustee, The Bank of New York, as Indenture Trustee, and UI.

     "Third Party" means a Person who is not a Party, an Affiliate of a Party, a Representative of a Party, a Representative of an Affiliate of a Party or a shareholder of any Party, a Party's Affiliate or a Party's Representative.

     "Third Party Claim" means any claim asserted by a Third Party.

     "Title Commitments" has the meaning set forth in Section 3.7.

     "Title Company" means, Fidelity National Title Insurance Company of New York, or another title company as selected by the Buyer.

     "Trademarks" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

     "Transfer of License" means the transfer of any of the NRC Licenses from the Sellers to the Buyer and includes any act for which the approval of the NRC is required by Atomic Energy Act Section 184 and 10 C.F.R. Section 50.80 or otherwise.

     "Transferable Permits" has the meaning set forth in Section 2.1(f).

     "Transition Executive Committee" has the meaning set forth in Section
5.3(b).

     "Transmission Credit" has the meaning set forth in SCHEDULE 2.6(A)(X).

     "Transmission Support Agreement" means the Transmission Support Agreement, dated as of May 1, 1973, as supplemented and amended, among the Participants.

     "Trustee" means the trustee of the Qualified Decommissioning Funds and the Nonqualified Decommissioning Funds.

     "UI" has the meaning set forth in the preamble of this Agreement.

     "UI Bond Redemption Condition Precedent" has the meaning set forth in
Section 6.3(a).

     "UI Bonds" have the meaning set forth in Section 6.2(m).

     "Undivided Interest" means the Owner Trustee's 11.61577% undivided ownership interest in Unit 1 (as defined in the Facility Lease).

     "Unit 1" means Seabrook Unit 1.

     "Unit 2" has the meaning set forth in Section 2.1(d).

     "Unit 2 Purchase Price" has the meaning set forth in Section 2.5(a).

     "Unit 2 Purchase Price Adjustment" has the meaning set forth in Section 2.6(d)(ii).

     "Utility Property Tax" means the tax imposed by the State of New Hampshire under RSA 83-F.

     "Vehicles" has the meaning set forth in Section 2.1(o).

     "VTPSB" means the Vermont Public Service Board.

     "WARN Act" means the Workers Adjustment and Retraining Notification Act of 1988, as amended.

                            [SIGNATURE PAGES FOLLOW]

                                                                    EXHIBIT 10.1

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          FPL ENERGY SEABROOK, LLC

                                          By:        /s/ J.A. STALL
                                            ------------------------------------
                                            Name: J.A. Stall
                                            Title: Vice President

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          NORTH ATLANTIC ENERGY CORPORATION

                                          By:       /s/ JOHN B. KEANE
                                            ------------------------------------
                                            Name: John B. Keane
                                            Title:Vice President --
                                               Administration
                                               Northeast Utilities Service
                                               Company, As Agent for North
                                               Atlantic Energy Service
                                               Corporation

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          THE UNITED ILLUMINATING COMPANY

                                          By:   /s/ NATHANIEL D. WOODSON
                                            ------------------------------------
                                            Name: Nathaniel D. Woodson
                                            Title:Chairman of the Board of
                                                  Directors
                                               and Chief Executive Officer

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          GREAT BAY POWER CORPORATION

                                          By: /s/ FRANK W. GETMAN JR.
                                            ------------------------------------
                                            Name: Frank W. Getman Jr.
                                            Title: President and CEO

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          NEW ENGLAND POWER COMPANY

                                          By:   /s/ TERRY L. SCHWENNESEN
                                            ------------------------------------
                                            Name: Terry L. Schwennesen
                                            Title: Vice President

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          THE CONNECTICUT LIGHT AND POWER
                                          COMPANY

                                          By:       /s/ JOHN B. KEANE
                                            ------------------------------------
                                            Name: John B. Keane
                                            Title: Vice
                                                   President -- Administration
                                               Northeast Utilities Service
                                               Company, As Agent for The
                                               Connecticut Light and Power
                                                   Company

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          CANAL ELECTRIC COMPANY

                                          By:     /s/ DOUGLAS S. HORAN
                                            ------------------------------------
                                            Name: Douglas S. Horan
                                            Title: Sr. Vice President, Clerk
                                               and General Counsel

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          LITTLE BAY POWER CORPORATION

                                          By:    /s/ FRANK W. GETMAN JR.
                                            ------------------------------------
                                            Name: Frank W. Getman Jr.
                                            Title: President and CEO

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          NEW HAMPSHIRE ELECTRIC COOPERATIVE,
                                          INC.

                                          By:    /s/ STEPHEN E. KAMINSKI
                                            ------------------------------------
                                            Name: Stephen E. Kaminski
                                            Title: VP, Power Resources, Access
                                                   and Pricing

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                                          NORTH ATLANTIC ENERGY SERVICE
                                          CORPORATION

                                          By:       /s/ JOHN B. KEANE
                                            ------------------------------------
                                            Name: John B. Keane
                                            Title:Vice President --
                                               Administration
                                               Northeast Utilities Service
                                               Company, As Agent for North
                                               Atlantic Energy Service
                                               Corporation

                                                                      APPENDIX B

                 FAIRNESS OPINION OF JEFFERIES & COMPANY, INC.

July 25, 2002

The Board of Directors
BayCorp Holdings, Ltd.
51 Dow Highway, Suite 7
Eliot, ME 03903

Dear Sirs:

     We understand that BayCorp Holdings, Ltd. ("BayCorp"), a Delaware corporation, proposes to sell its 15% stake (the "Transaction") in the Seabrook Nuclear Generating Station ("Seabrook"). BayCorp's interest in Seabrook is directly owned by its two wholly-owned subsidiaries, Great Bay Power Corporation ("Great Bay") and Little Bay Power Corporation ("Little Bay" and, together with Great Bay and BayCorp, the "Company"). The sale process is being jointly conducted by the New Hampshire Public Utilities Commission and the Connecticut Department of Public Utility Control on behalf of Great Bay, Little Bay and certain other owners (collectively, the "Sellers") in accordance with New Hampshire and Connecticut statutory requirements. We understand that JPMorgan and Company, Inc. ("JP Morgan"), in its capacity as exclusive asset sale manager, financial advisor and auction advisor, managed a confidential auction process that culminated in the selection of a leading bidder, FPL Energy Seabrook (a wholly owned subsidiary of the FPL Group), for an 88.2% interest in Seabrook and the negotiation of final terms with such bidder. Great Bay and Little Bay entered into this sale process under the terms of an agreement, dated October 10, 2000 (the "NU Agreement"), with Northeast Utilities ("NU"). Pursuant to this agreement, Great Bay and Little agreed to sell their interests in Seabrook, subject to certain price guarantees provided by NU. In addition, the NU Agreement provides a sharing of proceeds between Great Bay and Little Bay and NU if the sale price for the Seabrook plant is in excess of a target amount, which we understand to be $500/kW. Assuming that the purchase price set forth in the Purchase & Sale Agreement ("PSA") is the final purchase price, it is our understanding that a sharing of proceeds with NU will occur, with the Company receiving approximately $117.3 million in sale proceeds, after payment of certain expenses.

     You have asked us whether, in our opinion, the consideration to be received by the Company in the Transaction is fair, from a financial point of view, to the public stockholders of the Company (the "Public Stockholders").

     In conducting our analysis and rendering our opinion set forth below, we have:

          (i) reviewed financial or other information that was publicly available or furnished to us by the Company and Seabrook;

          (ii) reviewed financial forecasts furnished to us by the Company and Seabrook;

          (iii) prepared a discounted cash flow analysis of Seabrook based upon information provided to us by the Company and Seabrook;

          (iv) conducted discussions with members of senior management of the Company concerning the matters described in (i), (ii) and (iii) above;

          (v) reviewed the NU Agreement, the PSA and certain other legal documents in connection with the Transaction;

          (vi) reviewed and compared certain financial data of Seabrook with various other companies whose securities are traded in public markets;

          (vii) reviewed and compared the market prices and valuation multiples paid in comparable merger and acquisition transactions that we deemed appropriate for purposes of this opinion; and

          (viii) reviewed and performed such other quantitative and qualitative financial reviews, studies, analyses and inquiries and took into account such other matters as we deemed necessary or appropriate, including our assessment of general economic and market conditions.

     In our review and analysis and in rendering our opinion, we have, with your permission, relied upon and assumed the accuracy, completeness and fair presentation of all of the financial and other information that was publicly available, was supplied or otherwise made available to, discussed with, or reviewed by, us and we have not assumed any responsibility for independently investigating or verifying, and have not independently investigated or verified, such information. We have made no independent investigation of any legal, tax or accounting matters affecting the Company or Seabrook, and have assumed the correctness of all legal, tax and accounting advice given to such parties and their respective boards of directors or committees thereof, including without limitation advice as to the consequences of the Transaction. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects.

     With respect to financial projections, models or forecasts supplied to us, we note that forecasting future results of any company is inherently subject to uncertainty. We have, with your permission, relied on representations that such forward looking information has been reasonably prepared and reflects the best currently available estimates and judgments of management of the Company as to the future operating financial performance of the Company and Seabrook. In addition, in rendering this opinion we have assumed that the Company and Seabrook will perform in a manner consistent with such projections, models and forecasts for all periods specified therein. Although the financial projections, models and forecasts did not form the principal basis for our opinion, but rather constituted one of many items that we employed, changes to such projections, models or forecasts could affect the opinion rendered herein.

     In our review, we did not obtain any independent evaluation or appraisal of the assets or liabilities of, nor did we conduct a comprehensive physical inspection of any of the assets of the Company or Seabrook, nor have we been furnished with any such evaluations or appraisals for any of them or reports of such physical inspections for any of them, nor do we assume any responsibility to obtain any such evaluations, appraisals or inspections. Furthermore, we did not attribute any particular weight to any analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of all such analyses and factors. Accordingly, our analyses must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the conclusions expressed herein.

     Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Existing conditions are subject to rapid and unpredictable changes and such changes could impact our opinion. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

     Moreover, in rendering the opinion set forth below we note that the consummation of the Transaction is conditioned upon the approval of the Board of Directors of the Company and we are not recommending that the Company and its Board of Directors should take any specific action in connection with the Transaction. Our opinion does not constitute a recommendation of the Transaction independently or relative to any alternative transactions which may be available to the Company and does not address the Company's underlying business decision to enter into the Transaction. We are not opining and do not express any opinion as to (i) the solvency or financial condition of the Company, (ii) any tax or other consequences that may result from the consummation of the Transaction, or
(iii) the market value or the prices at which any of the securities of the Company may trade at any time.

     In rendering this opinion we have also assumed that: (i) the Transaction will be consummated on the terms described in the NU Agreement, the PSA and the other documents provided to us by the Company without additional material terms or conditions and that the conditions to the consummation of the Transaction, including all necessary consents and approvals, will be satisfied without material expense; (ii) all representations, warranties and covenants made by the parties in connection with the Transaction will be true, accurate and complete in all respects; (iii) there is not now, and there will not as a result of the consummation of the Transaction be, any default, or event of default, under any indenture, credit agreement or other material agreement or instrument to which the Company is a party; (iv) all material assets and liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in its consolidated financial statements; and (v) the final form of the documents relating to the Transaction will be substantially similar in all respects to the drafts thereof reviewed by us.

     The Company acknowledges and understands that each of the other Sellers and JPMorgan have stated that they are making no representation or warranty, expressed or implied, as to the accuracy or completeness of the information provided to Jefferies concerning the auction process, the Sellers, or the Sellers' assets. For purposes of rendering this opinion we have, with your permission, assumed that the information provided to Jefferies about the Sellers, their assets and the auction process is true and correct in all respects. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all material respects.

     We understand that one or more of the Sellers are being compelled to sell their interests in Seabrook pursuant to New Hampshire and Connecticut statutory requirements. We express no opinion as to, and assume no responsibility for, any limitations or other transactional issues caused by or arising out of the compulsory sale process. Accordingly, we expressly disclaim any responsibility for any claim based upon the actual or potential impact to the purchase price resulting from this compulsory sale process.

     We will receive a fee from the Company upon the delivery of this opinion and will be reimbursed for all of our expenses, which shall not exceed $25,000 without the prior consent of the Company. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Furthermore, the Company has asked us to assist them in exploring various opportunities in which they may invest the sale proceeds and, in connection with such assistance, we will be paid additional fees.

     Jefferies & Company, Inc. is a registered broker-dealer and, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. In the ordinary course of our business, we may provide investment banking services on customary terms to the Company, or its affiliates. Jefferies may own securities of the Company and may maintain a market in the Company's securities and may publish research reports regarding such securities. In the ordinary course of business, Jefferies and its affiliates may actively trade or hold such securities for their own account and the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.


     Our opinion is rendered as of the date hereof and we expressly disclaim any undertaking or obligation to advise any person of any change in fact or matter affecting our opinion of which we become aware after the date hereof. Our opinion is rendered to, and it is understood that this letter is for the information of, the Board of Directors of the Company. Our opinion may not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor may any public reference to Jefferies or any of its affiliates be made by the Company or any of its affiliates, without the prior written consent of Jefferies.

     Based on the foregoing and such other factors as we deem relevant, it is our opinion that, as of the date hereof, the consideration to be received by the Company in connection with the Transaction is fair, from a financial point of view, to the Public Stockholders.

                                          Very truly yours,

                                          --------------------------------------
                                          Joseph F. Maly, Jr.
                                          Managing Director
                                          Jefferies & Company, Inc.

                                   APPENDIX C

                             BAYCORP HOLDINGS, LTD.


    PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 29, 2002
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
              COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE TO
                     AMERICAN STOCK TRANSFER & TRUST COMPANY



The undersigned, having received notice of the meeting and management's proxy statement, and revoking all prior proxies, hereby appoint(s) Frank W. Getman Jr. and Anthony M. Callendrello, each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Special Meeting of Shareholders
of BAYCORP HOLDINGS, LTD. (the "Company") to be held at [                     ]
on Tuesday, October 29, 2002, at 10:00 a.m., Eastern Time, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.


In their discretion, the proxies are authorized to vote upon such other matters as they may properly come before the meeting or any adjournment thereof.

The proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. The shares represented by this Proxy will be voted as directed by the undersigned. If no direction is given with respect to any proposal, this proxy will be voted for such proposal. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                             ----------------------
                                   SEE REVERSE
                                      SIDE
                             ----------------------

[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE

1. To approve the sale of substantially all of the assets and the assignment of certain liabilities of Great Bay Power Corporation and Little Bay Power Corporation, wholly-owned subsidiaries of the Company, to FPL Energy Seabrook, LLC, pursuant to a Purchase and Sale Agreement dated as of April 13, 2002.

              FOR           AGAINST           ABSTAIN
              [ ]             [ ]               [ ]

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

              FOR           AGAINST           ABSTAIN
              [ ]             [ ]                [ ]

Mark box at right if you plan to attend the meeting.            [ ]

Mark box at right if comments or address change have
been noted on the reverse side of this card.                    [ ]

STOCKHOLDER ________________________________________   DATE __________________

CO-HOLDER (IF ANY) ___________________________________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as Attorney, executor, administrator, trustee or guardian, please give full title as such.


                                       2